                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                       [_] Confidential, For Use of the
[x] Preliminary Proxy Statement            Commission Only (as permitted by Rule
[_] Definitive Proxy Statement             14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ENVIROGEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]  No fee required.
[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     Common Stock, par value $.10 per share ("Common Stock"), of Fluid
     ---------------------------------------------------------------------------
     Management, Inc. ("FMI")
     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:
     40,000 shares of FMI Common Stock
     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     $.034 (one-third of the par value per share of the Common Stock)
     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
     $1,334
     ---------------------------------------------------------------------------

(5)  Total fee paid:
     $.27 (1/50 of 1% of $1,334)
     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
(3)  Filing Party:

     ---------------------------------------------------------------------------
(4)  Date Filed:

     ---------------------------------------------------------------------------

                              "PRELIMINARY COPY"


                                ENVIROGEN, INC.
                            4100 Quakerbridge Road
                       Lawrenceville, New Jersey  08648

                           ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON ______________________, 1997

                           ------------------------

To the Stockholders of Envirogen, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Envirogen, Inc. ("Envirogen") will be held at Envirogen's headquarters located at 4100 Quakerbridge Road, Lawrenceville, New Jersey on _____________, 1997 at 10:00 a.m. local time for the purpose of considering and taking action upon the following proposals:

        1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated January 14, 1997 among Envirogen, Fluid Management, Inc., a Wisconsin corporation ("FMI"), and the stockholders of FMI (the "Merger Agreement"), and the merger contemplated thereby (the "Merger"), pursuant to which, among other things, FMI will be merged with and into Envirogen, with Envirogen being the surviving corporation. In the Merger, all of the shares of common stock of FMI outstanding at the effective time of the Merger will be converted into the right to receive an aggregate of 4,190,477 shares of common stock, par value $.01 per share (the "Common Stock"), of Envirogen and $11,000,000 of cash, subject to adjustment pursuant to the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to, and is summarized in, the accompanying Proxy Statement.

        2. To consider and vote upon a proposal to approve and adopt a Securities Purchase Agreement dated January 14, 1997 between Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Envirogen (the "Securities Purchase Agreement"), pursuant to which, among other things, Envirogen will issue and sell to Warburg 6,095,238 shares of Common Stock for an aggregate cash purchase price of $16,000,000 (the "Warburg Transaction"). A copy of the Securities Purchase Agreement is attached as Appendix D to, and is summarized in, the accompanying Proxy Statement.

        3. To consider and vote upon a proposal to approve and adopt an amendment to Envirogen's Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares (the "Charter Amendment").

        4. To consider and vote upon a proposal to approve and adopt the amended and restated Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "Amended Option Plan") which, among other things, increases the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Amended Option Plan from 2,000,000 shares to 3,000,000 shares. A copy of the

             Amended Option Plan, as proposed to be amended, is attached as Appendix F to, and is summarized in, the accompanying Proxy Statement.

        5. To act upon any other matters properly coming before the Special Meeting or any adjournment or postponement thereof.

        The affirmative vote of holders of a majority of the outstanding shares of Common Stock on the record date for the Special Meeting is required to approve and adopt the Merger Agreement and the Merger and the Charter Amendment. The affirmative vote of holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote is required to approve and adopt the Securities Purchase Agreement and the Amended Option Plan. Although separate stockholder approval is being solicited with respect to the approval of the Merger Agreement and the Merger, the Securities Purchase Agreement, the Charter Amendment and the Amended Option Plan, consummation of these respective actions is mutually dependent and none of these proposed actions will be taken unless all of such proposed actions are approved by the stockholders. Management presently knows of no other business to be presented at the Special Meeting. If any other matters come before the Special Meeting, the persons named in the enclosed proxy will vote in accordance with the judgement of the persons voting such proxies.

        The Board of Directors has fixed the close of business on January 31, 1997 as the record date for the Special Meeting. Only stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at, the Special Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting for ten days prior to the Special Meeting during ordinary business hours at Envirogen's headquarters located at 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648.

        If the Merger is consummated, holders of shares of Common Stock who dissent from the proposed Merger and who comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware have the right to seek appraisal of their shares of Common Stock. For a description of the rights of stockholders pursuant to such Section 262 and a description of the procedures to be followed in order to obtain such appraisal, see "Proposal 1. The Merger - Special Factors - Rights of Dissenting Stockholders" and Appendix B to the accompanying Proxy Statement.

        To assure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting in person. A self-addressed postage paid envelope is enclosed for your convenience. No additional postage is required if mailed in the United States. If you do attend the Special Meeting, you may withdraw your proxy and vote your shares in person if you so choose. In any event, you may revoke your proxy prior to its exercise by providing written notice to the Secretary of Envirogen or by submitting a subsequent proxy relating to the same shares. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of the foregoing proposals.

        ENVIROGEN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, THE SECURITIES PURCHASE AGREEMENT, THE CHARTER AMENDMENT AND THE AMENDED OPTION PLAN.


                                     By Order of the Board of Directors,


Lawrenceville, New Jersey            Morgan R. Jones
_________________, 1997              Secretary

                                ENVIROGEN, INC.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
     GENERAL INFORMATION.............................................................   1
            Purpose of Special Meeting...............................................   1
            Record Date; Vote Required for Approval..................................   2
            Proxies..................................................................   2
            Rights of Dissenting Stockholders........................................   3
            Available Information....................................................   4
            Forward Looking Information..............................................   4

PROPOSAL 1.  THE MERGER..............................................................   5
     SPECIAL FACTORS.................................................................   5
            Certain Effects of the Merger............................................   5
            Background of the Merger and the Warburg Transaction.....................   6
            Reasons for the Merger; Recommendation of the Board of Directors.........   7
            Opinion of Financial Advisor.............................................  10
            Rights of Dissenting Stockholders........................................  14
            Accounting Matters.......................................................  16
            Required Regulatory Approvals............................................  17
            Federal Income Tax Consequences of the Merger............................  17
     THE MERGER AGREEMENT............................................................  18
            The Merger; Merger Consideration.........................................  18
            Representations and Warranties...........................................  19
            Certain Covenants of FMI and FMI Stockholders............................  19
            Certain Covenants of Envirogen...........................................  21
            Conditions to the Merger.................................................  22
            Transaction Costs........................................................  25
            Voting Agreement.........................................................  25
            Employment Agreements....................................................  25
            Registration Rights Agreement............................................  26
            Waiver and Amendment.....................................................  26
            Termination..............................................................  26
            General Indemnification..................................................  27
            Escrow...................................................................  28
            Indemnification of FMI Officers and Directors............................  28
     BUSINESS OF ENVIROGEN...........................................................  30
            General..................................................................  30
            Growth Strategy..........................................................  30
            The Technologies.........................................................  31
            Business Areas...........................................................  32
            Governmental Regulation..................................................  37
            Competition..............................................................  38
            Environmental Liability and Insurance....................................  39
            Legal Proceedings........................................................  40
            Properties...............................................................  40
            Employees................................................................  40

                                                                                       Page
                                                                                       ----
            Compensation of Directors................................................  40
            Executive Compensation...................................................  41
            Employment and Noncompetition Agreements.................................  44
            Principal Stockholders of Envirogen......................................  45
     SELECTED HISTORICAL FINANCIAL DATA OF ENVIROGEN.................................  47
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS OF ENVIROGEN.........................................  48
            General..................................................................  48
            Results of Operations....................................................  48
            Liquidity and Capital Resources..........................................  51
            Other Matters............................................................  52
     MARKET PRICE OF AND DIVIDENDS ON ENVIROGEN COMMON STOCK.........................  53
     BUSINESS OF FMI.................................................................  54
            General..................................................................  54
            Remediation Services.....................................................  55
            Non-PECFA Service Areas..................................................  57
            Competition..............................................................  58
            Management...............................................................  59
            Sales and Marketing......................................................  60
            Employee Bonus Plans.....................................................  60
            Governmental Regulation..................................................  61
            Property and Equipment...................................................  62
     SELECTED HISTORICAL FINANCIAL DATA OF FMI.......................................  63
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS OF FMI...............................................  64
            General..................................................................  64
            Results of Operations....................................................  65
            Liquidity and Capital Resources..........................................  66
     COMPARATIVE PER SHARE DATA......................................................  67
     SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION...........................  68

PROPOSAL 2.  THE SECURITIES PURCHASE AGREEMENT.......................................  69
            The Warburg Transaction..................................................  69
            Required Regulatory Approvals............................................  69
            Representations and Warranties...........................................  70
            Conditions to the Warburg Transaction....................................  70
            Certain Covenants of Envirogen and Warburg...............................  71
            Registration Rights Agreement............................................  71
            Waiver and Amendment.....................................................  71
            Termination..............................................................  71
            Costs and Expenses.......................................................  72

PROPOSAL 3. THE CHARTER AMENDMENT....................................................  73

PROPOSAL 4.  AMENDED OPTION PLAN.....................................................  74

OTHER MATTERS........................................................................  78


                                                                                                      Page
                                                                                                      ----
INDEX TO FINANCIAL STATEMENTS........................................................................ FS-1

APPENDICES
----------

Appendix A  -  Agreement and Plan of Merger..........................................................  A-1
----------

Appendix B  -  Section 262 of the General Corporation Law of the State of Delaware..................   B-1
----------

Appendix C  -  Fairness Opinion of Allen & Company Incorporated......................................  C-1
----------

Appendix D  -  Securities Purchase Agreement.........................................................  D-1
----------

Appendix E  -  Form of Registration Rights Agreement.................................................  E-1
----------

Appendix F  -  Amended and Restated Envirogen, Inc. 1990 Incentive Stock Option and
----------     Non-Qualified Stock Option Plan.......................................................  F-1

                                ENVIROGEN, INC.
                            4100 Quakerbridge Road
                        Lawrenceville, New Jersey 08648

                            ----------------------

                                PROXY STATEMENT

                            ----------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _______________, 1997


                              GENERAL INFORMATION

Purpose of Special Meeting

        This Proxy Statement is being furnished to holders of common stock, par value $.01 per share (the "Common Stock"), of Envirogen, Inc., a Delaware corporation ("Envirogen"), in connection with the solicitation of proxies by the Board of Directors of Envirogen from such holders for use at a special meeting of stockholders of Envirogen (the "Special Meeting") to be held on _________________, 1997 at 10:00 a.m. local time at 4100 Quakerbridge Road,
Lawrenceville, New Jersey and at any adjournment or postponement thereof. This Proxy Statement, the enclosed Notice of Special Meeting of Stockholders and the form of proxy are first being mailed to the stockholders of Envirogen on or about ____________, 1997.

        At the Special Meeting, stockholders of Envirogen will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated January 14, 1997 (the "Merger Agreement") among Envirogen, Fluid Management, Inc., a Wisconsin corporation ("FMI"), and William C. Smith, Douglas
W. Jacobson, Gary W. Hawk and Richard W. Schowengerdt, being all of the stockholders of FMI (the "FMI Stockholders"), and the merger contemplated thereby (the "Merger"). The Merger Agreement, a copy of which is attached as Appendix A hereto, provides for the merger of FMI with and into Envirogen, with Envirogen being the surviving corporation. If the Merger is consummated, all of the shares of common stock of FMI outstanding at the effective time of the Merger will be converted into the right to receive an aggregate of 4,190,477 shares of Common Stock and $11,000,000 of cash, subject to adjustment pursuant to the Merger Agreement. See "Proposal 1. The Merger - The Merger Agreement."

        In order to effect the Merger, stockholders of Envirogen will also be asked to consider at the Special Meeting and vote upon (a) a proposal to approve and adopt a Securities Purchase Agreement dated January 14, 1997 between Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), and Envirogen (the "Securities Purchase Agreement"), pursuant to which, among other things, Envirogen will issue and sell to Warburg 6,095,238 shares of Common Stock for an aggregate cash purchase price of $16,000,000 (the "Warburg Transaction"), (b) a proposal to approve and adopt an amendment to Envirogen's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares (the "Charter Amendment") and (c) a proposal to approve and adopt the amended and restated Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "Amended Option Plan") which, among other things, increases the number of shares of Common Stock reserved for issuance upon the exercise of options granted under such Option Plan from 2,000,000 shares to 3,000,000 shares. See "Proposal 2. The Securities Purchase Agreement," "Proposal 3. The Charter Amendment" and "Proposal 4. Amended Option Plan."

        Although separate stockholder approval is being solicited with respect to the Merger Agreement and the Merger, the Securities Purchase Agreement, the Charter Amendment and the Amended Option Plan, consummation of these respective actions is mutually dependent and none of these proposed actions will be taken unless all of such proposed actions are approved by the stockholders of Envirogen.

Record Date; Vote Required for Approval

        The Board of Directors has fixed the close of business on January 31, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on the Record Date shall be entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. As of the Record Date, there were __________ shares of Common Stock issued and outstanding and held by approximately __ holders of record.

        Each share of Common Stock entitles the holder of record thereof to one vote, exercisable in person or by properly executed proxy, on all matters that properly come before the Special Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to cast a majority of the Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Special Meeting.

        Under the General Corporation Law of the State of Delaware ("DGCL"), the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock on the Record Date is required to approve and adopt the Merger Agreement and the Merger and the Charter Amendment. The affirmative vote of holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote is required under the DGCL to approve and adopt the Securities Purchase Agreement and the Amended Option Plan.

        Pursuant to a Voting Agreement dated January 14, 1997 among Allen & Company Incorporated ("Allen & Company") and Allen Capital L.P. ("Allen Capital"), the record owners of an aggregate of __________ shares of Common Stock (or approximately _____% of the outstanding shares of Common Stock) as of the Record Date, and FMI (the "Voting Agreement"), Allen & Company and Allen Capital have agreed to vote all of their shares of Common Stock in favor of each of the proposals set forth herein. See "Proposal 1. The Merger - The Merger Agreement - Voting Agreement." As of the Record Date, the directors and executive officers of Envirogen owned beneficially (excluding shares underlying options and the shares beneficially owned by Allen & Company and Allen Capital) an aggregate of ______ additional shares of Common Stock (or approximately ___% of the outstanding shares of Common Stock). The directors and executive officers are also expected to vote their shares of Common Stock in favor of each of the proposals set forth herein.

Proxies

        The enclosed proxy is being solicited by the Board of Directors for use in connection with the Special Meeting and any postponement or adjournment thereof. All Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" approval and adoption of the Merger Agreement and the Merger, the Securities Purchase Agreement, the Charter Amendment and the Amended Option Plan.

        The Board knows of no matters that will be presented for consideration at the Special Meeting other than those matters set forth in the Notice of Special Meeting of Stockholders. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed proxy and acting thereunder will have authority to vote on such matters in accordance with the judgement of the persons voting such proxies.

        If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

        If a quorum for the Special Meeting is not obtained or, as to any one or more proposals, if fewer shares of Common Stock are voted in favor of the proposal than the number of shares of Common Stock required for such approval, the Special Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Envirogen. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of Envirogen, who will receive no extra compensation for their services. Envirogen will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

        Proxies may be revoked by those persons executing the proxies by (a) delivering to the Secretary of Envirogen at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of Envirogen at or before the Special Meeting or
(c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Special Meeting to: Secretary, Envirogen, Inc., 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648.

Rights of Dissenting Stockholders

        Holders of shares of Common Stock who perfect appraisal rights in accordance with Section 262 of the DGCL will be entitled to receive, following the commencement and conclusion of a statutory appraisal proceeding in the Delaware Court of Chancery (the "Delaware Chancery Court"), cash in the amount of the fair value of their shares as determined by the Delaware Chancery Court in the appraisal proceeding. In order to demand appraisal of and payment of the judicially determined fair value of shares of Common Stock, a stockholder must, among other things, (a) deliver to Envirogen before the vote on the Merger Agreement and the Merger a written demand for appraisal of such stockholder's shares of Common Stock, (b) not vote in favor of, or abstain from voting with respect to, the Merger Agreement and the Merger and (c) hold shares of Common Stock of record on the date the demand for appraisal is made and continue to hold such shares of Common Stock until the effective time of the Merger. All written demands for appraisal should be delivered to Envirogen at its headquarters at 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648,
Attention: Secretary. Voting in favor of the Merger Agreement and the Merger or delivering a proxy in connection with the Special Meeting that is not properly withdrawn prior to the vote on the Merger Agreement and the Merger (unless such proxy votes against or expressly abstains from the vote on the Merger Agreement and the Merger) will constitute a waiver of a stockholder's appraisal rights. See "Proposal 1. The Merger - Special Factors -Rights of Dissenting Stockholders" and Appendix B hereto (which contains the full text of Section 262 of the DGCL).

Available Information

        Envirogen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the Commission: Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy statements and other information regarding registrants that are filed electronically with the Commission, and the address of such site is (http://www.sec.gov).

        All information contained in this Proxy Statement concerning FMI was supplied by FMI and Envirogen takes no responsibility for the accuracy or completeness of such information.

Forward-Looking Information

        This Proxy Statement contains forward-looking statements and information within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of Envirogen's and FMI's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in "Proposal 1. The Merger - Special Factors
- Reasons for the Merger; Recommendation of the Board of Directors," "-Special Factors - Opinion of Financial Advisor," "-Management's Discussion and Analysis of Financial Condition and Results of Operations of Envirogen" and "-Management's Discussion and Analysis of Financial Condition and Results of Operations of FMI" in this Proxy Statement. In addition, the words "believes," "intends," "estimates" and "expects" and similar expressions are also intended to identify forward-looking statements. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties described therein that could cause actual results to differ materially from those described in the forward-looking statements. Envirogen does not intend to update such forward-looking statements and information.

                   ----------------------------------------

        THE MERGER AND THE OTHER TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER OR THE OTHER TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            PROPOSAL 1. THE MERGER

                                SPECIAL FACTORS

Certain Effects of the Merger

        The acquisition of FMI will be effected by means of the merger of FMI with and into Envirogen, with Envirogen being the surviving corporation. In connection with the closing of the Merger, Envirogen will execute a certificate of merger (the "Certificate of Merger") in accordance with the DGCL, and FMI and Envirogen will execute articles of merger (the "Articles of Merger") in accordance with the provisions of the Business Corporation Law of the State of Wisconsin. The Merger will become effective at the time and on the date (the "Effective Time") that the Certificate of Merger and the Articles of Merger have been accepted by the Secretary of State of the State of Delaware and by the Department of Financial Institutions of the State of Wisconsin, respectively.

        At the Effective Time, all of the issued and outstanding shares of FMI common stock will be converted into the right to receive an aggregate of 4,190,477 shares of Common Stock and $11,000,000 of cash, subject to adjustment as provided in the Merger Agreement (the "Merger Consideration"). As of the Effective Time, all shares of FMI common stock will no longer be outstanding, will automatically be cancelled and retired and will cease to exist, and the FMI Stockholders will cease to have any rights with respect to thereto, except the right to receive the Merger Consideration.

        The stockholders of Envirogen will continue to own the number of shares of Common Stock owned by them at the Effective Time. Their shares of Common Stock will not be cancelled, converted or exchanged into any other or new security of Envirogen or any other entity nor shall they be entitled to additional Common Stock by virtue of the Merger.

        In order to effect the Merger and the transactions contemplated by the Merger Agreement, at the Effective Time, Envirogen's Certificate of Incorporation as in effect immediately prior to the Effective Time will need to be amended to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares. See "Proposal 3. The Charter Amendment." Except for such amendment, the Certificate of Incorporation and By-laws of Envirogen as in effect immediately prior to the Effective Time will thereafter continue in full force and effect until altered or amended as provided therein or by law.

        The directors of Envirogen immediately prior to the Merger will serve as directors of Envirogen following the Merger, except that (a) Seymour L. Meisel has tendered his resignation as a director of Envirogen, (b) William C. Smith, the Chairman, President and Chief Executive Officer of FMI, has been appointed by the Board of Directors of Envirogen to fill the vacancy created thereby and
(c) Robert S. Hillas, a Partner of Warburg, Pincus & Co., the general partner of Warburg, has been appointed by the Board of Directors of Envirogen to fill a previously existing vacancy, in each case effective as of the Effective Time. The officers of Envirogen immediately prior to the Merger will serve in such capacities following the Merger, except that the Board of Directors of Envirogen has appointed William C. Smith to serve as Chairman of the Board and Douglas W. Jacobson, the Vice President of Sales and Marketing of FMI, to serve as Senior Vice President of Marketing of Envirogen, in each case effective as of the Effective Time.

Background of the Merger and the Warburg Transaction

        In July 1996, Robert S. Hillas, a Partner of Warburg, Pincus & Co., the general partner of Warburg, informed Robert F. Johnston, a director of Envirogen, that the FMI Stockholders were interested in selling FMI's business and that Warburg would be interested in funding the cash portion of a possible acquisition of FMI by Envirogen. Soon thereafter, the FMI Stockholders provided Harch S. Gill, the President and Chief Executive Officer and a director of Envirogen, with certain product, marketing and financial information relating to FMI for purposes of determining if an acquisition of FMI would be beneficial to Envirogen and its stockholders.

        On August 21, 1996, Dr. Gill met with William C. Smith, the Chairman, President and Chief Executive Officer of FMI and an FMI Stockholder, Richard W. Schowengerdt, the Vice President of Selective Projects of FMI and an FMI Stockholder, and other senior officers of FMI at FMI's corporate offices in Pewaukee, Wisconsin. The purpose of this meeting was to evaluate on a preliminary basis the strategic fit between the two companies and to conduct an initial due diligence investigation of FMI.

        On September 5, 1996, Mr. Smith and Douglas W. Jacobson, the Vice President of Sales and Marketing of FMI and an FMI Stockholder, met with Messrs. Hillas and Johnston, Dr. Gill and other executive officers of Envirogen at Envirogen's offices in Lawrenceville, New Jersey. The purpose of this meeting was to continue to evaluate the strategic fit between the two companies and to conduct a preliminary due diligence investigation of Envirogen.

        By memorandum dated September 11, 1996, Dr. Gill informed Envirogen's Board of Directors of the proposed acquisition of FMI. At a meeting of the Board of Directors of Envirogen on September 17, 1996, Dr. Gill provided additional information concerning FMI's operations and financial condition. Based upon the information provided, the Board determined to continue the preliminary due diligence investigation of FMI and to evaluate further the advantages and disadvantages of an acquisition of FMI.

        On October 16, 1996, Messrs. Johnston and Hillas, Robert C. Miller, a director of Envirogen and a Vice President and Director of Allen & Company, and Ronald Unterman, the Vice President and Chief Scientific Officer of Envirogen, visited FMI's corporate offices in Pewaukee to conduct further preliminary due diligence investigations of FMI and to discuss the terms and conditions of the proposed transactions.

        On October 28, 1996, a conference call was convened among Messrs. Miller, Hillas and Smith and Dr. Gill to negotiate and clarify certain points regarding the proposed transactions. As a result of the discussions held thereon, on November 6, 1996 Envirogen, FMI and Warburg executed a non-binding letter of intent (the "Letter of Intent") providing, among other things, for (i) the acquisition by Envirogen of all of the outstanding capital stock of FMI for approximately $11,000,000 of cash and 4,190,477 shares of Envirogen Common Stock and (ii) the purchase by Warburg of 6,095,238 shares of Envirogen Common Stock for an aggregate cash purchase price of $16,000,000. On November 6, 1996, Envirogen issued a press release announcing the signing of the Letter of Intent.

        At a meeting of Envirogen's Board of Directors on November 19, 1996, the Board considered the general terms and conditions of the proposed acquisition of FMI and the Warburg Transaction. The Board analyzed the impact of the Merger on consolidated financial performance as well as the stock ownership of Envirogen after the proposed transactions. The Board also considered the advantages and disadvantages to Envirogen of the Merger, the markets presently served by FMI and the areas into which the combined services and technologies of FMI and Envirogen could be offered. The Board also approved and ratified Envirogen's execution of the Letter of Intent.

        After the signing of the Letter of Intent, Envirogen's management and Drinker Biddle & Reath, legal counsel to Envirogen, held a series of telephone and face-to-face meetings with FMI, Warburg, Quarles & Brady, counsel to FMI, and Willkie Farr & Gallagher, counsel to Warburg, to negotiate and finalize the terms of the Merger Agreement, the Securities Purchase Agreement and other related documents. During this period, Drinker Biddle & Reath and Willkie Farr & Gallagher conducted a legal due diligence investigation of FMI, and Quarles & Brady and Willkie Farr & Gallagher conducted a legal due diligence investigation of Envirogen. In addition, Coopers & Lybrand L.L.P. was engaged to conduct an audit of FMI's financial statements for the years ended 1994 and 1995.

        On December 9, 1996, Envirogen's Board of Directors discussed the status of management's due diligence investigation of FMI's business. The Board also determined to engage Allen & Company to provide financial advisory services with respect to the Merger and the Warburg Transaction, including the preparation and delivery of an opinion to Envirogen's Board of Directors regarding the fairness, from a financial point of view, of the terms of the Merger and the Warburg Transaction to Envirogen's stockholders.

        On January 3, 1997, the Envirogen Board met again, with its legal and financial advisors present. Mr. Miller of Allen & Company made a detailed presentation of Allen & Company's analysis of the proposed transactions and delivered its opinion that, as of such date, the terms of the Merger and the Warburg Transaction were fair, from a financial point of view, to the holders of Envirogen Common Stock. The Board also considered what it regarded as the other positive and potentially negative factors of the Merger and the Warburg Transaction. After full discussion, the Board accepted the Allen & Company fairness opinion, unanimously approved the Merger Agreement and the Merger, the Securities Purchase Agreement, the Charter Agreement and the Amended Option Plan, and authorized the appropriate officers of Envirogen to execute and deliver such other agreements and documents and take such actions as they deem necessary to effect the transactions contemplated thereby.

        On January 14, 1997, Envirogen, Warburg and FMI and the FMI Stockholders completed their negotiations, and the Merger Agreement, the Securities Purchase Agreement and the Voting Agreement were executed. Envirogen announced the execution of the Merger Agreement and the Securities Purchase Agreement through a press release on the same day.

Reasons for the Merger; Recommendation of the Board of Directors

        Envirogen's Board of Directors pursued the Merger as a strategic acquisition consistent with its ongoing review of potential acquisition candidates in the environmental field. In making its determination to approve the Merger and the Warburg Transaction, the Envirogen Board reviewed and discussed the results of management's due diligence investigation of FMI and analyzed the business opportunities for Envirogen and certain other relevant factors. In evaluating the terms of the proposed Merger and the Warburg Transaction, the Board consulted with Envirogen's management, auditors and legal counsel and with its financial advisor, Allen & Company. In reaching its conclusion to approve the Merger and the Warburg Transaction, the Envirogen Board considered certain material factors, including the factors listed on the following page:

Positive Factors

1. The strategic benefit of diversifying across technical competencies and geographic bounds to increase market share.

2. The strategic benefit of building an integrated marketing and sales network to expand services to existing customers using FMI's offices to provide additional outlets for Envirogen's products and services.

3. The strategic benefit of utilizing FMI's resources and expertise to assist in managing future Envirogen projects.

4. The economic benefits of FMI's revenue and cash flow generation and maintenance of above-average profit margins.

5. The economic benefits from the net proceeds of the Warburg Transaction, resulting in increased liquidity and a stronger balance sheet.

6. The potential benefits resulting from an increased market value of the combined enterprise and the possibility of increased research coverage and investor interest.

7. The potential benefits from the complementary nature of the businesses of FMI and Envirogen, including the expected reduction of marginal costs resulting from synergies of the Merger, such as the elimination of duplicative administrative expenses and enhanced purchasing power.

8. The extensive experience and operating capabilities of FMI management, and the fact that the FMI Stockholders, each of whom will have an economic stake in the success of Envirogen by virtue of their ownership of Envirogen Common Stock, will enter into employment agreements with Envirogen upon consummation of the Merger .

9. The receipt of an opinion from Allen & Company that the terms of the Merger and the Warburg Transaction are fair, from a financial point of view, to the holders of Envirogen Common Stock. Allen & Company's opinion dated January 3, 1997 is attached as Appendix C to this Proxy Statement. See "Opinion of Financial Advisor" below.

Negative Factors

1. During 1995 and 1996, FMI derived approximately 85% and 87%, respectively, of its revenue from its operations under the Wisconsin Petroleum Environmental Cleanup Fund Act ("PECFA") program. Under the PECFA program, the current rate of state reimbursement for the removal and remediation of petroleum storage tanks for non-marketers (i.e., truck companies) is limited to $500,000 and for marketers (i.e., gas stations) is limited to $1 million. For any investigation commenced after July 1, 1998, reimbursement for non-marketers as well as marketers is scheduled to be limited to $190,000 per site. During 1996, reimbursement to FMI under the PECFA program averaged approximately $300,000 per site. A proposal is pending before the Wisconsin legislature which would extend the current reimbursement rates through December 2001.

        Although FMI had more than 375 ongoing remediation projects at September 30, 1996, any reduction in the PECFA reimbursement rates will adversely effect Envirogen's revenues from FMI's operations under the PECFA program after the Closing Date. See "Business of FMI-Remediation Services - PECFA Program."

2. Under the PECFA program, claims for reimbursement are submitted to the Department of Commerce of the State of Wisconsin ("DCOM") upon completion of certain remediation activities. Final review of the PECFA claims by DCOM and determination of any ineligible costs is typically not completed until one to three years after the related revenues have been collected by FMI. As of the end of 1996, approximately $43 million of previously recognized and collected revenues of FMI had not been processed through the DCOM review procedure and remained subject to PECFA ineligible determinations. Although FMI has maintained a reserve against this contingent liability in an amount that it believes to be adequate, a significant amount of FMI's collected revenues will remain subject to PECFA ineligible determinations well beyond the closing of the Merger.

3. Pursuant to Section 382 of the Internal Revenue Code, Envirogen's ability to utilize its net operating losses will be limited as a result of the Merger and the Warburg Transaction.

4. As a result of the Merger, Envirogen expects to recognize a significant amount of goodwill that it expects to amortize over 20 years, resulting in an annual non-cash charge to earnings during that period. See "Accounting Matters."

5. Any claim by Envirogen for indemnification under the Merger Agreement based upon misrepresentations or breach of warranties by FMI or the FMI Stockholders, other than for fraud or intentional misrepresentations, will be limited in time and amount. See "The Merger Agreement - General Indemnification" and "-Escrow."

6. There can be no assurance that Envirogen will be successful in integrating the operations of FMI and Envirogen or that the results of operations of Envirogen will not be adversely affected by such integration.

7. In connection with the Merger, Envirogen will assume all of FMI's obligations and liabilities, including any adverse resolutions of certain existing litigation matters.

8. Envirogen will file with the Commission, as soon as practicable after the Merger, a registration statement relating to the offer and sale by the FMI Stockholders and Warburg of the 4,190,477 and 6,095,238 shares of Common Stock to be issued to the FMI Stockholders and Warburg, respectively, in connection with the Merger and the Warburg Transaction. Although FMI Stockholders and Warburg have agreed not to sell such shares for a period of 12 months after the Effective Time without Envirogen's consent, the sale of such shares, in the public market or otherwise, could have an adverse effect on the market price of the Common Stock. See "The Merger Agreement - Registration Rights Agreement."

        In view of the wide variety of factors considered in connection with its evaluation of the Merger, no one of the foregoing factors, nor any combinations of these factors other than all the factors taken together, was determinative in the Board's recommendation. Without giving relative weights to the respective factors, favorable and adverse, the Board determined that the factors adverse to the Merger were not sufficiently so to negate the potential benefits of the Merger.

        Envirogen's Board of Directors believes that the Merger and the Warburg Transaction are fair to, and in the best interests of, Envirogen and its stockholders for the reasons described above. Accordingly, the Board of Directors has approved the Merger Agreement and the Securities Purchase Agreement and the transactions contemplated thereby and has directed that the Merger Agreement and the Securities Purchase Agreement be submitted for approval to Envirogen's stockholders at the Special Meeting.

Opinion of Financial Advisor

        At the January 3, 1997 meeting of the Board of Directors of Envirogen, Allen & Company delivered its written opinion that, as of such date, the terms of the Merger and the Warburg Transaction were fair, from a financial point of view, to the holders of Envirogen Common Stock.

        The full text of the written opinion of Allen & Company, dated January 3, 1997, is attached as Appendix C to this Proxy Statement and describes the assumptions made, matters considered and limits on the review undertaken. Envirogen stockholders are urged to read the opinion in its entirety. Allen & Company's opinion is directed to the fairness, from a financial point of view, of the terms of the Merger and the Warburg Transaction to the holders of Envirogen Common Stock and does not constitute a recommendation of the Merger or the Warburg Transaction over other courses of action that may be available to Envirogen or constitute a recommendation to any holder of Envirogen Common Stock concerning how such holder should vote with respect to the Merger and the Warburg Transaction. The summary of the opinion of Allen & Company set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinion, Allen & Company (a) reviewed the terms and conditions of the Merger and the Warburg Transaction, including the draft Merger Agreement and the draft agreements ancillary thereto, as well as the draft Securities Purchase Agreement and the draft agreements ancillary thereto; (b) reviewed a preliminary draft of this Proxy Statement; (c) analyzed publicly available historical business and financial information relating to Envirogen, as presented in documents filed with the Commission; (d) analyzed certain historical business and financial information relating to FMI furnished by FMI;
(e) reviewed certain financial forecasts and other data provided by Envirogen and FMI relating to their respective businesses; (f) discussed with certain members of the senior management of Envirogen and FMI the financial condition, business operations, strategic objectives and prospects of Envirogen and FMI, as well as trends prevailing in Envirogen's and FMI's respective industries; (g) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies in lines of business which Allen & Company believed to be comparable to those of Envirogen and FMI; (h) reviewed trends in the waste management and environmental services industries; (i) reviewed the trading history of the Envirogen Common Stock, including its performance in comparison to market indices and to selected companies in comparable businesses and the market reaction to selected public announcements regarding Envirogen; (j) reviewed public financial and transaction information relating to merger and acquisition transactions Allen & Company believed to be comparable to the Merger; and (k) conducted such other financial analyses and investigations as Allen & Company believed necessary or appropriate for the purposes of its opinion.

           In connection with its review, Allen & Company assumed and relied on the accuracy and completeness of the information it reviewed for the purpose of its opinion and did not assume any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of Envirogen or FMI. With respect to Envirogen's and FMI's financial forecasts, Allen & Company assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Envirogen and FMI, respectively, and Allen & Company expressed no opinion with respect to such forecasts or the assumptions on which they were based. Allen & Company's opinion was necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

           The following is a summary of the presentation made to the Board of Directors of Envirogen on January 3, 1997 by Allen & Company in connection with the rendering of Allen & Company's fairness opinion:

           Transaction Summary.   Prior to delivering its written opinion to the
      Envirogen Board of Directors, Allen & Company reviewed certain information with the Envirogen Board relating to Envirogen and FMI, including the financial terms of the Merger and the Warburg Transaction and the financial analyses summarized below. Allen & Company also reviewed certain strategic and economic benefits of, and risks related to, the Merger, including the ability of Envirogen, as a result of the Merger, to diversify across technical competencies and geographic bounds and to utilize FMI's resources and expertise in order to manage future projects. Allen & Company commented that the Merger should improve Envirogen's competitive position and enhance its potential for developing business in the Midwest by, among other things, being able to leverage FMI's existing client relationships and distribution channels. Allen & Company stated that the consummation of the Merger and the Warburg Transaction should provide Envirogen with improved financial flexibility, earnings stability and market penetration, and that the Merger and the Warburg Transaction should provide Envirogen stockholders with increased liquidity for Envirogen's securities resulting from the increased market value of the combined entity.

           Overview of FMI. Allen & Company presented an overview of FMI's environmental consulting and engineering business, focusing on the core services provided by FMI, which include remedial investigation and design, construction services, air science and engineering, wastewater and stormwater management, compliance management, and landfill management and engineering. Allen & Company noted that storage tank removal and remediation represents approximately 85% of FMI's revenues, with the majority of such work eligible to be reimbursed to FMI's customers under the PECFA program. Allen & Company stated that, according to industry estimates, between 20,000 to 30,000 storage tank sites remain to be remediated in Wisconsin, representing a significant market opportunity. Allen & Company also reviewed FMI's historical operating results for the three fiscal years ended December 31, 1993 through 1995 and its estimated or projected operating results for the three fiscal years ending December 31, 1996 through 1998.

           Transaction Analysis. Allen & Company presented to the Envirogen Board various transaction analyses. Allen & Company estimated that the transaction value of the Merger was approximately $29,295,000 (the "Estimated Transaction Value") based upon (i) $11,000,000 in cash to be paid, (ii) $11,000,000 of value for the 4,190,477 shares of Envirogen Common Stock to be issued in the Merger

      (valued at the $2.625 price per share at which the Envirogen Common Stock is to be issued in the Warburg Transaction (the "Exchange/Offer Value")) and (iii) $7,295,000, representing estimates of the net debt of FMI to be assumed by Envirogen, the present value of the limitation of Envirogen's net operating loss utilization and the present value of the loss of certain potential tax benefits if the parties had utilized an alternative transaction structure.

           Allen & Company analyzed such Estimated Transaction Value as multiples of gross revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income based on FMI's 1996 and 1997 estimated results of operations. Allen & Company compared such multiples for FMI derived from the Estimated Transaction Value to the median multiples of gross revenues, EBITDA, EBIT and net income derived from the recent trading prices of a group of environmental services companies deemed by Allen & Company to be engaged in lines of business similar to the business of FMI (Dames & Moore, Inc., EA Engineering Science & Technology, Inc., Ecology and Environment, Inc., Emcon, Inc., Fluor Daniel/GTI, Inc., GZA GeoEnvironmental Technologies, Inc., Harding Lawson Associates Group, ICF Kaiser International, Inc., International Technology Corporation, OHM Corporation, Roy F. Weston, Inc., Sevenson Environmental Services, Inc., Tetra Tech, Inc., TRC Companies, Inc., URS Corporation and Versar, Inc.; herein referred to as the "FMI Comparable Companies Group"). The median multiples for the FMI Comparable Companies Group for 1996 and 1997, respectively, were (i) 0.4x and 0.4x of gross revenues, (ii) 6.7x and 4.6x of EBITDA, (iii) 13.1x and 9.0x of EBIT and (iv) 16.2x and 13.4x for net income. Allen & Company noted that such comparison demonstrates that the valuation multiples of FMI derived from the Estimated Transaction Value are generally less than the median trading multiples for the FMI Comparable Companies Group.

           Allen & Company also compared such multiples for FMI derived from the Estimated Transaction Value to the median multiples of gross revenues, EBITDA, EBIT and net income derived from the consideration paid in selected merger and acquisition transactions in the environmental services industry (the "Selected Industry Transactions"). The median multiples for the Selected Industry Transactions were (i) 0.7x of gross revenues, (ii) 7.9x of EBITDA, (iii) 14.5x of EBIT and (iv) 19.1x for net income. Allen & Company noted that such comparison demonstrates that the valuation multiples of FMI derived from the Estimated Transaction Value are generally less than the median multiples derived from the Selected Industry Transactions.

           Allen & Company also derived an implied valuation for FMI based upon an average of the median multiples of gross revenues, EBITDA, EBIT and net income estimated for 1996 and 1997 for the FMI Comparable Companies Group and the Selected Industry Transactions. Allen & Company noted that valuations of FMI of $42,047,000 and $44,066,000 were implied from the multiples for the FMI Comparable Companies Group and the Selected Industry Transactions, respectively, and that the Estimated Transaction Value represented a discount of 30.3% and 33.5%, respectively, from such implied valuations.

           Allen & Company also performed a discounted cash flow analysis using FMI's management projections in order to derive an implied present value of FMI. Allen & Company noted that the Estimated Transaction Value was less than the discounted cash flow values of $51.6 million (based upon a 20% discount rate) and $41.4 million (based upon a 25% discount rate) for FMI derived from this analysis. Allen & Company also noted that the Estimated Transaction Value represented a discount of 43.2% and 29.3%, respectively, from such derived discounted cash flow values.

           Allen & Company also reviewed the pro forma income statements for the combined company resulting from the Merger based upon the estimated results of operations for 1996 and the projected operating results for 1997 and 1998 as provided by management of Envirogen and FMI and compared such pro forma statements to Envirogen's estimated 1996 and projected 1997 and 1998 income statements. Allen & Company commented that such pro forma financial statements demonstrated that the Merger would be immediately accretive to earnings per share for the holders of Envirogen Common Stock.

           Overview of Envirogen Common Stock Price Performance. Allen & Company also reviewed stock price and trading volume data for Envirogen Common Stock and the market reaction to selected public announcements regarding Envirogen. Allen & Company noted that Envirogen's general trading patterns have generally performed below the S&P 500 Index, the S&P Pollution Control Index and an index which includes the FMI Comparable Companies Group. Allen & Company commented that the $2.625 Exchange/Offer Value as compared to the market price of the Envirogen Common Stock immediately prior to the public announcement of the Merger on November 6, 1996 was within the range of discounts offered by Envirogen in recent private placements consummated by Envirogen. In addition, Allen & Company noted that the Exchange/Offer Value was also within the range of recent trading prices of Envirogen Common Stock.

           No company used in the comparable company analyses summarized above is identical to FMI or Envirogen, and no transaction used in the comparable transaction analysis summarized above is identical to the Merger. Accordingly, any such analysis of the consideration to be paid by Envirogen in connection with the Merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies.

           The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Allen & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

           In determining the appropriate analyses to conduct and when performing those analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Envirogen or FMI. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen & Company's analysis of the fairness, from a financial point of view, to the holders of Envirogen Common Stock of the terms of the Merger and the Warburg Transaction. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

           Allen & Company is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Envirogen retained Allen &

      Company based on such qualifications as well as its familiarity with Envirogen. Allen & Company has from time to time provided various investment banking and financial advisory services to Envirogen. In addition, as a part of its investment banking and securities trading business, Allen & Company may hold positions in and trade in the securities of Envirogen from time to time. Allen & Company and an affiliate owned an aggregate of approximately 2,090,344 shares of Envirogen Common Stock and warrants to purchase an additional 615,047 shares of the Envirogen Common Stock at December 31, 1996 and have agreed to vote all shares of Envirogen Common Stock owned as of the Record Date in favor of the Merger Agreement and the Merger, the Securities Purchase Agreement, the Amended Charter and the Amended Option Plan. See "The Merger Agreement - Voting Agreement." Robert C. Miller, a Vice President and Director of Allen & Company, is also a director and stockholder of Envirogen.

           Envirogen entered into an engagement letter with Allen & Company dated December 9, 1996, pursuant to which Allen & Company agreed to act as Envirogen's financial advisor in connection with the Merger and the Warburg Transaction and to evaluate the fairness, from a financial point of view, of the terms of the Merger and the Warburg Transaction to the
      holders of Envirogen Common Stock.   Pursuant to such engagement letter,
      Envirogen agreed, among other things, to pay Allen & Company a fee of $250,000, of which $150,000 was payable upon submission of Allen & Company's fairness opinion to Envirogen's Board of Directors and $100,000 is payable upon the consummation of the Merger and the Warburg Transaction. Whether or not the Merger and the Warburg Transaction are consummated, Envirogen has agreed, pursuant to such engagement letter, to reimburse Allen & Company for its reasonable out-of-pocket expenses and to indemnify Allen & Company against certain liabilities and expenses in connection with its engagement.

      Rights of Dissenting Stockholders

           Holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), which is reprinted in its entirety as Appendix B of this Proxy Statement. All references to a "stockholder" in Section 262 and in this summary of appraisal rights are to the record holders of shares of Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as broker or nominee, must, if he or she desires to perfect whatever appraisal rights the beneficial owner may have, act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner.

           The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix B attached to this Proxy Statement. This discussion and Appendix B should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

           Stockholders who desire to exercise their appraisal rights under
      Section 262 must:

           (1) Deliver to the Secretary of Envirogen before the taking of the vote on the Merger Agreement and the Merger a written demand for appraisal of shares of Common Stock. This written demand for appraisal of their shares of Common Stock must be in addition to and separate from any proxy or vote against or abstaining from voting or failing to vote on the Merger. Simply voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262.

           (2) Not vote for adoption and approval of the Merger Agreement and the Merger. If a stockholder returns a signed proxy but does not specify a vote against adoption and approval of the Merger Agreement and the Merger or a direction to abstain, the proxy will be voted for adoption and approval of the Merger Agreement and the Merger, which will have the effect of waiving that stockholder's appraisal rights.

           (3) Hold shares of Common Stock of record on the date the written demand for appraisal is made and continue to hold such shares until the Effective Time.

           The written demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the shares of Common Stock. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all such joint record owners. An authorized agent, including an agent for two or more record owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

           A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares of Common Stock held for all or less than all beneficial owners of shares of Common Stock as to which such person is the record owner. In such case the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct their record owners to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

           A stockholder who elects to exercise appraisal rights must deliver his or her written demand to: Envirogen, Inc., 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648, Attention: Morgan R. Jones, Secretary. The written demand for appraisal must specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares.

           Within ten days after the Effective Time, Envirogen is required to, and will, notify each stockholder who has complied with the required conditions of Section 262 (and has not voted for adoption and approval of the Merger Agreement and the Merger) of the date on which the Effective Time occurred. Within 120 days after the Effective Time, either Envirogen or any stockholder who has complied with the required conditions of
      Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the shares of Common Stock of the dissenting stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares.

           Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger and with respect to which written demands for appraisal were received by Envirogen, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by Envirogen or within ten days after expiration of the time of delivery of demands for appraisal under Section 262, whichever is later.

           If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Chancery Court is to take into account all relevant factors.

           The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Common Stock entitled to appraisal.

           Any stockholder who has duly demanded appraisal in compliance with
      Section 262 will not, after the Effective Time, be entitled to vote for any purpose the shares of Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the Effective Time.

           At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of Envirogen (which consent Envirogen reserves the right to give or withhold, in its discretion). If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease. Inasmuch as Envirogen has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

      Accounting Matters

           The Merger will be accounted for by Envirogen under the "purchase" method of accounting in accordance with generally accepted accounting principles. Pursuant to this method, a portion of the Merger Consideration will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. The excess of the Merger Consideration paid for the FMI common stock over the fair value of FMI's assets and liabilities will be recorded as an intangible asset that will be amortized over 20 years, resulting in a non-cash charge to Envirogen's earnings of approximately $1.1 million per year during that period. See "Pro Forma Condensed Colsolidated Financial Information" appearing elsewhere in this Proxy Statement.

           The firm of Coopers & Lybrand L.L.P. serves as independent accountants for Envirogen and FMI. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Special Meeting and is expected to be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

      Required Regulatory Approvals

           Envirogen is aware of no federal or state regulatory requirements that must be complied with or other approvals that must be obtained prior to consummation of the Merger, other than (i) compliance with applicable federal and state securities laws, (ii) the acceptance for filing of the Certificate of Merger and the Articles of Merger as required under the laws of Delaware and Wisconsin, respectively, and (iii) the receipt of all permits necessary for Envirogen to qualify and act as a "service provider" under and in accordance with PECFA. However, in connection with the Warburg Transaction, the consummation of which is a condition to the Merger, Envirogen and Warburg are required to file notifications and reports under the Hart-Scott-Rodino Antitrust Improvements Act, which notifications and reports were filed on January 17, 1997. See "The Merger Agreement - Conditions to the Merger" and "Proposal 2. The Securities Purchase Agreement - Required Regulatory Approvals."

      Federal Income Tax Consequences of the Merger

           It is intended that the Merger will be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, Envirogen expects that the Merger will not have any specific federal income tax consequences to its stockholders. After the Merger, the stockholders of Envirogen will continue to own the same number of shares of Common Stock as before the Merger, and the Merger is not expected to alter the income tax effect of owning or subsequently transferring shares of Common Stock. In view of the individual nature of each stockholder's income tax situation, stockholders are urged to consult their own tax advisors with respect to the specific federal, state and local income tax consequences associated with the Merger.

                              THE MERGER AGREEMENT

           The terms and conditions of the proposed Merger are contained in the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the Merger Agreement carefully. The descriptions of the material terms and conditions of the Merger Agreement are set forth below and are qualified in their entirety by reference to the complete text of the Merger Agreement.

      The Merger; Merger Consideration

           The Merger Agreement provides that, at the Effective Time, FMI will be merged with and into Envirogen, with Envirogen continuing as the surviving corporation. In the Merger, all of the shares of common stock of FMI outstanding at the Effective Time will be converted into the right to receive an aggregate of 4,190,477 shares of Common Stock and $11,000,000 of cash, subject to certain adjustments (the "Merger Consideration"). The Merger Agreement provides that the cash portion of the Merger Consideration will be (a) increased by the amount that all cash and cash equivalents of FMI on the closing date of the Merger (the "Closing Date") exceeds $50,000, (b) reduced by the amount by which all cash and cash equivalents of FMI on the Closing Date is less than $50,000 and (c) reduced by the amount of all Company Debt that is outstanding on the Closing Date. The term "Company Debt" is defined in the Merger Agreement as the principal amount of all outstanding indebtedness of FMI for borrowed money on the Closing Date, but excluding any outstanding indebtedness of FMI for borrowed money on the Closing Date to the extent such money has been used to distribute to the FMI Stockholders cash in an amount equal to the FMI Stockholders' federal, state and local income taxes attributable to FMI's Taxable Income (as defined) for the year ended December 31, 1996, less certain amounts ($1,528,000) previously paid to the FMI Stockholders in respect of such income taxes, or has been used by FMI to pay on or about March 15, 1997 the accrual for unpaid bonuses under FMI's Provisional Additional Compensation Plan for Employees and other similar compensation arrangements (the "PAC Plans") which become payable within 75 days of December 31, 1996 in accordance with the terms of such PAC Plans (such excluded debt is referred to in the Merger Agreement as "Permitted Debt"). Envirogen and FMI have agreed to calculate such income taxes based on a combined tax rate of 46.875% of FMI's Taxable Income.
      The term "Taxable Income" is defined in the Merger Agreement as FMI's net income plus the provision for unrealized sales, in each case as reflected on FMI's audited statement of income for the year ended December 31, 1996 to be delivered to Envirogen on the Closing Date. See "-Conditions to the Merger" and "Business of FMI-Employee Bonus Plans."

           The Merger Agreement also provides that in the event FMI's Adjusted Net Worth is less than $2,000,000 (and, if less than $1,000,000, Envirogen waives the closing condition that FMI's Adjusted Net Worth be at least $1,000,000 as of the Effective Time (see "-Conditions to the Merger")), the cash portion of the Merger Consideration will be further reduced by the amount such Adjusted Net Worth is less than $2,000,000. The term "Adjusted Net Worth" is defined in the Merger Agreement as the amount equal to the excess of all assets of FMI on the Closing Date over all liabilities of FMI on the Closing Date, except that no effect will be given to (a) Company Debt on the Closing Date, (b) the Permitted Debt on the Closing Date, (c) the accrual for unpaid bonuses for the years ended December 31, 1995 and 1996 under the PAC Plans to the extent outstanding on the Closing Date, (d) the accrual for unrealized sales on the Closing Date less 1.86% of all of FMI's draw requests under the PECFA program that are subject to adjustment on the Closing Date and (e) any accounting or other effect of the transactions described in the Merger Agreement. For a description of the PECFA program, see "Business of FMI - Remediation Services."

           In connection with the calculation of the Merger Consideration, FMI and the FMI Stockholders will deliver to Envirogen on the Closing Date a certificate (the "Closing Certificate") as to, among other things, the amount of cash and cash equivalents of FMI, a good faith estimate of the amount of Company Debt and a good faith estimate of FMI's Adjusted Net Worth, in each case as of the Closing Date. For purposes of confirming the amount of Company Debt and FMI's Adjusted Net Worth set forth in the Closing Certificate, Envirogen will prepare within 45 days following the Closing Date a closing statement (the "Closing Statement") setting forth, among other things, the actual amount of Company Debt and FMI's actual Adjusted Net Worth as of the Closing Date. Any differences between the amounts set forth in the Closing Certificate and the Closing Statement with respect to Company Debt and FMI's Adjusted Net Worth that impact the calculation of the Merger Consideration will result in a post-closing adjustment to the Merger Consideration. Any disagreement between the FMI Stockholders and Envirogen with respect to any matter on the Closing Statement will be submitted to Price Waterhouse LLP, whose determination will be final and binding on Envirogen and the FMI Stockholders.

           The Merger Consideration will be allocated among the FMI Stockholders in proportion to the number of shares of FMI common stock owned of record by each FMI Stockholder at the Effective Time. At the closing of the Merger, Envirogen will deposit with Summit Bank, as escrow agent (the "Escrow Agent"), an aggregate amount of $1,100,000 of the cash portion of the Merger Consideration (the "Escrow Money") and, immediately after the delivery to the FMI Stockholders of certificates for the shares of Common Stock to be issued by Envirogen pursuant to the Merger Agreement, the FMI Stockholders will deposit with the Escrow Agent certificates representing in the aggregate 419,048 shares of Common Stock (the "Escrow Shares"), in each case to be held in escrow by the Escrow Agent as security for any right to indemnification Envirogen may have pursuant to the Merger Agreement and as security for the FMI Stockholders' timely performance of their obligations in the event of a post-closing adjustment of the Merger Consideration. See "- General Indemnification" and "-Escrow."

      Representations and Warranties

           In the Merger Agreement, Envirogen and FMI have each made certain representations and warranties with respect to, among other matters, their organization and good standing and due authorization and authority to enter into and perform their respective obligations under the Merger Agreement. In addition, Envirogen, FMI and the FMI Stockholders have made certain representations and warranties regarding their respective businesses and operations and related matters customary for a transaction such as the Merger.

      Certain Covenants of FMI and FMI Stockholders

           In the Merger Agreement, FMI and the FMI Stockholders have agreed to take or not to take certain actions prior to the Effective Time. Set forth below is a summary of certain of such agreements and covenants.

           Pursuant to Section 5.08 of the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, except as provided in the Merger Agreement, FMI will, and the FMI Stockholders will cause FMI to: (a) carry on its business in the usual, regular and ordinary course, consistent with past practice and preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, and others having business dealings with it to the end that its goodwill and going business will be unimpaired at the Effective Time;
      (b) pay and discharge all of its debts, liabilities and obligations as they become due; (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it; (d) perform all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business; (e) maintain its facilities and assets in the same state of repair, order and condition as they were on the date of the Merger Agreement, reasonable wear and tear excepted; (f) maintain its books of account and records in the usual, regular and ordinary manner and to use its best efforts to maintain in full force and effect all federal, foreign, state, local and other governmental consents, licensees, permits, franchises, grants and authorizations required for the operation of its business; (g) comply with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business; (h) promptly advise Envirogen in writing of any material adverse change in its financial condition, operations, assets, prospects or business; (i) maintain its S corporation status for federal and state income tax purposes; (j) not enter into, assume or amend in any material respect certain agreements, contracts, purchase orders or commitments except in the ordinary course of business consistent with past practice; (k) not take, or permit to be taken, any action that is represented and warranted not to have been taken since September 30, 1996, except, among other things, the payment of dividends and distributions to the FMI Stockholders and the incurrence of Company Debt or Permitted Debt in accordance with the terms of the Merger Agreement; (l) not increase salaries or other compensation of its officers or directors or any other employee other than normal year-end merit increases for non-officer employees made in the ordinary course of FMI's business consistent with past practice; (m) not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money other than (i) Company Debt, (ii) indebtedness for borrowed money in the ordinary course of business under agreements existing on the date of the Merger Agreement and (iii) Permitted Debt to the extent the terms thereof are not inconsistent with the terms of FMI's indebtedness for borrowed money outstanding on the date of the Merger Agreement and do not provide for any premium or other penalty upon payment prior to maturity thereof; (n) not make any change in FMI's authorized or issued capital stock; (o) not grant any stock option or other right to purchase shares of FMI's capital stock or other securities; (p) not issue or make any commitment to issue any security by FMI, including any security convertible into capital stock; (q) not grant any registration rights; (r) not purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities; (s) not amend the articles of incorporation or bylaws (or equivalent governing documents) of FMI; (t) not enter any contract with any FMI Stockholder or any affiliate of any FMI Stockholder; and (u) not enter into any agreement or understanding to do or engage in any of the foregoing actions described in (j) through (t) above.

           Pursuant to Section 5.16 of the Merger Agreement, the FMI Stockholders have agreed (a) for a period of five years from and after the Closing Date not to directly or indirectly operate, manage, own, control, provide consulting services to, or in any way be connected with or be concerned with or be interested in any person, entity or business (other than Envirogen and its affiliates) that (i) does research with respect to, designs, develops, produces or manufactures any products which are the same as or substantially similar to or are intended for uses similar to those with respect to which Envirogen or any affiliate of Envirogen designs, develops, produces or manufactures; or (ii) furnishes services similar to those furnished by Envirogen or any affiliate of Envirogen; (b) not to disclose directly or indirectly to any person outside of the employ of Envirogen any customer lists, pricing strategies, customer and employee files and records, any proprietary data or trade secrets of Envirogen, or any financial or other information about Envirogen not in the public domain; and (c) for a period of five years after the Closing Date, not to engage or participate in any effort or act to induce any of the customers, suppliers, associates, employees or independent contractors of Envirogen to take any action or to refrain from taking any action or inaction which might be disadvantageous to Envirogen.

           Pursuant to Section 5.06 of the Merger Agreement, FMI and the FMI Stockholders have agreed not to, directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any person (other than Envirogen or Warburg in connection with the transactions contemplated by the Merger Agreement) concerning any sale of assets (other than in the ordinary course of FMI's business consistent with past practice) or shares of its capital stock or any merger, consolidation, recapitalization, liquidation or similar transaction involving FMI.

           Pursuant to Section 7.01(g) of the Merger Agreement, the FMI Stockholders have agreed that they will not sell, transfer or otherwise dispose of the shares of Common Stock to be issued by Envirogen to the FMI Stockholders in connection with the Merger for a period of 12 months after the Effective Time without the prior written consent of Envirogen.

      Certain Covenants of Envirogen

           In the Merger Agreement, Envirogen has agreed to take or not to take certain actions prior to the Effective Time. Set forth below is a summary of certain of such agreements and covenants.

           Pursuant to Section 5.09 of the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, except with the prior written consent of the FMI Stockholders, Envirogen will, and will cause its affiliates to: (a) carry on their businesses in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, contractors, and others having business dealings with them to the end that their goodwill and going business will be materially unimpaired at the Effective Time; (b) pay and discharge all of their debts, liabilities and obligations as they become due; (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by them; (d) perform all of their obligations under agreements, contracts and instruments relating to or affecting their properties, assets and business; (e) maintain their facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear accepted; (f) maintain their books of account and records in the usual, regular and ordinary manner and to use their best efforts to maintain in full force and effect all licenses, permits and other authorizations issued to them with respect to their assets or businesses by any government or regulatory or administrative agency; (g) comply with all statues, laws, ordinances, rules and regulations applicable to them and to the conduct of their businesses; (h) promptly advise the FMI Stockholders in writing of any material adverse change in the financial condition, operations, assets, prospects or business of Envirogen and its affiliates, taken as a whole; (i) except as expressly provided in the Merger Agreement, not make any change in Envirogen's authorized capital stock or purchase, redeem retire or make any other acquisition of any shares of Envirogen's capital stock or other securities; (j) except as expressly provided in the Merger Agreement, not take any action to amend Envirogen's Certificate of Incorporation or Bylaws; (k) not take any action to amend or otherwise modify the Securities Purchase Agreement; or (l) not enter into any agreement or understanding to do or engage in any of the foregoing actions described in paragraphs (i) through (k).

           Pursuant to Section 5.14 of the Merger Agreement, Envirogen has agreed to make available to certain employees of FMI that remain with Envirogen after the Merger options to purchase an aggregate of 600,000 shares of Common Stock under the Amended Option Plan at an exercise price per share equal to the closing price of the Common Stock on the Closing Date and on such other terms and conditions mutually agreed to by FMI and Envirogen.

           Pursuant to Section 5.18 of the Merger Agreement, FMI has agreed to repay in full on or before the Closing Date all Company Debt (as defined) outstanding as of the Closing Date, without the payment of any prepayment premium or other similar penalty, and to obtain on or before the Closing Date a release from each lender of any personal guarantees from the FMI Stockholders held with respect to any indebtedness of the Company.

           Pursuant to Section 5.19 of the Merger Agreement, Envirogen has agreed that for so long as the FMI Stockholders beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), in the aggregate, at least 7.5% of the issued and outstanding shares of Common Stock, Envirogen will nominate and use its best efforts to elect and cause to remain as a director on Envirogen's Board of Directors one individual as the FMI Stockholders may designate. Such designee will be William C. Smith, provided that Mr. Smith is willing and able to serve in such position.
      Any vacancy created by Mr. Smith's unwillingness or inability to serve as a director of Envirogen or by his death, disability, retirement, resignation or removal will be filled by the majority vote of the number of shares of Envirogen Common Stock owned by the FMI Stockholders on the date of such vote.

           Pursuant to Sections 5.21 and 5.22 of the Merger Agreement, at least through December 31, 1998, Envirogen has agreed to maintain and operate the assets, operations and business of FMI as a separate operating division of Envirogen (the "FMI Division") and to retain the PAC Plans and to pay bonuses to employees of the FMI Division during such period in accordance with the provisions of the PAC Plans based on the financial results of the FMI Division. For a description of the terms and conditions of the PAC Plans, see "Business of FMI - Employee Bonus Plans."

           Pursuant to Section 5.23 of the Merger Agreement, Envirogen has agreed that it will make arrangements with insurers so that, as of the Effective Time, the assets, business, operations and personnel of FMI will be covered under a Commercial General Liability Insurance Policy and a Combined Professional and Contractors Pollution Liability Policy for the period after the Effective Time. Such coverage will insure the assets, business, operations and personnel of FMI against losses associated with any claims made after the Effective Time, whether relating to the conduct of FMI's business prior to the Effective Time or after the Effective Time, and will be subject to such terms and conditions as may be mutually agreed to by FMI and Envirogen prior to the closing of the Merger.

      Conditions to the Merger

           The obligations of FMI, the FMI Stockholders and Envirogen to consummate the Merger is subject to the satisfaction prior to the Effective Time of certain conditions, including the following: (a) the Merger Agreement and transactions contemplated thereby, the Securities Purchase Agreement, the Charter Amendment and the Amended Option Plan shall have been approved by the affirmative vote of Envirogen's stockholders by the requisite vote in accordance with Envirogen's Certificate of Incorporation and the DGCL; (b) the transactions contemplated by the Securities Purchase Agreement shall have been consummated; (c) all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained; (d) no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no federal or state statute, rule or regulation shall have been enacted or promulgated after date of the Merger Agreement and be in effect, that prohibits the consummation of the Merger or imposes material limitations on the ability of Envirogen to exercise full rights of ownership of FMI's assets or business; (e) there shall not have been any action or proceeding commenced by or before any court or governmental agency or authority in the United States that challenges the consummation of the Merger or seeks to impose material limitations on the ability of Envirogen to exercise full rights of ownership of FMI's assets or business; (f) Envirogen shall have received an opinion dated as of the Effective Time from its financial advisor, Allen & Company Incorporated, stating that in the opinion of such financial advisor the terms of the Merger and the Securities Purchase Agreement are fair to Envirogen's stockholders from a financial point of view (see "Special Factors - Opinion of Financial Advisor"); (g) the holders of no more than 10% of the shares of Common Stock outstanding and entitled to vote shall have exercised dissenters' rights with respect to the Merger in accordance with the provisions of the DGCL; (h) Envirogen shall have received all federal, foreign, state, local and other governmental consents, licenses, permits franchises, grants and authorizations necessary for it to qualify and act as a "service provider" under and in accordance with PECFA; (i) each FMI Stockholder shall have entered into an employment agreement with Envirogen (see "Employment Agreements"); and (j) Envirogen and FMI shall have received from each lender of Company Debt a pay-off statement with respect to such Company Debt and a representation that upon the payment to such lender of the amount stated in the pay-off statement such lender will deliver to Envirogen, FMI and each FMI Stockholder a satisfaction statement to the effect that all such Company Debt has been satisfied in full and that Envirogen, the Company and each FMI Stockholder has no further liability of any kind to such lender.

           The obligation of Envirogen to consummate the Merger is subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions: (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of FMI since September 30, 1996; (b) the representations and warranties of FMI and the FMI Stockholders shall be true and correct in all material respects at and as of the date of the Merger Agreement and as of the Effective Time; (c) FMI and each FMI Stockholder shall have duly performed and complied with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it or him prior to or at the Effective Time; (d) Envirogen shall have received a certificate dated the Effective Time and signed on behalf of FMI by its President and by each FMI Stockholder, which certificate shall evidence that FMI's estimated Adjusted Net Worth as of the Effective Time is at least One Million Dollars ($1,000,000); (e) Envirogen shall have received from Quarles & Brady, counsel for FMI and the FMI Stockholders, an opinion dated the Effective Time in form and substance satisfactory to Envirogen and its counsel; (f) all approvals or consents of any third party required for the execution, delivery or performance of the Merger Agreement by FMI or the FMI Stockholders shall have been obtained and delivered to Envirogen; (g) each FMI Stockholder shall have executed and delivered to Envirogen a release; (h) each FMI Stockholder shall not have exercised dissenters' rights under the Business Corporation Law of the State of Wisconsin in connection with the Merger, and shall have executed and delivered to Envirogen a waiver of such rights; (i) each FMI Stockholder and the Escrow Agent shall have executed and delivered to Envirogen an escrow agreement (the "Escrow Agreement"); (j) Envirogen shall have received evidence satisfactory to Envirogen of the termination of certain of FMI's contracts, plans and agreements; (k) Envirogen shall have received the financial statements of FMI at and for the fiscal years ended December 31, 1994, 1995 and 1996, as audited by Coopers & Lybrand L.L.P. and accompanied by an "unqualified opinion" of Coopers & Lybrand L.L.P. thereon; and (l) all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations required for the operation of FMI's business as currently conducted shall have been granted or renewed in accordance with applicable law.

           The obligation of FMI and the FMI Stockholders to consummate the Merger is subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions: (a) the representations and warranties of Envirogen contained in the Merger Agreement shall be true and correct in all material respects at and as of the date of the Merger Agreement and as of the Effective Time; (b) Envirogen shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time; (c) FMI and the FMI Stockholders shall have received from Drinker Biddle & Reath, counsel for Envirogen, an opinion dated the Effective Time, in form and substance satisfactory to FMI and the FMI Stockholders; (d) Envirogen shall have executed and delivered to the FMI Stockholders a Registration Rights Agreement, the form of which is attached as Appendix E to this Proxy Statement; (e) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of Envirogen since September 30, 1996; (f) all approvals or consents of any third party required for the execution, delivery or performance of the Merger Agreement by Envirogen shall have been obtained and delivered to the FMI Stockholders; (g) there shall not have been completed any Envirogen Acquisition Transaction (as defined below) nor shall there have been any public announcement of a bona fide proposal or plan with respect to an Envirogen Acquisition Transaction; (h) the Common Stock shall continue to be quoted and traded in the Nasdaq SmallCap Market, and the shares of Common Stock to the issued to the FMI Stockholders as part of the Merger Consideration shall have been approved for quotation, upon notice of issuance, in the Nasdaq SmallCap Market; (i) the average of the daily closing prices of a share of Common Stock as reported on the Nasdaq SmallCap Market during the period of ten trading days ending on the date of the Special Meeting shall not be less than $1.90; and (j) Envirogen and the Escrow Agent shall have executed and delivered to the FMI Stockholders the Escrow Agreement.

           The term "Envirogen Acquisition Transaction" as used in this Proxy Statement is defined in Section 5.07(b) of the Merger Agreement as any proposal Envirogen makes or receives that constitutes, or may reasonably be expected to lead to, or in the event Envirogen retains an investment banker or other financial adviser for the purpose of initiating, soliciting or encouraging, any of the following transactions involving Envirogen and/or its affiliates (other than the transactions contemplated by the Merger Agreement and those contemplated by the Securities Purchase Agreement): (a) any merger, consolidation, share exchange, business combination or other similar transaction in which Envirogen is not the surviving corporation; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Envirogen in a single transaction or series of transactions; (c) any issuance and sale of 25% or more of shares of capital stock of Envirogen (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock of Envirogen); (d) any tender offer for 25% or more of outstanding shares of capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (e) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of capital stock of Envirogen.

Transaction Costs

        Pursuant to Section 5.15 of the Merger Agreement, the FMI Stockholders and Envirogen will each pay their own fees and expenses and those of their respective agents and advisors incurred in connection with the transactions contemplated by the Merger Agreement (including, without limitation, all legal and accounting fees (collectively, "Transaction Costs"); provided, however, that
(a) if the Merger and the other transactions contemplated by the Merger Agreement are consummated or (b) if the Merger Agreement is terminated by FMI on or after May 31, 1997 on account of the completion of any Envirogen Acquisition Transaction or any public announcement of a bona fide proposal or plan with respect to an Envirogen Acquisition Transaction, then Envirogen will pay up to a maximum of $350,000 in the aggregate of all reasonable Transaction Costs (other than the fees and expenses of any brokers or finders) incurred by the FMI Stockholders.

Voting Agreement

        Contemporaneously with the execution and delivery of the Merger Agreement, Allen & Company and Allen Capital entered into the Voting Agreement with FMI. Pursuant to the Voting Agreement, Allen & Company and Allen Capital, the record owners of an aggregate of __________ shares of Common Stock (or approximately _____% of the outstanding shares of Common Stock) as of the Record Date, have agreed to vote, in person or by proxy, all shares of Common Stock that they shall be entitled to vote at the Special Meeting for the approval of the Merger Agreement and the Merger, the Securities Purchase Agreement, the Charter Amendment and the Amended Option Plan. The Voting Agreement will terminate upon the earlier of the termination of the Merger Agreement or the final adjournment of the Special Meeting.

Employment Agreements

        Pursuant to the Merger Agreement, at the closing of the Merger each of the FMI Stockholders will enter into an employment agreement with Envirogen pursuant to which they will serve in the following positions: William C. Smith - Chairman of the Board of Envirogen and President and Chief Executive Officer of the FMI Division; Douglas W. Jacobson - Senior Vice President of Marketing of Envirogen and Vice President of the FMI Division; Gary W. Hawk - Vice President and General Manger of the FMI Division; and Richard W. Schowengerdt - Vice President of Technical Development of the FMI Division. Mr. Smith will receive an annual base salary of $180,000, and Messrs. Jacobson, Hawk and Schowengerdt will each receive an annual base salary of $140,000. The FMI Stockholders will also be entitled to certain fringe benefits as other employees of Envirogen having similar salaries and responsibilities are entitled to receive from time to time. The FMI Stockholders will also be eligible to receive annual incentive bonuses based upon attainment of corporate and individual performance goals, and grants of stock options under such stock option plans of Envirogen as are in effect from time to time. The initial term of employment for each of the FMI Stockholders expires December 31, 1998, subject to earlier termination by Envirogen or the FMI Stockholder. If employment is terminated early due to disability, or by Envirogen without cause, or by the FMI Stockholder with good reason, or if Envirogen elects not to renew employment after the expiration date, Envirogen is obligated to continue to pay the terminated FMI Stockholder salary and provide fringe benefits for 12 months following termination, and all options held by such FMI Stockholder which would vest in such 12-month period will become exercisable on the date of termination. During the term of employment and for two years after the termination of employment, each of the FMI Stockholders may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which Envirogen has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise competing with Envirogen of any affiliate of Envirogen, nor may any FMI Stockholder induce any consultants, customers or employees of Envirogen to take actions disadvantageous to Envirogen.

Registration Rights Agreement

        Pursuant to the Merger Agreement, Envirogen has agreed to enter into a registration rights agreement with the FMI Stockholders and Warburg, the form of which is attached to this Proxy Statement as Appendix E (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Envirogen, as soon as practicable after the Merger, will file with the Commission and cause to be declared effective a registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended, relating to the offer and sale by the FMI Stockholders of the 4,190,477 shares of Common Stock to be issued to the FMI Stockholders pursuant to the Merger Agreement and the offer and sale by Warburg of the 6,095,238 shares of Common Stock to be issued to Warburg pursuant to the Securities Purchase Agreement. The FMI Stockholders and Warburg have agreed not to sell such shares for a period of 12 months after the Effective Time without the prior written consent of Envirogen. Envirogen has agreed to pay substantially all expenses incident to the registration of such shares, other than underwriting discounts and commissions.

Waiver and Amendment

        At any time prior to the Effective Time, Envirogen on the one hand, and FMI and the FMI Stockholders on the other, may to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions for the benefit of it contained therein. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of Envirogen, FMI and the FMI Stockholders.

Termination

        The Merger Agreement may be terminated at any time prior to the Effective Time (a) by mutual agreement of Envirogen and FMI; (b) by Envirogen, if events have occurred which have made it impossible to satisfy a condition precedent to Envirogen's obligations to consummate the transactions described in the Merger Agreement, unless Envirogen's breach of the Merger Agreement has caused the condition to be unsatisfied; (c) by FMI and the FMI Stockholders, if events have occurred which have made it impossible to satisfy a condition precedent to FMI's and the FMI Stockholders' obligations to consummate the transactions described in the Merger Agreement, unless FMI's or any FMI Stockholder's breach of the Merger Agreement has caused the condition to be unsatisfied; (d) by Envirogen or FMI, upon notice to the other, if the Merger shall not have become effective on or before May 31, 1997 (unless such date is extended in writing by Envirogen and FMI), except that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the closing of the Merger to occur on or before such date; or (e) by Envirogen or FMI, upon notice to the other, if the required approval of Envirogen's stockholders of the Merger Agreement, the Securities Purchase Agreement, the Charter

Amendment and the Amended Option Plan shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment or postponement thereof.

General Indemnification

        The representations and warranties of Envirogen, FMI and the FMI Stockholders set forth in the Merger Agreement will survive for a period commencing on the date of the Merger Agreement and ending on the first anniversary of the Effective Time (the "Claims Period"), except that the representations and warranties of Envirogen, FMI and the FMI Stockholders relating to income and other tax claims, ERISA claims and environmental claims will survive until the expiration of the applicable statute of limitations with respect to such claims.

        The FMI Stockholders (and prior to the Closing Date, FMI) have agreed to indemnify and hold harmless Envirogen and its respective directors, officers, employers and agents against any and all losses, costs, expenses, claims, damages or liabilities (collectively, a "Loss") which Envirogen has suffered, incurred or become subject to, and to reimburse Envirogen for any reasonable legal, audit or other expenses incurred by it in connection with investigating any claims and defending any actions, in so far as any such Loss arises out of or is based upon any false representation or the breach of any warranty made by FMI or the FMI Stockholders in the Merger Agreement or any breach or default in performance by FMI or the FMI Stockholders of any of their covenants or agreements with Envirogen contained in the Merger Agreement, except that the FMI Stockholders (and prior to the Closing Date, FMI) are not required to indemnify Envirogen unless the aggregate of all amounts from which indemnity would otherwise be due against them exceeds $50,000, and then only to the extent such amounts exceed $50,000. In addition, Envirogen will not be entitled to recovery for any Loss relating to a matter covered by a reserve established for such matter on the latest financial statements of FMI delivered to Envirogen on or before the Effective Time unless, and only to the extent that, the cumulative Loss suffered by Envirogen exceeds the amount of such reserve. The FMI Stockholders' obligation to indemnify Envirogen during the Claims Period will also be limited to the Escrow Money and the Escrow Shares, and, after the expiration of the Claims Period with respect to a misrepresentation or breach of warranty relating to income or other tax claims, ERISA claims and environmental claims, the indemnification obligations of the FMI Stockholders will be limited to an amount equal to the Escrow Money and the value of the Escrow Shares as of the expiration of the Claims Period, except that any Loss of Envirogen that arises out of any act of fraud or intentional misrepresentation by the FMI Stockholders will not be so limited to the Escrow Money and the Escrow Shares, but the liability of each FMI Shareholder in such case will be several and not joint with respect to such Loss.

        Envirogen has agreed to indemnify and hold harmless the FMI Stockholders (and prior to the Closing Date, FMI) and their respective agents against any and all Losses which the FMI Stockholders and FMI have suffered, incurred or become subject to, and to reimburse the FMI Stockholders and FMI for any reasonable legal, audit or other expense incurred by them in connection with investigating any claims and defending any actions, in so far as any such Loss arises out of or is based upon any false representation or the breach of any warranty made by Envirogen in the Merger Agreement or any breach or default in performance by Envirogen of any of its covenants or agreements with the FMI Stockholders and FMI contained in the Merger Agreement, except that Envirogen is not required to indemnify the FMI Stockholders and FMI unless the aggregate of all amounts from which indemnity would otherwise be due against it exceeds $50,000, and then only to the extent such amounts exceed $50,000. In addition, FMI and the FMI Stockholders will not be entitled to recovery for any Loss relating to a matter covered by a reserve established for such matter on the latest financial statements of Envirogen delivered to FMI and the FMI Stockholders on or before the Effective Time unless, and only to the extent that, the cumulative Loss suffered by FMI and the FMI Stockholders exceeds the amount of such reserve. Envirogen's obligation to indemnify the FMI Stockholders and FMI will be also be limited in the aggregate to an amount equal to the amount of the Escrow Money and the value of the Escrow Shares on the Closing Date.

Escrow

        At the closing of the Merger, Envirogen will deposit with the Escrow Agent $1,100,000 of the cash portion of the Merger Consideration (the "Escrow Money") and, immediately after the delivery to the FMI Stockholders of certificates for the shares of Common Stock to be issued by Envirogen pursuant to the Merger Agreement, the FMI Stockholders will deposit with the Escrow Agent certificates representing in the aggregate 419,049 shares of Common Stock (the "Escrow Shares"), in each case to be held in escrow by the Escrow Agent pursuant to the Merger Agreement and the Escrow Agreement as security for any right to indemnification Envirogen may have pursuant to the Merger Agreement and as security for the FMI Stockholders' timely performance of their obligations in the event of a post-closing adjustment of the Merger Consideration. All amounts payable to Envirogen out of escrow in connection with a claim for indemnification or in connection with an adjustment to the Merger Consideration will be paid first in cash from the Escrow Money and then from the Escrow Shares. The number of Escrow Shares to be so transferred to Envirogen will equal the remaining amount of Loss so incurred (after any payments in cash in respect thereof from the Escrow Money) divided by the average of the daily closing prices of a share of Common Stock as reported by the Nasdaq SmallCap Market during the period of ten trading days ending on the last trading day prior to the date of receipt by the FMI Stockholders of notice of any such Loss (the "Average Price"). To the extent that Envirogen has a right to receive any of the Escrow Shares, it will give written notice to the FMI Stockholders, and the FMI Stockholders may, within the ten-day period after such notice, pay to the Escrow Agent cash in an amount equal to the amount of such Loss, and the Escrow Agent shall in lieu of the transfer of Escrow Shares to Envirogen pay to Envirogen cash in the amount of such Loss and release to the FMI Stockholders that number of Escrow Shares calculated by dividing the amount of cash paid by the FMI Stockholders to the Escrow Agent by the Average Price.

        Each FMI Stockholder will retain the voting rights associated with his proportionate share of the Escrow Shares and shall be entitled to all cash dividends, if any, declared on such Escrow Shares unless and until the Escrow Shares become the property of Envirogen. One year after the Effective Time, if there are no outstanding claims for indemnification or with respect to an adjustment to the Merger Consideration, all of the Escrow Money and Escrow Shares then remaining in escrow will be released to the FMI Stockholders in proportion to the number of shares of FMI common stock owned of record by each FMI Stockholder at the Effective Time.

Indemnification of FMI Officers and Directors

        Pursuant to Section 5.20 of the Merger Agreement, for a period of six years after the Effective Time, Envirogen has agreed to indemnify the directors and officers of FMI and its affiliates who serve as such immediately prior to the Effective Time to the same extent as such persons presently are indemnified by FMI pursuant to FMI's By-laws or the provisions of the Business Corporation Law of the State of Wisconsin (the "WBCL"), as in effect at the Effective Time and notwithstanding any subsequent changes thereto after the Effective Time, with respect to matters which arose prior to the Effective Time.

        Article IX of FMI's By-laws provides that each director and officer of FMI shall be entitled to be reimbursed by FMI for, and indemnified by FMI against, all liability and expenses (including legal expenses) reasonably incurred by such director or officer in connection with any claim, action, suit or proceeding of whatever nature in which such director or officer may be involved as a party or otherwise as a result of having served as a director or officer of FMI or of any subsidiary of FMI, or by reason of any action alleged to have been taken or omitted by such director or officer whether or not he or she continues to be a director or officer; provided, however, that FMI shall not be liable for any such reimbursement or indemnity relating to any liability or expense incurred or settlement made in connection with any matter arising out of the negligence or misconduct of any director or officer of FMI.

        Notwithstanding the provisions of FMI's By-laws as described above,
Section 180.0851 of the WBCL requires FMI to (a) indemnify a director or officer of FMI, to the extent such director or officer has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party to the proceeding because he or such was a director or officer of FMI and (b) indemnify a director or officer of FMI, in cases not covered in subsection (a) above, against liability incurred by such director or officer in a proceeding to which the director or officer was a party because he was a director or officer of FMI, unless liability was incurred because the director or officer breached or failed to perform a duty that he owes to FMI and the breach or failure to perform constitutes (i) a willful failure to deal fairly with FMI or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal benefit; or (iv) willful misconduct.

                             BUSINESS OF ENVIROGEN

General

        Envirogen is an environmental biotechnology company combining unique scientific, engineering and management expertise to provide innovative solutions for treating hazardous wastes. Envirogen's strategic approach includes isolating natural organisms, enhancing their performance, and then developing engineered systems to optimize their activity for biodegradation. Envirogen also employs complementary, non-biological technologies where the combinations produce synergistic results. Envirogen offers solutions for both pollution prevention and remediation problems of corporations and government agencies.

        Envirogen's capabilities mirror the needs of the marketplace, and its acceleration into commercial activity could not be more timely. The Environmental Protection Agency (the "EPA") is currently believed to be more receptive to innovative approaches than at any time before. In addition, new regulations that create more stringent requirements for chemical releases, and that now require the destruction of specific, difficult compounds, have produced a need for new biological systems to cost-effectively meet these standards. Envirogen's capabilities for providing technologies to reduce remediation and operating costs, and for destroying recalcitrant contaminants, are well suited to meet these growing market needs. During 1996, Envirogen spent approximately $2.5 million on research and development projects.

Growth Strategy

        Envirogen remains confident in its mission to provide innovative, economic solutions for both the prevention and remediation of hazardous wastes. Over the past several years, Envirogen has developed its business systems and successfully expanded its marketing and sales efforts, resulting in a rapid acceleration of commercial sales. In addition to this internal growth strategy, Envirogen has developed and is implementing an external growth strategy to accelerate revenue growth and the commercialization of its technologies. This external growth strategy includes selectively acquiring companies with complementary, non-biological technologies aimed at producing synergistic results, as well as entering into joint ventures and collaborative arrangements with major firms that are interested in exploring and developing alternative remediation and pollution prevention technologies. In connection with this external growth strategy, Envirogen has accomplished the following in the past 24 months:

                . Formed a joint venture with n.v. VAM of the Netherlands to supply advance biofiltration systems and services for the treatment of odors, air toxics and volatile organic contaminants to the air pollution control market;

                . Acquired MWR, Inc. of Lansing, Michigan, a leading provider of in situ remediation services with particular expertise in soil vapor extraction and with 1995 revenues of approximately $4.7 million;

                . Entered into a three-year collaborative marketing agreement with Dow Environmental Inc., a division of Dow Chemical Company of Midland, Michigan, to pursue specific remediation and pollution prevention opportunities; and

                . Entered into a development agreement with Rhone-Poulenc Inc. to develop and supply advanced high-performance biological technologies and systems for the industrial wastewater treatment market.

        Consistent with this strategy, Envirogen has entered into the Merger Agreement to acquire FMI, a full-service environmental consulting and engineering firm with revenues of approximately $21.3 million and pre-tax net income of approximately $4.6 million during 1995. See "Special Factors -Reasons for the Merger; Recommendation of the Board of Directors" and "Business of FMI."

The Technologies

        The distinctiveness of Envirogen's technologies is based on two elements: 1) microorganisms (biocatalysts) with exceptional degradative abilities; and 2) engineered systems, including proprietary bioreactors and processes, to mix in a controlled environment its microorganisms with contaminated air, water, or soil to maximize the degradative properties of the microorganisms. To achieve this goal, Envirogen has conducted extensive testing of microorganisms and bioreactors and has assembled a staff of scientists, engineers and consultants with expertise in biochemistry, molecular biology, microbiology, chemical and mechanical engineering and systems design.

Microorganisms
--------------

        Envirogen's biodegradation processes are based on naturally occurring microorganisms that are found in soil, water and sediments at the hazardous waste site or are transported to the site for controlled usage by Envirogen. The microorganisms under development primarily are bacteria, which are microscopic, single-cell organisms that under defined conditions can break down contaminants into simpler substances to support the organism's growth. For example, if the contaminant is benzene, the byproducts from its complete degradation are carbon dioxide and water. In other cases, for example trichloroethylene ("TCE"), microorganisms may break down a contaminant without supporting the organism's growth in a process called cometabolism, resulting in carbon dioxide, water and chloride salts.

        There are naturally occurring bacteria capable of degrading nearly all natural organic compounds. However, highly effective naturally occurring bacteria capable of degrading many of the synthetic substances (such as polychlorinated biphenyls ("PCBs") and TCE) are not as common and can be difficult to utilize. These synthetic compounds were designed to be chemically stable, which means that it may take years before they are naturally degraded.

        Envirogen has isolated natural strains of bacteria that partially or completely degrade or accelerate the degradation of a number of recalcitrant hazardous wastes, including PCBs, TCE, chloroform and other chlorinated solvents, methyl tertiary butyl ether ("MTBE," a gasoline octane enhancer), hydrochlorofluorocarbons ("HCFCs," ozone-depleting refrigerants) and polycyclic aromatic hydrocarbons ("PAHs"). These bacteria have been isolated using specialized enrichment techniques that allow Envirogen to select, isolate and optimize the superior strains from the general population of bacteria found at the sites. Envirogen is also designing and testing genetically-modified bacteria that may have several advantages over naturally occurring bacteria. These advantages include the ability to degrade wastes faster and to lower concentration levels, reducing the overall cost of biodegradation.

Engineered Systems
------------------

        Envirogen has designed and constructed several different engineered systems using bioreactors to enhance the biodegradative capabilities of the microorganisms when they make contact with the contaminated air, water or soil. By using a bioreactor, variables such as temperature and pH (acidity or alkalinity) can be controlled, and measured amounts of oxygen and nutrients can be added to the mixture of microorganisms and contaminated materials, thereby optimizing the degradation environment.

        Envirogen believes that the engineering and design of a variety of bioreactors is an important factor in its ability to develop and sell commercially viable systems for the biodegradation of hazardous wastes. The design of a bioreactor to be used at a particular site will depend on the types of wastes to be degraded, the media (e.g., soil type) in which the wastes are located, the concentration of the targeted waste and the combination of other chemical wastes associated with the targeted waste. Envirogen continues to develop and test bench-scale and pilot-scale bioreactors utilizing naturally occurring and genetically-modified bacteria for the degradation of PCE, TCE, MTBE, air toxics, industrial waste water effluents, and groundwater contaminants and has conducted field trials with pilot-scale bioreactors for the degradation of industrial air toxics, soil and groundwater contaminants, and industrial wastewater streams. In 1996, Envirogen successfully completed a field demonstration of its MTBE bioremediation technologies, utilizing a reactor based system for contaminated groundwater. The system included a ceramic membrane subsystem supplied by Rhone-Poulenc.

Business Areas

        Envirogen is organized along three separate but interrelated product areas consistent with the three states of matter: soils/sediments (solids), water (liquids) and air (gases). Each specific product area is described below:

SOILS

Commercial Programs
-------------------

Hydrocarbons

        Many of industry's environmental problems are the result of the release of simple hydrocarbons. When pollutants such as gasoline or heating oil are spilled into the environment, indigenous soil bacteria may quickly adapt to this new "food source" and begin the biodegradation process to break down the contaminant into its core components of carbon and hydrogen. The efforts of Envirogen's technical team are aimed at optimizing this natural process and therefore accelerating the cleanup of the site. This optimization requires the control of such variables as temperature and pH, and the control and delivery of nutrients and oxygen.

        Substantial cost reductions can be realized by the destruction of these contaminants in situ (in place). To realize effective in situ remediation requires an understanding of efficient microbial activity combined with engineered control and delivery systems. Envirogen's acquisition of Vapex Environmental Technologies, Inc. in 1991 was aimed at developing the capability to use the underground as a bioreactor for in situ contaminant destruction. The results of this unique combination of engineering and scientific capabilities is apparent with Envirogen receiving awards as prime contractor for the cleanup of several Superfund sites for groups of prestigious Fortune 100 clients. The success of the Vapex acquisition prompted Envirogen to acquire MWR in February 1996. MWR has very similar engineering capabilities to those offered by Envirogen but offers different geographical and client coverage. Envirogen, by leveraging its engineering and scientific capabilities through its existing business and the newly-acquired MWR operation, made significant progress in 1996 in expanding both its client base and geographic coverage.

Nitroaromatics

        Envirogen has continued to develop technologies to biodegrade such nitroaromatic contaminants as the herbicide dinoseb and the explosive trinitrotoluene (TNT). Nitroaromatics have become serious environmental problems at many military installations worldwide where explosives are manufactured and stored, and in agricultural areas where pesticides have been in widespread use. Efforts in this area have included a collaborative marketing agreement with the J.R. Simplot Company, as well as the ongoing development and marketing of Envirogen's own technologies.

Developmental Programs
----------------------

PCBs

        PCBs are a family of compounds that have been used extensively in many industrial applications, which included electrical fluids, hydraulic fluids, paints, cutting oils, antidusting agents and others. The discovery of widespread environmental impact and concerns due to their toxicity and hazardous effects on ecosystems led to a ban on the use and production of PCBs in 1979.

        In spite of this ban, PCBs continue to persist in the environment due to their low water solubility, strong adsorption to soils or sediments, low volatility and low chemical reactivity. These qualities, which made PCBs so attractive to industry, are precisely the qualities that make PCBs so persistent in the environment. The United States General Accounting Office has estimated that 150 million pounds of PCB wastes have entered the environment.

        Today the accepted means of disposal of PCBs are incineration or landfilling. Landfilling transfers the problem from one site to another without destroying the PCBs, and incineration is extremely costly. Heeding the call for more economical and effective solutions, Envirogen has been developing alternative remedial technologies for PCB cleanups.

        Microbiology and process engineering have played a key role in Envirogen's goal of producing a commercial PCB destruction technology. The scientific challenge is that PCBs remain persistent in the environment because they are resistant to microbial degradation. Expanding on work begun at General Electric and several university laboratories, Envirogen has isolated superior and novel strains of PCB-degrading microorganisms, has established conditions for optimal microbial activity, and has explored the potential barrier-breaking advantages of genetically-modified bacterial strains.

        Systems engineering has played a vital role in developing commercially viable, cost-effective systems for the biodegradation of PCBs. Envirogen has developed soil slurry bioreactors that are designed to use superior strains of microorganisms for on-site destruction of PCBs. In addition, Envirogen is aggressively pursuing in situ applications, which offer the most cost-effective solution to the destruction of PCBs. Field testing of both in situ and ex situ biotreatment techniques have been completed. Finally, Envirogen has engineered and patented a novel solid phase extraction process, called SoPE(TM), which can be used as a stand-alone treatment or in conjunction with bioremediation. Field tests of SoPE(TM) successfully demonstrated the efficacy and cost benefits of this technology. Envirogen is currently discussing commercial opportunities for the SoPE(TM) process with several clients.

Advanced Technologies

        Envirogen's commitment to developing leading edge technologies is nowhere more evident than in the advanced technology development areas. The development of advanced technology not only serves to provide new business opportunities for Envirogen, but has also helped establish Envirogen as the leader in environmental biotechnology. One of the major areas of focus for this program has been the development and testing of advanced in situ bioremediation technologies such as bioaugmentation, whereby highly efficient microorganisms are injected directly into a contaminated aquifer. In 1996, Envirogen successfully demonstrated this technology, in combination with complementary delivery technologies, at two sites, one of which was for a Fortune 100 petroleum company. This work for the Fortune 100 petroleum company is significant because it is for the destruction of chlorinated organics at a geologically-complex site. Additional field tests are underway for the U.S. Air Force at the other site.

        As mentioned earlier, economic factors have forced pollution generators to seek lower-cost alternatives to their hazardous waste problems. In particular, various agencies of the federal government have been early and strong supporters of innovative technologies aimed at achieving this goal. This support is evident through the government's Small Business Innovation Research
(SBIR) program, which awards grants of various sums to companies for specific areas of research and development. Envirogen was awarded three two-year Phase II SBIR contracts in 1995, one in 1996 and two more are scheduled to start in early 1997 for the development of advanced technologies. One SBIR, for the Department of Defense, is to develop and test specialized microorganisms for destroying chlorinated solvents, the most significant class of groundwater contaminants in the United States. Another SBIR, for the Department of Energy, is for the development of gene probe technology to improve and document in situ bioremediation. The third SBIR, for the National Science Foundation, is for the development of a system to degrade the ozone-depleting chemicals, HCFCs. The fourth SBIR, for the Department of Defense, is for the development and testing of biofiltration technology for toxic and odorous air-borne chemicals.

        These examples, along with many other existing projects still under development, all lay the scientific groundwork which, when combined with appropriate engineered systems, lead the way to safer, more responsive commercial applications. The result is a cleaner environment achieved with cost-savings for the end-user.

WATER

Commercial Program
------------------

        The enforcement of more rigorous regulations has created a need for specialized bioreactor systems and biocatalysts to degrade difficult contaminants in groundwater and industrial effluent streams. Envirogen is taking advantage of this favorable market situation to provide high performance aqueous bioreactor systems, including fluidized bed reactors and membrane bioreactors ("MBRs"). To increase its momentum in the water treatment program, Envirogen signed an agreement with Rhone-Poulenc in November 1996 to work collaboratively to commercialize and market MBRs. Following an 18-month business development period, the agreement calls for the two parties to form a joint venture. Envirogen is contributing its expertise in the biological treatment of wastewater with particular emphasis on its high-performance bioreactors, such as the membrane and fluidized bed bioreactors. Rhone-Poulenc is supplying marketing, project and engineering support as well as membrane systems to the project. Envirogen and Rhone-Poulenc have already conducted joint sales training, design, cost estimating and marketing efforts and are currently working on projects that integrate their respective technologies.

        Envirogen, with its advanced knowledge of biocatalysis, is able to determine which microorganism is appropriate to degrade a specific contaminant and combine the right microorganism with the right bioreactor design, based on specific operational guidelines, to optimize the destruction of that contaminant. The combination of system improvements and specialized microorganisms is providing Envirogen's clients with smaller, and therefore less costly, equipment with lower operating costs than is achievable with conventional systems such as incineration and carbon adsorption. These system improvements and specialized microorganisms allow Envirogen to address difficult contaminant and performance requirements more effectively than can be done with conventional systems.

        Envirogen's development efforts have included the commercialization of the fluidized bed reactor system ("FBR"), which effectively destroys recalcitrant compounds in water streams at costs lower than conventional technologies. Several years of laboratory development and successful field demonstrations of this process resulted in the sale of Envirogen's first full-scale FBR in 1994. The design, delivery and installation of this $1.2 million system for aniline and nitrobenzene destruction from groundwater was completed in 1996 at an industrial site in New Jersey. Start-up of this system is expected to be completed in 1997. It was estimated by the client that this system will save at least $1.8 million in capital and operating costs during the life of the project when compared to conventional technologies. Envirogen completed installation in 1996 of another FBR at Wright-Patterson Air Force Base for the destruction of chlorinated solvents and other hydrocarbons in groundwater. In 1996, Envirogen also completed the process engineering and design of a large FBR for industrial wastewater treatment for a Fortune 100 petrochemical company.

        The Rhone-Poulenc agreement will also build upon Envirogen's technological breakthrough of degrading MTBE in an economical membrane bioreactor system, designed and built in collaboration with Rhone-Poulenc, using their membranes. Envirogen has successfully demonstrated the system for a Fortune 100 oil company in Texas and has also completed the design of a full-scale system. This breakthrough is significant because no economical removal technology is known to exist for MTBE.

Developmental Program
---------------------

        TCE, a suspected carcinogen, is one of the most prevalent contaminants in groundwater, yet is often highly resistant to natural biodegradation. Envirogen began a program targeting TCE destruction with a technology license from Amgen. The program progressed through reactor design and scale-up and resulted in a successful field demonstration at Robins Air Force Base. This work continued in 1996 with the successful completion of a project at the F.E. Warren Air Force Base to develop a technology to treat soil vapors contaminated with TCE and other chlorinated solvents. This contract was funded by the Air Force Center for Environmental Excellence. Envirogen continues to develop technologies targeting TCE destruction under funding from the U.S. Air Force.

AIR

        The biological control of airborne toxic compounds is now beginning to be recognized in the United States as a cost effective alternative to physical and chemical treatment methods such as incineration, adsorption, and wet chemical scrubbing. Biotreatment of easier to degrade compounds, such as odor-causing hydrogen sulfide, has been commercially successful in Europe for more than ten years.

        Motivated by the 1990 Clean Air Act Amendments ("CAAA"), which increasingly regulate toxic organic compound releases, Envirogen has embarked upon a program to commercialize biotechnology to treat both odor-causing chemicals and volatile organic compounds. After a series of laboratory and field pilot projects, Envirogen understands the optimal conditions required by naturally occurring microorganisms to effectively degrade organic compounds listed under the CAAA.

        During the early 1990's, Envirogen targeted specific contaminants such as hydrogen sulfide, carbon disulfide, styrene, terpenes, alcohol, aldehydes, isobutane, isopentane, the mixed solvents associated with the printing and surface coating industries, and hydrocarbons associated with remediation. These early projects resulted in two full-scale bioreactor designs: the biofilter and the biotrickling filter.

        In biofiltration systems, microorganisms in the form of a moistened biofilm layer attached to an organic, porus filter substrate, are used to catalyze beneficial chemical reactions. As a contaminated vapor stream passes through the filter bed, pollutants are transferred from the vapor to the biolayer and are consumed by the microorganisms. Biotrickling filters are similar to biofilters, but contain a synthetic packing material instead of compost or peat, and operate with a greater liquid flow over the packing to facilitate mass transfer. The biotrickling filter expands the benefits and capabilities of biofiltration systems with certain contaminants.

        As a result of Envirogen's experience with the destruction of hydrogen sulfide and carbon disulfide, Envirogen was awarded a contract from the Nylonge Corporation, a synthetic sponge manufacturer located in Ohio, to design and install a biofiltration system to control a 30,000 cfm exhaust air flow. The system suffered a shutdown in January 1996 shortly after installation which the Company believes was primarily caused by a failure of internal grating material supplied by third parties. Throughout 1996 Envirogen investigated the cause of the failure, redesigned the internal grating and rebuilt and restarted the system at a cost of approximately $600,000. While the ultimate responsibility for this cost has not yet been determined, Envirogen is actively pursuing reimbursement of these expenses from third parties.

        Envirogen also received an order from ABTco, a decorative hardwood panel manufacturer, to design and construct a $1,900,000 biofiltration system at its Michigan facility. In 1996, this system was completed and is now fully operational. The system processes 50,000 cfm of air and is the first operating biofilter in the forest products industry in the U.S. Additionally, Envirogen has commercialized the biotrickling filter technology for styrene applications, for isopentane and isobutane used as the blowing agents in foam manufacturing, and for other selected chemical compounds. Envirogen is also field testing the biotrickling filter for a large chemical company for the treatment of a methyl chloride stream.

        In May 1995, Envirogen formed a joint venture with nv VAM of the Netherlands to expand and enhance Envirogen's portfolio of air treatment products and services. The venture company, CVT America LLC, is owned 50% by Envirogen and 50% by VAM and provides patented modular biofiltration systems and other services for the treatment of odors, air toxics and volatile organic contaminants to specific segments of the air pollution control market. Envirogen and VAM, which has a well-established presence in the European biofiltration market, have combined their complementary biotreatment capabilities to provide a leadership position in the air pollution control market for Envirogen. CVT America realized initial revenues in 1995 on sales of its products and services and substantially increased their revenues in 1996. CVT America signed an agreement in 1996 with Davis Water, now a division of U.S. Filter, by which CVT provides biofilters to Davis Water to cover specific market segments. The agreement has already resulted in several systems sales, and CVT commenced recognizing revenue from such sales in January 1997.

Governmental Regulation

        The federal and state environmental laws regulating Envirogen's current and proposed biodegradation systems are complex, subject to varying interpretations and continually evolving. Compliance with these laws, rules and regulations is expected to be time consuming and expensive. Any failure to comply with these requirements, even if unintentional, could give rise to liabilities, penalties or fines that could materially adversely affect Envirogen's financial condition and its reputation.

        Under the Toxic Substances Control Act ("TSCA"), the EPA has the authority to regulate the use of chemicals for commercial purposes. A premanufacture notice ("PMN") is required to be filed with the EPA 90 days in advance of the manufacture for commercial purposes of any "new" chemical substance. To date, the EPA has not asserted that isolated strains of naturally-occurring microorganisms are chemical substances under TSCA. Since 1986, however, genetically-modified microorganisms, with certain limited exceptions, have been considered "new" chemical substances by the EPA. As a result, Envirogen's manufacture of genetically-modified microorganisms for commercial use or the release of genetically-modified microorganisms into the environment will require the filing of a PMN, subject Envirogen to the EPA's premanufacturing review process and require the development of risk assessment information. Depending on the nature of the microorganism, this process may be time-consuming and costly. Envirogen has been advised by the EPA that Envirogen's proposed use of genetically-modified microorganisms in a bioreactor is a "contained" use for purposes of research and development. The EPA has proposed new regulations for its TSCA biotechnology program that if adopted, would define the criteria under which the use of genetically-modified microorganisms in a bioreactor will be considered "contained." If the regulations are adopted, Envirogen believes the time and cost of obtaining EPA approval for its commercial systems may be reduced. Envirogen continues to monitor regulatory approvals required by the EPA under TSCA and by various state and local authorities related to Envirogen's intended use of genetically-modified bacteria.

        Recombinant DNA research conducted with grants from the National Institute of Health ("NIH") must comply with NIH's Guidelines for Research Involving Recombinant DNA Molecules (the "Guidelines"). Although compliance with the Guidelines is not currently mandated for entities that do not receive any NIH funding, Envirogen has conducted its research involving genetically-modified microorganisms in compliance with the Guidelines. The Guidelines prohibit or restrict certain recombinant DNA experiments, set forth levels of biological and physical containment of recombinant DNA molecules for various types of research and require that institutional biosafety committees, composed of representatives of Envirogen and the public, approve certain experiments before they are initiated.

        Envirogen's research and development activities on PCBs currently require a permit under TSCA, and certain of its other research activities on other hazardous substances require state permits. These permits have been obtained. Additionally, other permits may be required from the EPA and various state and local agencies in connection with the installation, use or operation of Envirogen's biodegradation systems.

        Envirogen's biodegradation systems, whether used at a hazardous waste generator's facility or at a hazardous waste site, also may be subject to permitting under the Resource Conservation and Recovery Act ("RCRA") as a Treatment, Storage or Disposal Facility ("TSD facility"). The field demonstration of a bioreactor system may also require a permit under RCRA. Obtaining a TSD facility permit can be a time consuming and expensive process, requiring considerable documentation, including process information, waste specifications and information regarding compliance assessments, security procedures, emergency plans and insurance, as well as local public hearings. Local public opposition may delay the issuance of a TSD facility permit for a number of years or even cause the EPA to deny the permit.

        Envirogen's systems may also be subject to other environmental regulations including mandatory destruction levels and prohibitions on the release of significant levels of hazardous wastes into the environment.

        Envirogen's vapor extraction technology is subject to strict enforcement of various EPA and state environmental regulations and various site specific permitting requirements. EPA or state regulatory agency review of the remedial action plan is a prerequisite to installation of a full-scale vapor extraction system. In addition, the vapor extraction system must comply with federal and state air and water pollution control standards and an air emissions permit is often required. In some instances, the system will require a permit in order to discharge the treated waste stream into ground or surface waters.

        Federal and state safety and health regulations require Envirogen to train its employees for work at hazardous waste sites and require the preparation of health and safety plans for each individual project.

        Management believes that Envirogen is in compliance with all material regulatory requirements.

Competition

        The environmental remediation industry is highly fragmented and competitive. Competitors include engineering and construction firms, environmental management service firms and specialized technology companies, including companies focusing on developing advanced biological remediation technologies similar to Envirogen's technologies. As technological advances are made and become more widely known, the larger environmental firms may acquire these companies and technologies and offer such technologies as part of an overall solution to a hazardous waste remediation project. Because these companies have significantly greater financial resources than Envirogen and can offer a wider range of services, Envirogen may be at a competitive disadvantage.

        In general, competition in the hazardous waste management industry is based primarily upon the cost of the volume of waste treated, contained or removed. Where the waste is removed, customers are typically charged on a per ton basis on contaminated soil excavated and transported to a hazardous waste landfill. Additional competitive factors include corporate presence in a geographic area, regulatory support, performance standards and technical reliability and competence. Envirogen's competitive position is premised upon the lower-cost treatment approach traditionally associated with conventional biodegradation techniques, but focus upon Envirogen's distinctive approach to degrading recalcitrant hazardous waste.

        Certain environmental companies offer full-service, turn-key approaches that are capable of providing an overall solution to a hazardous waste remediation project. Where appropriate, Envirogen teams with larger environmental service firms to offer consulting, engineering, project management, materials handling and other complementary techniques that are provided by the larger firm in conjunction with Envirogen's biodegradation technology. To date, Envirogen has been able to establish acceptable levels of such teaming arrangements on satisfactory terms.

        In response to the search for alternatives to incineration, deep-well injection and hazardous waste landfills, various developmental chemical and physical treatment technologies are being explored by sources within industry, university research centers and the EPA. Any of these alternative technologies, if found to be effective and cost efficient, may directly or indirectly compete with Envirogen's technologies. Certain present remediation alternatives are under regulatory review and, as in the case of incineration, their availability may be limited or restricted in the future, thereby increasing the need to develop acceptable alternatives.

        Envirogen is aware of a number of potential competitors seeking to develop commercial systems employing biological degradation technology, many of which have considerably greater financial resources than Envirogen. Some of these companies are focusing directly on the enhancement of the degradative activities of indigenous microorganisms, and some have isolated strains of microorganisms that alone or in combination with other isolated strains of bacteria will degrade certain hazardous wastes. Envirogen does not expect that other entities seeking solely to enhance conventional biological treatment systems will be able to demonstrate these systems effectiveness in degrading the more recalcitrant hazardous chemicals targeted by Envirogen. There are, however, a number of companies attempting to develop advanced biological treatment techniques similar to those of Envirogen for treatment of these recalcitrant chemicals. The less stable hydrocarbon wastes are not particularly difficult to degrade using conventional biological methods, and Envirogen expects greater competition in that market sector.

        Envirogen is aware of other companies that have targeted the biodegradation of TCE and have performed various degrees of testing. Envirogen is not aware of any competitor that has had substantial positive results in the biodegradation of PCB wastes, although Envirogen believes that various companies have targeted the PCB biodegradation market. Envirogen is aware of and expects continued competition in the areas of remediation of industrial air toxics, industrial wastewaters, groundwater and nitroaromatics.

        In addition, there are a significant number of companies that offer soil vapor extraction and related remediation services. The EPA has rated soil vapor extraction as one of the top innovative technologies. Changes in governmental regulations, the enforcement of regulations or advances in technology may result in a decrease in the demand for vapor extraction services or affect the competitive environment in which Envirogen operates.

Environmental Liability and Insurance

        Envirogen could be held strictly liable under various laws and regulations if microorganisms or hazardous wastes cause harm to humans or the environment, even if Envirogen were not negligent. Although Envirogen has a $5,000,000 combined professional liability and contractor's pollution liability insurance program that also provides limited products liability coverage, there can be no assurance that environmental liabilities that may be incurred by Envirogen will be covered by its insurance or that the dollar amount of covered liabilities will not exceed policy limits. Accordingly, a partially or completely uninsured judgment against Envirogen could have a materially adverse effect on Envirogen. Liability insurance market conditions may make it impossible or uneconomical for Envirogen to obtain combined professional and contractor's pollution liability or product liability insurance, which may adversely affect its ability to market its products and services. Although Envirogen attempts to mitigate some of the uninsured risks by typically not taking title to its customers' waste or transporting such waste, such measures are not sufficient to avoid all potential liability.

        Envirogen may be required to indemnify its customers against losses and fines associated with work under certain of its contracts in the event that Envirogen's performance under such contract or contracts is faulty or not conducted in compliance with deadlines. Although Envirogen will make every effort to mitigate losses under indemnification clauses contained in its contracts, a claim, if successful and of sufficient magnitude, could have a materially adverse effect on the business or financial condition of Envirogen.

Legal Proceedings

        Envirogen knows of no material litigation or other legal proceedings pending or threatened to which it is, or may become, a party.

Properties

        Envirogen's headquarters and Midatlantic Operations Group are located in Lawrenceville, New Jersey, where it leases 35,000 square feet of office space for its administrative, laboratory and pilot facilities. Envirogen leases 27,000 square feet of office and warehouse space in Lansing, Michigan for its MWR Operations Group. Envirogen also leases 10,400 square feet of office space in Canton, Massachusetts for its Northeast Operations Group. Another 2,200 square feet of office space is leased in Houston, Texas for its Gulf Coast Operations Group. Management believes that Envirogen's facilities are adequate and suitable for Envirogen's current and proposed operations for the immediately foreseeable future.

Employees

        As of December 31, 1996, Envirogen had 100 full-time employees, including 40 in engineering, 24 in research and development, 22 in administration and finance and 14 in marketing. Doctoral degrees are held by ten employees and encompass the disciplines of biochemistry, molecular biology, chemical engineering, microbiology and microbial physiology. Each of Envirogen's key employees is subject to a confidentiality agreement with Envirogen covering Envirogen's processes and plans relating to its business and activities. Envirogen is not subject to any collective bargaining agreements and believes that its relationship with its employees is excellent.

Compensation of Directors

        Non-employee directors (the "Non-Employee Directors") receive a
$1,000 quarterly retainer and an additional $1,000 for each Board of Directors meeting attended in person. Directors are also reimbursed for out-of-pocket expenses for attendance at meetings. Non-Employee Directors are eligible to receive stock option grants under the Envirogen, Inc. 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan").

        Under the 1993 Plan, upon the initial election of each Non-Employee Director, he or she will automatically be granted an option to purchase 15,000 shares of Common Stock, and an option to purchase an additional 5,000 shares of Common Stock shall be granted on June 1 of each year to each Non-Employee Director who is elected at subsequent Annual Meetings of Stockholders, except that the Chairman of the Board shall be granted an option to purchase 7,500 instead of 5,000 shares of Common Stock. The option to purchase 15,000 shares vest over five years, and the option to purchase 5,000 shares vest at the end of the first year of grant. Non-Employee Directors who are not initially elected at an Annual Meeting of Stockholders will receive (i) an option to purchase 15,000 shares of Common Stock and (ii) an option to purchase a pro rata portion of 5,000 shares (or 7,500 shares with respect to the Chairman of the Board) of Common Stock based on the number of full months remaining from the date of election until the next Annual Meeting of Stockholders divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

Executive Compensation

        The table on the following page sets forth certain information, for Envirogen's last three fiscal years, concerning the annual and long-term compensation paid to Envirogen's Chief Executive Officer and each of Envirogen's other executive officers whose total annual salary and bonus during 1996 exceeded $100,000 (collectively, the "Named Officers"):

                           Summary Compensation Table

                                                                  Long Term
                             Annual Compensation/(1)/            Compensation
                          ------------------------------         ------------
                                                                    Awards
                                                                 ------------
                                                                  Securities
                                                                  Underlying     All Other
Name and                                                           Options      Compensation
Principal Position/(2)/       Year     Salary($)       Bonuses    (#)/(3)/        ($)/(4)
-------------------------------------------------------------------------------------------
Harcharan S. Gill             1996     $190,000        $           120,000        $ 4,135
  President and Chief         1995     $175,000        $10,000      90,000        $51,140
  Executive Officer           1994     $ 74,039        $10,000     130,000        $     0

David N. Enegess              1996     $138,000        $            35,000        $ 2,863
  Vice President,             1995     $134,000        $     0      31,800        $ 2,680
  Marketing                   1994     $130,000        $     0       2,000        $ 2,540
  and Commercial
  Development

Ronald Unterman               1996     $138,000        $            70,000        $ 2,863
  Vice President and Chief    1995     $134,000        $     0      41,800        $ 2,680
  Scientific Officer          1994     $130,000        $     0       2,000        $ 2,300

Peter E. Nangeroni            1996     $110,000        $            70,000        $ 2,372
  Vice President,             1995     $ 90,134        $ 5,000      15,900        $ 1,803
  Operations                  1994     $ 83,864        $     0       4,000        $ 1,695

William J. Guarini            1996     $107,000        $            35,000        $ 2,258
  Vice President, Government  1995     $102,115        $ 2,000      16,350        $ 2,021
  Business Development        1994     $ 98,350        $     0       2,000        $ 1,885

-----------------------
(1) The costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Officer, the lesser of $50,000 or 10% of the total annual salary and bonus indicated in the above table.
(2) Pursuant to the Merger Agreement, the annual base salary rates payable by Envirogen to the FMI Stockholders commencing at the Effective Time will be as follows: William C. Smith, $180,000; Douglas W. Jacobson, $140,000; Gary
     W. Hawk, $140,000; and Richard W. Schowengerdt, $140,000. See "The Merger Agreement - Employment Agreements."
(3) The options listed for Dr. Gill for 1994 consist of options granted in connection with his acceptance of employment with Envirogen.
(4) This column consists of Envirogen's matching contributions to the Envirogen, Inc. 401(k) Plan, except that the amount listed for Dr. Gill for 1995 also includes $49,659 as reimbursement of relocation expenses in connection with Dr. Gill's employment with Envirogen.

        The following tables set forth certain information concerning stock options granted to the Named Officers during the fiscal year ended December 31, 1996 and unexercised options held by them at December 31, 1996:

                       Option Grants In Last Fiscal Year

                                   Individual Grants
                      -------------------------------------------------
                                     % of Total
                                      Options
                       Number of    Granted to
                       Securities    Employees
                       Underlying       in        Exercise
                        Options        Fiscal       Price   Expiration
Name                  Granted/(1)/   Year/(2)/    Per Share    Date
-----------------------------------------------------------------------


Harcharan S. Gill           40,000         16.4%    $3.85     2/1/06
                            80,000                  $2.80    11/19/06

David N. Enegess            15,000          4.8%    $3.85     2/1/06
                            20,000                  $2.80    11/19/06

Ronald Unterman             30,000          9.5%    $3.85     2/1/06
                            40,000                  $2.80    11/19/06

Peter E. Nangeroni          40,000          9.5%    $3.85     2/1/06
                            30,000                  $2.80    11/19/06

William J. Guarini          20,000          4.8%    $3.85     2/1/06
                            15,000                  $2.80    11/19/06
-----------------------

(1) All of the options were granted under the Option Plan at fair market value. Such options are non-transferable and are exercisable in equal installments over a five-year period commencing with the date of grant; provided, however, that such options are immediately exercisable in the case of certain business combinations involving Envirogen (other than the Merger).
(2) Envirogen granted options to employees to purchase a total of 733,000 shares of Common Stock during 1996.

             Aggregated Option Exercises In Last Fiscal Year And
                         Fiscal Year-End Option Values


                                                          Number of
                                                          Securities
                                                          Underlying
                                                          Unexercised                Value of Unexercised
                                                        Options at Fiscal            In-the-Money Options
                         Shares                            Year-End                  at Fiscal Year-End/(2)/
                       Acquired on      Value         --------------------          ------------------------
Name                   Exercise     Realized/(1)/       Exercis-   Unexercis-        Exercis-    Unexer-
                                                        able       able              able        cisable
---------------------------------------------------------------------------------------------------------

Harcharan S. Gill               --             --       70,000     270,000          $50,390     $166,310

David N. Enegess             2,800        $ 8,820       17,960      63,640          $18,516     $ 51,683

Ronald Unterman              1,400        $ 4,848       17,160     106,640          $13,376     $ 76,503

Peter E. Nangeroni          13,500        $39,488        8,780      86,120          $ 5,323     $ 43,542

William J. Guarini           3,200        $11,181        7,270      49,680          $ 9,877     $ 31,647
-----------------------

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of Envirogen's Common Stock on December 31, 1996 was $3.375 per share.

Employment and Noncompetition Agreements

    Dr. Gill's employment with Envirogen as President and Chief Executive Officer began effective August 1, 1994 pursuant to an at-will employment agreement. On June 6, 1996, Dr. Gill and Envirogen executed a new employment agreement providing for Dr. Gill's employment as President and Chief Executive Officer of Envirogen through May 31, 1999. Under this employment agreement, Dr. Gill will receive an annual salary of $190,000. Dr. Gill will also be eligible to receive annual incentive bonuses based upon corporate and individual performance goals fixed by the Board of Directors and grants of stock options under such stock option plans of Envirogen as are in effect from time to time, in such amounts, and on such terms as the Executive Compensation and Stock Option Committee may determine. If Dr. Gill's employment is terminated early due to his disability, or by Envirogen without cause, or by Dr. Gill with good reason, or if Envirogen elects not to renew employment after the expiration date, Envirogen is obligated to continue to pay salary and provide fringe benefits for 12 months following termination, and all options held by Dr. Gill which would vest in such 12-month period will become exercisable on the date of termination. During the term of employment and for two years after the termination of employment, Dr. Gill may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which Envirogen has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise competing with Envirogen of any affiliate of Envirogen, nor may Dr. Gill induce any consultants, customers or employees of Envirogen to take actions disadvantageous to Envirogen.

    Envirogen has noncompetition agreements with Messrs. Enegess and Unterman which provide for one-year covenants not to compete following termination of employment; provided, however, that if employment is terminated by Envirogen without cause and Envirogen elects not to pay an amount equal to such person's annual salary for such one-year period, then there is no such post-termination covenant.

        Pursuant to the Merger Agreement, each of the FMI Stockholders will enter into an employment agreement with Envirogen. For a description of the material terms and conditions of such employment agreements, see "The Merger Agreement - Employment Agreements."

Principal Stockholders of Envirogen

        The following table sets forth certain information regarding the beneficial ownership of Envirogen's Common Stock as of December 31, 1996, and as adjusted to reflect the consummation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, by (a) each stockholder known to Envirogen to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than five percent of the Common Stock, based upon Company records or Securities and Exchange Commission filings, (b) each director of Envirogen, (c) each of the Named Officers and (d) all executive officers and directors of Envirogen as a group. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

                                                                                                  As Adjusted
                                                                   Shares Owned                   Shares Owned
                                                             ------------------------       ------------------------
Name of Beneficial Owner                                     Number           Percent       Number           Percent
------------------------                                     ------           -------       ------           --------
Allen Holding Inc.                                           2,705,391/(1)/    20.1%        2,705,391          11.4%
   711 Fifth Avenue
   New York, NY 10022

Allen & Company Incorporated                                 2,697,923/(2)/    20.0         2,697,923          11.3
   711 Fifth Avenue
   New York, NY 10022

Warburg, Pincus Ventures, L.P.                                      --           --         6,095,238/(3)/     26.3
   466 Lexington Avenue
   New York, NY  10017-3147

Robert S. Hillas, Director Appointee                                --           --         6,095,238/(4)/     26.3
   466 Lexington Avenue
   New York, NY  10017-3147

Robert F. Johnston, Director                                   385,000/(5)/     3.0           385,000           1.7

Harcharan S. Gill, Director and Executive                      190,000/(6)/     1.5           190,000             *
   Officer

Robert C. Miller, Director                                     160,610/(7)/     1.2           160,610             *

Robert F. Hendrickson, Director                                140,500/(8)/     1.1           140,500             *

Seymour L. Meisel, Director                                    125,500/(9)/     1.0           125,500/(9)/        *

Ronald Unterman, Executive Officer                             108,260/(10)/      *           108,260             *

David N. Enegess, Executive Officer                             89,560/(11)/      *            89,560             *

Peter E. Nangeroni, Named Officer                               19,580/(12)/      *            19,580             *

William J. Guarini, Named Officer                               10,670/(13)/      *            10,670             *

William C. Smith, Director Appointee                             1,000            *         1,048,619/(14)/     4.5

Peter J. Neff, Director                                             --           --                --            --

All executive officers and directors as a group              1,199,430/(15)/    9.2         8,217,787/(15)/    35.2
   (eight persons)/(15)/

------------------------------------------
(Footnotes set forth on next page)

---------------------------------------------
(Footnotes to table on previous page)
  *   Less than 1%.
 (1) Includes 2,082,876 shares and 7,468 shares beneficially held by Allen & Company and Allen Capital, respectively. Also includes 615,047 shares issuable upon exercise of currently exercisable warrants to Allen & Company. Does not include shares owned by officers and directors of Allen & Company for which Allen & Company disclaims beneficial ownership, including shares held by Robert C. Miller, a director of Envirogen. Allen Capital has sole investment and voting power with respect to the securities held by them. Allen Holding Inc. ("AHI") owns 100% of the outstanding stock of Allen & Company and, through its subsidiaries, has a controlling interest in the general partners of Allen Capital. As such, AHI may be deemed to beneficially own the shares of Envirogen held by Allen Capital; however, AHI disclaims beneficial ownership of all such securities except to the extent represented by AHI's equity interest and profit participation in such entities.
 (2)  Includes 615,047 issuable upon exercise of currently exercisable warrants.
 (3) Represents the number of shares to be issued to Warburg in connection with the Warburg Transaction. See "Proposal 2. The Securities Purchase Agreement - The Warburg Transaction." The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg. Mr. Hillas, a director appointee of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Hillas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg and WP. See Note 4 below.
 (4) All of the shares indicated as owned by Mr. Hillas are owned directly by Warburg and are included because of Mr. Hillas' affiliation with Warburg. Mr. Hillas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. See Note 3 above. Pursuant to the Merger Agreement, Mr. Hillas has been appointed by the Board of Directors to serve as a director of Envirogen effective as of the Effective Time.
 (5) Includes 5,000 shares issuable upon exercise of currently excersisable warrants.
 (6)  Includes 70,000 shares subject to options that are currently exercisable.
 (7) Includes 55,400 shares issuable upon exercise of currently exercisable warrants.
 (8)  Includes 22,000 shares subject to options that are currently exercisable.
 (9) Includes 13,500 shares subject to options that are currently exercisable. Dr. Meisel has tendered his resignation from the Board of Directors effective as of the Effective Time.
 (10) Includes 17,160 shares subject to options that are currently exercisable.
 (11) Includes 17,960 shares subject to options that are currently exercisable.
 (12) Includes 8,780 shares subject to options that are currently exercisable.
 (13) Includes 7,270 shares subject to options that are currently exercisable.
 (14) Includes 1,047,619 shares to be issued to Mr. Smith in connection with the Merger. Pursuant to the Merger Agreement, Mr. Smith has been appointed by the Board of Directors to serve as a director of Envirogen and has been elected by the Board of Directors to serve as Chairman of the Board, in each case effective as of the Effective Time. See "Special Factors - Certain Effects of the Merger."
 (15) See Notes 4 through 11 and 14 above. The number of shares set forth in the "As Adjusted" column represents the number of shares beneficially owned by all executive officers and directors as a group (nine persons), excluding Dr. Meisel, who has tendered his resignation from the Board of Directors effective as of the Effective Time, and including Messrs. Smith and Hillas, who have been appointed to the Board of Directors effective as of the Effective Time. See "Special Factors - Certain Effects of the Merger."

                SELECTED HISTORICAL FINANCIAL DATA OF ENVIROGEN

        The following selected consolidated financial data of Envirogen at December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 is derived from Envirogen's audited Consolidated Financial Statements included elsewhere herein. The financial data of Envirogen at September 30, 1996 and for each of the nine-month periods ended September 30, 1996 and 1995 is derived from Envirogen's unaudited Consolidated Financial Statements also included herein. In the opinion of management, the interim data reflects all adjustments (consisting only of recurring accruals) which Envirogen considers necessary for a fair presentation of the financial position and results of operations of Envirogen for these periods. Interim operating results are not necessarily indicative of the results to be expected for the entire year. The selected consolidated financial data set forth below should be read in conjunction with Envirogen's Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Envirogen" appearing elsewhere in this Proxy Statement.


Statement of Operations Data:
                                                                                                             Nine Months Ended
                                                   Years Ended December 31,                                    September 30,
                             -----------------------------------------------------------------------   ---------------------------
                             1995            1994            1993            1992            1991           1996           1995
                             ----            ----            ----            ----            ----           ----           ----
                                                                                                                  (unaudited)

Revenues                 $ 8,033,698     $ 6,134,577     $ 4,714,752     $ 3,386,459     $ 1,996,251    $ 8,908,837    $ 5,568,080
Costs and expenses        10,279,694      10,503,989       9,879,694       7,693,633       3,462,324     11,271,605      7,545,742
Interest, net                169,972         111,659         216,696         235,128         117,644        111,691        123,929
Equity in gain (loss)
 of joint venture            (93,437)              -               -               -               -         29,168        (49,210)
Other, net                    16,961               -               -               -               -              -         13,961
                        ------------    ------------    ------------    ------------    ------------    -----------    -----------

Net loss                  (2,152,500)     (4,257,753)     (4,948,246)     (4,072,046)     (1,348,429)    (2,221,909)    (1,888,982)
Preferred Stock
  dividends                 (233,333)              -               -               -               -        (36,458)       (72,917)
                        ------------    ------------    ------------    ------------    ------------    -----------    -----------
Net loss applicable
  Common Stock          ($ 2,385,833)   ($ 4,257,753)   ($ 4,948,246)   ($ 4,072,046)   ($ 1,348,429)   ($2,258,367)   ($1,961,899)
                        ============    ============    ============    ============    ============    ===========    ===========

Net loss per share
  applicable to
  Common Stock                ($0.31)         ($0.57)         ($0.79)         ($0.79)         ($0.38)        ($0.21)        ($0.26)
                        ============    ============    ============    ============    ============    ===========    ===========

Balance Sheet Data:
                                             December 31,
                             ------------------------------------------------------------------------
                                   1995          1994           1993            1992           1991         September 30, 1996
                                   ----          ----           ----            ----           ----         ------------------
                                                                                                               (unaudited)
Total assets                $ 8,585,233     $ 6,704,806     $11,945,079     $10,505,940     $ 7,110,492         $13,058,613
Working capital               4,890,270       3,628,377       8,204,251       8,145,091       5,438,125           6,766,790
Long-term obligations            60,951         177,704         298,709         175,352          95,535              57,147
Redeemable convertible
  Preferred Stock             1,728,621               -               -               -       9,663,031                   -
Stockholders equity
  (deficit)                   4,863,357       5,400,207       9,694,715       9,523,971      (3,388,711)         10,480,504

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF ENVIROGEN

        The following information should be read in conjunction with Envirogen's consolidated financial statements and notes thereto included elsewhere in this Proxy Statement.

General

        The source of Envirogen's revenues to date includes (i) commercial sales of Envirogen's biological degradation systems, (ii) remediation services, including both in situ and ex situ bioremediation, and (iii) funds received from third parties and government agencies to conduct specific research and development programs. While Envirogen has realized significant commercial revenues for several years from remediation services, it has only recently seen the first substantial revenues from sales of full-scale biological degradation systems for the treatment of contaminated air and water streams. Although great strides have been made in the commercialization of these systems, significant expenditures will be required for continued research and development, additional marketing activities and ultimately the development of manufacturing capabilities for the further commercialization of Envirogen's biodegradation systems. The amount and timing of such expenditures will vary depending on several factors, including the progress of development and testing, funding from third parties, the level of enforcement of environmental regulations by federal and state agencies, technological advances, changing competitive conditions and determinations with respect to the commercial potential of Envirogen's systems. The amount and timing of such expenditures can not be predicted.

Results of Operations

Nine Months Ended September 30, 1996 Compared to
Nine Months Ended September 30, 1995

        For the nine months ended September 30, 1996, Envirogen reported revenues of $8,908,837, an increase of 60% from the same period in 1995. The net loss in the period increased 15% to $2,258,367 from $1,961,899 in the same period in 1995, while the net loss per share was $0.21 compared to $0.26 in the same period in 1995. The decrease in net loss per share is due to a greater number of shares outstanding resulting from a private placement of Common Stock in the second quarter of 1996.

        Commercial revenues increased 80% to $7,621,681 from $4,237,170 in the same period in 1995, while revenues from corporate and government research and development contracts decreased 3% to $1,287,156 from $1,330,910 in the same period in 1995. The increase in commercial revenues is due primarily to increased systems sales by Envirogen's Commercial Air Group related to the ABTCo biofilter project combined with revenues from Envirogen's MWR subsidiary that was acquired in February 1996. Revenues from remediation activities accounted for 74% of Envirogen's commercial revenues in the nine-month period ended September 30, 1996.

        Revenues from corporate and government research and development contracts decreased slightly from 1995 as revenues from numerous new projects partially offset the loss of revenues due to the conclusion in December 1995 of PCB work Envirogen performed for the Texas Eastern Company. In late 1995, Envirogen began work under a Phase II Department of Energy Small Business Innovative Research Grant (SBIR), Phase II Department of Defense SBIR and Phase II National Science Foundation SBIR, which contributed significantly to 1996 results. Envirogen also recorded initial revenues during the first nine months of 1996 under a new Phase I grant from the Department of Energy and a new Phase I grant from the National Science Foundation.

        Total costs and expenses increased 49% to $11,271,605 in the first nine months of 1996 from $7,545,742 in the same period in 1995, due primarily to the increased cost of commercial services and products associated with the higher revenue levels. The cost of commercial operations increased 87% to $6,967,717 due to higher revenue levels, a greater proportion of which were attributable to lower margin systems sales. Research and development expenses decreased 4% to $1,692,965. General and administrative expenses increased 15% to $1,380,361 due largely to the increased amortization of intangible assets associated with the acquisition of MWR in February 1996. The $550,000 provision for contract claim is the estimated cost to repair and restart the previously disclosed Nylonge biofilter system. Throughout 1996 Envirogen investigated the cause of the failure, redesigned the internal grating and rebuilt and restarted the system. While the ultimate responsibility for the costs incurred in connection therewith has not yet been determined, Envirogen is actively pursuing reimbursement of these expenses from third parties. However, there can be no assurance that any such recoveries will be attained. Marketing expenses decreased 19% due primarily to reduced personnel related costs combined with other cost reduction efforts.

        Interest income decreased by 11% to $131,011 due to the decreased average cash available for investment resulting from Envirogen's continuing loss position combined with the cash required for Envirogen's acquisition of MWR, Inc. Equity in gain of joint venture (in connection with Envirogen's participation in the CVT America joint venture) increased to $29,168 for the nine-month period ended September 30, 1996 from a loss of $49,210. Prior to its conversion in May 1996, Envirogen paid dividends of $36,458 in 1996 on Envirogen's outstanding convertible preferred stock.

1995 Compared to 1994

        Envirogen reported revenues in 1995 of $8,033,698, an increase of 31% from 1994. The net loss in 1995 decreased by 44% to $2,385,833, while the net loss per share was $0.31 compared to $0.57 in 1994. In the third quarter of 1994, Envirogen underwent a strategic restructuring of its operations to increase efficiencies and decrease costs. The restructuring resulted in cost reductions that are reflected in the improved 1995 performance.

        Commercial revenues increased by 47% to $5,971,278 from $4,061,432 in 1994, while revenues from corporate and government research and development contracts decreased slightly to $2,062,420 from $2,073,145 in 1994. The $1,909,846 increase in commercial revenues was due primarily to approximately $1,000,000 of increased sales of Envirogen's commercial air and water systems and an increase in demand for remediation services in its Midatlantic and Northeastern Operations Groups. Commercial revenues were significantly improved versus 1994, despite the fact that inconclusive test results from a field treatability study for the treatment of airborne odor-causing effluents at a large industrial chemical company in New Jersey caused Envirogen and the client to jointly terminate, in the second quarter of 1995, a September 1994 contract valued at approximately $1,000,000.

        Envirogen received significant contract awards from its recently-commercialized air systems business in 1995. In January, Envirogen was awarded a contract to supply the Nylonge Corporation with a biofiltration system for the removal of contaminant gases from the waste gas stream at its sponge manufacturing facility in Ohio. Shortly after installation, however, the system suffered a shutdown in January 1996, which Envirogen believes was primarily caused by a failure of internal grating material supplied by third parties. Throughout 1996 Envirogen investigated the cause of the failure, redesigned the internal grating and rebuilt and restarted the system. While the ultimate responsibility for the costs incurred in connection therewith has not yet been determined, Envirogen is actively pursuing reimbursement of these expenses from third parties. However, there can be no assurance that any such recoveries will be attained. In November, Envirogen was awarded a contract to supply ABTco with a biofiltration system to reduce odor emissions from its wood products mill in Michigan. The ABTco contract, valued at approximately $1,900,000, is expected to provide Envirogen with approximately $1,700,000 in revenues in 1996. Revenues from remediation services accounted for 81% of Envirogen's 1995 commercial revenues.

        Revenues from corporate and government research and development contracts remained relatively unchanged as Envirogen was able to replace several completed large projects, which contributed significant revenues in 1994, with several new multi-year grants and contracts. Envirogen recorded initial revenues in 1995 under two new Phase I SBIR grants and a multi-year Phase II SBIR contract from the National Science Foundation, a multi-year Phase II SBIR grant as well as separate research and consulting contracts from the Department of Energy, and two Phase I and multi-year Phase II contracts from the Department of Defense.

        Total costs and expenses decreased by 2% to $10,279,694 in 1995 from $10,503,989 in 1994. The cost of commercial operations increased by 53% to $5,126,901 due to higher revenue levels and other expenses associated with the continued commercialization of new technologies, including the design and cost of production of Envirogen's biological degradation systems, as well as the realignment of personnel that resulted in increased headcounts in Commercial Operations and reduced headcounts in Administration, Marketing and Research and Development. Research and development expenses decreased by 26% to $2,459,580, general and administrative expenses decreased by 31% to $1,583,383 and marketing expenses decreased by 29% to $1,109,830 due primarily to staff reductions (realignment of personnel and layoffs) and other cost reduction efforts resulting from Envirogen's strategic restructuring of its operations during the third quarter of 1994.

        Interest income increased by 22% to $201,130 due to the increased cash available for investment as a result of the April 1995 private placement of preferred stock. Equity in loss of affiliate of $93,437 is due to Envirogen's participation in the CVT America joint venture. Dividends of $233,333 were recognized on the convertible preferred stock, consisting of $116,666 of regular dividends and $116,667 for a dividend paid in connection with the conversion of 50% of the Preferred Stock to Common Stock in December 1995

1994 Compared to 1993

        Envirogen reported revenues in 1994 of $6,134,577, an increase of 30% from 1993. The net loss in 1994 decreased by 14% to $4,257,753 from $4,948,246 in 1993, while the net loss per share was $0.57 in 1994 compared to $0.79 in 1993. In the third quarter of 1994, Envirogen underwent a strategic restructuring of its operations to increase productivity and efficiency and decrease costs. The restructuring, which was completed in 1994, resulted in a one-time charge for severance related to staff reductions.

        Commercial revenues increased by 47% to $4,061,432 from $2,760,557 in 1993, while revenues from corporate and government research and development contracts increased by 6% to $2,073,145 from $1,954,195 in 1993. The increase in commercial revenues reflects increased hydrocarbon remediation activity in Envirogen's Midatlantic Operations Group, which was newly operational in 1993, and its Gulf Coast Operations Group, which realized its first significant revenues in 1994.

        Envirogen received substantial contract awards in several newly-commercialized business areas in 1994. In September 1994, Envirogen was awarded its first contract to build a full-scale commercial biofiltration system to treat airborne odor-causing effluents. In December 1994, Envirogen was awarded a contract to supply a fluidized bed biological reactor system for the treatment of contaminated groundwater. This project, with expected billings of approximately $1,060,000, was Envirogen's first permanent full-scale commercial system for the treatment of contaminated water streams. Envirogen also received initial commercial revenues for the remediation of nitroaromatics, a family of chemicals that are used in explosives and pesticides that have become a serious environmental problem at many military installations and in agricultural areas. Revenues from remediation activities accounted for 94% of Envirogen's 1994 commercial services revenues.

        Revenues from corporate and government research and development contracts increased primarily due to Envirogen receiving and completing several Department of Defense, Department of Energy and National Science Foundation Phase I Small Business Innovative Research (SBIR) contracts.

        Total costs and expenses increased by 6% to $10,503,989 in 1994 from $9,879,694 in 1993. The cost of commercial operations increased by 27% to $3,358,730 on higher revenue levels and other expenses associated with commercializing new technologies. Research and development expenses decreased by 12% to $3,311,301 due primarily to lower equipment and supplies expenditures and various cost reduction efforts. General and administrative expenses increased by $75,560 (3%) due to compensation paid to former officers and executive recruiting and relocation expenses, partially offset by reduced spending. Marketing costs increased by 22% to $1,554,456 due primarily to additional personnel and other costs associated with new business development activities.

        Interest income, which results from Envirogen's investment in short-term, high grade credit instruments, decreased by 35% to $164,886 due primarily to a lower level of cash available for investment.

Liquidity and Capital Resources

        Envirogen has funded its operations to date primarily through public offerings and private placements of equity securities, research and development agreements with major industrial companies, research grants from government agencies and revenues from commercial services and sales of biological degradation systems. At September 30, 1996 Envirogen had cash and cash equivalents of $4,722,318 and working capital of $6,766,790. Additionally, Envirogen had restricted cash of $399,082 that was being used to collateralize bonds for large commercial projects. Cash and cash equivalents increased by $974,121 from December 31, 1995 to September 30, 1996 due to the net proceeds of $4,620,186 from the May 1996 private placement of Common Stock which offset the cash payment of $1,319,018 for the purchase of MWR, Inc. in February 1996, cash used by operations of $1,922,857, capital expenditures of $168,798, an advance to affiliate of $100,000, capital lease principal repayments of $98,426 and cash dividends on preferred stock of $51,041. Envirogen expects to incur additional capital expenditures in connection with the continued development and commercialization of its technologies. The timing and amount of such expenditures will fluctuate depending on the timing of field tests, systems development activity, the rapidity with which Envirogen's biodegradation systems can be further commercialized and the availability of capital. Furthermore, future projects may require Envirogen to set aside additional capital to collateralize performance bonds.

        Revenue from certain of Envirogen's contracts is recognized as services are provided and costs are incurred. For fixed-price contracts, revenue is recognized on the percentage-of-completion method, measured by the percentage relationship of costs incurred from contract inception to date to the estimated total costs for each contract. The asset "Unbilled revenue" represents revenues recognized in excess of amounts billed. Correspondingly, the liability "Deferred revenue" represents billings in excess of costs and estimated earnings. The balance in these accounts will fluctuate depending on a number of factors, including the number and size of fixed-price contracts, contract terms and other timing and cost issues. At September 30, 1996, unbilled revenue was $403,949 greater than at December 31, 1995 due primarily to the acquisition of MWR.

        Accounts receivable increased by $1,015,919 from December 31, 1995 to September 30, 1996 due primarily to the acquisition of MWR and the timing of billings for the ABTCo project. Accounts payable increased by $105,659 and accrued expenses and other liabilities increased by $569,479 in the same period due primarily to the acquisition of MWR.

        If the Merger and the Warburg Transaction are not consummated, (a) Envirogen will continue to incur operating losses during the period of development and commercialization of its technologies relating to the treatment of hazardous wastes and industrial pollutants; (b) although it is unable to predict with certainty, Envirogen believes it will have sufficient capital to meet its operating requirements at least through the intermediate term; (c) if Envirogen is unable to obtain continued funding for the development of these technologies through research and development agreements and increased commercial revenues, it will be necessary to obtain funding from other sources; and (d) there can be no assurance that Envirogen will be able to obtain additional funds to meet its capital requirements or, if successful, the terms of such financing may not be advantageous to Envirogen.

        If the Merger and the Warburg Transaction are consummated, Envirogen's available capital resources are expected to consist of the following: (a) Envirogen's and FMI's cash and cash equivalents on hand immediately following the Closing Date, including the net proceeds from the Warburg Transaction (after the payment of the cash portion of the Merger Consideration, the repayment of all outstanding indebtedness of FMI for borrowed money on the Closing Date and the payment of transaction costs incurred by Envirogen, FMI (not to exceed $350,000) and Warburg (not to exceed $50,000) in connection with the Merger and the Warburg Transaction); and (b) the expected generation of cash from the combined operations of Envirogen and FMI after the Closing Date. See "Pro Forma Condensed Consolidated Financial Information" appearing elsewhere in this Proxy Statement. In addition, Envirogen intends to supplement its working capital with a credit facility, either with Firstar Bank of Milwaukee, Wisconsin, or with another financial institution. Firstar Bank is the lender under FMI's current $1.2 million demand line of credit and $2.5 million term loan. There can be no assurance that any such credit facility will be obtained or, if obtained, will be on terms advantageous to Envirogen.

Other Matters

        As of December 31, 1995, Envirogen had a net operating loss carry forward of approximately $17,600,000 for federal income tax reporting purposes available to offset future taxable income, if any, through 2010. The timing and manner in which these losses may be utilized are limited under Section 382 of the Internal Revenue Code of 1986, as amended, as a result of certain ownership changes with respect to Envirogen to date, and will be further limited as a result of the Merger and the Warburg Transaction and in the event of additional ownership changes.

        The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"). In October 1995, SFAS 123 established financial and reporting standards for stock based compensation plans. Envirogen adopted the disclosure only provision of this standard during 1996.


            MARKET PRICE OF AND DIVIDENDS ON ENVIROGEN COMMON STOCK

        Envirogen's Common Stock and Common Stock Purchase Warrants are traded in the Nasdaq SmallCap Market under the symbols "ENVG" and "ENVGW," respectively. Each Common Stock Purchase Warrant entitles the holder to purchase one-half of one share of Common Stock at an exercise price of $5.20 per full share, subject to adjustment, until October 13, 1998. The Common Stock prices are inter-dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions. Stockholders are urged to obtain current market quotations. The following table sets forth for the periods indicated the high and low closing prices for Envirogen's Common Stock as reported by Nasdaq.


           1996                HIGH            LOW
           ----                ----            ---
         1st Quarter           $4.00           $2.50
         2nd Quarter           $4.625          $2.375
         3rd Quarter           $4.00           $2.125
         4th Quarter           $3.75           $2.375

           1995
           ----
         1st Quarter           $ 1.88          $ 1.38
         2nd Quarter           $ 2.25          $ 1.75
         3rd Quarter           $ 4.25          $ 1.50
         4th Quarter           $ 3.75          $ 2.50

        On January 14, 1997, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the high and low closing prices for the Common Stock were a high of $3.563 and a low of $3.313. The closing price for the Common Stock on February ___, 1997 was $_____.

        The number of stockholders of record of the Common Stock on January 31, 1997 (the Record Date of the Special Meeting) was ____, which includes stockholders whose shares were held in nominee name. The number of beneficial stockholders of the Common Stock at that date was over ______.

        Envirogen has never declared or paid cash or other dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon Envirogen's earnings, capital requirements, financial condition and other relevant factors. Envirogen presently intends to retain all earnings, if any, for future use in its business and does not anticipate paying dividends in the foreseeable future.

                                BUSINESS OF FMI

      General

           Fluid Management, Inc. ("FMI") is a Wisconsin-based, full service environmental consulting firm. FMI was founded in 1989 and, as of December 31, 1996, had approximately 152 employees providing specialized services in the areas of remedial investigation, design and construction; solid waste and landfill management; air sciences and engineering; and environmental engineering and compliance management.

           FMI's business philosophy is to serve as a turnkey solution for its clients' environmental problems and compliance issues. In this regard, FMI provides or arranges for the provision of site investigation and testing, analysis and identification of environmental problems and compliance matters, development of remediation plans, obtaining approval and/or certification of such remediation plans from relevant regulatory agencies, construction, installation and implementation of remedial systems, monitoring and analysis of efficacy of remedial systems, and confirmation of successful results to relevant regulatory agencies. FMI also assists its clients in obtaining financing for such environmental projects and, where reimbursement of such costs is available from regulatory agencies, FMI assists its clients in complying with eligibility requirements for such reimbursement and in appropriately submitting reimbursement claims. FMI prepares and processes all regulatory applications, correspondence and other documentation and attends to all other administrative matters necessary to complete the environmental project. FMI's goal is to serve as a one-stop service for meeting its clients' environmental needs.

           FMI's ability to operate as a turnkey solution in this fashion is attributable to its fully integrated remedial design and construction management teams. FMI's management believes that having these activities internalized provides FMI with a competitive advantage, especially when competing for the business of smaller commercial concerns which often lack the capabilities and resources required to manage a group of independent consultants and construction contractors. FMI has developed a strong network with laboratories and other diagnostic businesses and with construction firms that it subcontracts to provide services to FMI's clients.

           FMI has a broad base of public and private sector clients including bulk petroleum distributors, retail gasoline stations, paper mills, railroads, foundries, municipalities and counties. Although the majority of FMI's clients are smaller independent operators, it also has relationships with major corporations. With over 400 clients, FMI has no significant customer concentration, the largest representing less than 5% of revenues during 1996.

           FMI has focused primarily on the Wisconsin marketplace and to this end has established offices in Pewaukee, LaCrosse, Ashwaubenon and Mosinee, Wisconsin and Geneva, Illinois. Its headquarters are located at the Pewaukee office (approximately ten miles west of Milwaukee, Wisconsin), where over 100 of its employees are located.

           FMI is owned equally by four stockholders: William C. Smith, Chairman, Chief Executive Office and President; Gary W. Hawk, Vice President; Douglas W. Jacobson, Vice President and Secretary; and Richard
      W. Schowengerdt, Vice President (together, the "FMI Stockholders"). Each of these individuals is actively involved in the daily operations of the business and has significant client relationship responsibilities.

      Remediation Services

           General. FMI began operations in 1990 by providing industrial and commercial clients with consulting services related to lubrication and maintenance, management of industrial process fluids and environmental issues. Because of the experience of several of the FMI Stockholders in the petroleum distribution industry, FMI began providing comprehensive consulting services associated with Wisconsin's Petroleum Environmental Cleanup Fund Act ("PECFA") program. FMI has grown rapidly in this field, focusing its efforts on providing solution-oriented remedial services by utilizing a broad range of commercially-proven technologies. While these technologies are not proprietary to FMI, FMI applies them in unique and creative manners to address particular situations.

           Remediation services remain FMI's core business, accounting for $16.4 million and $18.2 million of its total revenues during 1994 and 1995, respectively, or approximately 87% and 85% of total revenues, respectively, in each of those years. For the nine months ended September 30, 1996, remediation services generated approximately $12.9 million in total revenues, or approximately 88% of FMI's total revenues over that period.

           FMI's remediation services are divided into two phases: the investigation and design phase; and the construction and implementation phase. Investigation and design services are provided by FMI's Remedial Investigation and Design Group, which offers a full spectrum of environmental characterization and remediation services. This Group analyzes, creates and/or completes petroleum storage tank management programs, environmental site characterization studies, soil and groundwater remediation programs, regulatory documentation and representation of clients before regulatory agencies.

           Following the completion of the investigative and design stages, FMI handles the process of implementation through its Construction Services Group. This Group provides full construction management and engineering support for projects ranging in complexity from over-excavation projects and biopile treatment to sophisticated in situ remediation systems and wastewater treatment systems. Services provided by the Construction Services Group include development of plans and specifications, contract bidding and project management, turnkey system construction, system operations and maintenance. Services not provided directly by FMI are contracted out to subcontractors hired through a formal bidding process. FMI has developed strong relationships with a large network of subcontractors.

           PECFA Program. The Wisconsin PECFA program, established in 1987, is a grant-based program that provides reimbursement for costs incurred to remediate sites contaminated by petroleum storage tank systems. The program is managed by the Wisconsin Department of Commerce ("DCOM") (prior to July 1, 1996, the program was managed by the Wisconsin Department of Industry, Labor and Human Relations). The PECFA program historically has maintained a fully-funded status by means of a state-assessed inspection fee on the sale of gasoline and diesel fuel. Maximum coverage is $1 million per site, with a $7,500 deductible for underground tanks and a $31,000 deductible for aboveground tanks. An entity that owns more than 100 tanks cannot be reimbursed for more than $2 million a year. These limits apply to all projects commenced prior to July 1, 1998. As of September 30, 1996, FMI had more than 375 ongoing remediation projects. The PECFA program is scheduled to reduce per site reimbursement coverage for new sites to $190,000 after July 1, 1998. Legislation proposed in the State of Wisconsin, if passed, would extend the current maximum coverage amounts to December 31, 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FMI - General."

           A unique factor to the PECFA program is the involvement of banks that provide intermediary financing during the life of a project site clean-up. A project site owner has the option to work with a commercial bank to provide financing to cover the costs incurred during site investigation and remediation, pending receipt of reimbursement payments under PECFA. Banks are allowed to assess a 2% origination fee, a 1% renewal fee and an interest rate of 2% over prime on monies expended. Banks seek repayment of PECFA loans through reimbursements from DCOM. A bank's credit risk is essentially reduced to three factors: (1) the annual PECFA funding limit ($84.5 million for 1996); (2) reimbursement from only eligible-costs as approved by DCOM; and (3) fraudulent consultants. So far for the Wisconsin biennium budget period ending July 1, 1997, PECFA has paid out the full $169.0 million of its funding limit, and an additional $34 million of funding was added during 1996.

           As a part of its objective to provide turnkey services to its clients, FMI has established a practice of assisting clients in obtaining financing of PECFA reimbursable remediation costs from financial institutions. Over the years, FMI has worked with more than 50 banks in and around Wisconsin. FMI assisted a publicly held, major regional bank holding company headquartered in Wisconsin in establishing its PECFA lending program, and has developed a strong PECFA lending relationship with that institution. The bank holding company has over $18 billion in total assets and operates approximately 125 office locations throughout Wisconsin. Because of its strong relationship with this institution, FMI receives payment promptly upon invoicing the bank, which reduces FMI's risk of uncollectible receivables. FMI prepares and processes all of the required paperwork for submission to DCOM which, in turn, makes reimbursement payments jointly to the client and the bank.

           FMI's invoices are paid either directly by the client or by the lending financial institution on behalf of the client, although PECFA reimbursement claims cannot be submitted to DCOM on behalf of the client or the lender until achievement of certain project completion benchmarks. FMI invoices its clients monthly for the services it provides on a time and materials basis prior to project completion benchmarks, thereby minimizing its operating capital needs.

           Review of PECFA claims by DCOM and determination of which costs are eligible for reimbursement generally are not completed until one to three years after FMI has received payment from its client (or the client's lending bank). This exposes the client to the risk that remediation expenses it incurs and pays ultimately may be determined by DCOM not to be reimbursable under PECFA. While FMI has no contractual liability for PECFA ineligible reimbursements, it has established an unwritten policy of repaying its clients or their lending banks for FMI expenses determined by DCOM not to be reimbursable. FMI maintains a reserve against this contingent liability in an amount that it believes to be adequate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FMI - General."

           As mentioned above, the maximum reimbursement limits under the PECFA program presently are scheduled to decrease for all sites added to the program after July 1, 1998. Proposed legislation would extend the current maximum limits to December 31, 2001. However there can be no assurance that any such legislation will be passed. As noted above, FMI has a considerable ongoing backlog of PECFA site remediation projects. Based on information published by DCOM, as of November 30, 1996, approximately 8,000 PECFA-eligible sites had been identified, and there are over 38,000 underground storage tank owners registered in the State of Wisconsin. Information made available by the Petroleum Marketers Association of Wisconsin indicates that only approximately 1,500 PECFA-eligible sites have been remediated. Even if no legislation is passed to extend the $1 million cap on per site PECFA remediation, it is likely that a concerted effort to identify potential PECFA sites will ensue prior to July

      1, 1998. On balance, FMI believes the current regulatory environment will provide FMI with ample opportunities to continue its core PECFA remediation business and to expand its other service areas.

      Non-PECFA Service Areas

           Solid Waste Services. The Engineering Solutions Group of FMI provides solid waste services to public and private sector clients in over 50 counties in Wisconsin, Illinois, Michigan, Minnesota, Iowa and Indiana. Projects undertaken by the Engineering Solutions Group include planning services, permitting services, engineering services and construction supervision. Technologies with which the Engineering Solutions Group has experience include waste reduction, recycling, composting, transfer and landfilling.

           Planning services provided by the Engineering Solutions Group include solid waste needs assessments, solid waste plans and audits, feasibility studies and alternatives analyses, public education and procurement and grant applications. Permitting services include site location studies and local siting applications, state and federal permit applications, compliance audits, air permits, groundwater monitoring plans, expert witness testimony, construction quality assurance and geometric evaluations. On the engineering side, the Engineering Solutions Group assists in the design of solid waste transfer stations, material recovery facilities, landfills and compost facilities, and also assists in developing equipment specifications, facility operating and/or closure plans, construction oversight, hydrogeologic investigation and remedial investigations/designs.

           Air Sciences and Engineering. The Air Sciences and Engineering ("ASE") Group of FMI offers a comprehensive line of air-related services, including pollution control engineering, regulatory permitting and source testing. Health and safety, exposure monitoring and asbestos abatement design plans are also among the services that the ASE Group provides. The major service areas offered by ASE include source testing and analysis, engineering and regulatory compliance, and industrial health and safety.

           Similar to other consulting services, the ASE Group's business is largely driven by government regulatory policy. The ASE's Group's growth has largely been the result of implementation of new federal regulations related to the reduction of air pollution. For example, with the passage of the 1990 Federal Clean Air Act Amendments, many manufacturing and other commercial facilities were required to complete applications for new air emissions operation permits. The ASE Group assisted such businesses with gathering required information and preparing and submitting such applications. Facilities classified as major emissions sources are required to complete permit applications by specified dates ranging through 1997. Other facilities must complete applications approximately two years later.

           The source testing and analysis group provides sampling and quantification of virtually the entire spectrum of gaseous and particulate air emissions. The ASE Group's staff assesses clients' sampling needs and develops test programs tailored to meet existing compliance requirements. The engineering and regulatory compliance group assists clients in obtaining required air emissions permits and complying with limits established in such permits. The ASE Group also offers a complete line of industrial health and safety management services, including indoor air quality assessments, air monitoring of OSHA regulated chemicals, asbestos inspection and abatement, and respiratory protection/lead control/cadmium control.

           Environmental Engineering and Compliance Management. The Environmental Engineering and Compliance Management Group provides services relating to manufacturing process operations, waste-generating practices, and hazardous material storage, handling and disposal. This Group also provides wastewater and storm water management services including influent and effluent characterization and analysis, as well as design of pre-treatment systems and containment networks. The Group provides technical and project management consulting services designed to assist clients in complying with regulations governing industrial process wastewater, lagoons, impoundments and storm water run-off.

           Miller Environmental Technologies. Miller Environmental Technologies ("MET") is a limited liability company organized in September 1994 that is jointly-owned by FMI and a subsidiary of a Milwaukee, Wisconsin based scrap metal recycler, which is one of the largest scrap metal recyclers in the United States. MET provides comprehensive environmental services to the scrap metal recycling industry throughout the United States. The service areas addressed by MET include soil and groundwater remediation, compliance management, air sciences and engineering, storage tank services and wastewater and storm water management. All of the consulting and engineering services delivered by MET are conducted by FMI through subcontracting arrangements. Such services are provided by FMI at its market rates and its standard terms and conditions, including provisions for reimbursement of out-of-pocket expenses. FMI also receives a monthly fee in the amount of $1,000 from MET for FMI's provision of certain office and record keeping services. From the commencement of MET's operations in 1994 through December 31, 1994, fees earned by FMI for providing services to MET amounted to $85,000 (including the monthly office and record keeping services fee). For the year ended December 31, 1995, those fees totalled $118,000, and for the nine-month period ended September 30, 1996, those fees amounted to $68,000.

           Developing Service Areas. FMI also continues to develop new service areas. These include: agricultural chemical compliance, management, containment and remediation services; brownfield site redevelopment; dry cleaning site remediation and compliance management services; and Phase I environmental assessments.

      Competition

           The environmental consulting industry is fragmented and highly competitive. Competitors of FMI include engineering firms and environmental consulting firms, some of which are smaller than FMI and have fewer resources and others of which are larger than FMI with significantly greater resources. Some of FMI's competitors offer fewer services than FMI, and others offer a wider array of services and have expertise in other technologies. FMI, like most of its competitors, has developed strong relationships with providers of subcontracted services, such as laboratory analytical services, environmental drilling, excavating and hauling. FMI's management believes that its policy of offering those subcontracted services as part of "turnkey" solutions to environmental problems has given FMI a competitive edge and allowed it to compete successfully with some of its larger competitors. Additionally, FMI's network of relationships with banks and other lenders and its resulting ability to assist its clients in obtaining financing for costs associated with environmental remediation projects are unique among many of its competitors. FMI's pending consolidation with Envirogen will provide FMI with access to Envirogen's technology in bioremediation and biodegradation systems that will supplement and expand the services which FMI now offers and enhance its competitive position.

      Management

           FMI was founded by the four FMI Stockholders, Messrs. Smith, Hawk, Jacobson, and Schowengerdt, each of whom own 25% of the outstanding capital stock of FMI. Biographical information regarding each of these individuals is set forth below.

           William C. Smith (age 65) is the President and Chief Executive Officer of FMI. Mr. Smith has a degree in Chemical Engineering from the University of Wisconsin and is a Wisconsin registered Professional Engineer. Mr. Smith has over 40 years of technical and financial management experience in the wood chemicals, plastics and petroleum products industries. Prior to forming FMI, Mr. Smith served as a consultant to paper mills on lignite utilization and recovery, designed and patented charcoal bricketing and freeze concentration processes, designed and built several manufacturing facilities and served as president of a plastic molding company.

           Gary W. Hawk (age 57) is a Vice President of FMI. Mr. Hawk has a degree in Engineering Technology from the University of Toledo. Mr. Hawk has over 30 years of technical and marketing experience in the corrugated container, petroleum products, re-refining and hazardous waste minimization/reclamation industries. Prior to forming FMI, Mr. Hawk established waste minimization and waste oil/solvent reclamation programs for numerous manufacturing facilities in the Midwest, and provided operations and technical support and marketing services for facilities engaged in waste oil recovering, re-refining and solvent recovery.

           Douglas W. Jacobson (age 51) is a Vice President and Secretary of FMI. Mr. Jacobson has a degree in Mechanical Engineering from the University of Wisconsin and is a Wisconsin registered Professional Engineer. Mr. Jacobson has over 25 years of technical and marketing experience in the petroleum products, oil re-refining and solvent recovery industries. Prior to forming FMI, Mr. Jacobson designed, built and provided operational support for a high vacuum distillation oil refining facility, established waste oil/solvent minimization and recovery programs for numerous manufacturing facilities and served in a sales management capacity for several manufacturing and service companies.

           Richard W. Schowengerdt (age 42) is a Vice President of FMI. Mr. Schowengerdt has a degree in Hydrology from Michigan Technical University. Mr. Schowengerdt has over 15 years of technical experience in the environmental consulting field. Mr. Schowengerdt has extensive environmental project management experience including: Remedial Investigation/Feasibility Study project manager for a wood treatment Environmental Protection Agency Superfund Site, hydrogeologic investigation, design and implementation of aquifer testing programs on Superfund Sites, project management of several hydrogeologic projects for coal gasification sites in Wyoming and Washington, CERCLA and HSWA site investigation and closure activities for a major pump manufacturing facility.

           The Merger Agreement provides that, as a condition to the obligations of the parties to consummate the Merger, each FMI Stockholder must enter into an employment agreement with Envirogen. See "The Merger Agreement-Employment Agreements."

      Sales and Marketing

           FMI's sales and marketing efforts are focused on industrial marketing and PECFA marketing. Industrial marketing concentrates on expanding FMI's client base with industrial manufacturing facilities. Clients include foundries and other metal working companies, paper and pulp mills, printing companies, food processing companies and others. Industrial marketing is directed toward expanding FMI's non-PECFA site related business. PECFA marketing concentrates on the continued expansion of FMI's core PECFA-eligible remediation business. This effort involves networking through FMI's extensive petroleum industry contacts, bankers and attorneys throughout Wisconsin.

           FMI competes with a large number of environmental firms, both on a national and local level. DCOM has licensed over 200 firms as eligible contractors to provide PECFA remediation services, although only a handful of those firms account for a significant portion of that remediation business. FMI, having completed remediation on more than 90 PECFA-eligible remediation sites as of December 31, 1996, is one of the larger participants in this market. FMI attributes its success to its early entry into the market, its capability to provide unique and creative solutions to address a client's specific needs, the strength of its network of referral sources and subcontractors from which it can draw to deliver services, and its full-service turnkey approach which includes managing compliance with PECFA requirements to assure eligibility for reimbursement of remediation costs, administration of reimbursement claims, and assistance in obtaining financing from financial institutions for remediation costs pending PECFA reimbursement. Management of FMI believes these attributes position FMI well to expand its business in the future.

      Employee Bonus Plans

           PAC Plan. As of December 31, 1996, FMI had approximately 152 employees. FMI maintains a Provisional Additional Compensation Plan (the "PAC Plan") pursuant to which participants are eligible to receive annual bonuses. All permanent, full-time employees of FMI are eligible to participate in the PAC Plan following their probationary period, except for the FMI Stockholders and certain persons covered under other plans or arrangements (as discussed below).

           Each calendar year, FMI contributes 10% of its net income (excluding bonuses paid to employees who are not participants in the PAC Plan) to a pool which is reserved for payment of bonuses to participants in the PAC Plan. Bonuses are allocated to participants in the PAC Plan based on the employee's years of service and his or her salary level, weighted 80% on the salary level and 20% on the seniority level. The portion of the bonus pool that a participant is entitled to receive for any calendar year is determined based upon the ratio that such participant's weighted salary and seniority levels bear to the aggregate salary and seniority levels of all participants. No participant's bonus allocation for any calendar year may exceed 35% of the participant's annual salary for that year.

           The bonus earned by a participant for any calendar year is paid in two equal installments. The first is paid within 75 days after the end of the calendar year for which the bonus is earned, and the second is paid within 75 days after the end of the next following calendar year.
      Interest is paid on the second installment at the rate of 6.5% per year until paid. If a participant's employment with FMI is terminated for any reason prior to the payment of either or both installments, the participant forfeits the right to receive the unpaid installment(s).

           Other Bonus Plans. Employees of the Engineering Solutions Group participate in a bonus plan that is based upon the net, pre-tax profits generated by the Engineering Solutions Group's operations. This plan operates substantially similar to the PAC Plan. The amount of the bonus pool from which bonuses are awarded to participant's is equal to 10% of the Engineering Solutions Group's net profits for any year. An additional annual bonus pool is available for discretionary awards made by FMI's President and the Director of the Engineering Solutions Group. The amount of this pool is equal to the sum of: (a) the lesser of (i) 5% of the gross revenues attributable to the Engineering Solutions Group for the relevant year, and (ii) the difference between 96.7% of pre-tax net income, minus 10% of the gross revenues attributable to the Engineering Solutions Group for the relevant year; plus (b) one-half of the excess, if any, of (i) the difference between the amount calculated in clause (a)(i) of the foregoing minus the amount calculated in clause (a)(ii), over (ii) 5% of the gross revenues attributable to the Engineering Solutions Group for the relevant year. Participants in this supplemental bonus plan are those individuals who the President of FMI and the Director of the Engineering Solutions Group agree have been key contributors to the Group's performance for the relevant year, and the amount of the bonus awarded to any individual participant from the available pool is determined jointly in the discretion of FMI's President and the Director of the Group.

           The two directors of the Remediation Services Group each receive an annual incentive bonus in an amount equal to 35% of their base pay. The bonuses awarded to the Engineering Solutions Group and the Remediation Services Group directors are paid on the same schedule (two annual installments) and are subject to the same conditions as bonuses awarded under the PAC Plan.

           The Merger Agreement provides that through at least December 31, 1998, FMI's business must be operated as a separate division of Envirogen with separate financial statements, and that the PAC Plan and other bonus plans described above must be maintained for the benefit of the employees assigned to that division during that period.

      Governmental Regulation

           Except for FMI's registration as an eligible "service provider" under and in accordance with PECFA, FMI's business activities are not directly regulated by governmental agencies because FMI's activities consist primarily of consulting and engineering services. However, the federal and state environmental laws regulating environmental aspects of FMI's clients' businesses are complex, are subject to varying interpretations and are continually evolving. FMI's consulting, engineering and management services are directed, at least in part, to assisting its clients in complying with such laws and regulations on both a current and prospective basis. If advice given or recommendations made by FMI in the course of providing such consulting and other professional services fail effectively to achieve the desired compliance objectives, FMI could be subjected to claims by the client for losses resulting from implementation of FMI's advice and recommendations. FMI maintains errors and omissions insurance to protect against such claims in amounts judged by management to be prudent given the risk inherent in FMI's business. Nonetheless, it is possible that such a claim could be brought which exceeds the maximum insured limit, or which is excluded from coverage altogether. FMI has experienced no such uninsured claims, and management has no knowledge of any such claim being threatened. Additionally, in order to provide PECFA-related remediation services, FMI and each of its employees must be registered with DCOM as an eligible service provider. See "Business of FMI - Remediation Services -PECFA Program."

      Property and Equipment

           As a service business, FMI has only minimal capital assets and has chosen to lease, rather than own, its five office sites. FMI's principal executive offices are located in the western portion of the Milwaukee, Wisconsin suburban area, which positions FMI in close proximity to a large population of trained and qualified technical personnel, as well as laboratory facilities and excavation firms which frequently are subcontracted by FMI to assist it in providing services to its clients. This location also affords FMI with ready access to the various locations in Wisconsin and Northern Illinois where many of its clients are located, and also provides ready access to offices of environmental regulatory agencies headquartered in Madison, Wisconsin and/or Milwaukee, Wisconsin. FMI's regional offices in Onalaska, Ashwaubenon and Mosinee, Wisconsin and Geneva, Illinois have been strategically located to provide FMI with a local presence and exposure in geographic territories that have generated a high volume of business and/or that offer potential for significant business in the future. FMI also leases various warehouse and storage space.

                   SELECTED HISTORICAL FINANCIAL DATA OF FMI

           The following selected financial data of FMI at December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 is derived from FMI's audited financial statements included elsewhere herein. The financial data of FMI at September 30, 1996 and for each of the nine-month periods ended September 30, 1996 and 1995 is derived from FMI's unaudited financial statements also included herein. In the opinion of management, interim data reflects all adjustments (consisting only of recurring accruals) which FMI considers necessary for a fair presentation of the financial position and results of operations of FMI for these periods. Interim operating results are not necessarily indicative of the results to be expected for the entire year. The selected financial data set forth below should be read in conjunction with FMI's financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of FMI" appearing elsewhere in this Proxy Statement.

Statement of Operations Data:                                                                      Nine Months Ended
                                          Years Ended December 31,                                   September 30,
                         -------------------------------------------------------------------  ----------------------------
                         1995           1994           1993          1992             1991       1996           1995
                         ----           ----           ----          ----             ----       ----           ----
                                                                                                      (unaudited)

Net revenues           $20,245,027    $17,731,684    $11,373,493    $7,156,564   $3,855,506    $14,013,864    $14,317,937
Cost and expenses       15,484,808     14,072,096      8,855,859     5,247,096    2,873,307     10,825,971     10,662,096
Interest, net             (135,113)      (187,075)         1,233         2,593       (2,517)      (128,150)      (132,644)
Equity in earnings
 of joint venture           17,060         34,146             --            --           --          3,000         20,000
                       -----------    -----------    -----------    ----------   ----------    -----------    -----------
Net income             $ 4,642,166    $ 3,506,659    $ 2,518,867    $1,912,061   $  979,682    $ 3,062,743    $ 3,543,197
                       ===========    ===========    ===========    ==========   ==========    ===========    ===========
Net income per
 share                 $       116    $        88    $        63    $       48   $       24    $        77    $        88
                       ===========    ===========    ===========    ==========   ==========    ===========    ===========
Cash dividends
 declared per
 share                 $       147    $        54    $       116    $       24   $       16    $        42    $        52
                       ===========    ===========    ===========    ==========   ==========    ===========    ===========


Balance Sheet Data:
                                                      December 31,
                   ------------------------------------------------------------------------
                      1995           1994           1993           1992         1991                       September 30, 1996
                      ----           ----           ----           ----         ----                      --------------------
                                                                                                               (unaudited)

Total assets           $ 9,108,061    $ 9,573,757    $ 6,147,263    $3,725,790   $1,663,634    $                8,388,758
Working capital            674,105      1,602,173      1,150,157     1,308,579      420,146                       774,585
Long-term debt           2,000,000      1,600,000      2,000,000            --           --                       833,000
Stockholders'
 equity (deficit)         (491,545)       732,489       (621,899)    1,488,234      528,173                       872,221

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF FMI

           The following information should be read in conjunction with FMI's financial statements and notes thereto included elsewhere in this Proxy Statement.

      General

           FMI's revenues are derived almost exclusively from its sales of consulting, engineering, construction and other services to its clients. FMI recognizes revenues as work is performed. Remediation services remain FMI's core business and generate the greatest portion of FMI's revenues. FMI is generally paid monthly by its clients (or their lending banks) on a time and materials basis. The vast majority of such work is eligible for reimbursement to FMI's clients (or such clients' lending banks) under PECFA, but such reimbursement is not made until certain project completion milestones have been reached and all work and costs have been approved by DCOM. As a result, FMI typically receives payment for its services significantly in advance of the time when its client (or the client's lending bank) receives reimbursement under PECFA.

           Review of the PECFA claims by DCOM and determination of any ineligible costs typically is not completed until one to three years after the expense has been incurred and paid by FMI's client (or its lending bank). This exposes the client to the risk that remediation expenses it incurs and pays ultimately may be disallowed for PECFA reimbursement by DCOM. While not contractually obligated to do so, FMI has established an unwritten policy of repaying to its clients (or their lending banks) remediation costs which ultimately are determined by DCOM to be ineligible for reimbursement under PECFA. FMI maintains a reserve against such PECFA ineligible costs in an amount that it believes to be adequate. Through September 30, 1996, FMI had received approximately $46.8 million in PECFA reimbursement claims on behalf of its clients which DCOM had not yet reviewed. The reserve balance for PECFA ineligible reimbursements as of September 30, 1996 was approximately $2.8 million.

           FMI's revenues and expenses are tied directly to the pace at which it adds technical and operational personnel to complete its work-in-process backlog. FMI has added staff over the past three years in order to keep pace with its growing backlog, which has had the effect of increasing revenues. At the same time, FMI has maintained and expanded its marketing activities in an effort to acquire new business and replenish its backlog.

           The two major components of FMI's operating expenses are fees paid to subcontractors and salaries and benefits paid to employees. Together these two items have accounted for approximately 85% of FMI's total expenses over the period from January 1, 1993 through September 30, 1996, with approximately two-thirds of that amount consisting of fees paid to subcontractors and one-third consisting of salaries and benefits paid to employees. FMI's ability to invoice and to be paid monthly for its services prior to receipt of PECFA reimbursement by its clients enhances its cash flow and liquidity, and minimizes its need for other sources of operating capital.

           FMI has elected to be taxed, for federal income tax purposes, pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended. As a result, FMI generally does not pay federal or state corporate income taxes. Rather, any taxable income or loss of FMI is allocated pro rata to the four FMI Stockholders, each of whom is required to include his allocable share of such income or loss in his individual income tax returns. As a result, FMI typically makes distributions to the FMI Stockholders in amounts at least equivalent to the income taxes payable by them on FMI's earnings allocated to them.

      Results of Operations

      Nine Months Ended September 30, 1996 Compared to
      Nine Months Ended September 30, 1995

           Total revenues for the nine-month period ended September 30, 1996 amounted to $14.7 million, as compared to $15.1 million for the same period in 1995, representing a decline of approximately 2.6%. FMI made a provision for PECFA claims adjustments and doubtful accounts in an amount equal to $722,000 (as compared to $751,000 for the same period in 1995), resulting in net revenues for the nine months ended September 30, 1996 of approximately $14.0 million. Net revenues for the comparable period in 1995 were approximately $14.3 million, representing a decline during the nine months ended September 30, 1996 of approximately 2.1%. However, gross revenues less the provision for PECFA claims adjustments and doubtful accounts, and less subcontractor and other direct selling costs, increased approximately 7.7%, from $8.2 million for the first nine months of 1995 to $8.8 million for the same period in 1996.

           Operating expenses were substantially unchanged for the nine months ended September 30, 1996 as compared to the same period for 1995, totalling approximately $10.8 million and $10.7 million, respectively. Subcontractor and other direct selling costs totalled approximately $5.2 million for the nine months ended September 30, 1996, and approximately $6.1 million for the comparable period of 1995. These costs declined because the nature of the work completed in the later period involved less need for subcontractors and more direct labor by FMI employees.

           The reduction in cost of sales was more than offset by increases in salary and benefits and general and administrative expenses. Salaries and benefits expense increased from $3.4 million to $4.2 million (or approximately 23.5%), while general and administrative expenses increased from $1.1 million to $1.4 million (or approximately 27.3%). The increase in general and administrative expenses is primarily attributable to costs in excess of $500,000 incurred in connection with the opening of additional satellite offices in Ashwaubenon and Mosinee, Wisconsin and Geneva, Illinois. The increase in salary and benefits expense was attributable to three factors. First, because a greater portion of the work completed during the first nine months of 1996 (as compared to the first nine months of 1995) was completed by FMI employees as opposed to subcontractors, FMI incurred higher salary and benefits expense and lower subcontractor costs in 1996. The addition of the Engineering Solutions Group in May 1996 also increased salary and benefits costs, but did not immediately begin to contribute significantly to gross revenues. Therefore, FMI's results of operations for the nine months ended September 30, 1996 did not reflect its historic correlation between increases in technical staff and increases in gross revenues. Finally, modest increases in base salaries and benefits also contributed to the overall increase in salary and benefits expense.

           The slight decline in gross revenues over the nine months ended September 30, 1996 as compared to the same period of 1995, when coupled with relatively unchanged operating expenses from period to period, resulted in a decline in FMI's net income of approximately 11.4%, from $3.5 million for the nine months ended September 30, 1995 to $3.1 million for the nine months ended September 30, 1996. Net income as a percentage of gross revenues was approximately 21.1% for the nine months ended September 30, 1996, as compared to 23.2% for the same period in 1995.

      1995 Compared to 1994

           FMI's total revenues for the year ended December 31, 1995 were approximately $21.3 million, as compared to approximately $18.7 million for the year ended December 31, 1994, an increase of almost 14%. The increase was primarily attributable to FMI's hiring of additional technical staff to accelerate progress on the PECFA-related projects, going from 85 employees at December 31, 1994 to 100 employees at December 31, 1995. FMI's marketing efforts also successfully added new projects, and despite the increase in operational and technical staff, the backlog of PECFA-related projects increased during 1995. FMI's provision for PECFA ineligible costs and doubtful accounts increased from $967,000 in 1994 to $1.1 million in 1995, resulting in 1995 net revenues increasing slightly more than 14% over 1994 revenues, from approximately $17.7 million in 1994 to $20.2 million in 1995.

           Operating expenses totalled approximately $15.5 million for 1995, as compared to $14.1 million in 1994. Subcontractor expenses declined slightly from $8.8 million in 1994 (or approximately 47.1% of gross revenues) to $8.4 million in 1995 (or approximately 39% of gross revenues). Salary and benefits expenses increased approximately 39.4% from $3.3 million in 1994 to $4.6 million in 1995, and general and administrative expenses increased approximately 36% from $1.1 million in 1994 to $1.5 million in 1995. The increase in salary and benefits expenses primarily is attributable to the increase in the number of employees. General and administrative expenses increased as a result of the increased business activity associated with the expansion in FMI's technical staff. The nature of the additional and expanded work undertaken in 1995 did not require the involvement of subcontractors to the same extent as FMI's work completed in 1994, resulting in subcontractor expenses remaining relatively flat in 1995 as compared to 1994, and comprising a smaller percentage of gross revenues for 1995.

           Net income increased $1.1 million (or 31.4%) to approximately $4.6 million for 1995, as compared to approximately $3.5 million for 1994. Net income as a percentage of gross revenues in 1995 was approximately 21.6%, as compared to 18.7% in 1994.

      Liquidity and Capital Resources

           As a service oriented business, FMI's fixed capital needs are not significant. To minimize capital requirements, FMI leases, rather than owns, its office facilities. FMI funds its operations primarily with cash generated from its operating activities. Its net cash flow from operating activities amounted to $3.3 million in 1994, $6.6 million in 1995 and $3.4 million for the nine months ended September 30, 1996. Operating capital (total current assets less total current liabilities) amounted to $775,000 at September 30, 1996, as compared to $674,000 at December 31, 1995.

           As a Subchapter S corporation, FMI makes distributions to the FMI Stockholders at least equivalent to the income taxes payable by them on their allocable share of FMI's taxable income. In addition to these distributions, FMI's liquidity needs include funding of operating expenses consisting principally of payments to subcontractors and other direct costs of sales, and salary and benefits costs, including payments pursuant to the PAC Plan and other employee bonus plans. See " Business of FMI - Employee Bonus Plans." To assure adequate liquid resources, as of September 30, 1996 FMI maintained a $500,000 demand line of credit with a borrowing base limited to 80% of FMI's eligible accounts receivable.

     At December 31, 1996, FMI had one term loan with an outstanding principal balance of $2.5 million. The loan was originated in September 1996 with an original principal amount of $3 million, and is for a term of three years commencing September 30, 1996. The note is payable in 36 equal installments, bears interest at the fixed rate of 8.5% per year and is secured by a general business security interest in substantially all of FMI's assets. Prior to December 31, 1996, FMI also had another term loan in the principal amount of $1 million, which was prepaid in full in December 1996. In January 1997, FMI replaced its $500,000 demand line of credit with a $1.2 million demand line of credit, which FMI intends to draw against (and increase, if necessary) to pay certain bonuses and tax distributions contemplated under the Merger Agreement. See "The Merger Agreement - The Merger; Merger Consideration." As a condition to the closing under the Merger Agreement, all of FMI's indebtedness for borrowed money outstanding on the Closing Date is to be repaid in full upon the closing of the Merger.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for the periods and dates indicated the net income (loss) per common share, book value per common share and cash dividends declared per common share of Envirogen and FMI on a historical and consolidated pro forma basis, after giving pro forma effect to the Merger and the Warburg Transaction. The pro forma data is based on numerous assumptions and includes adjustments as explained in the unaudited pro forma balance sheets and pro forma statements of operations appearing elsewhere in this Proxy Statement. See "Pro Forma Condensed Consolidated Financial Information."

                                            Year Ended       Nine Months Ended
                                        December 31, 1995   September 30, 1996
                                        ------------------  -------------------
ENVIROGEN, INC.
     Net loss per common share........        $     (0.31)         $     (0.21)
     Book value per common share......        $       .54          $       .81
     Cash dividends declared per
        common share..................                 --                   --
     Number of common shares
        outstanding...................          9,049,460           12,869,640

FLUID MANAGEMENT, INC.
     Net income per common share......        $    116.05          $     76.57
     Equivalent pro forma net loss
        per common share/(1)/.........        $         0          $     (2.10)
     Book value (deficit) per common
        share.........................        $    (12.29)         $     21.81
     Equivalent pro forma book value
        per common share/(1)/.........                             $    168.65
     Cash dividends declared per
        common share..................        $    146.66          $     42.47
     Equivalent pro forma cash
        dividends declared per common
        share/(1)/....................        $     26.54          $      7.69
     Number of common shares
        outstanding...................             40,000               40,000

PRO FORMA CONSOLIDATED
     Net loss per common share........        $         0          $     (0.02)
     Book value per common share......                             $      1.61
     Cash dividends declared per
        common share..................        $       .25          $       .07
     Number of common shares
        outstanding...................         23,155,355           23,155,355

-------------------------------------------------------------------------------

(1) After giving effect to the exchange of all of the outstanding common stock of FMI into 4,190,477 shares of Envirogen Common Stock in the Merger.

             SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

           The following table sets forth certain selected unaudited pro forma consolidated financial data for Envirogen for the periods and dates indicated, after giving pro forma effect to the Merger, the Warburg Transaction and Envirogen's acquisition of MWR in February 1996. The amounts presented are based upon the pro forma data and on numerous assumptions and include adjustments as explained in the unaudited pro forma balance sheets and pro forma statements of operations appearing elsewhere in this Proxy Statement. See "Pro Forma Condensed Consolidated Financial Information."

                                     Year Ended       Nine Months Ended
                                 December 31, 1995   September 30, 1996
                                 ------------------  -------------------
                                    (Pro Forma)          (Pro Forma)
Statement of Operations Data:
     Net revenues..............     $32,985,725          $23,201,468
     Net loss..................        (115,183)            (385,843)
     Net loss per share........               0                (0.02)

                                                     September 30, 1996
                                                     ------------------
                                                         (Pro Forma)
Balance Sheet Data:
     Working capital...........                         $ 10,880,619
     Intangible assets, net....                           23,147,661
     Total assets..............                           46,125,152
     Total liabilities.........                            8,844,646
     Stockholders' equity......                           37,280,506



                          ----------------------------

           THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER, TAKING INTO CONSIDERATION ALL RELEVANT MATERIAL FACTORS, IS FAIR TO AND IN THE BEST INTERESTS OF ENVIROGEN'S STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                 PROPOSAL 2.  THE SECURITIES PURCHASE AGREEMENT


           The terms and conditions of the proposed Warburg Transaction are contained in the Securities Purchase Agreement, a copy of which is attached as Appendix D to this Proxy Statement. Stockholders are urged to read the Securities Purchase Agreement carefully. The descriptions of the material terms and conditions of the Securities Purchase Agreement set forth below are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement.

      The Warburg Transaction

           Stockholders of Envirogen are being asked to consider and vote upon a proposal to approve and adopt the Securities Purchase Agreement pursuant to which Envirogen will issue and sell to Warburg 6,095,238 shares of Common Stock (the "Warburg Shares") for an aggregate cash purchase price of $16,000,000. The purpose of the proposed Warburg Transaction is to fund the cash portion of the Merger Consideration in connection with the Merger and to provide additional working capital for Envirogen. The closing of the Warburg Transaction is scheduled to take place contemporaneously with the Merger. The adoption and approval of the Securities Purchase Agreement requires the affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote.

           In order to effect the Warburg Transaction and the Merger and the transactions contemplated thereby, at the Effective Time of Merger Envirogen's Certificate of Incorporation, as in effect immediately prior to the Merger, will need to be amended to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares. See "Proposal 3. The Charter Amendment."

      Required Regulatory Approvals

           Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Warburg Transaction may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Envirogen and Warburg filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 17, 1997 and requested early termination of the required waiting period under the HSR Act. The required waiting period under the HSR Act is scheduled to expire on February 16, 1997. Aside from the requirements of the HSR Act, Envirogen is aware of no federal or state regulatory requirements that must be complied with or other approvals that must be obtained prior to the consummation of the Warburg Transaction, other than compliance with applicable federal and state securities laws and applicable federal and state regulatory requirements that must be complied with in connection with the Merger.
      See "Proposal 1. The Merger - Special Factors - Required Regulatory Approvals."

      Representations and Warranties

           In the Securities Purchase Agreement, Envirogen and Warburg have each made certain representations and warranties with respect to, among other matters, their organization and good standing and due authorization and authority to enter into and perform their respective obligations under the Securities Purchase Agreement. In addition, Envirogen has made certain representations and warranties regarding its business and operations and related matters customary for a transaction such as the Warburg Transaction.

      Conditions to the Warburg Transaction

           The obligation of Warburg to consummate the Warburg Transaction is subject to, among others, the following conditions: (a) the representations and warranties of Envirogen shall be true on and as of the Closing Date; (b) Envirogen shall have performed and complied with all agreements, covenants and conditions required by the Securities Purchase Agreement to be performed or complied with by Envirogen prior to or on the Closing Date; (c) Warburg shall have received a certificate, dated the Closing Date, signed on behalf of Envirogen by each of the President and the Controller of Envirogen, certifying that the conditions specified in
      (a) and (b) above have been fulfilled; (d) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in the Securities Purchase Agreement or any of them not be consummated as provided therein; (e) Warburg shall have received from Envirogen's counsel, Drinker Biddle & Reath, a satisfactory opinion dated the Closing Date; (f) all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived with the consent of Warburg in its sole and absolute discretion; (g) all consents, approvals and actions shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated; (h) Robert S. Hillas and William C. Smith shall have been elected to the Board of Directors of Envirogen, effective upon the Closing Date; and (i) Envirogen, Warburg and the FMI Stockholders shall have entered into the Registration Rights Agreement;

           The obligation of Envirogen to consummate the Warburg Transaction is subject to, among others, the following conditions: (a) the representations and warranties of Warburg shall be true on and as of the Closing Date; (b) Warburg shall have performed and complied with all agreements, covenants and conditions required by the Securities Purchase Agreement to be performed or complied with by it prior to or on the Closing Date; (c) Envirogen shall have received a certificate from Warburg, dated the Closing Date, signed by a duly authorized representative of Warburg, certifying that the conditions specified in (a) and (b) above have been fulfilled; (d) all consents, approvals and actions shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated; (e) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in the Securities Purchase Agreement or any of them not be consummated as provided therein; and (f) all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived.

Certain Covenants of Envirogen and Warburg

        The Securities Purchase Agreement provides that, during the period from the date of the Securities Purchase Agreement to the Closing Date, except as provided in the Securities Purchase Agreement, Envirogen will not, without Warburg's prior consent, take any action which would result in any of the representations or warranties of Envirogen contained in the Securities Purchase Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in the Securities Purchase Agreement becoming incapable of performance.

        Envirogen has agreed that for so long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 7.5% of the issued and outstanding shares of Common Stock, Envirogen will nominate and use its best efforts to elect and to cause to remain as a director on Envirogen's Board of Directors one individual as Warburg may designate. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by Warburg. The initial nominee of Warburg will be Robert S. Hillas.

        In the Securities Purchase Agreement, Warburg has agreed to not sell or otherwise transfer any Warburg Shares until one year after the Closing Date without the prior written consent of Envirogen.

Registration Rights Agreement

        Envirogen has agreed, as a condition precedent to Warburg's obligations under the Securities Purchase Agreement, to enter into the Registration Rights Agreement with Warburg and the FMI Stockholders, the form of which is attached as Appendix E to this Proxy Statement. Pursuant to the Registration Rights Agreement, Envirogen, as soon as practicable after the Merger, will file with the Commission and cause to be declared effective a registration statement pursuant to Rule 415 under the Securities Act relating to the offer and sale by Warburg of the 6,095,238 shares of Common Stock of Envirogen to be issued to Warburg pursuant to the Securities Purchase Agreement and the offer and sale by the FMI Stockholders of the 4,190,477 shares of Common Stock to be issued to the FMI Stockholders pursuant to the Merger Agreement. Envirogen has agreed to pay substantially all expenses incident to the registration of such shares, other than underwriting discounts and commissions.

Waiver and Amendment

        The Securities Purchase Agreement may be amended, and the observance of any term thereof may be waived, with (and only with) the written consent of Envirogen and Warburg.

Termination

        The Securities Purchase Agreement and, except as therein provided, all the rights of Envirogen and Warburg thereto, shall terminate on May 31, 1997 (unless such date is extended by mutual written consent). All warranties, representations and covenants made by Warburg to Envirogen, or by Envirogen to Warburg, in the Securities Purchase Agreement, or in any certificate or other instrument delivered by Warburg or Envirogen under the Securities Purchase Agreement will be considered to have been relied upon by Envirogen or Warburg, as the case may be, and will survive all deliveries to Warburg of the Warburg Shares, or payment to Envirogen for such Shares, until the 30th day following the date on which Warburg receives Envirogen's audited financial statements for the fiscal year ending December 31, 1997, except for the warranties and representations relating to tax and environmental matters, which shall survive until the expiration of any applicable statute of limitations, regardless of any investigation made by Envirogen or Warburg, as the case may be, or on Envirogen's or Warburg's behalf.

Costs and Expenses

        Pursuant to the Securities Purchase Agreement, Envirogen has agreed to pay up to $50,000 of Warburg's reasonable legal fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Securities Purchase Agreement and the other instruments and agreements related thereto. However, in the event the Warburg Transaction is not consummated as a result of FMI's failure to satisfy certain conditions precedent to the closing of the Merger on or prior to the Closing Date, Envirogen will only be obligated to pay one-half of Warburg's reasonable legal fees and expenses, up to a maximum of $25,000, and in the event the Warburg Transaction is not consummated as a result of Warburg's failure to satisfy certain conditions precedent to the Warburg Transaction on or prior to the Closing Date, Envirogen will not be obligated to pay Warburg's legal fees and expenses.


                          ____________________________

        THE BOARD OF DIRECTORS BELIEVES THAT THE WARBURG TRANSACTION, TAKING INTO CONSIDERATION ALL RELEVANT MATERIAL FACTORS, IS FAIR TO AND IN THE BEST INTERESTS OF ENVIROGEN'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE SECURITIES PURCHASE AGREEMENT.

                       PROPOSAL 3. THE CHARTER AMENDMENT

        Stockholders are being asked to consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation of Envirogen, as amended (the "Charter Amendment"), to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares to (a) provide for the issuance of the 4,190,477 shares of Common Stock to the FMI Stockholders pursuant to the Merger Agreement; (b) provide for the issuance of the 6,095,238 shares of Common Stock to Warburg pursuant to the Securities Purchase Agreement;
(c) reserve additional shares of Common Stock for issuance upon the exercise of stock options granted under the Amended Option Plan; and (d) provide Envirogen with flexibility to issue additional shares of Common Stock in the future for appropriate corporate purposes without the need to amend again its Amended and Restated Certificate of Incorporation. Of the 20,000,000 shares of Common Stock currently authorized, as of December 31, 1996, 12,872,440 shares were issued and outstanding and 3,139,359 shares were reserved for issuance upon the exercise of outstanding options and warrants.

        If the stockholders approve the Charter Amendment, at the Effective Time of the Merger, Article Fourth of the Certificate of Incorporation, as in effect immediately prior to the Effective Time, will be amended and restated to read in its entirety as follows:

        "FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares, divided into two classes, one class consisting of 50,000,000 shares of common stock, par value $.01 per share, and the other class consisting of 2,000,000 shares of preferred stock, par value $.01 per share.

        The Board of Directors of the Corporation is hereby expressly authorized, at any time and from time to time, to divide the preferred stock into one or more series, to issue from time to time in whole or in part the stock of any such series, and in the resolution or resolutions providing for the issue of stock of a series to fix and determine the dividend rates, voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, redemption rights, restrictions and special or relative rights of the series that may be desired.

        Except for and subject to the rights expressly granted to the holders of preferred stock or any series thereof, pursuant to the authority hereby vested in the Board of Directors, and except as may be provided by the laws of the State of Delaware, the holders of common stock shall have exclusively the rights of stockholders."

        Approval of the Charter Amendment is dependent upon the approval of the proposals to approve the Merger Agreement and the Merger, the Securities Purchase Agreement and the Amended Option Plan. The rights of Envirogen's stockholders will not be affected by the increase in the number of shares of authorized Common Stock, except to the extent of their ownership dilution of Envirogen upon issuance of any such shares. Approval of the holders of a majority of the Envirogen Common Stock outstanding and entitled to vote is required for the approval and adoption of the Charter Amendment.

                      ------------------------------------

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CHARTER AMENDMENT.

                        PROPOSAL 4.  AMENDED OPTION PLAN

        Envirogen's Board of Directors and stockholders approved the Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan in April 1990, which was subsequently amended in June 1994, November 1995 and February 1996 (as amended, the "Option Plan"). In connection with the Merger, Envirogen has agreed that it will make available to certain employees of FMI that remain with Envirogen after the Merger options to purchase an aggregate of 600,000 shares of Common Stock under the Option Plan. Accordingly, in January 1997, the Board of Directors amended and restated the Option Plan (the "Amended Option Plan"), subject to stockholder approval, to increase the aggregate maximum number of shares that may be issued under the Option Plan from 2,000,000 shares to 3,000,000 shares. The Board also amended and restated the Option Plan to comply with recent changes to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Approval of the Amended Option Plan requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Special Meeting and entitled to vote.

        The Amended Option Plan is intended to attract and retain officers and key employees (collectively, "Key Employees") and directors, scientific advisory board members and consultants (together with the Key Employees, the "Optionees") and to motivate them to exercise their best efforts on behalf of Envirogen and any subsidiary or parent of Envirogen (a "Related Corporation").

        Options granted under the Amended Option Plan may be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be designated as options not intended to be ISOs ("Non-Qualified Stock Options").

        The text of the Amended Option Plan is attached as Appendix F to this Proxy Statement. The following description of the Amended Option Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Amended Option Plan itself:

        1. Number of Shares. The aggregate maximum number of shares for which options may be granted under the Amended Option Plan will be 3,000,000 shares if the Amended Option Plan is approved by the stockholders. The shares issued under the Amended Option Plan may be authorized but unissued shares or reacquired shares, and Envirogen may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

        2. Administration. The Amended Option Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee"), whose members are designated by Envirogen's Board of Directors. The Committee will consist of at least three directors who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Amended Option Plan is approved by the stockholders. In addition, each member of the Committee must also be an "outside director" within the meaning of Treasury Regulation (S)1.162-27(e)(3) or any successor provision. The Committee currently consists of Peter J. Neff, Robert F. Johnston and Seymour L. Meisel. Dr. Meisel has tendered his resignation from the Board of Directors effective as of the Effective Time. Accordingly, Dr. Meisel's position on the Committee will be replaced with another qualified Board member after the Effective Time. The Committee has the authority to (i) select the Key Employees and other Optionees to be granted ISOs and Non-Qualified Stock Options under the Amended Option Plan, (ii) grant options on behalf of Envirogen, and (iii) set the date of grant and other terms of the options, including the times at which and the price at which options shall be granted, except that (unless approved by the Committee) no option will become exercisable at a rate in excess of 20% per annum from the date of grant unless otherwise permitted under the terms of the Amended Option Plan.

        3. Eligibility. Only Key Employees of Envirogen and/or a Related Corporation are eligible to receive ISOs under the Amended Option Plan. Non-Qualified Stock Options may be granted to all Optionees. As of December 31, 1996, there were approximately 108 Key Employees of Envirogen eligible to receive ISOs and approximately 122 Optionees (including Key Employees) eligible to receive non-qualified stock options.

        4. Term of Stock Option Plan. No option may be granted under the Amended Option Plan after March 31, 2000, although options outstanding on March 31, 2000 may extend beyond that date.

        5. Term of Option. All options terminate on the earliest of (a) the expiration of the term specified in the option document, which, in the case of an ISO, may not exceed ten years from the date of grant or five years after the date of grant if the Optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of Envirogen or (b) the date, if any, set by the Board of Directors as an accelerated expiration date.

        6. Option Price. The option price for Non-Qualified Stock Options may not be less than the greater of seventy-five percent (75%) of the fair market value of the shares subject to the option on the date that the option is granted or the par value thereof, and for ISOs not less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, shares of Common Stock possessing more than 10% of the total combined voting power of all classes of shares of Envirogen, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted.

        7. Payment. An Optionee may, in the discretion of the Committee, pay for shares of Common Stock covered by his or her option (i) in cash or its equivalent, (ii) in shares of Common Stock previously acquired by the Optionee (subject to certain holding period requirements), (iii) through a combination of
(i) and (ii) above, or (iv) by delivering a properly executed notice of exercise of the option to Envirogen and a broker, with irrevocable instructions to the broker promptly to deliver to Envirogen the amount of sale or loan proceeds necessary to pay the exercise price of the option.

        8. Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the Amended Option Plan and such other provisions as the Committee deems appropriate. No option granted under the Amended Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

        9. Change of Control Provisions. Notwithstanding any other provision of the Amended Option Plan, all outstanding options will become immediately exercisable in the case of a merger, consolidation, or other business combination involving the sale or transfer of all (or substantially all) of the assets of Envirogen, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock of Envirogen in which Envirogen is not the surviving entity, or, if it is the surviving entity, either (a) does not survive as an operating ongoing concern in substantially the same line of business or (b) is controlled by persons or entities previously unaffiliated with Envirogen.

        10. Amendments to Options and the Amended Option Plan; Discontinuance of the Amended Option Plan. Subject to the provisions of the Amended Option Plan, the Committee may not amend an option document without an Optionee's consent if the amendment is unfavorable to the Optionee. If the amendments to the Amended Option Plan are approved by the stockholders, the Board of Directors may suspend or discontinue the Amended Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the shares of Envirogen present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken to, with respect to ISOs, change the class of employees eligible to participate in the Amended Option Plan, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Amended Option Plan (except as permitted under the Amended Option Plan with respect to capital adjustments), or extend the duration of the Amended Option Plan.

        11. Tax Aspects of the Amended Option Plan. Based on the advice of counsel, Envirogen believes that, under present Federal tax laws and regulations, the Federal income tax consequences to Envirogen and to the Optionees receiving ISOs and non-qualified stock options pursuant to the Amended Option Plan will be as follows:

        If an option is treated as an ISO, the Optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an Optionee's sale of his or her shares of Common Stock (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the Optionee as long-term capital gain. If the Optionee disposes of his or her shares of Common Stock prior to the expiration of the above holding period, the Optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain or loss recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain or loss. Envirogen will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

        An Optionee will not recognize any taxable income at the time the Optionee is granted a Non-Qualified Stock Option. However, upon exercise of the option, the Optionee will recognize ordinary income for Federal income tax purposes in an amount generally measured as the excess of the then fair market value of the shares of Common Stock over the exercise price and Envirogen will be entitled to a deduction in the same amount at the time of exercise. Upon an Optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares of Common Stock have been held for more than one year.

        Different rules for measuring ordinary income may apply if the Optionee is subject to Section 16 of the Exchange Act.

        Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of
Section 162(m) includes cash compensation and noncash benefits paid for services (including with respect to non-qualified stock options, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. At the 1994 Annual Meeting of Stockholders, certain amendments to the Amended Option Plan were approved by Envirogen's stockholders in order that the spread upon exercise of Non-Qualified Stock Options would not be treated as remuneration for purposes of Section 162(m) and in order that if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of certain non-qualified stock options granted under the Amended Option Plan would be deductible by Envirogen. One of the amendments included a limitation on the maximum number of shares of Company Stock with respect to which options may be granted to a Key Employee to 200,000. This limitation was subsequently increased to 500,000 at the 1995 Annual Meeting of Stockholders.

        The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon Envirogen. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an Optionee may reside.

        12. Registration Statement on Form S-8. If the proposal to approve the amendments to the Amended Option Plan is approved, Envirogen intends to file with the Securities and Exchange Commission an amendment to Envirogen's Registration Statement on Form S-8 relating to the Amended Option Plan to register the additional shares of Common Stock that may be issued pursuant to the Amended Option Plan.

                          ----------------------------

        As of December 31, 1996, options for 197,300 shares of Common Stock were exercised and options to purchase an aggregate of 1,480,670 shares of Common Stock were outstanding under the Option Plan, leaving approximately 322,030 shares available for issuance under the Option Plan. Envirogen has grown significantly in recent years and the number of Optionees has also increased. Envirogen's management and the Board of Directors believes that the ability to grant options under the Option Plan for the purchase of Common Stock of Envirogen has substantially contributed to the performance of Envirogen since the adoption of the Option Plan. The proposed Amended Option Plan would authorize a new reserve of shares of Common Stock available for the issuance of stock options so that Envirogen's policy of providing equity incentives can continue for the remaining years of the Option Plan. Other than the options to purchase an aggregate of 600,000 shares of Common Stock to be granted in connection with the Merger, it is not presently determinable who will receive future options under the Amended Option Plan since stock option awards are granted by the Committee in its discretion from time to time. It is anticipated that most or all of the authorized options will be granted prior to the expiration of the Amended Option Plan in March 2000.


                          ----------------------------

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED OPTION PLAN.

                                 OTHER MATTERS

        The Board of Directors knows of no matters to be presented for action at the Special Meeting other than those set forth in the attached Notice of Special Meeting of Stockholders and customary procedural matters. However, if any other matters should properly come before the Special Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Commission, in accordance with the judgment of the persons voting such proxies.

        In order to be eligible for inclusion in Envirogen's proxy materials for the 1998 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of Envirogen at its offices set forth on page one of this Proxy Statement and must be received by Envirogen not later than December 9, 1997.


                                      By order of the Board of Directors,



Lawrenceville, New Jersey             Morgan R. Jones
          , 1997                      Secretary
----------

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           -----
ENVIROGEN, INC. AND SUBSIDIARY

Report of Independent Accountants........................................  FS-3

Consolidated Balance Sheets as of December 31, 1995 and 1994.............  FS-4

Consolidated Statements of Operations for the years ended December 31,
 1995, 1994 and 1993.....................................................  FS-5

Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993..................................  FS-6

Consolidated Statements of Cash Flows for the years ended December 31,
 1995, 1994 and 1993.....................................................  FS-7

Notes to Consolidated Financial Statements...............................  FS-8


Consolidated Balance Sheet as of September 30, 1996  (Unaudited).........  FS-20

Consolidated Statements of Operations for the nine months
 ended September 30, 1996 and 1995 (Unaudited)...........................  FS-21

Consolidated Statements of Cash Flows for the nine months
 ended September 30, 1996 and 1995 (Unaudited)...........................  FS-22

Notes to Consolidated Financial Statements (Unaudited)...................  FS-23


FLUID MANAGEMENT, INC.

Report of Independent Accountants........................................  FS-25

Balance Sheets as of December 31, 1995 and 1994 and September 30, 1996
 (Unaudited).............................................................  FS-26

Statements of Operations and Retained Earnings (Deficit) for the years ended December 31, 1995 and 1994 and the nine months ended September 30,
 1996 and 1995 (Unaudited)...............................................  FS-27

Statements of Cash Flows for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (Unaudited).......  FS-28

Notes to Financial Statements............................................  FS-29

                                                                           Page
                                                                           ----
MWR, INC.

Report of Independent Public Accountants.................................  FS-37

Balance Sheets as of December 30, 1995 and December 31, 1994.............  FS-38

Statements of Operations for the years ended December 30, 1995 and December 31, 1994...................................................  FS-39

Statements of Shareholder's Deficit for the years ended December 30, 1995 and December 31, 1994...................................................  FS-40

Statements of Cash Flows for the years ended December 30, 1995 and December 31, 1994...................................................  FS-41

Notes to Financial Statements............................................  FS-42


PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Condensed Consolidated Financial Information...................  FS-47

Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 (Unaudited) and the nine months ended
 September 30, 1996 (Unaudited)..........................................  FS-48

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996
 (Unaudited).............................................................  FS-50

Notes to Pro Forma Condensed Consolidated Pro Forma Financial
 Information (Unaudited).................................................  FS-51

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Envirogen, Inc. and Subsidiary:

     We have audited the accompanying consolidated balance sheets of Envirogen, Inc. and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit incudes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Envirogen, Inc. and Subsidiary as of December 31, 1995 and 1994 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                    Coopers & Lybrand L.L.P.


Princeton, New Jersey
February 16, 1996, except for
  the third paragraph  of Note 1,
  as to which the date is
  March 26, 1996

                                ENVIROGEN, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                            ------------------------------
                                                                 1995              1994
                                                            -------------     ------------
ASSETS
Current assets:
    Cash and cash equivalents                                $  3,748,197     $  2,465,387
    Accounts receivable, net of allowance for doubtful
     accounts of $131,381 in 1995 and $107,932 in 1994          1,575,664        1,622,905
    Unbilled revenue                                            1,338,232          544,822
    Prepaid expenses and other current assets                     160,481          122,158
                                                             ------------     ------------
     Total current assets                                       6,822,574        4,755,272

Property and equipment, net                                     1,119,090        1,503,345
Restricted cash                                                   309,300          309,300
Investment in joint venture                                       181,563
Intangible assets, net                                             26,099           30,692
Other, principally deposits                                       126,607          106,197
                                                             ------------     ------------
     Total assets                                            $  8,585,233     $  6,704,806
                                                             ============     ============

LIABILITIES
Current liabilities:
    Accounts payable                                         $    772,089     $    422,212
    Accrued expenses and other liabilities                        613,691          511,644
    Deferred revenue                                              424,588           76,610
    Current portion of note payable                                 4,333            4,001
    Current portion of capital lease obligations                  103,020          112,428
    Preferred Stock dividends payable                              14,583
                                                             ------------     ------------
     Total current liabilities                                  1,932,304        1,126,895

Deferred rent                                                      48,890           85,557
Note payable, net of current portion                                4,287            8,621
Capital lease obligations, net of current portion                   7,774           83,526
                                                             ------------     ------------
     Total liabilities                                          1,993,255        1,304,599
                                                             ------------     ------------

Redeemable Cumulative Convertible
    Preferred Stock                                             1,728,621

STOCKHOLDERS' EQUITY
Common stock                                                       90,495           75,447
Additional paid-in capital                                     24,100,394       22,266,459
Accumulated deficit                                           (19,321,582)     (16,935,749)
Less:  Treasury stock                                              (5,950)          (5,950)
                                                             ------------     ------------
       Total stockholders' equity                               4,863,357        5,400,207
                                                             ------------     ------------
       Total liabilities and stockholders' equity            $  8,585,233     $  6,704,806
                                                             ============     ============




The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
                    CONSOLIDATED  STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                             1995            1994           1993
                                                        --------------   ------------   ------------
Revenues:
    Commercial operations                                 $  5,971,278   $  4,061,432   $  2,760,557
    Research and development services                        2,062,420      2,073,145      1,954,195
                                                        --------------   ------------   ------------

     Total revenues                                          8,033,698      6,134,577      4,714,752
                                                        --------------   ------------   ------------

Cost of commercial operations                                5,126,901      3,358,730      2,634,821
Research and development costs                               2,459,580      3,311,301      3,769,612
General and administrative expenses                          1,583,383      2,279,502      2,203,942
Marketing expenses                                           1,109,830      1,554,456      1,271,319
                                                        --------------   ------------   ------------

     Total costs and expenses                               10,279,694     10,503,989      9,879,694
                                                        --------------   ------------   ------------

Other income (expense):
    Interest income                                            201,130        164,886        252,098
    Interest expense                                           (31,158)       (53,227)       (35,402)
    Equity in loss of joint venture                            (93,437)
    Other, net                                                  16,961
                                                        --------------   ------------   ------------
     Other income, net                                          93,496        111,659        216,696
                                                        --------------   ------------   ------------

Net loss                                                    (2,152,500)    (4,257,753)    (4,948,246)

Preferred stock dividends                                     (233,333)
                                                        --------------   ------------   ------------

Net loss applicable to Common Stock                        ($2,385,833)   ($4,257,753)   ($4,948,246)
                                                        ==============   ============   ============

Net loss per share applicable to Common Stock                   ($0.31)        ($0.57)        ($0.79)
                                                        ==============   ============   ============

Weighted average number of shares of
    Common Stock outstanding                                 7,669,639      7,461,821      6,276,090
                                                        ==============   ============   ============




The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                             Common Stock        Additional                   Treasury Stock
                                          --------------------    Paid-in      Accumulated  --------------------
                                             Shares    Amount     Capital        Deficit      Shares     Amount
                                          ----------- --------  ------------  ------------- ---------  ----------
     BALANCE AT DECEMBER 31, 1992           5,926,400  $59,264  $17,199,957    ($7,729,750)   (55,000)   ($5,500)

     Net loss                                                                   (4,948,246)
     Issuance of Common Stock for cash      1,500,000   15,000    5,057,902
     Exercise of stock options/ other          72,850      728       45,360
                                          ----------- --------  ------------  ------------- ---------  ----------
     BALANCE AT DECEMBER 31, 1993           7,499,250   74,992   22,303,219    (12,677,996)   (55,000)    (5,500)

     Net loss                                                                   (4,257,753)
     Expenses from issuance of Common
      Stock and warrants                                            (58,541)
     Exercise of stock options/ other          45,500      455       21,781
     Treasury stock repurchases                                                                (4,500)      (450)
                                          ----------- --------  ------------  ------------- ---------  ----------
     BALANCE AT DECEMBER 31, 1994           7,544,750  $75,447  $22,266,459   ($16,935,749)   (59,500)   ($5,950)

     Net loss                                                                   (2,385,833)
     Conversion of Convertible
      Preferred Stock                       1,400,000   14,000    1,697,121
     Issuance of Common Stock for
      interest in joint venture                58,140      582      124,418
     Exercise of stock options                 46,570      466       12,396
                                          ----------- --------  ------------  ------------- ----------  ----------
     BALANCE AT DECEMBER 31, 1995           9,049,460  $90,495  $24,100,394   ($19,321,582)   (59,500)   ($5,950)
                                          =========== ========  ============  ============= ==========  ==========

     Preferred Stock:  Authorized 2,000,000 shares, par value $.01 per share.
                       140,000 shares of Series C Convertible Preferred Stock
                       outstanding at December 31, 1995. No preferred shares
                       issued or outstanding at December 31, 1994 and 1993.
     Common Stock:     Authorized 20,000,000 shares, par value $.01 per share.


The accompaning notes are an integral part of these consolidated financial statement

                                ENVIROGEN, INC.
                    CONSOLIDATED  STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                    1995           1994           1993
                                                                               --------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                       ($2,152,500)   ($4,257,753)   ($4,948,246)
  Adjustments to reconcile net loss to cash
      used by operating activities:
    Depreciation and amortization                                                    574,183        542,984        449,562
    Equity in loss of joint venture                                                   93,437
    Provision for doubtful accounts                                                   60,000         17,700        110,366
    Amortization of premium of marketable securities                                                                29,526
    Other                                                                             (1,941)                        6,632

  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                                       (12,759)        58,881       (973,748)
    (Increase) decrease in unbilled revenue                                         (793,410)      (352,017)         4,706
    (Increase) decrease in prepaid expenses
      and other assets                                                               (63,031)        (6,044)       137,042
    (Increase) in restricted cash                                                                  (309,300)
    Increase (decrease ) in accounts payable                                         349,877       (643,770)       793,565
    Increase (decrease) in accrued expenses and
      other liabilities                                                               65,380        (71,476)       142,765
    Increase (decrease ) in deferred revenue                                         347,978        (91,297)       132,379
                                                                               --------------  -------------  -------------
      Net cash used by operating activities                                       (1,532,786)    (5,112,092)    (4,115,451)
                                                                               --------------  -------------  -------------
  CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                            (139,172)      (392,180)      (396,862)
    Investment in joint venture                                                     (150,000)
    Purchase of marketable securities                                                            (1,958,720)
    Proceeds from sales of marketable securities                                                  1,958,720      2,000,000
    Proceeds from sale of property and equipment                                       3,000
                                                                               --------------  -------------  -------------
      Net cash provided by (used in) investing activities                           (286,172)      (392,180)     1,603,138
                                                                               --------------  -------------  -------------

   CASH FLOWS FROM FINANCING ACTIVITIES:
    Debt repayment                                                                    (4,002)        (3,397)        (3,435)
    Capital lease principal repayments                                              (128,084)      (135,825)      (100,932)
    Net proceeds from private placement of Redeemable
     Cumulative Convertible Preferred Stock                                        3,457,242
    Expenses of converting 50% of the Redeemable
     Cumulative Convertible Preferred Stock                                          (17,500)
    Net proceeds (expenses) from issuance of
     Common Stock and warrants                                                                      (58,541)     5,072,902
    Net proceeds from exercise of stock options                                       12,862         21,786         39,456
    Cash dividends paid on Redeemable Cumulative
     Convertible Preferred Stock                                                    (218,750)
                                                                               --------------  -------------  -------------
      Net cash provided by (used in) financing activities                          3,101,768       (175,977)     5,007,991
                                                                               --------------  -------------  -------------

Net increase (decrease) in cash and cash equivalents                               1,282,810     (5,680,249)     2,495,678

Cash and cash equivalents at beginning of year                                     2,465,387      8,145,636      5,649,958
                                                                               --------------  -------------  -------------

Cash and cash equivalents at end of year                                         $ 3,748,197     $2,465,387     $8,145,636
                                                                               ==============  =============  =============


Supplemental disclosures of cash flow information:
--------------------------------------------------
  Cash paid for interest                                                             $31,061        $43,538        $30,519
                                                                               ==============  =============  =============

  Cash paid for income taxes                                                            $200             $0             $0
                                                                               ==============  =============  =============

Supplemental Disclosures of non-cash investing and financing activities:
-----------------------------------------------------------------------

-The Company entered into capital lease obligations amounting to $42,924 and $304,053 for the years ended December 31, 1995 and 1993, respectively.

-In May 1995, the Company and nv VAM of the Netherlands formed a joint venture, CVT America, L.L.C. For its 50% interest, the Company paid $48,250 in cash and issued 58,140 shares of Envirogen common stock to VAM valued at $125,000.

-In December 1995, there was a voluntary conversion of 140,000 shares of Series
 C Convertible Preferred Stock into 1,400,000 shares of Common Stock.


The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        ______________________________


1.   BUSINESS AND ORGANIZATION
     -------------------------

     Envirogen, Inc. ("Envirogen") is an environmental biotechnology company engaged in the development and design of advanced biological systems to treat and degrade hazardous wastes. Through a wholly-owned subsidiary that was merged into Envirogen effective December 31, 1994, Vapex Environmental Technologies, Inc. ("Vapex"), the Company has been engaged in commercial remediation activities utilizing vapor extraction techniques to remove subsurface contaminants. The Company also entered into a joint venture during 1995 (see Note 18).

     While the activities of Vapex are principally commercial remediation, a significant portion of the activities of Envirogen to date have been related to research with corporate and governmental sponsors and the determination of the feasibility of designed and advanced biological systems to treat and degrade hazardous wastes. Certain of Envirogen's bioremediation systems will require substantial additional research, development and testing to determine their commercial viability and will require significant additional financing. The Company is subject to a number of other risks similar to those of other companies in similar stages of development, including but not limited to short operating history including losses to date, future capital needs, dependence on key personnel, competition, risk of technological obsolescence, governmental regulations and approvals and limited manufacturing and marketing capabilities.

     In March 1996, Allen & Company Incorporated ("Allen & Company"), a principal stockholder of the Company, was engaged to act as the Company's agent in connection with a proposed private placement of the Company's common stock. Allen & Company has agreed that, if less than $750,000 of common stock is purchased by investors by May 31, 1996 Allen & Company will purchase from the Company on May 31, 1996, an amount of common stock equal to $750,000 less the amount of common stock purchased on or before such date by investors. An officer of Allen & Company is also a director of the Company.

     The Company will continue to incur operating losses during the period of development and commercialization of its technologies relating to the treatment of hazardous wastes and industrial pollutants. While future losses are anticipated, they are expected to occur at a reduced level due to the continued development of the remediation business and cost reduction programs which have been implemented. Although it is unable to predict with certainty, the Company believes that it can meet its operating requirements at least through the intermediate term. If the Company is unable to obtain continued funding for the development of these technologies through research and development agreements and increased commercial revenues, it will be necessary to obtain additional funding from other sources. There can be no assurance that the Company will be able to obtain additional funds to meet its capital requirements or, if successful, the terms of such financing may not be advantageous to the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Vapex, the Company's wholly-owned subsidiary which was merged into Envirogen effective December 31, 1994. All material intercompany balances and transactions are eliminated in consolidation.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        ______________________________


     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

     MARKETABLE SECURITIES

     During 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). In 1994, the Company held as investments certain marketable debt securities which were classified as "held to maturity" and were carried at amortized cost. During 1994, the Company purchased and received proceeds at maturity of $2,000,000 relating to such securities. Income earned on these investments during 1994 totaled $41,280 and is included in interest income. The adoption of SFAS 115 did not have an impact on the financial position or the results of operations of the Company. The Company held no investments in debt or equity securities in 1995.

     PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost and consists primarily of office and laboratory equipment and leasehold improvements. Leasehold improvements are amortized over the shorter of the terms of the related leases or the estimated useful lives of the assets. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets which range from three to five years. Gains and losses on disposals are recognized in the year of disposal. Repair and maintenance expenditures are expensed as incurred; significant renewals and betterments are capitalized. Property and equipment leased under capital leases are capitalized at the lower of the present value of minimum lease payments or the fair value of the leased property.

     DEFERRED RENT

     The Company has received rent abatements for limited periods in connection with the lease for certain office and laboratory space. Costs associated with this lease recorded on a straight-line basis over the full lease term resulted in deferred rent liability of $48,890 and $85,557 at December 31, 1995 and 1994, respectively.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        ______________________________


     REVENUE RECOGNITION

     Revenue from certain contracts is recognized as services are provided and costs are incurred. For fixed-price contracts, revenue is recognized on the percentage-of-completion method, measured by the percentage of costs incurred over the estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The asset "unbilled revenue" represents revenues recognized in excess of amounts billed. Unbilled revenue generally represents work currently billable and such work is usually billed through the normal billing process. Correspondingly, the liability "deferred revenue" represents billings in excess of revenues recognized.

     Balances billed but not paid by customers pursuant to retainage provisions in contracts will be due upon completion of the contracts and acceptance by the owner. The retainage balance at December 31, 1995 of $78,767 is expected to be collected within the next 12 months.

     There are no unbilled revenues for which realization is uncertain. An allowance for doubtful accounts has been established based on management's assessment of the collectibility of all amounts billed (including amounts subject to retainage) as of December 31, 1995.

     RESEARCH AND DEVELOPMENT

     All costs relating to research and development activities are expensed as incurred.

     NET LOSS PER COMMON SHARE

     Net loss per common share is computed by dividing the net loss by the weighted-average shares of common stock outstanding during the year. Preferred Stock, options and warrants have been excluded from the calculation of common and common stock equivalent shares because they are antidilutive.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        ______________________________


3.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment, net at December 31, 1995 and 1994 consisted of the following:

                                            1995        1994
                                        ----------  ----------
     Computer Equipment                 $  238,368  $  214,775
     Acquired computer software            210,000     210,000
     Laboratory and field equipment      1,113,095   1,066,235
     Equipment and vehicles under
      capital leases                       565,597     537,179
     Furniture and office equipment        278,038     272,044
     Leasehold improvements                537,837     537,837
     Construction in Progress               65,232           -
                                        ----------  ----------
                                         3,008,167   2,838,070


     Less:  Accumulated depreciation
      and amortization                   1,889,077   1,334,725
                                        ----------  ----------
                                        $1,119,090  $1,503,345
                                        ==========  ==========

     Accumulated amortization on equipment under capital leases amounted to $345,867 and $248,499 at December 31, 1995 and 1994, respectively.
     Depreciation and amortization expense amounted to $569,590, $537,808 and $443,842 for the years ended December 31, 1995, 1994 and 1993, respectively.

4.   INTANGIBLE ASSETS
     -----------------

     Intangible assets, net at December 31, 1995 and 1994 consisted of the following:

                                             1995      1994
                                           --------  --------
     Goodwill                               $44,746   $44,746
     Organizational costs                     5,428     5,428
     Licensing agreement                      3,500     3,500
                                           --------   -------
                                             53,674    53,674
     Less:  Accumulated amortization         27,575    22,982
                                           --------   -------
                                            $26,099   $30,692
                                           ========   =======

     Amortization expense amounted to $4,593, $5,176 and $5,720 for the years ended December 31, 1995, 1994 and 1993, respectively.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          ___________________________


5.   ACCRUED EXPENSES AND OTHER LIABILITIES
     --------------------------------------

     Accrued expenses and other liabilities at December 31, 1995 and 1994 consisted of the following:


                                                   1995       1994
                                                 --------   --------
     Salaries, benefits and payroll taxes        $164,953   $156,581
     Taxes                                        319,641    216,000
     Professional fees                             69,000     56,513
     Contracts accrual                             50,000     50,000
     Other                                         10,097     32,550
                                                 --------   --------
                                                 $613,691   $511,644
                                                 ========   ========

6.   NOTE PAYABLE
     ------------

     In December 1992, the Company borrowed $20,000 to fund certain leasehold improvements to its office and laboratory facilities. The note payable is a five-year term note bearing 8% interest. The following is a schedule of future maturities:

                         1996              $4,333
                         1997              $4,287

7.   INCOME TAXES
     ------------

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company has provided a full valuation allowance against the net deferred tax debits due to the uncertainty of realization. The change in the valuation allowance for the year ended December 31, 1995, was an increase of $874,447.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        ______________________________


     Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                            1995                  1994
                                        Deferred Tax          Deferred Tax
                                    Assets (Liabilities)  Assets (Liabilities)
                                    --------------------  --------------------
     Accrued liabilities                 $   157,383           $   134,837
     Contract reserve                         17,000                17,000
     Deferred rent                            16,623                29,089
     Depreciation                            165,390                   855
     Bad debts                                44,670                36,697
     Net operating loss - federal          5,984,000             5,270,000
     State taxes                           1,347,254             1,437,988
     Tax credits                             297,187               228,594
                                         -----------           -----------
          Total                            8,029,507             7,155,060

     Valuation allowance -    U.S.        (6,682,253)           (5,717,072)
     Valuation allowance -    state       (1,347,254)           (1,437,988)
                                         -----------           -----------
          Total deferred taxes           $         0           $         0
                                         ===========           ===========

     As of December 31, 1995, the Company had a net operating loss carryforward of approximately $17,600,000 for Federal income tax purposes which is available to offset future taxable income, if any, between the years 1996 and 2010. The timing and manner in which these losses may be utilized are limited by Internal Revenue Code Section 382.

8.   COMMON AND PREFERRED STOCK
     --------------------------

     COMMON STOCK

     On October 20, 1993 the Company completed a public offering of 1,500,000 units at $4.00 per unit resulting in net proceeds (after offering expenses and underwriting discounts and commissions) of approximately $5,000,000. Each unit consists of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock. Each warrant is exercisable until October 13, 1998 at an exercise price of $5.20 per full share subject to adjustment.

     SERIES C CONVERTIBLE PREFERRED STOCK

     On April 27, 1995, the Company completed the private placement of 280,000 shares of Series C Convertible Preferred Stock ("Preferred Stock") for $12.50 per share, resulting in net proceeds of $3,457,242. Allen & Company Incorporated ("Allen & Company"), a principal stockholder of the Company, acted as the placement agent and purchased 138,000 shares of Preferred Stock for its own account. An officer of Allen & Company is a director of the Company. The following directors of the Company also purchased the indicated number of shares of Preferred Stock in the private placement:
     James A. Courter (8,000),  Harcharan S. Gill (8,000), Robert F. Hendrickson

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        ______________________________


     (8,000), Robert F. Johnston (16,000), Seymour L. Meisel (10,000) and Robert
     C. Miller (10,000). The shares of Preferred Stock are convertible at the option of each holder at a conversion rate of ten shares of Common Stock for each share of Preferred Stock and are subject to mandatory conversion in April 1997 upon the fulfillment of certain conditions. Quarterly dividends on the Preferred Stock are payable at a rate of $.625 per share per annum. No cash dividend can be paid or distribution made on the shares of Common Stock as long as any shares of the Preferred Stock are outstanding without the prior consent of the holders of the Preferred Stock. The Company is also subject to certain financial and other covenants in connection with the Preferred Stock. In the event of the breach of any of these covenants, the holders have the right after the first anniversary of the issuance of the Preferred Stock to redeem for cash their shares of Preferred Stock and any cumulative unpaid dividends thereon. Holders also have certain registration rights with respect to the underlying shares of Common Stock. On December 28, 1995, Preferred Stockholders voluntarily converted 50% of their shares of Preferred Stock into 1,400,000 shares of Common Stock. A dividend of $116,667 was paid on the preferred shares in connection with this conversion. Regular Preferred Stock dividends of $116,666 were also recognized in 1995.

9.   OPTIONS AND WARRANTS
     --------------------

     In April 1990, the Company adopted the 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "Plan") which expires in March 2000.
     Under the amended terms of the Plan, the Company's Stock Option Committee is authorized to grant incentive stock options ("ISOs") to officers and other key employees, as well as non-qualified stock options ("NQSOs") to key employees, directors, scientific advisory board members and consultants to purchase an aggregate of 1,400,000 shares of Common Stock. Standard provisions of the Plan, which may vary with Board and stockholder approval, require that the term of each grant not exceed ten years.

     In May 1993, the Company adopted the 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan") which expires in May 2003. Under the terms of the 1993 Plan, an option to purchase 15,000 shares of Common Stock shall be automatically granted to each new Independent Director (as defined in the 1993 Plan) on the day the Independent Director is first elected as a member of the Board of Directors. Thereafter, an option to purchase 500 shares of Common Stock shall be granted on June 1 of each year to each Independent Director who is elected at subsequent annual meetings of stockholders.

     In 1995, the Board of Directors approved a plan allowing employees with stock options issued in 1992 and 1993 with exercise prices of $5.00 or more per share to exchange such options for new options at the then-current market price. Participating employees received new stock options with an exercise price of $3.22 per share for 90% of the options they surrendered. Participating employees also agreed to a new five-year vesting schedule (20% per year) commencing on September 19, 1995. As a result, options for 49,750 shares were forfeited in exchange for new options to purchase 44,775 shares.

     Generally, options granted become exercisable at a rate of 20% per annum from the date of grant, and the option price may not be less than 100% and 75% of the fair market value on the date of grant for ISOs and NQSOs, respectively.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        ______________________________


     Following is a summary of the stock option transactions for the years 1993, 1994 and 1995:


                                                    Number       Option
                                                  of Shares    Price Range
                                                  ---------    -----------

     Options outstanding at December 31, 1992      519,250    $0.20 - $ 7.50
      Granted                                      151,700    $3.31 - $ 7.38
      Forfeited                                   ( 70,600)   $0.20 - $ 7.25
      Exercised                                   ( 72,850)   $0.20 - $ 3.50
                                                  ---------
     Options outstanding at December 31, 1993      527,500    $0.20 - $ 7.50
                                                  ---------
      Granted                                      238,750    $2.31 - $ 3.81
      Forfeited                                   (150,980)   $0.20 - $ 7.25
      Exercised                                   ( 45,500)   $0.20 - $ 0.70
                                                  ---------
     Options outstanding at December 31, 1994      569,770    $0.20 - $ 7.50
                                                  ---------
      Granted                                      391,750    $1.71 - $ 3.29
      Forfeited                                   (106,000)   $0.35 - $ 7.50
      Exercised                                   ( 46,570)   $0.20 - $ 0.70
                                                  ---------
     Options outstanding at December 31, 1995      808,950    $0.20 - $ 7.25
                                                  =========
     Exercisable at December 31, 1995              207,360    $0.20 - $ 7.25

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"). In October 1995, SFAS 123 established financial and reporting standards for stock based compensation plans. The Company anticipates adopting the disclosure only provision of this standard during 1996.

     In September 1991, the Company issued warrants to purchase 181,500 shares of Common Stock at an exercise price of $3.50 per share as partial consideration to the placement agent in connection with the Company's issuance of Series B Preferred Stock. The warrants expire five years from the date of issuance.

     In October 1991, the Company issued warrants to purchase 30,000 shares of Common Stock at an exercise price of $7.00 per share in connection with the Vapex acquisition. The warrants expire five years from the date of issuance.

     In October 1993, the Company issued 790,148 redeemable Common Stock Purchase Warrants. Each warrant entitles the holder to purchase one-half of one share of Common Stock for $5.20 per full share subject to adjustment. The warrants are exercisable for five years. See Notes 8 and 12 for additional information regarding the Company's other warrants.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        ______________________________


10.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     LEASES

     The Company is party to various operating leases relating to office, laboratory and pilot plant facilities, as well as automobiles and equipment. All leases expire prior to 1998. The leases include escalation clauses and require that the Company pay for certain operating costs. It is expected that in the normal course of business the majority of the leases will be renewed or replaced by other leases. The Company also has capitalized leases consisting principally of leases for equipment.

     Future minimum payments under capital and noncancelable operating leases consisted of the following at December 31, 1995:

                                                    Capital    Operating
                                                    Leases      Leases
                                                   ---------   ---------
          1996                                     $ 110,992   $ 586,303
          1997                                         6,403     230,591
          1998                                         2,280           -
          Thereafter                                       -           -
                                                   ---------   ---------
          Total minimum lease payments               119,675   $ 816,894
                                                               =========
          Less amount representing interest           8,881)
                                                   ---------
          Present value of net minimum capital
           lease payments                          $ 110,794
                                                   =========

     Rent expense for operating leases was $557,361, $577,471 and $530,384 for the years ended December 31, 1995, 1994 and 1993, respectively.

     LICENSES

     Pursuant to a license agreement with Amgen, Inc. ("Amgen") dated February 27, 1990, the Company was granted an exclusive license to use naturally occurring and genetically-modified TCE-degrading bacteria and a non-exclusive license to use and sell naturally occurring and genetically-modified pesticide-degrading bacteria. The licenses are royalty-free and cover use of the bacteria in the United States and Canada. The Company issued Amgen 35,000 shares of Common Stock valued at $3,500 as consideration for the licenses. The licenses terminate in each country upon the later of the expiration of the last remaining licensed patent or ten years following the first commercial use of the technology in such country.

     ENVIRONMENTAL LIABILITY AND INSURANCE

     The Company could be held liable under various laws and regulations if microorganisms or hazardous wastes cause harm to humans or the environment, even if the Company were not negligent. Although the Company has a $5,000,000 contractor's pollution liability insurance policy, there can be no assurance that environmental liabilities that may be incurred by the Company will be covered by its insurance or that the dollar amount of covered liabilities will not exceed policy limits.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        ______________________________


11.  RESEARCH AND DEVELOPMENT CONTRACTS
     ----------------------------------

     The Company contracts with major corporations and government entities to conduct feasibility studies, sponsored research and development and to remediate contamination problems. Pursuant to the Company's contracts, the work is generally conducted in phases beginning with feasibility studies to demonstrate that the Company's bacteria will degrade the targeted waste. Each sponsoring corporation or governmental entity may terminate the work being conducted by the Company upon the completion of each phase and each additional phase generally is separately contracted for by the sponsoring corporation or governmental entity.

     Research and development work being conducted for one major customer relates to the remediation of PCB wastes. This project involves work relating to PCB wastes released on the ground at compressor stations along a natural gas pipeline located in several states. Pursuant to the Technology Agreement between the Company and the major customer each have undivided ownership interests in any technology developed. Also, the Company has granted the major customer a non-exclusive, non-transferable license to use all presently existing and any future technology that the Company may own relating to PCB remediation and that is not otherwise subject to restrictions. With certain limited exceptions, the Company is required to pay the major customer a royalty based on gross revenues received from the utilization of any jointly-owned technology or a Company-owned PCB-related remediation technology. The maximum aggregate royalty payable to the major customer by the Company under the Technology Agreement may not exceed the development funding received from the major customer. At December 31, 1995, the Company had no obligations under the royalty agreement. Research and development revenues from this customer for the years ended December 31, 1995, 1994 and 1993 amounted to approximately $749,000, $623,000 and $913,000, respectively.

12.  RELATED PARTY TRANSACTIONS
     --------------------------

     A related party received, among other compensation, warrants to purchase 123,000 shares of the Company's Common Stock at an exercise price of $8.75 per share for acting as representative of the underwriters of the Company's initial public offering in August 1992.

     In October 1993, an affiliate of a former principal stockholder of the Company acted as the underwriter for the Company's public offering for the sale of 1,500,000 units. The underwriter received gross fees and commissions of $505,000 and a nonaccountable expense allowance of $175,000 and was reimbursed for certain legal fees and other expenses in connection with the offering.

     In April 1995, a principal stockholder of the Company acted as the placement agent for the Company's private placement of 280,000 shares of Series C Convertible Preferred Stock. An officer of the placement agent is also a director of the Company. The placement agent received warrants to purchase 140,000 shares of Common Stock at an exercise price of $1.25 per share. The warrants expire five years from date of issuance. See Note 8 for additional information on related parties who purchased Preferred Stock in the private placement.

     In April 1995, the Company entered into a two-year financial advisory agreement with the placement agent and agreed to pay an annual fee of $100,000.

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        ______________________________


13.  EMPLOYEE BENEFITS
     -----------------

     The Company sponsors a combined 401(k) employee savings and retirement plan and profit sharing plan covering all employees who are at least 21 years of age and have completed one year of service. The Company's contribution expense related to the 401(k) savings plan was $53,992, $54,516 and $41,130 for the years ended December 31, 1995, 1994 and 1993, respectively. There was no contribution expense related to the profit sharing plan. The Company does not maintain other pension or postretirement benefit plans.

     The Company also maintains an Executive Bonus Plan. The plan is administered by the compensation committee, which sets the performance targets for each year and authorizes bonuses to the extent to which those targets are met. The Company incurred no expenses relating to this plan during the past three years.

14.  CONCENTRATION OF CREDIT RISK/OTHER
     ----------------------------------

     The Company provides credit to customers on an unsecured basis after evaluating customer credit worthiness. The Company also provides a reserve for bad debts for accounts receivable where there is a possibility of loss.

     The Company maintains demand deposits with one major bank and money market accounts with two financial institutions. At December 31, 1995 and 1994, approximately 100% and 71%, respectively, of the Company's cash and cash equivalents were held in money market accounts.

     The Company performs contracts for various federal government agencies. Revenue recognized under these contracts for the years ended December 31, 1995, 1994 and 1993 was $834,818, $869,254 and $417,734, respectively.
     These revenues are primarily from research and development contracts.

15.  RESTRICTED CASH
     ---------------

     At December 31, 1995 and 1994, the Company had $309,300 of restricted cash, classified as a non-current asset. These funds serve as collateral on a performance bond for a major contract.

16.  INDUSTRY SEGMENT AND MAJOR CUSTOMER DATA
     ----------------------------------------

     The Company's operations are conducted within one business segment. There are no revenues attributable to foreign customers. Customers comprising 10% or greater of the Company's revenues are summarized as follows:

                             1995            1994           1993
                             ----            ----           ----
          Customer A         21%             13%            11%
          Customer B         10              19             20

                                ENVIROGEN, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        ______________________________


17.  SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION
     -------------------------------------------------

     Maintenance and repairs expense for the years ended December 31, 1995, 1994 and 1993 was $44,356, $82,588 and $85,847, respectively.

18.  FORMATION OF JOINT VENTURE
     --------------------------

     On May 5, 1995, the Company and nv VAM of the Netherlands formed a joint venture, CVT America, L.L.C. ("CVT America"), to supply advanced biofiltration systems and services for the treatment of odors, air toxics and volatile organic contaminants to the air pollution control market in North and South America. Under the terms of the transaction, VAM transferred to CVT America substantially all of the assets, including a license agreement for the technology related to the biological treatment of chemical contaminants in air streams, of its wholly-owned subsidiary, CVT Air Technologies. For its 50% interest in CVT America, the Company paid $48,250 in cash and issued 58,140 shares of Envirogen common stock (valued at $125,000) to VAM and made an initial capital contribution to CVT America of $3,500. Additional capital contributions totaling $98,250 were made in the second half of 1995. The Company also entered into a sublicense agreement with CVT America for the technology licensed from VAM. The joint venture has an initial term of three years, subject to renewal. The difference between the carrying value and the underlying equity in the net assets was $87,687 at the inception of the joint venture. This difference is being amortized over the initial three year term of the joint venture. The amount amortized through December 31, 1995 amounted to $19,486. CVT America's place of business is located at the Company's headquarters in Lawrenceville, New Jersey.

19.  SUBSEQUENT EVENTS
     -----------------

     On February 9, 1996, the Company acquired MWR, Inc. ("MWR") of Lansing, Michigan for approximately $1,200,000 in cash and 466,667 shares of common stock valued at $1,400,000. In connection with the acquisition, the Company paid approximately $332,000 of MWR's outstanding payables. A portion of the purchase price is being held in escrow to satisfy the seller's indemnification obligations under the purchase agreement and to cover a possible downward adjustment of the purchase price upon determination of MWR's balance sheet as of the closing date. MWR, with 1995 revenues of approximately $5 million, is a leading provider of in situ remediation services with particular expertise in soil vapor extraction. MWR will operate as a wholly-owned subsidiary of the Company and the acquisition will be accounted for under the purchase method.

                                ENVIROGEN, INC.
                          CONSOLIDATED BALANCE SHEET
                                  (Unaudited)


                                                                   September 30,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $4,722,318
   Accounts receivable-trade, net                                     2,591,583
   Unbilled revenue                                                   1,742,181
   Inventory                                                             55,972
   Prepaid expenses and other current assets                            175,698
                                                                   ------------
      Total current assets                                            9,287,752

Property and equipment, net                                           1,243,785
Restricted cash                                                         399,082
Investment in and advances to joint venture                             310,731
Intangible assets, net                                                1,392,124
Long term accounts receivable                                           306,768
Other, principally deposits                                             118,371
                                                                   ------------
      Total assets                                                  $13,058,613
                                                                   ============

LIABILITIES
Current liabilities:
   Accounts payable                                                    $877,748
   Accrued expenses and other liabilities                             1,183,170
   Deferred revenue                                                     416,363
   Current portion of note payable                                        4,600
   Current portion of capital lease obligations                          39,081
   Preferred Stock dividends payable
                                                                   ------------
        Total current liabilities                                     2,520,962

Deferred rent                                                            21,389
Note payable, net of current portion                                        803
Capital lease obligations, net of current portion                        34,955
                                                                   ------------
        Total liabilities                                             2,578,109
                                                                   ------------

STOCKHOLDERS' EQUITY
Common stock                                                            129,291
Additional paid-in capital                                           31,937,112
Accumulated deficit                                                 (21,579,949)
Less:  Treasury stock                                                    (5,950)
                                                                   ------------
       Total stockholders' equity                                    10,480,504
                                                                   ------------
       Total liabilities, redeemable cumulative convertible
          preferred stock and stockholders' equity                  $13,058,613
                                                                   ============




The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                         ---------------------------
                                                            1996            1995
                                                         ------------   ------------
Revenues:
 Commercial operations                                   $  7,621,681   $  4,237,170
 Research and development services                          1,287,156      1,330,910
                                                         ------------   ------------

   Total revenues                                           8,908,837      5,568,080
                                                         ------------   ------------

Cost of commercial operations                               6,967,717      3,726,982
Provision for contract claim                                  550,000
Research and development costs                              1,692,965      1,772,393
General and administrative expenses                         1,380,361      1,204,983
Marketing expenses                                            680,562        841,384
                                                         ------------   ------------

   Total costs and expenses                                11,271,605      7,545,742
                                                         ------------   ------------

Other income (expense):
 Interest income                                              131,011        147,737
 Interest expense                                             (19,320)       (23,808)
 Equity in gain (loss) of joint venture                        29,168        (49,210)
 Other, net                                                                   13,961

                                                         ------------   ------------
    Other income, net                                         140,859         88,680
                                                         ------------   ------------

Net loss                                                   (2,221,909)    (1,888,982)

Preferred stock dividends                                     (36,458)       (72,917)
                                                         ------------   ------------

Net loss applicable to Common Stock                       ($2,258,367)   ($1,961,899)
                                                         ============   ============

Net loss per share applicable to Common                        ($0.21)        ($0.26)
 Stock
                                                         ============   ============

Weighted average number of shares of
  Common Stock outstanding                                 10,926,226      7,541,266
                                                         ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
                    CONSOLIDATED  STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                        --------------------------------
                                                                             1996              1995
                                                                        --------------     -------------
Cash flows from operating activities:
 Net loss                                                                  ($2,221,909)      ($1,888,982)
 Adjustments to reconcile net loss to cash
      used by operating activities:
  Depreciation and amortization                                                724,552           428,247
  Provision for doubtful accounts                                               63,100            45,000
  Equity in (earnings) loss of joint venture                                   (29,168)           49,210
  Other                                                                            549

Changes in assets and liabilities:
  (Increase)  in accounts receivable                                          (319,982)         (259,121)
  (Increase) decrease in unbilled revenue                                      141,036          (744,464)
  (Increase) decrease in prepaid expenses and other assets                      33,709           (59,919)
  Decrease in inventory                                                          3,231
  (Increase) in restricted cash                                                (89,782)
  Increase (decrease) in accounts payable                                     (275,264)          179,306
  Increase in accrued expenses and other liabilities                            55,296           126,230
  Increase (decrease) in deferred revenue                                       (8,225)           84,025
                                                                        --------------     -------------
       Net cash used by operating activities                                (1,922,857)       (2,040,468)
                                                                        --------------     -------------
Cash flows from investing activities:
  Capital expenditures                                                        (168,798)          (68,327)
  Investment in and advances to joint venture                                 (100,000)          (76,750)
  Purchase of MWR, Inc.                                                     (1,319,018)
  Proceeds from sale of property and equipment                                   1,600
                                                                        --------------     -------------
       Net cash used in investing activities                                (1,586,216)         (145,077)
                                                                        --------------     -------------
Cash flows from financing activities:
  Debt repayment                                                                (3,217)           (2,971)
  Capital lease principal repayments                                           (98,426)          (98,114)
  Net proceeds from issuance of Common Stock                                 4,620,186
  Net proceeds from issuance of Redeemable
     Cumulative Convertible Preferred Stock                                                    3,457,242
  Net proceeds from exercise of stock options                                   15,692            11,792
  Cash dividends paid on Redeemable Cumulative
     Convertible Preferred Stock                                               (51,041)          (43,750)
                                                                        --------------     -------------
       Net cash used in financing activities                                 4,483,194         3,324,199
                                                                        --------------     -------------
Net increase in cash and cash equivalents                                      974,121         1,138,654
Cash and cash equivalents at beginning of period                             3,748,197         2,465,387
                                                                        --------------     -------------
Cash and cash equivalents at end of period                                  $4,722,318        $3,604,041
                                                                        ==============     =============

Supplemental disclosures of cash flow information:
--------------------------------------------------
  Cash paid for interest                                                       $19,014           $23,759
                                                                        ==============     =============
  Cash paid for income taxes                                                    $1,250                $0
                                                                        ==============     =============

Supplemental disclosures of non-cash investing and financing activities:
------------------------------------------------------------------------

-The Company entered into capital lease obligations amounting to $49,116 and $42,924 for the nine months ended September 30, 1996 and 1995, respectively.

-In February 1996, the Company purchased MWR, Inc. for $1,319,018 in cash and
 456,500 shares of Common Stock valued at $1,511,015.



The accompanying notes are an integral part of these consolidated financial statements.

                                ENVIROGEN, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION
     ---------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

The financial information presented reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. The results for the interim periods are not necessarily indicative of the results to be expected for the entire year.

These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Company for the fiscal year ended December 31, 1995.

2.   ACQUISITION OF MWR, INC.
     ------------------------

On February 9, 1996, the Company purchased all of the outstanding capital stock of MWR, Inc. for approximately $2,830,000. The purchase price included 456,500 shares of Company Common Stock valued at approximately $1,511,000. MWR is a provider of in situ remediation services with particular expertise in soil vapor extraction. The acquisition has been accounted for by the purchase method of accounting. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1,283,000 resulted in goodwill of $1,051,000 and a covenant not to compete of $232,000. These are being amortized over 10 and 5 years, respectively.

The operating results of the acquisition are included in the Company's consolidated results of operations from the date of acquisition. The following pro forma financial information assumes the acquisition occurred at the beginning of the periods presented and does not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                                       Nine Months
                                              Year Ended                  Ended
                                           December 31, 1995        September 30, 1996
                                           -----------------        ------------------
Net revenues                                  $12,740,698               $ 9,187,604
Net loss                                     ($ 2,745,200)             ($ 2,255,684)
Net loss per share applicable to
 Common Stock                                     ($ 0.34)                  ($ 0.21)

3.   PRIVATE PLACEMENT OF COMMON STOCK
     ---------------------------------
On May 24, 1996, the Company successfully completed the private placement of 2,000,000 shares of Common Stock resulting in net proceeds of $4,620,186. Allen & Company Incorporated ("Allen & Company"), a principal stockholder of the Company, acted as the placement agent. Allen & Company received a placement fee of $300,000 and was reimbursed for certain legal fees and other expenses. In connection therewith, the Company issued seven-year warrants to purchase 200,000 shares of the Company's Common Stock at $2.50 per share. An officer of Allen & Company is a director of the Company.

                       Report of Independent Accountants



To the Board of Directors and Stockholders
Fluid Management, Inc.

We have audited the accompanying balance sheets of Fluid Management, Inc.
(the "Company") as of December 31, 1995 and 1994 and the related statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Management, Inc. as of December 31, 1995 and 1994 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
December 6, 1996

                            FLUID MANAGEMENT, INC.

                                Balance Sheets



                                                          December 31,               September 30,
                                                  -------------------------------    -------------
                                                       1995             1994             1996
                                                  -------------     -------------    -------------
ASSETS                                                                                (Unaudited)

Current assets:
  Cash and cash equivalents                       $   1,799,829     $     709,249    $     827,756
  Accounts receivable and unbilled
    revenues, less reserve for doubtful
    accounts of $120,000, $65,000
    and $120,000 at December 31, 1995 and 1994 and
    September 30, 1996, respectively                  6,333,482         8,032,844        6,168,941
  Prepaid expenses                                      140,400           101,348          461,425
                                                  -------------     -------------    -------------

Total current assets                                  8,273,711         8,843,441        7,458,122

Property and equipment, net                             770,644           683,670          863,930

Investment in joint venture                              63,706            46,646           66,706
                                                  -------------     -------------    -------------

           Total assets                           $   9,108,061     $   9,573,757        8,388,758
                                                  =============     =============    =============

LIABILITIES

Current liabilities:
  Current portion of notes payable                $   1,000,000     $     600,000          417,000
  Accounts payable                                    2,773,465         3,687,591        2,589,506
  Accrued expenses                                      739,397           533,107          701,898
  Reserve for PECFA claim adjustments                 2,270,744         1,576,300        2,804,156
  Dividends payable                                     816,000           844,270          170,977
                                                  -------------     -------------    -------------
Total current liabilities                             7,599,606         7,241,268        6,683,537

Notes payable, less current portion                   2,000,000         1,600,000          833,000

Commitments and contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)

Stockholders' equity (deficit):
  Common stock, $.10 par value,
    560,000 shares authorized,
    40,000 shares outstanding                             4,000             4,000            4,000
    Additional paid- in capital                          36,000            36,000           36,000
    Retained earnings (deficit)                        (531,545)          692,489          832,221
                                                  -------------     -------------    -------------

Total stockholders' equity (deficit)                   (491,545)          732,489          872,221
                                                  -------------     -------------    -------------

           Total liabilities and
             stockholders' equity (deficit)       $   9,108,061     $   9,573,757    $   8,388,758
                                                  =============     =============    =============

The accompanying notes are an integral part of these statements.

                             FLUID MANAGEMENT, INC.

            Statements of Operations and Retained Earnings (Deficit)



                                                                               For the nine months ended
                                            For the years ended December 31,         September 30,
                                            --------------------------------    --------------------------------
                                                   1995            1994               1996             1995
                                            --------------    --------------    --------------------------------
                                                                                   (unaudited)      (unaudited)

Revenues                                    $  21,306,444     $  18,698,662     $  14,735,901     $  15,069,157

Provisions for PECFA claims adjustments
     and doubtful accounts                      1,061,417           966,978           722,037           751,220
                                            --------------    --------------    --------------    --------------

Net revenues                                   20,245,027        17,731,684        14,013,864        14,317,937

Expenses:
  Cost of commercial service                   13,973,144        12,958,206         9,393,719         9,572,176
  General and administrative                    1,511,664         1,113,890         1,432,252         1,089,920
                                            --------------    --------------    --------------    --------------

Total costs and expenses                       15,484,808        14,072,096        10,825,971        10,662,096
                                            --------------    --------------    --------------    --------------

Other income (expense):
  Interest income                                  24,520             8,467            17,143            11,595
  Interest expense                               (159,633)         (195,542)         (145,293)         (144,239)
  Equity in earnings of joint venture              17,060            34,146             3,000            20,000
                                            --------------    --------------    --------------    --------------

Other expense, net                               (118,053)         (152,929)         (125,150)         (112,644)
                                            --------------    --------------    --------------    --------------

Net income                                      4,642,166         3,506,659         3,062,743         3,543,197

Retained earnings (deficit):
  Beginning of year                               692,489          (661,900)         (531,545)          692,489
  Dividends declared                            5,866,200         2,152,270         1,698,977         2,076,566
                                            --------------    --------------    --------------    --------------

          End of year                       $    (531,545)    $     692,489     $     832,221     $   2,159,120
                                            ==============    ==============    ==============    ==============

Net income per share                        $         116     $          88     $          77     $          88
                                            ==============    ==============    ==============    ==============

Weighted average number of
 shares outstanding                                40,000            40,000            40,000            40,000
                                            ==============    ==============    ==============    ==============


The accompanying notes are an integral part of these statements.

                             FLUID MANAGEMENT, INC.

                            Statements of Cash flows


                                                                                               For the nine months ended
                                                          For the year ended December 31,            September 30,
                                                          -------------------------------   -------------------------------
                                                               1995             1994             1996             1995
                                                          --------------   --------------   --------------   --------------
                                                                                              (unaudited)      (unaudited)
Cash flows from operating activities:
  Net income                                              $   4,642,166    $   3,506,659    $   3,062,743    $   3,543,197

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provisions for PECFA claim adjustments
        and doubtful accounts                                 1,061,417          966,978          722,037          751,220
      Depreciation                                              193,284          115,785          179,185          142,236
      Gain (loss) on sale of property and
        equipment                                                 6,889           (1,855)                          (1,451)
      Equity in earnings of joint venture                       (17,060)         (34,146)         (3,000)         (20,000)
                                                          --------------   --------------   --------------   --------------

                                                              5,886,696        4,553,421        3,960,965        4,415,202
  Changes in assets and liabilities:
    Accounts receivable and unbilled revenues                 1,644,362       (2,668,731)         164,541        1,236,577
    Prepaid expenses                                            (39,052)         (20,553)        (321,025)         (95,416)
    Accounts payable                                           (818,388)       1,507,748         (183,959)      (1,294,396)
    Accrued liabilities                                         206,290          117,761          (37,499)          71,930
    Reserve for PECFA claim adjustments                        (311,973)        (212,388)        (188,625)        (239,805)
                                                          --------------   --------------   --------------   --------------

Net cash provided by operating activities                     6,567,935        3,277,258        3,394,398        4,094,092

Cash flows from investing activities:
   Purchase of property and equipment                          (399,985)        (480,733)        (272,471)        (331,296)
   Proceeds from sale of property and equipment                  17,100            6,814                            13,600
   Investment in joint venture                                                   (12,500)
                                                          --------------   --------------   --------------   --------------
Net cash used in investing activities                          (382,885)        (486,419)        (272,471)        (317,696)

Cash flows from financing activities:
  Dividends paid                                             (5,894,470)      (1,691,000)      (2,344,000)      (2,572,470)
  Payments on notes payable                                  (2,200,000)        (800,000)      (1,750,000)        (900,000)
  Proceeds on notes payable                                   3,000,000
                                                          --------------   --------------   --------------   --------------

Net cash used in financing activities                        (5,094,470)      (2,491,000)      (4,094,000)      (3,472,470)
                                                          --------------   --------------   --------------   --------------

Net increase (decrease) in cash and
  cash equivalents                                            1,090,580          299,839         (972,073)         303,926

Cash and cash equivalents:
  Beginning of year                                             709,249          409,410        1,799,829          709,249
                                                          --------------   --------------   --------------   --------------

  End of year                                             $   1,799,829    $     709,249    $     827,756    $   1,013,175
                                                          ==============   ==============   ==============   ==============
Supplemental cash flow information:
  Interest paid                                           $     156,091    $     196,209    $     148,835    $     144,239
                                                          ==============   ==============   ==============   ==============
  Dividends declared but not paid                         $     745,000    $     702,270    $     170,977    $     277,366
                                                          ==============   ==============   ==============   ==============
  Property and equipment purchased
    but not paid for                                      $                $      95,736    $                $
                                                          ==============   ==============   ==============   ==============

The accompanying notes are an integral part of these statements.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements



1.  Summary of Significant Accounting Policies:

    Nature of Business

    Fluid Management, Inc. (the Company) is a consulting engineering firm providing comprehensive environmental science services to customers located primarily in Wisconsin. Such services include: soil and groundwater remediation, compliance management, air sciences and engineering, wastewater and stormwater management and storage tank management.

    Storage tank removal and remediation totaled approximately 85% and 87% of the Company's revenues for the years ended December 31, 1995 and 1994, respectively, and 88% and 83% for the nine month periods ended September 30, 1996 and 1995, respectively. The majority of such work is eligible to be reimbursed to the Company's customers under the State of Wisconsin Petroleum Environmental Cleanup Fund Act (PECFA). Such reimbursement is not made until certain remediation milestones have been reached and all work costs have been approved by the State of Wisconsin Department of Commerce (DCOM), the state's administrator of the PECFA program.

    Accounting Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the dates of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The Company's most significant estimates relate to accounts receivable valuation reserves and PECFA reserves.

    Revenue Recognition

    The Company recognizes revenues as work is performed.

    Reserves for PECFA Claim Adjustments

    The Company provides for an estimate of potential amounts it will repay to customers related to remediation costs which are determined by DCOM to be ineligible for reimbursement by PECFA.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)

1.  Summary of Significant Accounting Policies (Continued):

    Claims for customer reimbursement are submitted to PECFA upon completion of certain remediation milestones. Final review of the PECFA claims by DCOM and determination of any ineligible costs is typically not completed until one to three years after the related revenues have been recognized and collected by the Company. Total revenues recognized in 1995 and prior years for which claims are yet to be approved by DCOM were approximately $40,600,000 at December 31, 1995. Claims not yet approved by DCOM at September 30, 1996 were approximately $46,800,000.

    Cash and Cash Equivalents

    The Company considers checking accounts and money market accounts to be cash and cash equivalents. Substantially all the Company's cash and cash equivalents are maintained at three banks in southwestern Wisconsin and balances will normally exceed federally insured limits.

    Property and Equipment

    Property and equipment is recorded at cost and consists primarily of vehicles, office and field equipment, and leasehold improvements. Leasehold improvements are amortized over the shorter of the terms of the related leases or the estimated useful lives of the assets. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets which range from three to seven years. Gains and losses on disposals are recognized in the year of disposal. Repair and maintenance expenditures are expenses as incurred; significant renewals and betterments are capitalized.

    Investment in Joint Venture

    The Company has a 50% ownership in Miller Environmental Technologies LLC.
    (MET). Such ownership investment is accounted for under the equity method. Summarized unaudited financial information for MET as of and for the years ended December 31, 1995 and 1994 is set forth below.

                                           1995         1994
                                      ------------  ------------
         Current assets               $   181,000   $   186,000
         Current liabilities               54,000        93,000
         Members capital                  127,000        93,000
         Revenues                         194,000       218,000
         Net income                        34,000        68,000

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


1.  Summary of Significant Accounting Policies (Continued):

    The Company provides consulting and engineering services to MET under a subcontracting arrangement. Billings for such services amounted to $106,000, $82,000, $59,000 and $93,000 for the years ended December 31, 1995 and 1994, and the nine months ended September 30, 1996 and 1995, respectively. The Company is paid a monthly fee of $1,000 by MET to provide office and recordkeeping functions. Such fees totaled $12,000, $3,000, $9,000 and $9,000 for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995, respectively. The Company is also reimbursed for any expenses incurred related to MET matters. The Company had accounts receivable from MET of $33,000, $90,000 and $36,000 at December 31, 1995 and 1994 and September 30, 1996, respectively.

    Income Taxes

    By unanimous consent of its shareholders, the Company elected S Corporation status under the provisions of the Internal Revenue Code. Under those provisions and most state laws, the Company generally does not pay federal or state income taxes on its taxable income. An S Corporation, any taxable income or loss of the Company is includable in the individual income tax returns of the shareholders.

    It is the intent of the shareholders to withdraw amounts as distributions at least equivalent to the income taxes that will be payable by them on S Corporation earnings. As of December 31, 1995 and September 30, 1996, the amount of accumulated earnings taxed to the shareholders but not distributed was approximately $2,900,000 and $4,100,000, respectively (before payment of any dividends payable).

    Interim Financial Statements (Unaudited)

    The interim unaudited financial statements at September 30, 1996 and for the nine months ended September 30, 1996 and 1995 reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for a full year.

    Earnings Per Share

    Earnings per share calculations are based on the weighted average shares outstanding during the period.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


1.  Summary of Significant Accounting Policies (Continued):

    Reclassifications

    Certain reclassifications have been made to the December 31, 1995 and 1994 amounts to conform them to the September 30, 1996 presentation.


2.  Property and Equipment:

    Property and equipment, net consisted of the following:

                                                       December 31,           September 30,
                                              ----------------------------    ------------
                                                    1995           1994           1996
                                              ------------    ------------    ------------
                                                                               (Unaudited)

    Vehicles                                  $    135,883    $     71,088    $    135,883
    Field equipment                                329,535         289,194         357,478
    Furniture and office equipment                 634,152         477,518         875,380
    Leasehold improvements                          47,131          41,711          50,431
                                              ------------    ------------    ------------
                                                 1,146,701         879,511       1,419,172

    Less:  accumulated depreciation                376,057         195,841         555,242
                                              ------------    ------------    ------------
    Property and equipment, net               $    770,644    $    683,670    $    863,930
                                              ============    ============    ============

3.  Accrued Expenses:

    Accrued expenses consisted of the following:

                                                       December 31,           September 30,
                                              ----------------------------    ------------
                                                    1995           1994           1996
                                              ------------    ------------    ------------
                                                                               (Unaudited)
    Bonuses                                   $    695,547    $    475,316    $    638,790
    Commissions                                     13,607          24,048           8,720
    Insurance premiums                               7,714          27,167
    Other                                           22,529           6,576          54,388
                                              ------------    ------------    ------------
                                              $    739,397    $    533,107    $    701,898
                                              ============    ============    ============

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


4.  Line of Credit:

    The Company has a demand line of credit which allows borrowings up to the lesser of $500,000 or a defined borrowing base. Borrowings bear interest at prime and are secured by substantially all of the assets of the Company. There was no balance outstanding at December 31, 1995 or 1994 or September 30, 1996.


5.  Notes Payable:

    The Company had a $3,000,000 bank note payable at December 31, 1995. The note was due in monthly principal installments of $83,333 plus interest at 8.5% and was collateralized by substantially all assets of the Company. The related loan agreement contains certain covenant restrictions. The fair value of the note payable approximated carrying value.

    Scheduled principal payment as of December 31, 1995 are set forth below.


         1996           $  1,000,000
         1997              1,000,000
         1998              1,000,000

    This Note was refinanced in October 1996 (see Note 11).

    At December 31, 1994, the Company had a $2,200,000 bank note payable which was refinanced in 1995.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


6.  Commitments and Contingencies:

    Operating Leases

    The Company leases office and warehouse facilities under operating leases. Rent expense was $255,000, $205,000, $355,000 and $87,000 for the years ended December 31, 1995 and 1994 and for the nine month periods ended September 31, 1996 and 1995, respectively. Under the terms of the leases, the lessee is responsible for substantially all operating expenses. Minimum future rental payments are set forth below.

    For the year ended
       December 31,
    ------------------
         1996           $  420,000
         1997              398,000
         1998              229,000
         1999              223,000
         2000              222,000

    Employment Agreements


    The Company has employment agreements with the four shareholders of the Company. These agreements terminate in June 1998 and provide for annual salaries of $80,000 per shareholder. The agreements also provide for increased salaries upon change in control by the Company.

    The Company has an employment contract with an employee which provides for an annual salary of $125,000 per year and a bonus based on certain pre-tax profits. This agreement can be canceled upon written notice by the Company.

    Bonus Plan

    The Company has a bonus plan for substantially all employees which provides for 10% of Company pre-tax profits to be distributed to employees.

    Property and Equipment

    At September 30, 1996, the Company had commitments totaling $242,000 for computer software, hardware and related training.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


7.  Self-Insured Health Benefits:

    The Company self-insures health benefits for its employees and has obtained an insurance policy that limits its exposure to the first $10,000 per employee/family per year with an aggregate monthly limit. Health insurance costs, including claims, stop-loss premiums and administration fees, were $187,000, $120,000, $141,000 and $129,000 for the years ended December 31,
    1995 and 1994 and for the nine month periods ended September 30, 1996 and 1995, respectively.


8.  Salary Deferral Plan:

    The Company has a 401(k) plan which provides for employee salary deferral contributions as allowed by the Internal Revenue Code. Substantially all employees are eligible to participate in this Plan. No Company contributions have been made to this plan.


9.  Stock Purchase Agreement:s:

    The Company is a party to stock purchase agreements with each shareholder, whereby, upon the death of a shareholder or at the option of a totally disabled shareholder, the Company is required to purchase the shares of common stock owned by the shareholder at fair market value, as determined by the agreement. The Company owns term life insurance on each of the shareholders to partially fund potential obligations related to a shareholder's death.


10. Other Related Party Transactions:

    The Company provides technical and administrative services to a Company with common ownership. Amounts billed by the Company for such services amounted to $26,600, $16,600, $36,100 and $15,000 for the years ended December 31,
    1995 and 1994 and the nine month periods ended September 30, 1996 and 1995. Accounts receivable amounted to $3,900 and $7,900 at December 31, 1995 and September 30, 1996 relates to these services.

                            FLUID MANAGEMENT, INC.
                (Information Relating to the Nine Months Ended
                   September 30, 1996 and 1995 is Unaudited)

Notes to Financial Statements (Continued)


11. Subsequent Events:

    On October 1, 1996, the Company entered into two bank note payable agreements for $3,000,000 and $1,000,000, respectively. The proceeds from these bank notes were used to pay off the remaining balance of the $3,000,000 note payable as of December 31, 1995 and distribute $2,800,000 to the Shareholders. Such distribution was made in October 1996.

    The $3,000,000 note payable is due in monthly principal installments of $83,333 plus interest at 8.5%. The $1,000,000 note payable is due in one lump sum payment on September 30, 1997, plus interest at 8.5%, and is collateralized by $1,000,000 in certificates of deposit held by the Bank. Both loan agreements contain certain covenant restrictions. The fair value of the notes approximate their carrying values.

    In January 1997, the Company entered into a Merger Agreement to merge with and into Envirogen, Inc. The merger is subject to Envirogen, Inc. obtaining satisfactory capital to finance the merger and the approval of the merger by the shareholders of Envirogen.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To ETG Environmental, Inc.:

We have audited the accompanying balance sheets of MWR, Inc. (a Michigan corporation and a wholly owned subsidiary of ETG Environmental, Inc.) as of December 30, 1995 and December 31, 1994, and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MWR, Inc. as of December 30, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses over the past several years and will require additional funding if such losses continue. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



Philadelphia, Pa.,                         Arthur Andersen LLP
 April 20, 1996

                                   MWR, INC.
                                   ---------


                                BALANCE SHEETS
                                --------------

                       (In thousands, except share data)

                                                               December 30,     December 31,
                                                                   1995            1994
                                                               ------------     ------------
          ASSETS
          ------
CURRENT ASSETS:
 Accounts receivable, net of reserve for
  doubtful accounts of $46 in 1995 and
   $148 in 1994                                                 $     1,511      $     2,690
 Prepaid expenses and other                                              66               87
                                                                -----------      -----------
     Total current assets                                             1,577            2,777
                                                                -----------      -----------


PROPERTY AND EQUIPMENT:
 Furniture, fixtures and office equipment                               274              273
 Equipment                                                            2,251            2,242
 Leasehold improvements                                                  11               10
                                                                -----------      -----------
                                                                      2,536            2,525
 Less-  Accumulated depreciation                                     (2,008)          (1,627)
                                                                -----------      -----------
     Net property and equipment                                         528              898
                                                                -----------      -----------


 INTANGIBLE ASSETS, net                                                 250              316
                                                                -----------      -----------
LONG-TERM RECEIVABLES                                                   322              111
                                                                -----------      -----------
                                                                $     2,677      $     4,102
                                                                ===========      ===========

                                                                December 30,     December 31,
                                                                    1995             1994
                                                                ------------     ------------
     LIABILITIES AND
  SHAREHOLDER'S DEFICIT
  ---------------------
CURRENT LIABILITIES:
 Current portion of capital lease obligation                     $        14      $        13
 Bank overdraft                                                           11                5
 Accounts payable                                                        520              576
 Billings in excess of costs and
  estimated earnings on uncompleted contracts                            491              631
 Other accrued expenses                                                   81              288
                                                                 -----------      -----------
     Total current liabilities                                         1,117            1,513
                                                                 -----------      -----------
CAPITAL LEASE OBLIGATION                                                 --                14
                                                                 -----------      -----------
DUE TO ETG ENVIRONMENTAL, INC. AND
 SUBSIDIARIES                                                          3,958            4,357
                                                                 -----------      -----------
COMMITMENTS AND
  CONTINGENCIES (Note 8)

SHAREHOLDER'S DEFICIT:
 Preferred Stock--Series A, $100 par value,
 200 shares authorized, 103 shares issued
 and outstanding in 1995 and 1994                                         10               10
Common Stock, $1 par value, 50,000
 shares authorized, 300 shares issued
 and outstanding in 1995 and 1994                                          1                1
Additional paid-in capital                                               628              628
Accumulated deficit                                                   (3,037)          (2,421)
                                                                 -----------      -----------
     Total shareholder's deficit                                      (2,398)          (1,782)
                                                                 -----------      -----------
                                                                 $     2,677      $     4,102
                                                                 ===========      ===========

       The accompanying notes are an integral part of these statements.

                                   MWR, INC.
                                   ---------



                           STATEMENTS OF OPERATIONS
                           ------------------------


                                (In thousands)

                                                                      For the Years Ended
                                                                 ----------------------------
                                                                  December 30,   December 31,
                                                                      1995           1994
                                                                 ------------    ------------
REVENUES                                                         $      4,707    $     6,759
COST OF REVENUES                                                        3,885          5,450
                                                                 ------------    -----------
     Gross profit                                                         822          1,309
OPERATING EXPENSES:
 Selling, general and administrative expenses                             727          1,327
 Corporate overhead expenses                                              416            431
 Litigation expenses                                                     (150)           150
                                                                 ------------    -----------
     Total operating expenses                                             993          1,908
                                                                 ------------    -----------
     Operating loss                                                      (171)          (599)
RELATED-PARTY INTEREST EXPENSE                                            409            428
INTEREST EXPENSE                                                            6              6
                                                                 ------------    -----------
     Loss before income taxes                                            (586)        (1,033)
INCOME TAX EXPENSE                                                         30             13
                                                                 ------------    -----------
NET LOSS                                                         $       (616)   $    (1,046)
                                                                 ============    ===========

  The accompanying notes are an integral part of these financial statements.

                                   MWR, INC.
                                   ---------


                      STATEMENTS OF SHAREHOLDER'S DEFICIT
                      -----------------------------------

                                (In thousands)


                                                        Additional
                              Preferred     Common       Paid-in       Accumulated
                                Stock       Stock        Capital         Deficit        Total
                              ---------     ------      ----------     -----------    --------
BALANCE, DECEMBER 25, 1993    $      10     $    1      $     628      $  (1,375)     $  (736)

  Net loss                       --           --           --              (1,046)      (1,046)
                              ---------     ------      ---------      ---------      -------
BALANCE, DECEMBER 31, 1994           10          1            628         (2,421)      (1,782)

  Net loss                       --           --           --               (616)        (616)
                              ---------     ------      ---------      ---------      -------
BALANCE, DECEMBER 30, 1995    $      10     $    1      $    628       $  (3,037)     $(2,398)
                              =========     ======      =========      =========      =======



  The accompanying notes are an integral part of these financial statements.

                                   MWR, INC.
                                   ---------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                (In thousands)

                                                        For the Years Ended
                                                    ---------------------------
                                                    December 30,   December 31,
                                                        1995           1994
                                                    -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $     (616)    $   (1,046)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities-
    Provision for doubtful accounts                        --              48
    Depreciation and amortization                          490            494
    Gain on sale of equipment                               (9)           --
    (Increase) decrease in assets-
      Accounts receivable                                1,179             21
      Prepaid expenses and other assets                     21            (14)
      Long-term receivables                               (211)          (111)
    Increase (decrease) in liabilities-
      Accounts payable                                     (56)            75
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                 (140)           139
      Accrued expenses                                    (207)            98
                                                    ----------     ----------
        Net cash provided by (used in)
         operating activities                              451           (296)
                                                    ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment                                    (61)          (204)
 Increase in patents                                        (2)            (9)
 Proceeds from sale of equipment                            18            --
                                                    ----------     ----------
        Net cash used in investing activities              (45)          (213)
                                                    ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances (repayments) under due to ETG                   (399)           559
 Group
 Repayments of capital lease obligations                   (13)           (12)
 Increase (decrease) in bank overdraft                       6            (38)
                                                    ----------     ----------
        Net cash (used in) provided by
         financing activities                             (406)           509
                                                    ----------     ----------
NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS                                      --             --

CASH AND CASH EQUIVALENTS,                                 --             --
 BEGINNING OF YEAR
                                                    ----------     ----------
CASH AND CASH EQUIVALENTS,
 END OF YEAR                                        $      --      $      --
                                                    ==========     ==========

  The accompanying notes are an integral part of these financial statements.

                                   MWR, INC.
                                   ---------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


1. BACKGROUND:
   -----------

MWR, INC. ("MWR" or the "Company") specializes in integrated soil and groundwater remediation services throughout the United States. The Company is a wholly owned subsidiary of ETG Environmental, Inc. ("ETG" or the "Parent"). The Company has numerous intercompany transactions with its Parent.

On February 9, 1996, all outstanding shares of the Company were sold to Envirogen, Inc. (Envirogen) for $1,200,000 and 466,667 shares of Envirogen common stock, subject to adjustment. Immediately prior to the acquisition by Envirogen, the Parent contributed the intercompany payable from the Company to the shareholder's equity of the Company.

These financial statements have been prepared by the Company at the request of Envirogen (a publicly held NASDAQ company) for Form 8-K Securities and Exchange Commission filing requirements.

The Company has incurred significant losses ($1,046,000 in 1994 and $616,000 in 1995) over the past several years and has a significant accumulated deficit as of December 30, 1995. The Company will be required to obtain additional financing to fund the Company's operations and to support future growth. To date, the financing has been funded by ETG.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Fiscal Year
-----------

The Company has a 52- or 53-week period ending on the last Saturday of the calendar year. Fiscal year 1995 included 52 weeks and fiscal year 1994 included 53 weeks.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Statement of Cash Flows
-----------------------

For the purposes of determining cash flows, the Company considers all investments purchased with original maturities of less than three months to be cash equivalents. Cash paid for interest was $6,000 in both 1995 and 1994. Cash paid for income taxes was $0 and $52,000 in 1995 and 1994, respectively.

Property and Equipment
----------------------

Property and equipment are stated at cost. Major additions or improvements are capitalized while repairs and maintenance are charged to expense. Depreciation is computed on a straight-line basis over three to ten years.

Intangible Assets
-----------------

                                             As of
                            --------------------------------------
                            December 30, 1995    December 31, 1994
                            -----------------    -----------------
                            Patents   Goodwill   Patents   Goodwill
                            -------   --------   -------   --------
                                        (In thousands)
Original cost                 $ 646       $ 45     $ 644       $ 45
Accumulated amortization       (416)       (25)     (352)       (21)
                              -----       ----     -----       ----
                              $ 230       $ 20     $ 292       $ 24
                              =====       ====     =====       ====

The cost of patents acquired is being amortized on a straight-line basis over 10 years. Amortization expense was $64,000 and $64,000 in 1995 and 1994, respectively. Goodwill represents the excess of the purchase cost of net assets acquired over their fair market value and is being amortized on a straight-line basis over 10 years. Amortization expense was $4,000 in both 1995 and 1994.

Accrued Expenses
----------------

                                          As of
                                -------------------------
                                December 30,  December 31,
                                   1995          1994
                                ------------  ------------
                                      (in thousands)
     Accrued payroll related           $  50         $  95
     Accrued litigation                   --           150
     Accrued other                        31            43
                                       -----         -----
                                       $  81         $ 288
                                       =====         =====

Revenue Recognition
-------------------

Vapor extraction remediation contracts specifically identify two separate phases for installation and extraction, and revenue is recognized separately for each phase. During the installation phase, revenue is recognized by the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for that phase of the contract. During the extraction phase, revenue is recognized based on the fixed monthly fee established in the contract.

Costs of revenues includes all direct material and labor costs and certain indirect costs, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

Concentration of Credit Risk
----------------------------

Financial instruments of the Company which are potentially subject to concentration of credit risk are accounts receivable. The Company's customer base is principally comprised of industrial-based companies within the United States with requirements for soil and groundwater remediation services. The Company does not require collateral from its customers.

3. ACCOUNTS RECEIVABLE:
   --------------------

                                               December 30,   December 31,
                                                  1995           1994
                                               ------------   ------------
                                                     (In thousands)
     Billed, excluding retainage                     $1,116         $1,885
     Retainage, due upon completion of
      contracts                                         329            463
     Unbilled                                           112            490
     Less-  Reserve for doubtful accounts               (46)          (148)
                                                     ------         ------
                                                     $1,511         $2,690
                                                     ======         ======

The unbilled receivables primarily comprise revenues recognized on the percentage-of-completion method for which billings have not been rendered. In accordance with the contract terms, the retainage amounts at December 30, 1995, are expected to be billed in 1996.

Included in long-term receivables as of December 30, 1995 is $231,000 of billed receivables that are not expected to be collected until after December 31, 1996. In addition, long term receivables as of December 30, 1995 includes $91,000 of retainage that is not expected to be billed until after December 31, 1996.

4. CAPITAL LEASE OBLIGATION:
   -------------------------

                                         December 30,   December 31,
                                             1995           1994
                                         ------------   ------------
                                               (In thousands)
     Capital lease obligation            $      14      $      27
     Less-  Current portion                    (14)           (13)
                                          ---------      ---------
                                         $     --       $      14
                                          =========      =========

In June 1991, the Company entered into a capital lease for office equipment.
The lease term is five years and its implicit rate is approximately 11.4%. At December 30, 1995 and December 31, 1994, the net book value of the equipment under capital lease was $0 and $14,000, respectively. At December 30, 1995, the aggregate remaining minimum lease payments were approximately $15,000 including interest of $1,000.

5. RELATED-PARTY TRANSACTIONS:
   ---------------------------

The Company receives certain support services from the Parent including billing, computer service, accounting, tax, legal, and other management services.
Charges for such services of $416,000 and $431,000 for 1995 and 1994, respectively, are reflected in the statements of operations.

The Parent and its subsidiaries provide advances to the Company as needed to fund working capital and other capital needs. The amounts advanced as of December 30, 1995 and December 31, 1994 are $3,958,000 and $4,357,000,
respectively. Such advances have no stated contractual repayment terms. Based upon the contribution by the Parent of the advance amount to shareholder's deficit immediately prior to the sale, these advances have been classified as long-term in the accompanying balance sheets. Interest is charged on the advances at the rate of 10%. Interest expense on the advances was $409,000 and $428,000 for 1995 and 1994, respectively.

Substantially all of the Company's assets have been pledged as collateral under a bank line of credit and a bank equipment loan facility which the Parent has used for financing. The outstanding balances under these financing arrangements as of December 30, 1995, were $400,000 and $717,000, respectively.

6. INCOME TAXES:
   -------------

The Company and its Parent have entered into an intercompany income tax sharing arrangement whereby the Company is included in the consolidated federal and state income tax returns filed by the Parent. The Company is required to file separate tax returns in certain states. The income tax expense recorded in 1995 and 1994 represents the state income taxes which were payable to the states in which the Company files separate tax returns. In accordance with the tax sharing arrangement, the Company recorded no tax benefit associated with its 1995 or 1994 losses.

As of December 31, 1995, the Company had certain state net operating loss carryforwards. Since realization of the tax benefits associated with the net operating loss carryforwards is not assured, a valuation allowance of 100% of the potential tax benefit is recorded as of December 30, 1995 and December 31, 1994.

7. LICENSING AGREEMENT:
   --------------------

In November 1994, the Company entered into a licensing agreement which granted an exclusive right to utilize the Company's licensed trademarks and technologies in Japan. The Company received an initial fee of $100,000 and will receive an annual fee equal to the greater of $60,000 or 3% of revenues derived from use of the Company's technology through the year 2001. The fee will be reduced to the greater of $50,000 or 2% of revenues derived from the Company's technology from 2002 through 2008.

8. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

The Company has operating leases primarily for its office facilities. Rent expense was $180,000 and $193,000 in 1995 and 1994, respectively. The future minimum payments for all operating leases at December 30, 1995, are as follows:

                                   (In thousands)
                                   --------------
          1996                          $168
          1997                           168
          1998                           126

The Parent maintains a profit sharing plan which covers substantially all employees of the Company. There were no profit sharing contributions made by ETG or the Company in 1995 or 1994.


The Company and ETG are parties to a legal claim made by a former employee against one of the Company's customers. Based on management's assessment of the claim in 1994, a reserve of $150,000 was recorded in the Company's 1994 financial statements for this matter. During 1995, management has determined, after consultation with legal counsel, that no reserve is necessary for this claim. As a result, the $150,000 reserve was reversed in 1995. In the opinion of management, the outcome of this claim will not have a material adverse effect on the Company's financial position.

The Company is party to certain claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such claims will not have a material adverse effect on the Company's financial position.

The Company has employment agreements with three individuals which require the Company to pay contingent bonus amounts on an annual basis based on a total of 6% of the Company's gross profit, as defined, through the year 1998. These amounts are paid semi-annually. Included in selling, general and administrative expenses for 1995 and 1994 is $52,000 and $76,000, respectively, of contingent bonus expense.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
             ------------------------------------------------------
                                  (Unaudited)
                                  ----------


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 and the unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 are based on the historical financial statements of Envirogen, Inc. ("Envirogen") and Fluid Management, Inc. ("FMI"), as adjusted to give effect to the proposed merger (the "Merger") of FMI into Envirogen and the proposed issuance and sale by Envirogen to Warburg, Pincus Ventures, L.P. ("Warburg") of 6,095,238 shares of Envirogen Common Stock (the "Warburg
Transaction").   See "Proposal 1. The Merger - The Merger Agreement" and
"Proposal 2. The Securities Purchase Agreement - The Warburg Transaction." The Pro Forma Condensed Consolidated Statements of Operations have also been adjusted for the acquisition of MWR, Inc. ("MWR") by Envirogen that closed on February 9, 1996.

     The Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming that the Merger and the Warburg Transaction occurred on September 30, 1996, and the Pro Forma Condensed Consolidated Statements of Operations , have been prepared assuming the Merger, the Warburg Transaction and the acquisition of MWR occurred on January 1, 1995. The related adjustments are described in the notes thereto.

     The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of Envirogen, MWR and FMI and the related notes thereto included in this Proxy Statement. The Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and preliminary estimates which are subject to change. The Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of operating results or financial position that would have been achieved had the Merger, the Warburg Transaction and the acquisition of MWR been consummated on the respective dates indicated and should not be construed as representative of future operating results or financial position. In addition, the Pro Forma Condensed Consolidated Financial Statements do not give effect to any matters other than as described in the notes thereto.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1995
                                  (Unaudited)

                                                              Historical
                                               ------------------------------------------          Pro Forma          Pro Forma
                                                Envirogen        MWR             FMI              Adjustments        As Adjusted
                                               -----------  -------------  --------------        -------------      -------------
Revenues:
  Commercial operations                         $5,971,278     $4,707,000    $21,306,444                             $31,984,722
  Research and development services              2,062,420                                                             2,062,420
  Provision for PECFA claims adjustments
    and doubtful accounts                                                     (1,061,417)                             (1,061,417)
                                               ------------   ------------  -------------                           -------------
   Total revenues                                8,033,698      4,707,000     20,245,027                              32,985,725
                                               ------------   ------------  -------------                           -------------
Cost of commercial operations                    5,126,901      3,885,000     13,973,144                              22,985,045
Research and development costs                   2,459,580                                                             2,459,580
Selling, general and administrative expenses     2,693,213        993,000      1,511,664             $280,000  (3)     6,718,454
                                                                                                    1,087,777  (4)
                                                                                                      152,800  (6)
                                               ------------   ------------  -------------        -------------      -------------
   Total costs and expenses                     10,279,694      4,878,000     15,484,808            1,520,577         32,163,079
                                               ------------   ------------  -------------        -------------      -------------
Other income (expense):
  Interest income                                  201,130                        24,520                                 225,650
  Interest expense                                 (31,158)      (415,000)      (159,633)             409,000  (7)      (196,791)
  Equity in earnings (loss) of joint ventures      (93,437)                       17,060                                 (76,377)
  Other, net                                        16,961                                                                16,961
                                               ------------   ------------  -------------        -------------      -------------
    Other income (expense), net                     93,496       (415,000)      (118,053)             409,000            (30,557)
                                               ------------   ------------  -------------        -------------      -------------
Net income (loss) before income taxes           (2,152,500)      (586,000)     4,642,166           (1,111,577)           792,089
Income tax provision                                               30,000                             643,939  (5)       673,939
                                               ------------   ------------  -------------        -------------      -------------

Net income (loss)                               (2,152,500)      (616,000)     4,642,166           (1,755,516)           118,150
Preferred stock dividends                         (233,333)                                                             (233,333)
                                               ------------   ------------  -------------        -------------      -------------

Net income (loss) applicable to Common Stock   ($2,385,833)     ($616,000)    $4,642,166          ($1,755,516)         ($115,183)
                                               ============   ============  =============        =============      =============

Net income (loss) per share applicable to
    Common Stock                                    ($0.31)                      $116.05                                  ($0.00)
                                               ============                 =============                           =============

Weighted average number of shares of
  Common Stock outstanding                       7,669,639                        40,000           15,445,716  (1,2)  23,155,355
                                               ============                 =============        =============      =============


The accompanying notes are an integral part of these unaudited Pro Forma Condensed Consolidated Financial Statements.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 For the nine months ended September 30, 1996
                                  (Unaudited)

                                                                Historical
                                                  --------------------------------------      Pro Forma         Pro Forma
                                                   Envirogen       MWR (9)        FMI        Adjustments       As Adjusted
                                                  ------------  ------------  ------------  -------------     -------------
Revenues:
  Commercial operations                            $7,621,681      $278,767   $14,735,901                      $22,636,349
  Research and development services                 1,287,156                                                    1,287,156
  Provision for PECFA claim adjustments
    and doubtful accounts                                                        (722,037)                        (722,037)
                                                  ------------  ------------  ------------                    -------------
   Total revenues                                   8,908,837       278,767    14,013,864                       23,201,468
                                                  ------------  ------------  ------------                    -------------

Cost of commercial operations                       6,967,717        82,230     9,393,719                       16,443,666
Provision for contract claim                          550,000                                                      550,000
Research and development costs                      1,692,965                                                    1,692,965
Selling, general and administrative expenses        2,060,923       174,585     1,432,252       $195,000  (3)    4,697,693
                                                                                                 815,833  (4)
                                                                                                  19,100  (6)
                                                  ------------  ------------  ------------  -------------     -------------
   Total costs and expenses                        11,271,605       256,815    10,825,971      1,029,933        23,384,324
                                                  ------------  ------------  ------------  -------------     -------------

Other income (expense):
  Interest income                                     131,011                      17,143                          148,154
  Interest expense                                    (19,320)         (606)     (145,293)                        (165,219)
  Equity in gain (loss) of joint venture               29,168                       3,000                           32,168
                                                  ------------  ------------  ------------  -------------     -------------
    Other income (expense), net                       140,859          (606)     (125,150)             0            15,103
                                                  ------------  ------------  ------------  -------------     -------------

Net income (loss) before income taxes              (2,221,909)       21,346     3,062,743     (1,029,933)         (167,753)
Income tax provision                                                                             181,633  (5)      181,633
                                                  ------------  ------------  ------------  -------------     -------------

Net income (loss)                                  (2,221,909)       21,346     3,062,743     (1,211,565)         (349,385)
Preferred stock dividends                             (36,458)                                                     (36,458)
                                                  ------------  ------------  ------------  -------------     -------------

Net loss applicable to Common Stock               ($2,258,367)      $21,346    $3,062,743    ($1,211,565)        ($385,843)
                                                  ============  ============  ============  =============     =============

Net income (loss) per share applicable
    to Common Stock                                    ($0.21)                     $76.57                           ($0.02)
                                                  ============                ============                    =============

Weighted average number of shares of
  Common Stock outstanding                         10,926,226                      40,000     12,189,129 (1,2)  23,155,355
                                                  ============                ============  =============     =============




The accompanying notes are an integral part of these unaudited Pro Forma Condensed Consolidated Financial Statements.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              September 30, 1996
                                  (Unaudited)

                                                                       Historical
                                                              -------------  -----------     Pro Forma          Pro Forma
                                                                Envirogen        FMI        Adjustments        As Adjusted
                                                              -------------  -----------  ---------------    ---------------
ASSETS
Current assets:
     Cash and cash equivalents                                  $4,722,318     $827,756     $15,800,000 (1)     $8,472,318
                                                                                            (11,627,756)(2)
                                                                                             (1,250,000)(8)
     Accounts receivable, net                                    2,591,583    6,168,941                          8,760,524
     Unbilled revenue                                            1,742,181                                       1,742,181
     Inventory                                                      55,972                                          55,972
     Prepaid expenses and other current assets                     175,698      461,425                            637,123
                                                              -------------  -----------  --------------    ---------------
          Total current assets                                   9,287,752    7,458,122       2,922,244         19,668,118

Property and equipment, net                                      1,243,785      863,930                          2,107,715
Restricted cash                                                    399,082                                         399,082
Long-term receivables                                              306,768                                         306,768
Investment in and advances to joint venture                        310,731       66,706                            377,437
Intangible assets, net                                           1,392,124                   21,755,537 (2)     23,147,661
Other                                                              118,371                                         118,371
                                                              -------------  -----------  --------------    ---------------
          Total assets                                         $13,058,613   $8,388,758     $24,677,781        $46,125,152
                                                              =============  ===========  ==============    ===============
LIABILITIES
Current liabilities:
     Accounts payable                                             $877,748   $2,589,506                          3,467,254
     Accrued expenses and other liabilities                      1,183,170      701,898                          1,885,068
     Deferred revenue                                              416,363                                         416,363
     Current portion of note payable                                 4,600      417,000        (417,000)(8)          4,600
     Current portion of capital lease obligations                   39,081                                          39,081
     Reseve for PECFA claim adjustments                                       2,804,156                          2,804,156
     Dividends payable                                                          170,977                            170,977
                                                              -------------  -----------  --------------    ---------------
          Total current liabilities                              2,520,962    6,683,537        (417,000)         8,787,499

Deferred rent                                                       21,389                                          21,389
Note payable, net of current portion                                   803      833,000        (833,000)(8)            803
Capital lease obligations, net of current portion                   34,955                                          34,955
                                                              -------------  -----------  --------------    ---------------
          Total liabilities                                      2,578,109    7,516,537      (1,250,000)         8,844,646
                                                              -------------  -----------  --------------    ---------------

STOCKHOLDERS' EQUITY
Common stock                                                       129,291        4,000         $60,952 (1)        232,148
                                                                                                 41,905 (2)
                                                                                                 (4,000)(2)
Additional paid-in capital                                      31,937,112       36,000      15,739,048 (1)     58,634,257
                                                                                             10,958,097 (2)
                                                                                                (36,000)(2)
Retained earning (deficit)                                     (21,579,949)     832,221        (832,221)(2)    (21,579,949)
Less:  Treasury stock                                               (5,950)                                         (5,950)
                                                              -------------  -----------  --------------    ---------------
          Total stockholders' equity                            10,480,504      872,221      25,927,781         37,280,506
                                                              -------------  -----------  --------------    ---------------
          Total liabilities and stockholders' equity           $13,058,613   $8,388,758     $24,677,781        $46,125,152
                                                              =============  ===========  ==============    ===============

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Consolidated Financial Statements.

            NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
            ---------------------------------------------------
                             FINANCIAL INFORMATION
                             ---------------------


     The unaudited Pro Forma Condensed Consolidated Financial Statements reflect the Merger, the Warburg Transaction and the acquisition of MWR. The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using the purchase method of accounting for both the FMI Merger and the acquisition of MWR.


Note 1. Represents the issuance and sale to Warburg of 6,095,238 shares of Envirogen Common Stock at $2.625 per share for net cash proceeds of $15.8 million, after expenses estimated at $200,000.

Note 2. Represents the Merger of FMI into Envirogen, including the issuance by Envirogen of 4,190,477 shares of Envirogen Common Stock valued at approximately $11 million and the payment by Envirogen of approximately $10.5 million of cash and estimated transaction expenses of $1.1 million in connection therewith. The shares of Envirogen Common Stock issuable in the Merger have been valued at $2.625 per share, which represents the value of such Common Stock during a reasonable period of time before and after the terms of the transaction were agreed and announced, discounted to reflect the difference between the shares traded in the public market and the shares issuable in the Merger.The Merger will be accounted for under the purchase method of accounting, and it has been assumed that the fair market value of the assets and liabilities acquired are equal to their book value. The Merger will result in goodwill of approximately $21.8 million which will be amortized over 20 years.

Note 3. Represents increased compensation for current FMI executives upon consummation of the Merger.

Note 4. Represents the amortization over 20 years of costs in excess of net assets acquired as a result of the Merger.

Note 5. Represents the tax impact of the conversion of FMI to a C Corporation from a S Corporation and the merger of FMI into Envirogen. The pro forma tax calculation assumes no reduction in Envirogen's valuation allowance as a result of the Merger. This tax calculation includes the impact of the utilization of Envirogen's net operating loss carryforward to offset a portion (due to IRS section 382 limitations) of the Pro Forma tax liability and the tax impact of Pro Forma adjustments on the tax rate for non-deductible items.

Note 6. Represents the amortization of intangible assets as a result of the acquisition of MWR.

Note 7. Represents the elimination of historical intercompany interest charges MWR incurred while a subsidiary of ETG Environmental, Inc.

Note 8. Represents the repayment in full of all indebtedness of FMI outstanding at September 30, 1996. Pursuant to the Merger Agreement, all outstanding indebtedness of FMI that is outstanding on the Closing Date will be repaid in full. The amount of indebtedness of FMI expected to be outstanding on the Closing Date is approximately $5 million.

Note 9. Represents the results of operations of MWR from January 1, 1996 through February 9, 1996.

                                                                      Appendix A


                         AGREEMENT AND PLAN OF MERGER

                                     among

                               ENVIROGEN, INC.,

                            FLUID MANAGEMENT, INC.

                                      and

                               WILLIAM C. SMITH,

                             DOUGLAS W. JACOBSON,

                                 GARY W. HAWK

                                      and

                            RICHARD W. SCHOWENGERDT



                            Dated January 14, 1997

                                     INDEX
                                     -----

                                                                                       Page
                                                                                       ----
SECTION 1.  THE MERGER.................................................................   1
     1.01   Merger; Surviving Corporation..............................................   1
     1.02   Certificate of Incorporation...............................................   1
     1.03   By-Laws....................................................................   2
     1.04   Directors and Officers.....................................................   2
     1.05   Effective Time.............................................................   2
     1.06   Conversion of Company Shares...............................................   3
     1.07   Exchange of Certificates...................................................   3

SECTION 2.  THE MERGER CONSIDERATION...................................................   3
     2.01   Merger Consideration.......................................................   3
     2.02   Manner of Payment..........................................................   4
     2.03   Closing Certificate........................................................   5
     2.04   Closing Statement..........................................................   5
     2.05   Post-Closing Adjustment....................................................   7
     2.06   Anti-Dilution Provision....................................................   7

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
     STOCKHOLDERS......................................................................   8
     3.01   Organization and Good Standing.............................................   8
     3.02   Power and Authorization....................................................   8
     3.03   No Conflicts...............................................................   9
     3.04   Capitalization.............................................................  10
     3.05   Company Investments and Subsidiaries.......................................  10
     3.06   Compliance with Laws.......................................................  10
     3.07   Litigation.................................................................  11
     3.08   Financial Statements.......................................................  11
     3.09   Accounts Receivable........................................................  12
     3.10   Product Design; Warranties.................................................  12
     3.11   Real Property..............................................................  12
     3.12   Personal Property..........................................................  13
     3.13   List of Properties, Contracts, etc.........................................  13
     3.14   Contracts..................................................................  15
     3.15   Insurance..................................................................  15
     3.16   Intellectual Property......................................................  16
     3.17   Customers and Suppliers....................................................  17
     3.18   Taxes......................................................................  17
     3.19   Employee Benefit Plans.....................................................  19
     3.20   Labor Matters..............................................................  21
     3.21   Directors, Officers and Employees..........................................  22
     3.22   Affiliate Agreements.......................................................  22
     3.23   Environmental Matters......................................................  23
     3.24   Absence of Certain Changes and Events......................................  25
     3.25   Books and Records..........................................................  27

                                                                                       Page
                                                                                       ----
     3.26   Brokers....................................................................  27
     3.27   Full Disclosure............................................................  27
SECTION 4. REPRESENTATIONS AND WARRANTIES OF ENVIROGEN.................................  28
     4.01   Organization and Good Standing.............................................  28
     4.02   Power and Authorization....................................................  28
     4.03   No Conflicts...............................................................  28
     4.04   Brokers....................................................................  29
     4.05   Capital Stock..............................................................  29
     4.06   Envirogen Reports..........................................................  29
     4.07   Information Included in Proxy Statement....................................  30
     4.08   Opinion of Financial Advisor...............................................  30
     4.09   Vote Required..............................................................  30
     4.10   Securities Purchase Agreement..............................................  30

SECTION 5.  AGREEMENTS AND COVENANTS...................................................  31
     5.01   Special Stockholders Meeting...............................................  31
     5.02   Proxy Statement............................................................  31
     5.03   Further Action; Reasonable Best Efforts....................................  32
     5.04   Access to Information; Confidentiality.....................................  32
     5.05   Public Announcements.......................................................  32
     5.06   No Solicitation............................................................  32
     5.07   Notification of Certain Matters............................................  33
     5.08   Conduct of the Company's Business..........................................  35
     5.09   Conduct of Envirogen's Business............................................  36
     5.10   Sale of Shares of the Company..............................................  37
     5.11   Retirement of Certain Loans................................................  37
     5.12   Financial Information......................................................  38
     5.13   Adoption by Stockholders...................................................  38
     5.14   Stock Options..............................................................  38
     5.15   Costs and Expenses.........................................................  38
     5.16   Covenant Not-to-Compete....................................................  39
     5.17   Voting Agreement of Allen & Company Incorporated...........................  40
     5.18   Repayment of Company Debt..................................................  40
     5.19   Envirogen Board Nominee....................................................  40
     5.20   Indemnification of the Company's Directors and Officers....................  40
     5.21   Post-Closing Operation of the Company......................................  41
     5.22   Continuation of PAC Plans..................................................  41
     5.23   Insurance Matters..........................................................  41

SECTION 6.  CONDITIONS.................................................................  41
     6.01   Conditions Precedent to the Obligations of All Parties.....................  41
     6.02   Additional Conditions Precedent to the Obligations of Envirogen............  43
     6.03   Additional Conditions Precedent to the Obligations of the Company
            and Stockholders...........................................................  44

                                                                                       Page
                                                                                       ----
     6.04   Waiver.....................................................................  45

SECTION 7.  SECURITIES MATTERS.........................................................  45
     7.01   Investment Representations and Covenants of Stockholders...................  45
     7.02   Registration Rights Agreement..............................................  47

SECTION 8.  INDEMNIFICATION; ESCROW....................................................  47
     8.01   Indemnification............................................................  47
     8.02   Escrow.....................................................................  49

SECTION 9.  TERMINATION................................................................  51
     9.01   Termination................................................................  51
     9.02   Effect of Termination......................................................  51

SECTION 10. GENERAL PROVISIONS.........................................................  52
     10.01  Amendment..................................................................  52
     10.02  Extension; Waiver..........................................................  52
     10.03  Notices....................................................................  52
     10.04  Assignment and Benefit.....................................................  54
     10.05  Severability...............................................................  54
     10.06  Other Remedies.............................................................  54
     10.07  Further Assurances.........................................................  54
     10.08  Governing Law..............................................................  54
     10.09  Section Headings and Defined Terms.........................................  54
     10.10  Counterparts...............................................................  55
     10.11  Entire Agreement...........................................................  55
     10.12  Income Tax Position........................................................  55
     10.13  Enforcement Expenses.......................................................  55
     10.14  Access to Records..........................................................  55

EXHIBITS
--------
Exhibit 1.05(i)     Form of Delaware Certificate of Merger
Exhibit 1.05(ii)    Form of Wisconsin Articles of Merger
Exhibit 2.02(b)     Form of Escrow Agreement
Exhibit 2.03        Form of Closing Certificate
Exhibit 5.17        Voting Agreement of Allen & Company Incorporated
Exhibit 6.01(i) Form of Employment Agreement between Envirogen and each Stockholder
Exhibit 6.02(d) Matters to be opined upon by counsel to the Company and the Stockholders
Exhibit 6.02(f)     Form of Stockholder Release
Exhibit 6.02(i) Contracts, Plans and Agreements to be Terminated At or Before Closing
Exhibit 6.03(b)     Matters to be opined upon by counsel to Envirogen
Exhibit 6.03(c)     Form of Registration Rights Agreement

SCHEDULES
---------
Disclosure Schedule of the Company and Stockholders

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into on this 14th day of January, 1997 by and among Envirogen, Inc., a Delaware corporation ("Envirogen"), Fluid Management, Inc., a Wisconsin corporation (the "Company"), and William C. Smith, Douglas W. Jacobson, Gary W. Hawk and Richard
W. Schowengerdt, being all of the stockholders of the Company (individually, a "Stockholder" and, collectively, the "Stockholders").

                                   BACKGROUND

     The parties desire that the Company merge with and into Envirogen upon the terms and conditions set forth herein and in accordance with the laws of the State of Delaware and the State of Wisconsin.

     It is intended that the merger of the Company with and into Envirogen will be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and intending to be legally bound, it is agreed between the parties hereto as follows:


                            SECTION 1.  THE MERGER

     1.01  Merger; Surviving Corporation.  In accordance with the provisions of
           -----------------------------
this Agreement, the General Corporation Law of the State of Delaware ("DGCL") and the Business Corporation Law of the State of Wisconsin ("WBCL"), at the Effective Time (as such term is defined in Section 1.05 hereof), the Company shall be merged with and into Envirogen (the "Merger"), and Envirogen shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Envirogen, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Envirogen and the Company.

     1.02  Certificate of Incorporation.  At the Effective Time, Article Fourth
           ----------------------------
of the Certificate of Incorporation of Envirogen, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as follows:

           "FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares, divided into two classes, one class consisting of 50,000,000 shares of common stock, par value $.01 per share, and the other class consisting of 2,000,000 shares of preferred stock, par value $.01 per share.

           The Board of Directors of the Corporation is hereby expressly authorized, at any time and from time to time, to divide the preferred stock into one or more series, to issue from time to time in whole or in part the stock of any such series, and in the resolution or resolutions providing for the issue of stock of a series to fix and determine the dividend rates, voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, redemption rights, restrictions and special or relative rights of the series that may be desired.

           Except for and subject to the rights expressly granted to the holders of preferred stock or any series thereof, pursuant to the authority hereby vested in the Board of Directors, and except as may be provided by the laws of the State of Delaware, the holders of common stock shall have exclusively the rights of stockholders."

Except as provided herein, Envirogen's Certificate of Incorporation, as amended, as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

     1.03  By-Laws.  Envirogen's By-Laws, as amended, in effect immediately
           -------
prior to the Effective Time shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

     1.04  Directors and Officers.  The directors of Envirogen immediately prior
           ----------------------
to the Effective Time shall serve as directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and the DGCL, except that (i) Seymour
L. Meisel shall tender his resignation as a director, (ii) William C. Smith, the designee of the Stockholders, shall be appointed by the Board of Directors of Envirogen to fill the vacancy created thereby and (iii) Robert S. Hillas, the designee of Warburg, Pincus Ventures, L.P., shall be appointed by the Board of Directors of Envirogen to fill a previously existing vacancy, in each case effective as of the Effective Time. The officers of Envirogen immediately prior to the Effective Time shall serve in such capacities at the pleasure of the Board of Directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the DGCL, except that William C. Smith shall be appointed by the Board of Directors of Envirogen to serve as the Chairman of the Board, effective as of the Effective Time.

     1.05  Effective Time.  The Merger shall become effective at the time and
           --------------
date that the last of the following two events has occurred: (i) the acceptance for filing of a certificate of merger (the "DGCL Certificate of Merger"), in substantially the form attached hereto as Exhibit 1.05(i), by the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL; and (ii) the acceptance for filing of articles of merger (the "WBCL Articles of Merger"), in substantially the form attached hereto as Exhibit 1.05(ii), by the Department of Financial Institutions of the State of Wisconsin in accordance with Section 180.1107 of the WBCL. The DGCL Certificate of Merger and the WBCL Articles of Merger shall be executed by Envirogen and the Company and delivered to the Secretary of State of the State of Delaware and the Department of Financial Institutions of the State of Wisconsin, respectively, for filing, as stated above, on the Closing Date provided for in
Section 1.07(b). The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

     1.06  Conversion of Company Shares.  All shares of common stock, $.10 par
           ----------------------------
value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted at the Effective Time into the Merger Consideration (as defined in Section 2.01 hereof).

     1.07  Exchange of Certificates; Closing.  (a)  At the Closing provided for
           ---------------------------------
in paragraph (b) below, immediately after the Effective Time of the Merger, the Stockholders shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Common Stock in exchange for the Merger Consideration payable to the Stockholders at Closing as provided for in Section 2. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Common Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place. In no event will a holder of shares of Company Common Stock be entitled to interest on the Merger Consideration issuable in respect of such shares.

           (b) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the later of (a) the second business day after the date on which Envirogen stockholder approval is obtained, as contemplated by Section 5.01 hereof, or (b) the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in
Section 6 hereof (the "Closing Date"), at the offices of Drinker Biddle & Reath, 47 Hulfish Street, Princeton, New Jersey, or such other date and place as the parties shall agree.

                     SECTION 2.  THE MERGER CONSIDERATION

     2.01  Merger Consideration.  Subject to adjustment as herein provided, all
           --------------------
of the issued and outstanding shares of Company Common Stock shall be converted at the Effective Time of the Merger into (a) 4,190,477 shares of common stock, par value $.01 per share, of Envirogen ("Envirogen Common Stock") and (b) cash in an amount equal to (i) Eleven Million Dollars ($11,000,000), plus (ii) the amount of all cash and cash equivalents of the Company on the Closing Date that exceeds Fifty Thousand Dollars ($50,000), minus (iii) the amount by which all cash and cash equivalents of the Company on the Closing Date is less than Fifty Thousand Dollars ($50,000), minus (iv) the amount of all Company Debt (as defined below) that is outstanding on the Closing Date; provided, however, that
                                                        --------  -------
in the event the Company's Estimated Adjusted Net Worth (as defined in Section 2.03(b) hereof) is less than Two Million Dollars ($2,000,000) (and, if less than One Million Dollars ($1,000,000) and Envirogen in its sole and absolute discretion waives the closing condition set forth in Section 6.02(c) hereof), the amount of cash payable under this clause (b) shall be further reduced by the amount by which the Company's Estimated Adjusted Net Worth is less than $2,000,000 (the consideration referred to in clauses (a) and (b) above being together referred to herein as the "Merger Consideration"). For purposes of this Section 2, the term "Company Debt" shall mean the principal amount of all outstanding indebtedness of the Company for borrowed money on the Closing Date, provided that such term shall exclude any outstanding indebtedness of the Company for borrowed money on the Closing Date to the extent such money has been used to distribute to the Stockholders Permitted Tax Dividends (as defined below) or has been used by the Company to pay on or about March 15, 1997 amounts of the Permitted Accrual (as defined in Section 2.03(c) hereof) which become payable within 75 days of December 31, 1996 in accordance with the existing terms and conditions of the Company's PAC Plans (as defined in Section 5.22 hereof) (such excluded debt being referred to herein as the "Permitted Debt"). For purposes of this Agreement, "Permitted Tax Dividends" shall mean distributions of cash to the Stockholders in an amount equal to the Stockholders' federal, state and local income taxes attributable to the Company's Taxable Income (as defined below) for the year ended December 31, 1996, less amounts previously paid to the Stockholders in respect of such income taxes. The parties hereto agree that Permitted Tax Dividends will equal in the aggregate 46.875% of the Company's Taxable Income and that $2,188,000 of Permitted Tax Dividends has already been distributed by the Company to the Stockholders during the period commencing January 1, 1996 and ending on the date of this Agreement and that $660,000 of Permitted Debt was incurred by the Company in connection with the payment of such Permitted Tax Dividends. As used in this Agreement, the term "Taxable Income" shall mean the Company's net income plus the provision for unrealized sales, in each case as reflected on the Company's audited statement of income for the year ended December 31, 1996, to be delivered to Envirogen at Closing pursuant to Section 6.02(j) hereof.

     2.02  Manner of Payment.
           -----------------

           (a) Upon presentation of the certificates representing the shares of Company Common Stock owned by the Stockholders, Envirogen shall, subject to the escrow provisions of paragraphs (b) and (c) below, make payment of the Merger Consideration payable to the Stockholders. The Merger Consideration shall be allocated among the Stockholders in proportion to the number of shares of Company Common Stock owned by each Stockholder at the Effective Time of the Merger. Subject to the escrow provisions of paragraphs (b) and (c) below, the cash portion of the Merger Consideration payable to each Stockholder shall be paid in immediately available U.S. dollars by wire transfer of funds to a bank account designated by such Stockholder.

           (b) At the Closing, Envirogen shall pay to the Escrow Agent (as defined in Section 8.02 hereof) an aggregate amount of One Million One Hundred Thousand Dollars ($1,100,000) of the cash portion of the Merger Consideration (the "Escrow Money") to be held in an escrow account (the "Escrow Account") pursuant to the provisions of Section 8.02 hereof and the Escrow Agreement substantially in the form attached hereto as Exhibit 2.02(b) (the "Escrow Agreement").

           (c) At the Closing, immediately after the delivery to the Stockholders of certificates for the shares of Envirogen Common Stock to be issued in the Merger, the Stockholders shall deliver to the Escrow Agent a certificate or certificates representing in the aggregate a total of 419,048 of such shares (the "Escrow Shares"), duly endorsed in blank for transfer by the Stockholders, to be held in escrow by the Escrow Agent pursuant to the provisions of Section 8.02 hereof and the Escrow Agreement.

     2.03  Closing Certificate.  On the Closing Date, the Company and the
           -------------------
Stockholders shall deliver to Envirogen a certificate, in substantially the form attached hereto as Exhibit 2.03, dated the Closing Date and signed by the Stockholders and by the Company's President on behalf of the Company, as to the matters set forth below, along with such records, documents and supporting information that Envirogen may request with respect thereto:

           (a) the amount of the Company's cash and cash equivalents on the Closing Date;

           (b) a good faith estimate of the amount of the Company's Adjusted Net Worth (as defined in Section 2.04(b) hereof) ("Estimated Adjusted Net Worth"), Company Debt (the "Estimated Company Debt"), Permitted Debt ("Estimated Permitted Debt") and Permitted Reserve (as defined in Section 2.04(b) hereof) ("Estimated Permitted Reserve"), in each case on the Closing Date, and the calculation thereof; and

           (c) a good faith estimate of the accrual at December 31, 1996 for unpaid bonuses for the years ended December 31, 1995 and 1996 under the Company's PAC Plans (as defined in Section 5.22 hereof) ("Permitted Accrual") and the outstanding balance, if any, of such Permitted Accrual on the Closing Date, and the calculation thereof.

     2.04  Closing Statement.
           -----------------

           (a)  The Closing Statement.  For purposes of determining actual
                ---------------------
Adjusted Net Worth, actual Company Debt, actual Permitted Debt and actual Permitted Reserve, in each case on the Closing Date, and actual Permitted Accrual on December 31, 1996, the Surviving Corporation shall prepare or cause to be prepared promptly following the Closing, a balance sheet of the Company as of the Closing Date and income statements of the Company for the year ended December 31, 1996 and for the period commencing January 1, 1997 and ending on the Closing Date. Such balance sheet and income statements shall be prepared in accordance with GAAP. Such balance sheet and income statements prepared and finally determined as provided in this Section 2.04 is referred to herein as the "Closing Statement." Within 45 days following the Closing, the Surviving Corporation shall deliver to the Stockholders a final draft of the Closing
Statement.   All determinations of the Stockholders with respect to all matters referred to in this Section 2.04 shall require the approval of all of the Stockholders.

           (b)  Adjusted Net Worth.  As used in this Agreement, "Adjusted Net
                ------------------
Worth" shall be that amount equal to the excess of all assets of the Company on the Closing Date over all liabilities of the Company on the Closing Date, in each case determined in accordance with United States generally accepted accounting principles applied on a basis consistent with the accounting principles used in preparing the Company's Audited Financial Statements described in Section 3.08(a) hereof (such accounting principles are herein referred to as "GAAP"), except that in the determination of Adjusted Net Worth no effect will be given to (i) the Company Debt on the Closing Date, (ii) the Permitted Debt on the Closing Date, (iii) the Permitted Accrual to the extent outstanding on the Closing Date, (iv) the Permitted Reserve on the Closing Date or (v) any accounting or other effect of the transactions described in this Agreement, and except further that for purposes of calculating Adjusted Net Worth only, the Company's cash and cash equivalents as of the Closing Date shall be deemed to equal $50,000. For purposes of this Agreement, "Permitted Reserve" shall mean the Company's accrual for unrealized sales on the Closing Date less 1.86% of all PECFA (as defined in Section 6.01(h) hereof) draw requests subject to adjustment as of the Closing Date.

           (c)  Discussions.  The Stockholders and Envirogen shall, throughout
                -----------
the entire period from the date of this Agreement to the date of the deliveries required by Sections 2.03 and 2.04(a) of this Agreement, meet and discuss any and all financial and business matters relating to such process and the preparation of the Closing Certificate and the Closing Statement. If the Stockholders and Envirogen cannot resolve any disagreement between themselves with respect to the Closing Statement, then the procedures described in Sections 2.04(d) and 2.04(e) of this Agreement shall be used. The Stockholders and their auditors may observe the taking of the inventory in connection with the Closing Statement and may review the work papers of Envirogen's auditors in connection with the preparation of the Closing Statement.

           (d)  Objections.
                ----------

                (i) If the Stockholders object to any matter on the Closing Statement the Stockholders shall, within thirty (30) calendar days after the date of the Closing Statement, notify Envirogen of such objection and specify the grounds for such objection.

                (ii) If Envirogen does not agree with the objection of the Stockholders, Envirogen shall, within thirty (30) calendar days after receipt of such objection, notify the Stockholders of such fact.

           (e)  Independent Accountants.  Any disagreement between the
                -----------------------
Stockholders and Envirogen with respect to any matter on the Closing Statement shall be submitted by either the Stockholders or Envirogen for resolution to Price Waterhouse LLP (the "Independent Accountants"). Each of the parties shall furnish, at its own expense, the Independent Accountants and the other parties hereto with such documents and other written information as the Independent Accountants may request. Each party may also furnish to the Independent Accountants such other written information and documents as it deems relevant, with appropriate copies or notification being given to the other parties hereto. The Independent Accountants may, at their discretion, conduct a conference concerning the disagreement between the Stockholders and Envirogen, at which conference each party shall have the right to present such additional documents, materials and other information and to have present such advisors, counsel and accountants as each party shall choose in its sole discretion. In connection with such process, there shall be no hearings, oral examinations, testimony, depositions, discovery or other similar proceedings conducted by any party or by the Independent Accountants. The determination of the Independent Accountants shall be final and binding. The Independent Accountants shall determine the proportion of their fees and expenses to be paid by the Stockholders and by Envirogen, the greater the degree to which the Independent Accountants have accepted the position of a party, the smaller the proportion of fees and expenses assessed against that party.

     2.05  Post-Closing Adjustment.
           -----------------------

           (a) Post-Closing adjustments to the Merger Consideration shall be made in the following manner:

                (i) In the event Estimated Adjusted Net Worth equals or exceeds $2,000,000 and the actual Adjusted Net Worth of the Company is less than $2,000,000, then the Stockholders shall pay to the Surviving Corporation an amount equal to the difference between $2,000,000 and the amount of the actual Adjusted Net Worth of the Company;

                (ii) In the event Estimated Adjusted Net Worth is less than $2,000,000 (and the appropriate adjustment to the Merger Consideration is accordingly made pursuant to Section 2.01 hereof) and the actual Adjusted Net Worth of the Company is less than such Estimated Adjusted Net Worth, then the Stockholders shall pay to the Surviving Corporation an amount equal to such deficiency;

                (iii) In the event Estimated Adjusted Net Worth is less than $2,000,000 (and the appropriate adjustment to the Merger Consideration is accordingly made pursuant to Section 2.01 hereof) and the actual Adjusted Net Worth of the Company is greater than such Estimated Adjusted Net Worth, then the Surviving Corporation shall pay to the Stockholders an amount equal to the difference between (A) the lesser of $2,000,000 and the actual Adjusted Net Worth of the Company as reflected on the Closing Statement and (B) the Estimated Adjusted Net Worth of the Company;

                (iv) In the event Estimated Company Debt is less than actual Company Debt, then the Stockholders shall pay to the Surviving Corporation an amount equal to any such deficiency; and

                (v) In the event Estimated Company Debt is greater than actual Company Debt, then the Surviving Corporation shall pay to the Stockholders an amount equal to any such excess.

           (b) Any amounts payable by the Stockholders to the Surviving Corporation pursuant to this Section 2.05 shall be made first from the Escrow Account in accordance with the terms set forth in Section 8.02 hereof and then, if necessary, by the Stockholders by certified check or wire transfer of immediately available funds to an account designated by the Surviving Corporation. Any amounts payable by the Surviving Corporation to the Stockholders shall be made by certified check or wire transfer of immediately available funds to an account or accounts designated by the Stockholders.

     2.06  Anti-Dilution Provision.  In the event that, between the date of this
           -----------------------
Agreement and the Effective Time, the issued and outstanding shares of Envirogen Common Stock shall have been changed into a different number of shares as the result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction, then the number of shares of Envirogen Common Stock set forth in Section 2.01(a) and the number of Escrow Shares set forth in Section 2.02(c) shall be adjusted appropriately.

                 SECTION 3. REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY AND STOCKHOLDERS

     Certain information relating to the representations and warranties of the Company and the Stockholders is set forth in a Disclosure Schedule hereto (the "Disclosure Schedule") prepared by the Company and the Stockholders and delivered to Envirogen pursuant to this Agreement as of the date hereof. The disclosures in the Disclosure Schedule shall relate only to the representations and warranties to which they expressly refer and shall be deemed to be representations and warranties as if made hereunder. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Schedule (other than a disclosure in the Disclosure Schedule which expressly relates to a specifically identified representation and warranty), those in this Agreement shall control. All capitalized terms used in the Disclosure Schedule have the definitions specified in this Agreement. Disclosure of a matter or document in the Disclosure Schedule shall not be deemed to be an acknowledgement that such matter is material or outside the ordinary course of business of the Company. The Company and the Stockholders may supplement the Disclosure Schedule from time to time subject to and in accordance with Section 5.07(c) of this Agreement, and from and after any such supplement the term "Disclosure Schedule" as used in this Agreement shall mean the Disclosure Schedule as so supplemented.

     The Company and each Stockholder (provided that in the case of a reference in this Section 3 to the business, affairs or status of a Stockholder, such Stockholder shall be deemed to make such representation solely with respect to himself) represent and warrant to Envirogen as follows:

     3.01  Organization and Good Standing.  The Company is a corporation duly
           ------------------------------
organized, validly existing and in active status (meaning it has filed the required Domestic Corporation Annual Reports with the Wisconsin Department of Financial Institutions and has not filed Articles of Dissolution) under the laws of the State of Wisconsin and has all necessary corporate power and authority to carry on its business, to own and lease the assets that it owns and leases and to perform all its obligations. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction identified in the Disclosure Schedule, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

     3.02  Power and Authorization.  The Company has full legal right, power and
           -----------------------
authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Company Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by the Company of this Agreement and the Company Transaction Documents have been duly authorized by the Board of Directors of the Company and approved by the Stockholders, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Transaction Documents. Each Stockholder has full power, authority and capacity to execute, deliver and perform this Agreement and the other agreements and documents (the "Stockholder Transaction Documents") required to be delivered by such Stockholder prior to or at the Closing. This Agreement has been duly and validly executed and delivered by the Company and each Stockholder and constitutes the Company's and each Stockholder's legal, valid and binding obligation, enforceable against the Company and each Stockholder in accordance with its terms, and when executed and delivered as contemplated herein, each of the Company Transaction Documents and the Stockholder Transaction Documents shall constitute the legal, valid and binding obligation of the Company and each Stockholder, respectively, enforceable against the Company and each Stockholder in accordance with its terms, except as such enforceability of this Agreement or any Company Transaction Document or any Stockholder Transaction Document may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

     3.03  No Conflicts.
           ------------

           (a) Except as described in the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Company Transaction Documents and the Stockholder Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                (i) violate or conflict with any provision of the certificate or articles of incorporation or bylaws of the Company or of any law, statute, regulation, Permit (as defined in Section 3.06(b) hereof), license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (each, a "Law" and collectively, "Laws") binding upon the Company or any Stockholder;

                (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which the Company or any Stockholder is a party or by which the Company or its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to the Company or any Stockholder or any of the assets of either; or

                (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Company Common Stock, the Company or any of its assets.

           (b) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Company or any Stockholder, threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon the Company's or any Stockholder's ability to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Neither the Company nor any Stockholder has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

     3.04  Capitalization.  The Company's authorized, issued and outstanding
           --------------
capital stock and its other securities are fully and accurately described in the Disclosure Schedule. The Stockholders own all of the issued and outstanding shares of Company Common Stock, beneficially and of record, and no other person has any rights, title or interest, whether legal or equitable, in said shares. No person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of the Company or obligating the Company or any other person to purchase or redeem any such equity interests or other securities. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and (except as otherwise provided by Section 180.622(2)(b) of the WBCL, including judicial interpretations of such Section and of its predecessor statute, Section 180.40(6) of the WBCL) nonassessable, and have been issued in compliance with applicable securities and other Laws.

     3.05  Company Investments and Subsidiaries.  Except as disclosed on the
           ------------------------------------
Disclosure Schedule, the Company does not own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity, and the Company has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity.

     3.06  Compliance with Laws.
           --------------------

           (a) Except as described in the Disclosure Schedule, the Company is, and at all times has been, in compliance with all applicable Laws, except where noncompliance would not have a material adverse effect on the business, properties, profits, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect"), and the Company does not have any basis to expect, and has not received any notice, order or other communication from any governmental agency or instrumentality of, any alleged, actual, or potential violation or failure to comply with any Law. There are no unsatisfied judgments, penalties or awards against or affecting the Company or any of its businesses, properties or assets.

           (b) All federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations required to be obtained and held by the Company for the operation of its business as currently conducted and as conducted since December 31, 1993 (collectively, "Permits") are, except as otherwise described in the Disclosure Schedule, in full force and effect without any default or violation thereunder by the Company or, to the knowledge of the Company, by any other party thereto (except where the failure to have such a Permit in full force and effect or where any default or violation thereunder would not have a Material Adverse Effect), and the Company has not received any notice of any claim or charge that the Company is or had been in violation of or in default under any such Permit. Except as described in the Disclosure Schedule: (i) no proceeding is pending or, to the knowledge of the Company, threatened by any person to revoke or deny the renewal of any Permit of the Company; and (ii) the Company has not been notified that any such Permit may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Permit may not be granted or renewed.

     3.07  Litigation.  Except as described in the Disclosure Schedule or the
           ----------
Financial Statements (as defined in Section 3.08 hereof), there are no, and since the date of the Interim Balance Sheet (as defined in Section 3.08 hereof) there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Company, its businesses or assets, or its directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. Any description set forth on the Disclosure Schedule pursuant to this Section 3.07 with respect to any such claims, actions, suits, proceedings or investigations shall include, to the extent applicable, the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. To the knowledge of the Stockholders and the Company, (a) no such claims, actions, suits, proceedings or investigations are presently threatened or contemplated and (b) there are no facts that could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation.

     3.08  Financial Statements.
           --------------------

           (a) The Disclosure Schedule contains: (i) the balance sheet of the Company as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with the report thereon of Vrakas, Blum & Co., S.C., independent certified public accountants (the "Audited Financial Statements"); (ii) the unaudited balance sheets of the Company as of December 31, 1993 and 1994, and the related unaudited statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended; and (iii) an unaudited balance sheet of the Company as at September 30, 1996 (including the notes thereto, the "Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity and cash flow for the nine months then ended, together with the corresponding unaudited financial statements as of and for the corresponding period of the preceding fiscal year, including in each case all notes thereto (the financial statements referred to in this clause (iii) being referred to collectively as the "Interim Financial Statements" and the financial statements referred to in clauses (i), (ii) and (iii) above being referred to collectively as the "Financial Statements"). The Financial Statements and notes accurately and fairly reflect the books and records of the Company and fairly present the financial condition, cash flow and results of operations of the Company as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, consistently applied ("GAAP"), subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements).

           (b) The Balance Sheet and the Interim Balance Sheet reflect all liabilities of the Company, whether absolute, accrued or contingent, as of the respective dates thereof of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The Company does not have any liabilities of any nature that are not reflected on the Interim Balance Sheet except for liabilities disclosed on the Disclosure Schedule and for current liabilities (within the meaning of GAAP) that have been incurred since the date thereof in the ordinary course of business consistent in nature and amount with past practice and that are not inconsistent with any of the representations and warranties contained herein, and, to the knowledge of the Company and the Stockholders, there is no basis for the assertion against the Company of any liability (other than current liabilities referred to above) not fully reflected or reserved against in the Interim Balance Sheet.

           (c) The Balance Sheet and the Interim Balance Sheet reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of the Company as of the respective dates thereof, including those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, vacation pay, and plans and programs for the benefit of present and former employees (including, without limitation, plans and programs relating to medical coverage for employees).

     3.09  Accounts Receivable.  All accounts and notes receivable of the
           -------------------
Company represent valid obligations from sales made or services rendered in the ordinary course of business and in the aggregate have been or will be collected in full in the ordinary course of business, without any set-off or discount, except to the extent of any reserves for possible losses set forth on the Interim Balance Sheet and any adjustments made to such reserve by the Company after the date of the Interim Balance Sheet in accordance with the Company's policies and in a manner consistent with past practices. The Disclosure
Schedule includes a correct and complete accounts and notes receivable aging of the Company as of the date of the Interim Balance Sheet, reflecting the designated and undesignated reserves for possible losses as of such date and the aggregate dollar amount of all accounts and notes receivable due the Company that have been outstanding for: 60 days or less; more than 60 but less than 90 days; more than 90 but less than 120 days; more than 120 but less than 150 days; and more than 150 days.

     3.10  Product Design; Warranties.  Except as described in the Disclosure
           --------------------------
Schedule: (a) the Company has not expressly agreed to become responsible for consequential damages or made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Company; (b) to the knowledge of the Company and the Stockholders, there are no implied warranties outstanding with respect to any such products or services other than any such implied pursuant to Sections 2-312 and 2-314 of the Uniform Commercial Code; and (c) there are no design, manufacturing or other defects, latent or otherwise, with respect to any such products.

     3.11  Real Property.  The Disclosure Schedule identifies each interest in
           -------------
real property leased by the Company, including a listing of all leases and other agreements under which any such property is held. The Company does not own or have any other interest in real property other than pursuant to the leases referred to above. The Company owns all right, title and interest in all leasehold estates and other rights purported to be granted to them by the leases and other agreements listed in the Disclosure Schedule, in each case free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature except for liens and restrictions described in said Schedule. All of the buildings and structures constituting the premises leased by the Company are structurally sound with no known defects, are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are being used. No such building or structure, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof by the Company, violates any restrictive covenant or any provision of any Law (including without limitation any such relating to health and safety or zoning), which violation interferes with the use of such building, structure or appurtenance, or encroaches on any property owned by others. No condemnation proceeding is pending or, to the knowledge of the Company or the Stockholders, threatened with respect to any real property identified in the Disclosure Schedule.

     3.12  Personal Property.  Except as described in the Disclosure Schedule:
           -----------------
(a) the Company has good and marketable title to all of its properties and assets (other than real property) free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature; and (b) all properties and assets owned or leased by the Company are in the possession or under the control of the Company and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used, and are of a condition, nature and quantity sufficient for the conduct of the Company's business as it is presently conducted.

     3.13  List of Properties, Contracts, etc. The Disclosure Schedule contains,
           ----------------------------------
lists or adequately describes the following:

           (a) each vehicle, item of machinery, equipment and other tangible asset (other than real property) carried as an asset on the records of the Company with a fair market or book value in excess of $5,000 in respect of any item, and the location thereof;

           (b) each vehicle, item of machinery, equipment and other tangible asset (other than real property) leased to or by the Company under agreement providing for annualized payments of more than $5,000, together with the location of such asset, the identities of the lessor and lessee, the annual rental and unexpired term of the lease;

           (c)  each Permit;

           (d) each (i) fictitious business name, tradename, registered and unregistered trademark, service mark and related application (together with the name Fluid Management, Inc., "Marks"), (ii) patent, patent right and patent application (collectively, "Patents"), (iii) copyright in published and material unpublished works ("Copyrights"), computer program and software ("Software"),
(iv) proprietary formula, trade secret, formulation and unpatented invention ("Trade Secrets") and (v) licenses and permits issued or granted by any person relating to any of the foregoing (the items referred to in clauses (i)-(iv) above are collectively referred to herein as ("Intellectual Property"); in each case owned, leased, used or held by, granted to or licensed by the Company as licensor or licensee (excluding non-critical, off-the-shelf application software licensed by the Company and software imbedded in machinery or equipment, which software is owned or used by the Company and is licensed for use by the Company in conjunction with its ownership or use of said equipment or machinery), together with all other interests therein granted by the Company to any other person and all agreements with respect to any of the foregoing to which the Company is a party (including secrecy and non-disclosure agreements with current or former employees, consultants or contractors);

           (e) each agreement or commitment that restricts or purports to restrict the Company's business activities or the freedom of the Company to engage in any business or to compete with any person;

           (f) each outstanding loan or advance (excluding advances for ordinary and necessary business expenses, receivables generated in connection with the Company's bona fide sales of products and services, and prepaids, in each case made or generated by the Company in the ordinary course of business consistent with past practices) by the Company to any person (including any Stockholder and any director, officer, or employee of the Company);

           (g) each contract, agreement, purchase order or other commitment (whether or not in writing) involving the performance of services or delivery of goods or materials by or to the Company (i) outside of the continental United States of America, (ii) of an aggregate amount or value in excess of $50,000 in any 12-month period or (iii) which is not terminable by the Company without payment of penalty or premium on 30 days notice or less;

           (h) each capital project currently undertaken or which has been approved by the Company;

           (i) each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued, contingently or otherwise, by, to or from the Company, and all loan and other agreements relating thereto;

           (j) each restriction, deed of trust, pledge, lien, security interest or other charge, claim and encumbrance of any nature relating to or affecting any of the assets or properties of the Company;

           (k) each contract, agreement or commitment to which the Company is a party or is otherwise bound providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods, and each other agreement to which the Company is a party or is otherwise bound that is material to its business, operation, financial condition or prospects;

           (l) each policy and binder of insurance (including without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by, or maintained for the benefit of, or the premiums for which are paid directly or indirectly in whole or in part by, the Company;

           (m) each form of contract, agreement or commitment used by the Company as a standard form in the ordinary course of business;

           (n) each outstanding power-of-attorney or similar power granted by the Company for any purpose whatsoever; and

           (o) each bank or other financial institution in which the Company has a deposit account, line of credit or safe deposit box, the relevant account or other identifying number, and the names of all persons authorized to act or deal in connection therewith.

     The Company has furnished and will furnish or make available to Envirogen true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Schedule.

     3.14  Contracts.  Each of the contracts, agreements and commitments to
           ---------
which the Company is a party or by which it or its assets are bound was made in the ordinary course of business and is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company and, to the knowledge of the Company and the Stockholders, the other parties thereto. Except as described in the Disclosure Schedule, the Company has performed all obligations required to be performed by it under each such contract, agreement and commitment through the date hereof, and no condition exists or event has occurred that with notice or lapse of time would constitute a material default or a basis for delay or nonperformance by the Company or by any other party to any such contract, agreement or commitment, except where such failure in performance or condition would not have a Material Adverse Effect. The Company is not a party to any contract or commitment upon which, upon completion, it is likely to recognize a material loss on its books and records. Except as described in the Disclosure Schedule, each other party to each such contract, commitment and agreement has consented or been given sufficient notice (when such consent or notice is necessary) that the same shall remain in full force and effect following the Closing.

     3.15  Insurance.
           ---------

           (a) The summary of the policies and binders of insurance contained in the Disclosure Schedule identifies, among other things: (i) the respective issuers and expiration dates thereof; (ii) deductible amounts and amounts of coverage available and outstanding thereunder; (iii) whether such policies and binders are "claims made" or "occurrences" policies; and (iv) any retrospective premium adjustments. Such policies and binders are sufficient for compliance with all requirements of Laws and all agreements to which the Company is a party or by which it or its assets are bound, are valid and enforceable policies and will not be affected by, terminate or lapse prior to the Closing by reason of the transactions contemplated by this Agreement.

           (b) The Company has not received (i) any notice of cancellation of any policy or binder of insurance required to be identified in the Disclosure Schedule or refusal of coverage thereunder; (ii) any notice that any issuer of such policy or binder has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated; or (iii) any other indication that any such policy or binder may no longer be in full force or effect or that the issuer of any such policy or binder may no longer be willing or able to perform its obligations thereunder. The Company has never been refused any insurance nor has its coverage been limited.

     3.16  Intellectual Property.
           ---------------------

           (a) Except as otherwise described in the Disclosure Schedule: (i) the Company is the sole owner or has the right to use all Intellectual Property in the manner presently used by the Company, free and clear of any lien, security interest, restriction, encumbrance or other adverse claim; (ii) the Intellectual Property is sufficient for the conduct of the businesses of the Company as such has been conducted since its inception and as it is presently conducted; and (iii) the rights of the Company in and to all of the Intellectual Property will not be limited or otherwise affected by virtue of the transactions contemplated hereby.

           (b) The Disclosure Schedule identifies, with respect to any Intellectual Property not owned exclusively by the Company and the unavailability to the Company of which would have a Material Adverse Effect, the owner thereof or of any interest therein, principal terms of the license or other agreement relating to such Intellectual Property, including the unexpired term of such agreement, the consideration therefor, if any, and any limitations upon the Company's use thereof.

           (c) Except as described in the Disclosure Schedule, the Company is not obligated, contingently or otherwise, to: (i) develop, update, distribute or service any Software or other Intellectual Property; or (ii) pay royalties or license or similar fees in excess of $25,000 per year, individually or in the aggregate, to any person with respect to any Software or other Intellectual Property now used by the Company or which is proposed to be used by the Company.

           (d) All employees of the Company involved with the development, implementation or marketing of any Intellectual Property have entered into written agreements assigning to the Company all rights to inventions, improvements, discoveries or information relating thereto.

           (e) All of the Marks, Copyrights and Patents owned by the Company have been duly registered. All of the Marks, Copyrights and Patents owned by the Company are in compliance with all applicable legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), to the knowledge of the Company and the Stockholders are valid and enforceable and are not subject to any maintenance fees or taxes or actions due within 90 days after the Closing Date. No Mark, Copyright or Patent owned by the Company has been or is involved in any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding and, to the knowledge of the Company and each Stockholder, no such proceeding is threatened. To the knowledge of the Company and each Stockholder, there is no patent or patent application or trademark or trademark application pending that interferes or potentially interferes with any Patent, Copyright or Mark owned by the Company or any rights of the Company therein. No Mark, Copyright or Patent owned by the Company has been infringed or, to the best knowledge of the Company and each Stockholder, challenged or threatened in any way. None of the Marks, Patents, Copyrights or Software, owned by the Company, nor any products manufactured or sold by the Company, nor any processes or other Intellectual Property owned by the Company infringe or are alleged to infringe any trademark, copyright, patent or other proprietary right of any person. The Company has taken commercially reasonable precautions to preserve and document its Software and Trade Secrets and to protect the secrecy, confidentiality and value of its Software and Trade Secrets. All documentation relating to Trade Secrets and Software of the Company has been maintained only at the Company's principal office. The only Marks, Copyrights, Patents, Software or other Intellectual Property owned by third parties which are used by the Company in the conduct of its business as presently conducted either are available commercially to the Company without any separately executed licenses or other written agreements on the same terms they generally are available to the public, or their unavailability to the Company would not have a Material Adverse Effect.

     3.17  Customers and Suppliers.  The Disclosure Schedule lists the names of
           -----------------------
the ten (10) customers of the Company that generated the most revenue during 1995 and 1996 and the aggregate revenues attributable to each in each such period, and of the ten (10) suppliers and vendors from whom the Company made the most purchases during such periods and the aggregate expenditures attributable to each in each such period. No customer that accounted for more than of 5% of the revenues of the Company during 1995 or 1996 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with the Company; provided that Envirogen understands that a significant portion of the Company's business is episodic and not of a recurring nature with most customers, and that the representation made in this sentence shall not be deemed breached by virtue of lack of a continuing relationship between any customer and the Company by virtue of the fact that the Company has completed or completes a contracted project for such customer. No supplier or vendor that accounted for more than $10,000 of the purchases of the Company during 1995 or 1996 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with the Company. The Company is not aware of any such intention on the part of any such customer, supplier or vendor. Except as disclosed on the Disclosure Schedule, there are no, and since December 31, 1993 there have not been any, disputes or controversies involving, in the aggregate, more than $5,000 between the Company and any customer, supplier or other person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty that has not been fully resolved with respect to, or defect in, any service or product purchased or sold by the Company. The Company is satisfied with its working relationships under all arrangements and agreements with customers and suppliers necessary to the normal operation of its businesses. Alternative sources of supply, on substantially similar terms and conditions, exist for all material goods or services purchased by or supplied to the Company.

     3.18  Taxes.
           -----

           (a) All federal, state, local and foreign returns and reports relating to Taxes (as defined herein), or extensions relating thereto, required to be filed by or with respect to the Company (including, without limitation, all federal and state consolidated and combined tax returns and reports for any consolidated group of which the Company has been a member during the last five years (the "Consolidated Group")) have been timely and properly filed, and all such returns and reports are correct and complete.

           (b) All federal, state, local, and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "Taxes") due or properly shown to be due on any return referred to in Subsection (a) above by the Company with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on the Interim Balance Sheet or, in the case of Taxes accruing after the date of such financial statement, on the books of account of the Company; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of the Company, other than statutory liens for taxes not yet due and payable.

           (c) Except as described in the Disclosure Schedule, no issues have been raised with any representative or employee of the Company (and are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the returns and reports referred to in subsection (a) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

           (d) To the knowledge of the Company and each Stockholder, no federal, state, local or foreign income, franchise or sales and use tax returns of or with respect to the Company have been examined since 1993, or are currently under examination, by the IRS or by other taxing authorities, or with respect to which the applicable statue of limitations (including all extensions and tolling periods) has not yet run. There are no unpaid deficiencies asserted or assessments made by any taxing authority against the Company.

           (e) The Disclosure Schedule lists all elections by or with respect to the Company for federal or state income or franchise tax purposes that are currently applicable. The Company has been an S corporation for federal and state tax purposes since inception and will maintain such S status until the Merger. The Company uses the accrual method of accounting for federal income tax purposes. The Company has not: filed any consent under section 341(f)(1) of the Code, or agreed to have the provisions of Code section 341(f)(2) apply to any dispositions of "subsection (f) assets" as such term is defined in Code section 341(f)(4); agreed to or is required to make any adjustments under Code section 481(a) by reason of a change in accounting method or otherwise; or made a transfer of intangible property on which Code section 367(d) or 482 will require the recognition of additional income for any period after the date hereof. The Company does not own stock in a "passive foreign investment company" within the meaning of Code section 1296(a). The books and records of the Company are sufficient to prove the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for federal income tax purposes of each asset of the Company.

           (f) The Company is not obligated to make any payments that would constitute an "excess parachute payment" as defined in Code section 280G. The Company is not a party to any tax sharing agreement or tax indemnification agreement.

     3.19  Employee Benefit Plans.
           ----------------------

           (a) The Disclosure Schedule contains a complete and correct list of all employee benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any employees of the Company or any ERISA Affiliate (as defined below) or to which the Company or any ERISA Affiliate has contributed or is or was within the last six years obligated to make payments. The Company has delivered to Envirogen, with respect to all benefit plans, arrangements, commitments or payroll practices required to be listed on the Disclosure Schedule, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; all the most recent summary plan descriptions and any subsequent summaries of material modifications and all other material employee communications discussing any employee benefit; Forms series 5500 as filed with the IRS for the most recent three plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation; all trust agreements with respect to employee benefit plans; plan contracts with service providers and plan contracts with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Code section 401(a). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

           (b) With respect to each Employee Benefit Plan required to be listed on the Disclosure Schedule: (i) each Employee Benefit Plan has been administered in compliance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other federal, foreign, state and other applicable laws, rules and regulations, as they relate to such plan (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Section 601 et seq. of ERISA); (ii) the Company and each ERISA
                        ------
Affiliate has made all contributions to all Employee Benefit Plans as required under the terms of such Plans; (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan; (iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or, to the knowledge of the Company and the Stockholders, threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Pension Benefit

Plans, which are defined benefit plans, are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan; (vi) each Employee Pension Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is, and has from its inception been so qualified, both in form and in operation, and any trust created pursuant to any such Employee Pension Benefit Plan is exempt from federal income tax under Section 501(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and
(vii) neither the Stockholders and the Company nor, to the knowledge of the Company and the Stockholders, any ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Pension Benefit Plan or the tax-exempt status of any related trust, or would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan.

           (c) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

           (d) With respect to each Employee Benefit Plan maintained by the Company or any ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Pension Benefit Plan, which is subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of
Section 303 of ERISA or Section 412 of the Code; (iii) there has been no event with respect to an Employee Pension Benefit Plan that would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

           (e) All reports and information required to be filed with the DOL, IRS and PBGC and with plan participants and their beneficiaries with respect to each Employee Benefit Plan required to be listed on the Disclosure Schedule have been filed and all annual reports (Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries. Any annual reports that are not yet due but are required to be filed with respect to a plan year that ended on or prior to the Closing Date shall be filed by the Company before the Closing Date.

           (f) Except as set forth on the Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the Disclosure Schedule have been administered in compliance with federal, state, and local law, including, but not limited to, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Family and Medical Leave Act, except where noncompliance would not have a Material Adverse Effect.

          (g) Except as set forth on the Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the Disclosure

Schedule and all other Employee Benefit Plans currently maintained by the Company or an ERISA Affiliate may, without liability, be amended, terminated or otherwise discontinued.

           (h) Any bonding required under ERISA with respect to any Employee Benefit Plan required to be listed on the Disclosure Schedule and any other Employee Benefit Plan currently maintained by the Company or an ERISA Affiliate has been obtained and is in full force and effect and no funds held by or under the control of the Company are plan assets.

           (i) Except as set forth on the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any retiree life and/or retiree health insurance plans that provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, other than as required by Section 601 et seq. of ERISA.
                                                  ------

           (j) Except as set forth on the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay, an excess parachute payment within the meaning of Section 280G of the Code, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or
(iii) result in any liability under Title IV of ERISA or otherwise.

     3.20  Labor Matters.
           -------------

           (a) No application for certification of a collective bargaining agent is pending and none of the employees of the Company are, or have ever been, represented by any union or other bargaining representative; there has not been, and there is not currently pending, any labor arbitration or proceeding in respect of the grievance of any employee, any application or complaint filed by any employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of the Company, any lockout of any such employees or any labor trouble or other labor-related controversy, occurrence or condition of a similar character; no agreement restricts the Company from relocating, closing or terminating any of its operations or facilities; and to the best knowledge of each Stockholder and the Company, no such agreement, action, proceeding or occurrence is threatened or contemplated by any person.

           (b) Except as described in the Disclosure Schedule, the Company has not been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule, or regulation establishing standards of workplace safety or paid any fines or penalties with respect to any such citation. Except as described in the Disclosure Schedule: (i) since January 1, 1994, there have been no inspections of any of the facilities of the Company by representatives of the Occupational Safety and Health Administration or any other government agency vested with authority to enforce any statute, ordinance, rule or regulation establishing standards of workplace safety; (ii) to the knowledge of the Company and the Stockholders, no representative of the Occupational Safety and Health Administration or any other such government agency has attempted to conduct any such inspection or sought entry to any of such facilities for that purpose; (iii) the Company has not been notified of any complaint or charge filed by any employee or any labor union or other employee representative with the Occupational Safety and Health Administration or any other such government agency that alleges that the Company has violated OSHA or any other statute, ordinance, rule or regulation establishing standards of workplace safety; (iv) the Company has not been notified that any employee, labor union or other employee representative has requested that the Occupational Safety and Health Administration or any other such government agency conduct an inspection of any facilities of the Company to determine whether violations of OSHA or any other such statute, ordinance, rule or regulation exists; and (v) the Company does not maintain any condition, process, practice or procedure at any of its facilities that violate OSHA or any other statute, ordinance, regulation or rule establishing standards or workplace safety where any such violation has or reasonably can be expected in the future to have a Material Adverse Effect.

     3.21  Directors, Officers and Employees.  The Disclosure Schedule sets
           ---------------------------------
forth the following information for each officer and employee of the Company and for each consultant and independent contractor regularly retained, whose aggregate compensation for the year ended December 31, 1995 exceeded $50,000 or whose current aggregate annual rate of compensation exceeds such amount (including each such person on leave or layoff status): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit plans and programs; and any automobile leased or owned by the Company primarily for use by any of the foregoing persons. Since the date of the Interim Balance Sheet, no employees of the Company have been reassigned or transferred to, or hired or employed by, any Stockholder or any affiliate of a Stockholder other than the Company. Except as described in the Disclosure Schedule, to the knowledge of each Stockholder and the Company, none of the employees or officers of the Company is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than the Company (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way limits or adversely affects the performance of his or her duties, the ability of the Company to conduct its businesses, or his or her freedom to engage in any of the businesses conducted by the Company. The Disclosure Schedule lists each written, and lists and describes the principal terms of each oral, employment, severance, change of control, consulting, commission, agency and representative agreement to which the Company is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount).

     3.22  Affiliate Agreements.  Except as described in the Disclosure
           --------------------
Schedule, there are no, and during the last three years there have not been any, agreements, arrangements or understandings between the Company, on the one hand, and any Stockholder or any member of the immediate family of such Stockholder, on the other. Except as described in the Disclosure Schedule, neither the Stockholders nor any present or former director, shareholder or officer of the Company nor any member of the immediate family of or any person or entity controlling or controlled by any of such persons has, or during the last three years has had: any interest in any material property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to the business of the Company; or any direct or indirect interest in any person or entity that has had business dealings or a financial interest in any transaction with the Company or that is in competition with any
business of the Company.   Except as described in the Disclosure Schedule, all
agreements between the Company and any person or entity described in the preceding sentence are terminable by the Company, upon less than ten days notice, without payment of penalty or premium of any kind. No Stockholder has any claim or right against the Company except as described in the Disclosure Schedule.

     3.23  Environmental Matters.
           ---------------------

           (a)  Except as described in the Disclosure Schedule:

                (i) The Company, including all of its businesses and operations, are and always have been operated in compliance with all Environmental Laws (as defined below), except where noncompliance would not have a Material Adverse Effect of $100,000 or more;

                (ii) During the Company's period of ownership or tenancy of any real property that is now owned or leased to or by the Company ("Current Real Property") and, to the knowledge of the Company and the Stockholders without investigation or inquiry, prior to the Company's period of ownership or tenancy of any Current Real Property, there are no conditions on, about, beneath or arising from any Current Real Property that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) that would or may require any "Response," "Removal" or "Remedial Action" (as those terms are defined below) or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                (iii) During the Company's period of ownership or tenancy of any real property that was, but is no longer, owned or leased to or by the Company ("Former Real Property") and, to the knowledge of the Company and the Stockholders without investigation or inquiry, prior to and after the Company's period of ownership or tenancy of any Former Real Property, there were no conditions on, about, beneath or arising from any Former Real Property, during the period of such ownership, use or lease, that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) that would or may require any "Response," "Removal" or "Remedial Action" or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                (iv) The Company has not received any notification of a release or threat of a release of a "Hazardous Substance" (as defined below) with respect to any Current Real Property or Former Real Property;

                (v) During the Company's period of ownership or tenancy of any Current Real Property and, to the knowledge of the Company and the Stockholders without investigation or inquiry, prior to the Company's period of ownership or tenancy of any Current Real Property, no Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or, to the knowledge of the Company and each Stockholder, any third party, on, about or beneath any Current Real Property in violation of any applicable Environmental Law;

                (vi) During the Company's period of ownership or tenancy of any Former Real Property and, to the knowledge of the Company and the Stockholders without investigation or inquiry, prior to and after the Company's period of ownership or tenancy of any Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or any third party, on, about or beneath the Former Real Property in violation of any applicable Environmental Law;

                (vii) There are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with polychlorinated biphenyls on, about or beneath the Current Real Property.
During the Company's period of ownership or tenancy of any Former Real Property and, to the knowledge of the Company and the Stockholders without investigation or inquiry, prior to and after the Company's period of ownership or tenancy of any Former Real Property, there were no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with polychlorinated biphenyls on, about or beneath the Former Real Property;

                (viii) The Company has not received notice and does not have actual or constructive knowledge of:

                       (A) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened against the Company, the Current Real Property or Former Real Property pursuant to any of the Environmental Laws;

                       (B) any claim, demand notice, suit or action, made or threatened by any person against the Company, the Current Real Property or the Former Real Property relating to (i) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Current Real Property or Former Real Property or
(ii) any alleged violation of the Environmental Laws by the Company; or

                       (C) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Current Real Property or Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule;

                (ix) No wastes generated by the Company have ever been directly or indirectly sent, transferred, transported to, treated, stored, or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to "CERCLA" (as defined below) or to any site listed on any state list of sites required or recommended for investigation or clean-up. None of the Current Real Property or Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up; and

                (x) To the knowledge of the Company and the Stockholders there is no proposed change in any Environmental Law that could have a Material Adverse Effect.

           (b)  As used in this Agreement:

                (i) the term "Environmental Laws" means all Laws presently or heretofore in effect concerning or relating to industrial hygiene or protection of human health or the environment;

                (ii) the terms "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. (S)(S) 9601(23)-9601(25) and other comparable Laws as presently or heretofore in effect; and

                (iii) The term "Hazardous Substances" or "Hazardous Substance" shall mean any substance presently or heretofore regulated under any of the Environmental Laws including, without limitation, any substance that is (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. (S)(S)1317, 1321,
Section 101(14) of CERCLA, 42 U.S.C. (S)9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. (S)172.101; or
(D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recover Act, 42 U.S.C. 6903(5).

     3.24  Absence of Certain Changes and Events.
           -------------------------------------

           (a) Except as described in the Disclosure Schedule, since the date of the Interim Balance Sheet, the Company has conducted its business only in the usual and ordinary course consistent with past practice and there has not been any:

                (i) declaration or payment of any dividend or other distribution or payment in respect of the shares of capital stock of the Company, or any repurchase or redemption of any such shares of capital stock;

                (ii) payment by the Company of any bonus, or increase of any salary or other compensation payable to any director or officer, payment by the Company of any bonus or increase of any salary or other compensation payable to any non-officer employee other than ordinary merit bonuses and merit salary increases consistent with past practices, nor has the Company entered into any employment, severance or similar agreement with any director, officer or employee other than employment at will arrangements;

                (iii) adoption of or change in any plan or policy that is required to be disclosed pursuant to Section 3.20;

                (iv) damage, destruction or loss to any material asset or property of the Company, whether or not covered by insurance (including, without limitation, any extraordinary loss as defined in Opinion Number 30 of the Accounting Principles Board of The American Institute of Certified Public Accountants);

                (v) entry into, amendment, termination or receipt of notice of termination of any agreement that is required to be disclosed in the Disclosure Schedule hereto, other than in the ordinary course of business consistent with past practices;

                (vi) sale, assignment, conveyance, lease, or other disposition of any material asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or material property of the Company;

                (vii) incurrence or repayment of any liability or obligation (whether absolute or contingent) to any affiliated person, or incurrence or repayment of any liability or obligation to any other person other than current liabilities incurred and obligations under agreements entered into in the ordinary course of business consistent with past practice, or any discharge or satisfaction of any lien, claim or encumbrance other than in the ordinary course of business consistent with past practice;

                (viii) write-down or write-off of the value of any asset, except for write-downs and write-offs of accounts receivable in the ordinary course of business consistent with past practice or any cancellation or waiver of any other material claims or rights;

                (ix) change in the business or operations of the Company or in the manner of conducting the same or entry by the Company into any transaction, other than in the ordinary course of business consistent with past practice;

                (x) change in the accounting methods, principles or practices followed by the Company, except as required by GAAP, or any change in any of assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve; or

                (xi) agreement, whether or not in writing, to do any of the foregoing by the Company.

           (b) Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of the Company or, to the knowledge of the Company and each Stockholder, any event, condition or contingency that is likely to result in such a material adverse change.

     3.25  Books and Records.
           -----------------

           (a) The copies of the articles of incorporation of the Company, as certified by the Wisconsin Department of Financial Institutions, and of its bylaws, as certified by the secretary or assistant secretary of the Company, which have been delivered to Envirogen, are true, complete and correct and are in full force and effect as of the date hereof.

           (b) The stock records of the Company fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock. The minute books of the Company contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of the Company and no meetings of such shareholders or of such board of directors or committee have been held for which minutes have not been prepared and are not contained in such minute books. The other books and records of the Company, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to Envirogen.

     3.26  Brokers.  Except as disclosed on the Disclosure Schedule, no person
           -------
acting on behalf of any Stockholder or the Company or under the authority of either of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

     3.27  Full Disclosure.
           ---------------

           (a) All documents and other papers delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement are accurate and complete and are authentic. No representation or warranty of the Company or any Stockholder contained in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

           (b) Except as described in this Agreement or the Schedules hereto, there is no fact known to any Stockholder or the Company (other than general economic or industry conditions) that materially adversely affects or, so far as the Company and each Stockholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Company or the ability of the Stockholders or the Company to perform this Agreement.

             SECTION 4. REPRESENTATIONS AND WARRANTIES OF ENVIROGEN

           Envirogen hereby represents and warrants to the Stockholders and the Company as follows:

     4.01  Organization and Good Standing.  Envirogen is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets that it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound. Envirogen is duly qualified to do business as a foreign corporation and is good standing under the laws of each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

     4.02  Power and Authorization.  Envirogen has full legal right, power and
           -----------------------
authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Envirogen Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Envirogen of this Agreement and the Envirogen Transaction Documents have been duly authorized by the Board of Directors of Envirogen. This Agreement has been duly and validly executed and delivered by Envirogen. This Agreement is, and when executed and delivered by Envirogen at the Closing each of the Envirogen Transaction Documents to which Envirogen is a party shall constitute, the legal, valid and binding obligation of Envirogen, enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

     4.03  No Conflicts.
           ------------

           (a) The execution, delivery and performance of this Agreement and the Envirogen Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                (i) violate or conflict with any provision of the certificate of incorporation or bylaws, each as amended, of Envirogen or of any Law binding upon Envirogen;

                (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Envirogen is a party; or

                (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as set forth on Schedule 2.5 to the Securities Purchase Agreement (as defined in Section 5.01 hereof).

           (b) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Envirogen, threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon the ability of Envirogen to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Envirogen has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

     4.04  Brokers.  No person acting on behalf of Envirogen or any of its
           -------
affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, other than Allen & Company Incorporated, whose fees and expenses shall be the sole responsibility of Envirogen.

     4.05  Capital Stock.
           -------------

           (a) On the date hereof, the authorized capital stock of Envirogen consists of 22,000,000 shares, including 20,000,000 shares of Envirogen Common Stock, and 2,000,000 shares of preferred stock, par value $.01 per share, of which 12,872,440 shares of Envirogen Common Stock and no shares of Envirogen's preferred stock are issued and outstanding, 1,531,335 shares of Envirogen Common Stock are reserved for issuance pursuant to outstanding stock options, and 1,608,024 shares of Envirogen Common Stock are reserved for issuance pursuant to outstanding warrants. Except for the foregoing, as of the date of this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including without limitation voting agreements or arrangements known to Envirogen) relating to the issued or unissued capital stock of Envirogen or obligating Envirogen to issue or sell any shares of capital stock of, or other equity interests in, Envirogen.

           (b) All shares of Envirogen Common Stock to be issued and delivered in the Merger will be, at the time of issuance and delivery in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable by Envirogen and will not be issued in violation of the preemptive rights of any Envirogen stockholder.

     4.06  Envirogen Reports.  Envirogen has delivered to the Stockholders and
           -----------------
the Company copies of Envirogen's (a) Proxy Statement dated April 10, 1996, (b) Annual Report on Form 10-K for 1995 containing audited financial statements for 1995, as amended by its Form 10-K/A dated April 17, 1996, (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996,
(d) Form 10-C dated May 31, 1996, (e) Registration Statement on Form S-3 (Registration No. 333-12883) effective October 3, 1996 and (f) Current Reports on Form 8-K dated January 5, 1996, February 23, 1996 (as amended by its Form 8-K/A dated April 22, 1996) and June 27, 1996, all of which have been filed by Envirogen with the Securities and Exchange Commission (the "Envirogen Reports"). The audited consolidated financial statements and unaudited interim financial statements of Envirogen included in such reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the financial position of Envirogen and its consolidated subsidiary as at the dates thereof and for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The Envirogen Reports do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.07  Information Included in Proxy Statement.  The information to be
           ---------------------------------------
included or incorporated in the Proxy Statement (as defined in Section 5.02 hereof), other than information provided by the Company or the Stockholders for the express purpose of including the same in the Proxy Statement, shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Envirogen, or at any time thereafter up to and including the time of the Envirogen Stockholder Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Envirogen Stockholder Meeting which has become false or misleading. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Notwithstanding the foregoing, Envirogen makes no representation or warranty with respect to any information about, or supplied or omitted by, the Company or any Stockholder which is contained in the Proxy Statement.

     4.08  Opinion of Financial Advisor.  Envirogen has received the written
           ----------------------------
opinion of its financial advisor, Allen & Company Incorporated, stating that the terms of the Merger and the Securities Purchase Agreement are fair to the stockholders of Envirogen from a financial point of view.

     4.09  Vote Required.  The affirmative vote of the holders of a majority of
           -------------
the outstanding shares of Envirogen Common Stock and entitled to vote at the Envirogen Stockholder Meeting in which a quorum is present is necessary to approve this Agreement and the transactions contemplated hereby and the amendment to Envirogen's Certificate of Incorporation to increase the number of authorized shares of Envirogen Common Stock from 20,000,000 to 50,000,000, and the affirmative vote of the holders of a majority of the outstanding shares of Envirogen Common Stock present, in person or by proxy, and entitled to vote at the Envirogen Stockholder Meeting in which a quorum is present is necessary to approve the Securities Purchase Agreement and the transactions contemplated thereby and the amendment to Envirogen's Option Plan (as defined in Section 5.14 hereof) to, among other things, increase the number of shares of Envirogen Common Stock reserved for issuance upon the exercise of options granted under such plan from 2,000,000 to 3,000,000.

     4.10  Securities Purchase Agreement.  All representations and warranties of
           -----------------------------
Envirogen contained in the Securities Purchase Agreement (as defined in Section
5.01 below) and the Schedules thereto are true and correct in all material respects. The Securities Purchase Agreement and the agreements attached as Exhibits thereto constitute the entire understanding and agreement of Envirogen and Warburg, Pincus Ventures, L.P. with respect to the subject matter thereof, and there are no side letters or other agreements, whether written or oral, that modify or supplement the provisions of the Securities Purchase Agreement, or that relate in any way to the subject matter of the Securities Purchase Agreement.

                     SECTION 5.  AGREEMENTS AND COVENANTS

     5.01  Special Stockholders Meeting.  Envirogen shall duly call, give notice
           ----------------------------
 of, convene and hold a special stockholders meeting (the "Envirogen Stockholder Meeting") to approve, among other things, (i) this Agreement and the transactions contemplated hereby, (ii) the Securities Purchase Agreement dated the date hereof between Envirogen and Warburg, Pincus Ventures, L.P. (the "Securities Purchase Agreement") and the transactions contemplated thereby,
(iii) the amendment to Envirogen's Certificate of Incorporation to increase the number of authorized shares of Envirogen Common Stock from 20,000,000 to 50,000,000 and (iv) an amendment to Envirogen's Option Plan (as defined in Section 5.14 hereof) to, among other things, increase the number of shares of Envirogen Common Stock reserved for issuance upon the exercise of options granted under such plan from 2,000,000 to 3,000,000. The Board of Directors of Envirogen will recommend to its stockholders approval of such matters, and Envirogen shall take all such actions to obtain such approvals as promptly as practicable, including without limitation the solicitation of proxies.

     5.02  Proxy Statement.  Envirogen shall prepare as promptly as practicable,
           ---------------
with the cooperation of the Company and the Stockholders, a proxy statement (the "Proxy Statement") in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of soliciting the approval of the stockholders of Envirogen of, among other things, (i) this Agreement and the transactions contemplated hereby, (ii) the Securities Purchase Agreement and the transactions contemplated thereby (iii) the amendment to Envirogen's Certificate of Incorporation to increase the number of authorized shares of Envirogen Common Stock from 20,000,000 to 50,000,000, and (iv) an amendment to Envirogen's Option Plan (as defined in Section 5.14 hereof) to, among other things, increase the number of shares of Envirogen Common Stock reserved for issuance upon the exercise of options granted under such plan from 2,000,000 to 3,000,000. The Company and each Stockholder agree to provide promptly to Envirogen for inclusion in the Proxy Statement, or any amendments or supplements thereto, such information concerning its business and financial statements and affairs as, in the reasonable judgment of Envirogen or its counsel, may be required by applicable law or the rules and regulations of the Securities and Exchange Commission (including without limitation audited financial statements of the Company) and unaudited interim financial statements of the Company and to cause its counsel and auditors to cooperate with Envirogen's counsel and auditors in the preparation of the Proxy Statement. The Company and the Stockholders agree that the information to be included in the Proxy Statement with respect to the Company and its business and the Stockholders shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Envirogen, or at any time thereafter up to and including the time of the Envirogen Stockholder Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Envirogen Stockholder Meeting which has become false or misleading. The Company and the Stockholders will promptly advise Envirogen in writing if at any time prior to the Effective Time of the Merger the Company or any Stockholder shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     5.03  Further Action; Reasonable Best Efforts.  Upon the terms and subject
           ---------------------------------------
to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation (i) cooperation in the preparation and filing of the Proxy Statement and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. In case any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall use their reasonable best efforts to take all such necessary action.

     5.04  Access to Information; Confidentiality.  From the date of this
           --------------------------------------
Agreement to the Closing Date, each party will give to the other party (and to Warburg, Pincus Ventures, L.P.) and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to its business as the other party may reasonably request. Neither party will use such information for purposes other than in connection with the Merger and each party will otherwise hold such information in confidence until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason will promptly return, destroy or cause to be returned or destroyed, to the other party all nonpublic documents obtained from the other party, and any copies made of such documents.

     5.05  Public Announcements.  Except as and to the extent required by law in
           --------------------
the opinion of their respective counsel, as the case may be, without the prior written consent of the other party, neither the Company, any Stockholder nor Envirogen will, and each will direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of any of the terms, conditions or other aspects of, the transactions contemplated hereby. In the event any party determines that it is required by law to make any such public comment, statement or communication, such party shall advise the other parties of that fact as soon as reasonably practicable so that, to the extent feasible and desired by the other parties, such public comment, statement or other communication can be made jointly by the parties.

     5.06  No Solicitation.   The Company and each Stockholder shall not, and
           ---------------
the Company shall cause its officers, employees, representatives and agents not to, directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any person (other than Envirogen, Warburg, Pincus Ventures, L.P. and their respective representatives in connection with the transactions contemplated by this Agreement) concerning any sale of assets (other than in the ordinary course of its business consistent with past practice) or shares of capital stock of the Company or any merger, consolidation, recapitalization, liquidation or similar transaction involving the Company (collectively, a "Company Acquisition Transaction"). The Company and each Stockholder agrees that it or he will promptly communicate to Envirogen the terms of any inquiry or proposal that it or he may receive in respect of a Company Acquisition Transaction, to the extent he or it can do so without breaching any confidentiality provision contained in such proposal. Subject to any such confidentiality provision, any notification under this Section 5.06 shall include the identity of the person making such proposal, the terms of such proposal and any other information with respect thereto as Envirogen may reasonably request.

     5.07  Notification of Certain Matters.
           -------------------------------

           (a)  Certain Events.  The Company and the Stockholders shall give
                --------------
prompt notice to Envirogen, and Envirogen shall give prompt notice to the Company and the Stockholders, of (i) the occurrence, or failure to occur, of any event that such party believes would likely cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) any material failure of the Company, any Stockholder or Envirogen, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company, any Stockholder or Envirogen, as the case may be, or any of the transactions contemplated by this Agreement.

           (b)  Other Acquisitions.  Envirogen promptly shall notify the Company
                ------------------
and the Stockholders of any proposal it makes or receives that constitutes, or may reasonably be expected to lead to, any Envirogen Acquisition Transaction (as such term is defined below), or in the event Envirogen retains an investment banker or other financial adviser for the purpose of initiating, soliciting or encouraging an Envirogen Acquisition Transaction. Any such notice shall provide relevant details relating to such proposal. For purposes of this Agreement, "Envirogen Acquisition Transaction" shall mean any of the following involving Envirogen and/or its affiliates, other than the transactions contemplated by this Agreement and those contemplated by the Securities Purchase Agreement: (i) any merger, consolidation, share exchange, business combination or other similar transaction in which Envirogen is not the surviving corporation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Envirogen in a single transaction or series of transactions; (iii) any issuance and sale of 25% or more of shares of capital stock of Envirogen (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock of Envirogen); (iv) any tender offer or exchange offer for 25% or more of outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (v) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of capital stock of Envirogen.

           (c)  Update of Disclosure Schedule.  In the event the Company or any
                -----------------------------
Stockholder discovers any matter which would cause any of the representations and warranties made herein by the Company or any Stockholder to become inaccurate or untrue, or in the event any developments should occur between the date of this Agreement and the Closing Date which cause any representation or warranty made by the Company or any Stockholder herein to become inaccurate or untrue, then the Company and the Stockholders shall supplement the Disclosure Schedule to disclose such discovery or development, and shall notify Envirogen of the proposed change to the Disclosure Schedule in accordance with the notice provisions of Section 10.03 of this Agreement. If requested by Envirogen in writing within ten days of notice of the proposed change to the Disclosure Schedule, the Company and the Stockholders shall meet and discuss any such proposed change to the Disclosure Schedule with representatives of Envirogen. If the parties cannot resolve any differences regarding the proposed change to the Disclosure Schedule within a reasonable period of time (not to exceed 15 days), and the discovery or development described in the Company's and the Stockholders' notice would, or could reasonably be expected to, result in a Material Adverse Effect, individually or together with any other such discoveries and developments brought to the attention of Envirogen pursuant to this subsection (c) after the date of this Agreement, then Envirogen shall have the right, upon notice to the Company and the Stockholders, to terminate this Agreement pursuant to Section 9.01(b) hereof. If Envirogen does not make a request to meet with the Company and the Stockholders within ten days of Envirogen's receipt of their notice of a proposed change to the Disclosure Schedule, then the discovery or development described in such notice shall be deemed to be incorporated into and to become a part of the Disclosure Schedule as of the date hereof and this Agreement shall continue in full force and effect.

           (d)  Update of Envirogen Representations.  In the event Envirogen
                -----------------------------------
discovers any matter which would cause any of the representations and warranties made herein by Envirogen to become inaccurate or untrue, or in the event any developments should occur between the date of this Agreement and the Closing Date which cause any representation or warranty made by Envirogen herein to become inaccurate or untrue, then Envirogen shall notify the Company and the Stockholders of such discovery or development, and the corresponding proposed amendment or supplement to the Envirogen representation and warranty, in accordance with the notice provisions of Section 10.03 of this Agreement. If requested by the Company and the Stockholders in writing within ten days of notice of the proposed change to the Envirogen representation and warranty, Envirogen shall meet and discuss any such proposed change to the Envirogen representation and warranty with representatives of the Company and the Stockholders. If the parties cannot resolve any differences regarding the proposed change to the Envirogen representation and warranty within a reasonable period of time (not to exceed 15 days), and the discovery or development described in Envirogen's notice would, or could reasonably be expected to, result in a Material Adverse Effect, individually or together with any other such discoveries and developments brought to the attention of the Company and the Stockholders pursuant to this subsection (d) after the date of this Agreement, then the Company shall have the right, upon notice to Envirogen, to terminate this Agreement pursuant to Section 9.01(c) hereof. If the Company and the Stockholders do not make a request to meet with

Envirogen within ten days of their receipt of Envirogen's notice of a proposed change to the Envirogen representation and warranty, then the discovery or development described in such notice shall be deemed to be incorporated into and to become a part of the Envirogen representation and warranty as of the date hereof and this Agreement shall continue in full force and effect.

     5.08  Conduct of the Company's Business.  From the date hereof to the
           ---------------------------------
Effective Time, except with the prior written consent of Envirogen, the Company will (and the Stockholders will use their best efforts to cause the Company to):

           (a) carry on its business in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, and others having business dealings with it to the end that its goodwill and going business shall be unimpaired at the Effective Time;

           (b) to pay and discharge all of its debts, liabilities and obligations as they become due;

           (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

           (d) perform all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business;

           (e) maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

           (f) maintain its books of account and records in the usual, regular and ordinary manner and to use best efforts to maintain in full force and effect all Permits;

           (g) comply with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business;

           (h) promptly advise Envirogen in writing of any material adverse change in its financial condition, operations, assets, prospects or business;

           (i) maintain the Company's S corporation status for federal and state income tax purposes;

           (j) not enter into, assume or amend in any material respect any agreement, contract, purchase order or commitment of the character described in
Section 3.13, except in the ordinary course of business consistent with past practice;

           (k) not take, or permit to be taken, any action that is represented and warranted in Section 3.24 not to have been taken since the date of the Interim Balance Sheet (with the exception of (A) that described in Subsection 3.24(a)(iv) and (B) the payment and distributions to the Stockholders and (C) the incurrence of Company Debt or Permitted Debt, or both, as described in
Section 5.08(m) below);

           (l) not increase salaries or other compensation of its officers or directors or any other employee other than normal year-end merit increases for non-officer employees made in the ordinary course of the Company's business consistent with past practice;

           (m) not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money other than (i) Company Debt, (ii) indebtedness for borrowed money in the ordinary course of business under agreements existing on the date hereof and identified on the Disclosure Schedule pursuant to Section 3.13 and (iii) Permitted Debt to the extent the terms thereof are not inconsistent with the terms of the Company's indebtedness for borrowed money outstanding on the date hereof and do not provide for any premium or other penalty upon payment prior to maturity thereof;

           (n) not make any change in the Company's authorized or issued capital stock; grant any stock option or other right to purchase shares of the Company's capital stock or other securities; issue or make any commitment to issue any security by the Company, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities;

           (o) not amend the certificate or articles of incorporation or bylaws (or equivalent governing documents) of the Company;

           (p) not enter any contract with any Stockholder or any affiliate of any Stockholder; and

           (q) not enter into any agreement or understanding to do or engage in any of the foregoing actions described in paragraphs (j) through (p).

     5.09  Conduct of Envirogen's Business.  From the date hereof to the
           -------------------------------
Effective Time, except with the prior written consent of all of the Stockholders, Envirogen will, and will cause its affiliates to:

           (a) carry on their businesses in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, contractors, and others having business dealings with them to the end that their goodwill and going business shall be materially unimpaired at the Effective Time;

           (b) pay and discharge all of their debts, liabilities and obligations as they become due;

           (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by them;

           (d) perform all of their obligations under agreements, contracts and instruments relating to or affecting their properties, assets and business;

           (e) maintain their facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear accepted;

           (f) maintain their books of account and records in the usual, regular and ordinary manner and to use their best efforts to maintain in full force and effect all licenses, permits and other authorizations issued to them with respect to their assets or businesses by any government or regulatory or administrative agency;

           (g) comply with all statues, laws, ordinances, rules and regulations applicable to them and to the conduct of their businesses;

           (h) promptly advise the Stockholders in writing of any material adverse change in the financial condition, operations, assets, prospects or business of Envirogen and its affiliates, taken as a whole;

           (i) except as expressly provided in Section 1.02, not make any change in Envirogen's authorized capital stock or purchase, redeem retire or make any other acquisition of any shares of Envirogen's capital stock or other securities;

           (j) except as expressly provided in Section 1.02, not take any action to amend Envirogen's Certificate of Incorporation or Bylaws;

           (k) not take any action to amend or otherwise modify the Securities Purchase Agreement; or

           (l) not enter into any agreement or understanding to do or engage in any of the foregoing actions described in paragraphs (i) through (k).

     5.10  Sale of Shares of the Company.  From the date hereto to the
           -----------------------------
Effective Time, except with the prior written consent of Envirogen, each Stockholder will not sell, assign, transfer, or otherwise encumber any of his shares of Company Common Stock, or any rights of such Stockholder in such shares.

     5.11  Retirement of Certain Loans.  Prior to the Merger, all loans by the
           ---------------------------
Company to any Stockholder or any other company or other person controlled by or affiliated with such Stockholder shall be paid in full, and all loans to the Company from any Stockholder or any other company or other person controlled by or affiliated with such Stockholder shall be repaid.

     5.12  Financial Information.
           ---------------------

           (a) Until the Closing, the Company shall provide Envirogen, as soon as practicable and in any event no later than the 30th day after the end of each month, with an unaudited balance sheet and income statement of the Company as of and for the month then ended, prepared on the same basis as the interim financial statements referred to in Section 3.08, and certified as such by the President of the Company.

           (b) The Company shall provide Envirogen as soon as practicable and in any event not later than February 15, 1997, the balance sheet of the Company as at December 31, 1996 (including the notes thereto), and the related statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with an "unqualified opinion" thereon of Vrakas, Blum & Co., S.C., independent public accountants.

           (c) Until the Closing, Envirogen shall provide to the Company, at the same time and to the same extent such information is provided to Envirogen's executive officers, an unaudited consolidated balance sheet and income statement of Envirogen as of and for the month ended, prepared on the same basis as the interim financial statements included in the Envirogen Reports described in
Section 4.06 of this Agreement, certified as such by the Controller of Envirogen.

     5.13  Adoption by Stockholders.  The Stockholders, constituting the
           ------------------------
holders of all of the issued and outstanding capital stock of the Company, by executing this Agreement, consent to the adoption of this Agreement by the Company and agree that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the shareholders of the Company held for this purpose. Each Stockholder acknowledges receipt of a notice of his rights to dissent from the Merger under the WBCL and to demand an appraisal of his shares and shall provide Envirogen with a copy of such notice prior to the Closing Date. The Company and each Stockholder waives any rights it or he may have under the Stock Purchase Agreement dated June 6, 1990 among the Stockholders and the Company with respect to this Agreement and the transactions contemplated hereby, and agrees that as of the Closing Date such Stock Purchase Agreement shall be terminated and be of no further force or effect.

     5.14  Stock Options.  Following the Effective Time, Envirogen shall make
           -------------
available to certain employees of the Company that remain with the Surviving Corporation after the Merger options to purchase an aggregate of 600,000 shares of Envirogen Common Stock under the Envirogen, Inc. 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "Option Plan") at an exercise price per share equal to the closing price of Envirogen's Common Stock on the Closing Date. The identity of such employees, the number of shares subject to such options, the exercise price, whether such options will be incentive or non-qualified options, the vesting schedule for such options (which will not be longer than 20% per year over a five-year vesting period) and the other terms and conditions thereof shall be mutually agreed to by the Company and Envirogen prior to Closing.

     5.15  Costs and Expenses.  Except as otherwise provided herein, the
           ------------------
Stockholders and Envirogen shall each pay their own fees and expenses and those of their respective agents and advisors incurred in connection with the transactions contemplated by this Agreement (including, without limitation, all legal and accounting fees (collectively, "Transaction Costs")), it being agreed that the proposed acquisition of the Company contemplated by this Agreement is not in the ordinary course of the Company's business and that none of the Transaction Costs incurred in connection with the transactions contemplated hereby shall be borne by the Company. Notwithstanding the foregoing, (a) if the transactions contemplated by this Agreement are consummated, Envirogen shall pay up to a maximum of $350,000 in the aggregate of the reasonable Transaction Costs (other than the fees and expenses of any brokers or finders required to be set forth on the Disclosure Schedule pursuant to Section 3.26 hereof) incurred by the Stockholders, upon submission to Envirogen of reasonably detailed invoices and such other information related thereto as Envirogen may reasonably request, and (b) if this Agreement is terminated by the Company pursuant to Section 9.01(d) hereof on account of the failure to fulfill the condition set forth in Section 6.03(f) herein, then Envirogen (or any successor to Envirogen) shall pay up to a maximum of $350,000 in the aggregate of all reasonable Transaction Costs incurred by the Stockholders upon submission to Envirogen (or such successor) of reasonably detailed invoices and such other information related thereto as Envirogen (or its successor) may reasonably request. It is agreed and acknowledged that all fees and expenses of Coopers & Lybrand LLP incurred in connection with the transactions described in this Agreement (including the audit of any financial statements of the Company) are fees and expenses incurred by Envirogen and are not Transaction Costs of the Stockholders.

     5.16  Covenant Not-to-Compete.
           -----------------------

           (a) Except as otherwise permitted in this Section 5.16(a), for a period of five (5) years from and after the Closing Date, no Stockholder shall, directly or indirectly, operate, manage, own, control, provide consulting services to, or in any way be connected with or be concerned with or be interested in any person, entity or business (other than Envirogen or its affiliates) that (i) does research with respect to, designs, develops, produces or manufactures any products which are the same as or substantially similar to or are intended for uses similar to those with respect to which Envirogen or any affiliate designs, develops, produces or manufactures; or (ii) furnishes services similar to those furnished by Envirogen or any affiliate. The provisions of this paragraph, however, shall not prohibit any Stockholder from investing in the securities of any such business or enterprise which are traded publicly and constitute less than one percent (1%) of the particular class of such business's or enterprises's securities outstanding from time to time.

           (b) From and after the Closing Date, no Stockholder shall disclose directly or indirectly to any person outside of the employ of the Surviving Corporation, without the express authorization of the Surviving Corporation, any customer lists, pricing strategies, customer and employee files and records, any proprietary data or trade secrets of the Surviving Corporation, or any financial or other information about the Surviving Corporation not in the public domain.

           (c) For a period of five (5) years from and after the Closing Date, no Stockholder shall engage or participate in any effort or act to induce any of the customers, suppliers, associates, employees or independent contractors of the Surviving Corporation to take any action or to refrain from taking any such action or inaction which might be disadvantageous to the Surviving Corporation, including, but not limited to, the solicitation of the Surviving Corporation's customers, suppliers, associates, employees or independent contractors to cease doing business, or their association or employment, with the Surviving Corporation.

           (d) Each Stockholder expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 5.16, and that the Surviving Corporation, in addition to all other remedies under this Agreement, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

           (e) The invalidity or unenforceability of any provision or provisions of this Section 5.16 shall not affect the validity or enforceability of any other provision of this Section 5.16, which shall remain in full force and effect, and in the event that any provision of this Section 5.16 shall be determined to be invalid or unenforceable for any reason, such provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

     5.17  Voting Agreement of Allen & Company Incorporated.  Contemporaneously
           ------------------------------------------------
with the execution and delivery of this Agreement, Allen & Company Incorporated shall deliver to the Company a duly executed voting agreement in the form attached hereto as Exhibit 5.17.

     5.18  Repayment of Company Debt.  Contemporaneously with the Closing, the
           -------------------------
Company shall repay in full all of the then outstanding Company Debt, without the payment of any prepayment premium or other similar penalty, and each Stockholder shall receive at the Closing, in form and substance reasonably satisfactory to such Stockholder, a copy of a satisfaction statement from each lender of the Company Debt and a release from each lender of any and all personal guarantees from the Stockholders held with respect to any Company Debt and any Permitted Debt.

     5.19  Envirogen Board Nominee.  For so long as the Stockholders
           -----------------------
beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), in the aggregate, at least 7.5% of the issued and outstanding shares of the Envirogen Common Stock, Envirogen will nominate and use its best efforts to elect and cause to remain as a director on Envirogen's Board of Directors one individual as such Stockholders as a group may designate (provided that no Stockholder shall have a vote on such matter if such Stockholder does not then own shares of Envirogen Common Stock). Such designee shall be William C. Smith, provided that Mr. Smith is willing and able to serve in such position. Any vacancy created by Mr. Smith's unwillingness or inability to act or by his death, disability, retirement, resignation or removal shall be filled by the majority vote of the number of shares of Envirogen Common Stock owned by the Stockholders on the date of such vote.

     5.20  Indemnification of the Company's Directors and Officers.  For a
           -------------------------------------------------------
period of at least six (6) years after the Effective Time, Envirogen will indemnify the directors and officers of the Company and its affiliates who serve as such immediately prior to the Effective Time to the same extent as such persons presently are indemnified by the Company pursuant to the Company's Articles of Incorporation or Bylaws or the provisions of the WBCL (as in effect at the Effective

Time and notwithstanding any subsequent change to the WBCL) with respect to matters which arose prior to the Effective Time.

     5.21  Post-Closing Operation of the Company.  Envirogen agrees that, at
           -------------------------------------
least through December 31, 1998, it will maintain and operate the assets, operations and business of the Company as a separate operating division of Envirogen (the "Division"). In this regard, separate books and records, including budgets, expenses, revenues, operating profits and the like, will be maintained with respect to the Division's operations; provided, that there shall be no corporate charges by Envirogen to the Division except for actual service provided by Envirogen to the Division and then only at the actual cost of such services.

     5.22  Continuation of PAC Plans. Envirogen agrees that, at least through
           -------------------------
December 31, 1998, it will retain the Company's PAC Plans (as defined below) and will award bonuses to employees of the Division during that period and will pay out all such bonuses awarded at the times and otherwise in accordance with the provisions of the PAC Plans based on the financial results of the Division. For purposes of this Agreement, the term "PAC Plans" shall mean (a) the Company's Provisional Additional Compensation Plan for Employees, (b) the Company's bonus plan for the employees of its Engineering Solutions division, (c) the Company's bonus agreement with the Director of its Air Sciences and Engineering Group and
(d) the Company's bonus agreements with the two directors of its Remediation Services Group, in each case as in effect on the date hereof.

     5.23  Insurance Matters.  Prior to the Closing, Envirogen shall make
           -----------------
arrangements with insurers so that, as of the Effective Time, the assets, business, operations and personnel of the Company will be covered under a Commercial General Liability Insurance Policy and a Combined Professional and Contractors Pollution Liability Policy for the period after the Effective Time. Such coverage shall insure the assets, business, operations and personnel of the Company against losses associated with any claims made after the Effective Time, whether relating to the conduct of the Company's business prior to the Effective Time or after the Effective Time, and shall be subject to such terms and conditions as may be mutually agreed to by the Company and Envirogen prior to the Closing. Prior to the Closing, the Company shall file with its insurer all necessary incident reports, if any, and will deliver copies of such reports to Envirogen. At or prior to the Closing, Envirogen shall deliver to the Stockholders certificates of such insurance, endorsements or other evidence of such insurance coverage.

                            SECTION 6. CONDITIONS

     6.01  Conditions Precedent to the Obligations of All Parties.
           ------------------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of Envirogen, the Company and the Stockholders to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

           (a) this Agreement and the transactions contemplated hereby (including without limitation the amendment to Envirogen's Certificate of Incorporation to increase the number of authorized shares of Envirogen Common Stock from 20,000,000 to 50,000,000 and the amendment to Envirogen's Option Plan to, among other things, increase the number of shares of Envirogen Common Stock reserved for issuance upon exercise of options granted under such plan from 2,000,000 to 3,000,000) shall have been approved by the affirmative vote of the stockholders of Envirogen by the requisite vote in accordance with Envirogen's certificate of incorporation, as amended, and the DGCL;

           (b) the Securities Purchase Agreement shall have been approved by the affirmative vote of the stockholders of Envirogen by the requisite vote in accordance with Envirogen's certificate of incorporation, as amended, and the DGCL, and the transactions contemplated thereby shall have been consummated;

           (c) all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained;

           (d) no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect that prohibits the consummation of the Merger or imposes material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of the Company's assets or business;

           (e) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States that challenges the consummation of the Merger or seeks to impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of the assets or business of the Company;

           (f) Envirogen shall have received an opinion from its financial advisor, Allen & Company Incorporated, dated the Closing Date, stating that in the opinion of such financial advisor the terms of the Merger and the Securities Purchase Agreement are fair to the stockholders of Envirogen from a financial point of view;

           (g) the holders of no more than 10% of the shares of Envirogen's Common Stock outstanding and entitled to vote on the matters described in
Section 5.01 of this Agreement shall have exercised dissenters' rights with respect to any or all of such matters in accordance with the provisions of the DGCL;

           (h) Envirogen shall have received all Permits necessary for it to qualify and act as a "service provider" under and in accordance with the Petroleum Environmental Clean Up Fund Act of Wisconsin ("PECFA");

           (i) Envirogen and each Stockholder shall have executed and delivered an Employment Agreement in the form attached hereto as Exhibit 6.01(i) containing the appropriate information for each Stockholder as listed on Schedule A to Exhibit 6.01(i) attached hereto; and

           (j) Envirogen and the Company shall have received from each lender of Company Debt a pay-off statement with respect to such Company Debt and a representation that upon the payment to such lender of the amount stated in the pay-off statement such lender will deliver to Envirogen, the Company and each Stockholder a satisfaction statement to the effect that all such Company Debt has been satisfied in full and that Envirogen, the Company and each Stockholder have no further liability of any kind to such lender.

     6.02  Additional Conditions Precedent to the Obligations of Envirogen.  In
           ---------------------------------------------------------------
addition to the conditions contained in Section 6.01, the obligations of Envirogen to effect the Merger shall also be subject to the fulfillment at the Effective Time of each of the following conditions:

           (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of the Company since the date of the Interim Balance Sheet;

           (b) the representations and warranties of the Company and the Stockholders contained in Section 3 and Section 7.01 shall be true and correct in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of such time; the Company and each Stockholder shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it or him prior to or at the Effective Time; and the Company and each Stockholder shall have delivered to Envirogen a certificate dated the Effective Time and signed on behalf of the Company by its President and by each Stockholder to the effect set forth in this paragraph (b);

           (c) Envirogen shall have received a certificate pursuant to Section 2.03(a) dated the Effective Time signed on behalf of the Company by its President and by each Stockholder, which certificate shall evidence that the Company's Estimated Adjusted Net Worth as of the Closing Date is at least One Million Dollars ($1,000,000);

           (d) Envirogen shall have received from Quarles & Brady, counsel for the Company and the Stockholders, an opinion dated the Effective Time in form and substance satisfactory to Envirogen and its counsel, with respect to the matters set forth on Exhibit 6.02(d) hereto;

           (e) all approvals or consents of any third party required for the execution, delivery or performance of this Agreement by the Company or the Stockholders, as required to be disclosed on the Disclosure Schedule pursuant to Sections 3.03(a) and 3.14(a), shall have been obtained and delivered to Envirogen;

           (f) each Stockholder shall have executed and delivered to Envirogen a Release in the form attached hereto as Exhibit 6.02(f);

           (g) each Stockholder shall not have exercised dissenters' rights under the WBCL in connection with the Merger, and shall have executed and delivered a waiver of such rights, in form and substance acceptable to Envirogen;

           (h) each Stockholder and the Escrow Agent shall have executed and delivered to Envirogen the Escrow Agreement;

           (i) evidence satisfactory to Envirogen of termination of the Company's contracts, plans and agreements listed on Exhibit 6.02(i) without any liability to the Company, Envirogen or the Surviving Corporation other than the repayment of the Company Debt and the Permitted Debt;

           (j) Envirogen shall have received the financial statements of the Company at and for the fiscal years ended December 31, 1994, 1995 and 1996, as audited by Coopers & Lybrand L.L.P. and accompanied by an "unqualified opinion" of Coopers & Lybrand L.L.P. thereon; and

           (k) all Permits required to be disclosed on the Disclosure Schedule pursuant to Section 3.06(b)(ii) hereof shall have been granted or renewed in accordance with applicable law.

     6.03  Additional Conditions Precedent to the Obligations of the
           ---------------------------------------------------------
Company and Stockholders.  In addition to the conditions contained in Section
------------------------
6.01, the obligations of the Company and the Stockholders to effect the Merger shall also be subject to the fulfillment at the Effective Time of each of the following conditions:

           (a)  the representations and warranties of Envirogen contained in
Section 4 shall be true and correct in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of the Effective Time; Envirogen shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time; and Envirogen shall have delivered to the Stockholders a certificate dated the Effective Time and signed on its behalf by its President to the effect set forth in this paragraph (a);

           (b) the Stockholders shall have received from Drinker Biddle & Reath, counsel for Envirogen, an opinion dated the Effective Time, in form and substance satisfactory to the Company, the Stockholders and counsel thereto, with respect to the matters set forth on Exhibit 6.03(b) hereto;

           (c) Envirogen and Warburg shall have executed and delivered to the Stockholders a Registration Rights Agreement in the form attached hereto as
Exhibit 6.03(c) (the "Registration Rights Agreement");

           (d) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of Envirogen since September 30, 1996;

           (e) all approvals or consents of any third party required for the execution, delivery, or performance of this Agreement by Envirogen shall have been obtained and delivered to the Stockholders;

           (f) there shall not have been completed any Envirogen Acquisition Transaction, nor shall there have been any public announcement of a bona fide proposal or plan with respect to an Envirogen Acquisition Transaction;

           (g) the Envirogen Common Stock shall continue to be quoted and traded in the Nasdaq SmallCap Market, and the Envirogen Shares shall have been approved for quotation, upon notice of issuance, in the Nasdaq SmallCap Market;

           (h) the average of the daily closing prices of a share of Envirogen Common Stock as reported on the Nasdaq SmallCap Market during the period of ten trading days ending on the last trading day prior to the Envirogen Stockholder Meeting shall not be less than $1.90; and

           (i) Envirogen and the Escrow Agent shall have executed and delivered to the Stockholders the Escrow Agreement.

     6.04  Waiver.  Any time prior to the Effective Time, any party hereto may
           ------
(i) in the case of Envirogen, extend the time for the performance of any of the obligations or other acts of the Company or any Stockholder or waive compliance with any of the agreements of the Company or any Stockholder or with any conditions to its own obligations or (ii) in the case of the Company and the Stockholders, extend the time for the performance of any of the obligations or other acts of Envirogen or waive compliance with any of the agreements of Envirogen or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                        SECTION 7.  SECURITIES MATTERS

     7.01  Investment Representations and Covenants of Stockholders.
           --------------------------------------------------------

           (a) Each Stockholder understands (subject to the express obligation of Envirogen to register the shares of Envirogen Common Stock to be issued to the Stockholders in the Merger (the "Envirogen Shares") as provided in Section
7.02 hereof) that the issuance of the Envirogen Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), on the grounds that the issuance of the Envirogen Shares is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act ("Regulation D"), and that the reliance of Envirogen on such exemptions is predicated in part on such Stockholder's representations, warranties, covenants and acknowledgements set forth in this Section.

           (b) Each Stockholder hereby represents and warrants to Envirogen that he is an Accredited Investor, as that term is defined in Regulation D, and that the Envirogen Shares will be acquired by him for his own account, not as a nominee or agent, for investment and without a view to resale or other distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and such Stockholder will not distribute or transfer any of the Envirogen Shares in violation of the 1933 Act. Each Stockholder is a resident of Wisconsin for purposes of state securities laws.

           (c) Each Stockholder: (i) acknowledges that the Envirogen Shares are not registered under the 1933 Act and may not be sold by such Stockholder unless the Envirogen

Shares are first registered under the 1933 Act (in accordance with Section 7.02 hereof or otherwise) or an exemption from registration is available with respect to such sale transaction, (ii) is aware that any sales of the Envirogen Shares made under Rule 144 of the Securities and Exchange Commission under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently, and for a period of at least two years following the Closing Date hereof may not be, available for use by such Stockholder for resale of the Envirogen Shares, and (iv) is aware that Envirogen is not obligated to register any sale, transfer or other disposition of the Envirogen Shares except in accordance with the provisions of Section 7.02 hereof.

           (d) Each Stockholder represents and warrants to Envirogen that such Stockholder has such knowledge and experience in financial and business matters that he is fully capable of evaluating the risks and merits of such Stockholder's investment in the Envirogen Shares.

           (e) Each Stockholder acknowledges receipt of the Envirogen Reports, the Securities Purchase Agreement and the exhibits and schedules thereto and such other documents, agreements and information as each Stockholder has required and confirms and acknowledges that: (i) Envirogen has afforded such Stockholder the opportunity to ask questions of and receive answers from Envirogen's officers and various directors concerning the terms and conditions of this Agreement and such Stockholder's investment in the Envirogen Shares and to obtain such additional information as such Stockholder has requested, and
(ii) such Stockholder has availed himself of such opportunity to the extent he deems necessary and has received the information requested.

           (f)  In order to ensure compliance with the provisions of subsection
(b) hereof, each Stockholder covenants and agrees that, after the Closing, he will not sell, transfer or otherwise dispose of any of the Envirogen Shares or any interest therein (unless such sale, transfer or disposition has been registered under the 1933 Act in accordance with the provisions of Section 7.02 hereof or otherwise) or otherwise without there first having been compliance with either of the following conditions:

                (i) Envirogen shall have received a written opinion of counsel in form and substance reasonably satisfactory to Envirogen, or a copy of a "no-action" or interpretive letter of the SEC, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder; or

                (ii) Envirogen shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

           (g) Each Stockholder agrees that he will not sell, transfer or otherwise dispose of Envirogen Shares for a period of twelve (12) months after the Effective Time without the prior written consent of Envirogen.

           (h) Each Stockholder also acknowledges and agrees that the certificates representing the Envirogen Shares issuable to him will contain a restrictive legend noting the restrictions on transfer described in this Section
7.01 and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Envirogen's stock transfer agent.

     7.02  Registration Rights Agreement.  Envirogen shall register the shares
           -----------------------------
of Envirogen Common Stock as described in, and subject to the terms and conditions provided under, the Registration Rights Agreement.

                      SECTION 8. INDEMNIFICATION; ESCROW

     8.01  Indemnification.
           ---------------

           (a)  Indemnities.  Each Stockholder (and, prior to the Closing Date,
                -----------
the Company) agrees to indemnify and hold harmless each of Envirogen and the Surviving Corporation and their respective directors, officers, employees and agents, and Envirogen agrees to indemnify and hold harmless each Stockholder (and, prior to the Closing Date, the Company) and their respective agents (the party referred to as indemnifying another party being hereinafter referred to as the "indemnifying party") against any and all losses, costs, expenses, claims, damages or liabilities, including the amount of any settlement approved by such indemnifying party and expenses of enforcing this Agreement (collectively, "Loss"), which the party entitled to such indemnification (the "indemnified party") has suffered, incurred or become subject to, and to reimburse the indemnified party for any reasonable legal, audit or other expenses incurred by it in connection with investigating any claims and defending any actions, insofar as any such Loss arises out of or is based upon: (i) any false representation or the breach of any warranty made by the indemnifying party herein or in any schedule, document, list, certificate or other instrument delivered to the indemnified party pursuant to this Agreement; or (ii) any breach or default in performance by the indemnifying party of any of its covenants or agreements with the indemnified party contained herein.

           (b)  Notices.  A party seeking indemnification hereunder shall
                -------
promptly notify the party from whom it is seeking indemnification of the assertion of any claim or the discovery of any fact upon which the party seeking indemnification intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which a party hereto is seeking indemnification hereunder (other than a claim made by a taxing authority with respect to any consolidated, combined or unitary return filed by Envirogen or an affiliate thereof), the party from whom indemnification is sought shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the party seeking indemnification shall fully cooperate with the party from whom indemnification is sought subject to reimbursement for actual out-of-pocket expenses incurred as the result of such request by the party from whom indemnification is sought. If the party from whom indemnification is sought either does not elect to assume control or otherwise participate in the defense of any third-party claim, that party shall be bound by the results obtained by the other with respect to such claim.

           (c)  Survival of Representations, Warranties and Covenants.  The
                -----------------------------------------------------
representations and warranties of each party hereto shall survive for a period commencing on the date hereof and ending on the first anniversary of the Effective Time (the "Claims Period"). If no claim for indemnification relating to any misrepresentation or breach of warranty has been initiated within the Claims Period, then no claim for indemnification hereunder or any other claim may be asserted under law or under this Agreement for any misrepresentation or breach of warranty hereunder; provided, however, that in the case of (i) the
                              --------  -------
representations and warranties of the Company and the Stockholders contained in Sections 3.18, 3.19 and 3.23 of this Agreement and (ii) the representations and warranties of Envirogen in Sections 2.14, 2.15 and 2.24 of the Securities Purchase Agreement, relating to income and other tax claims, ERISA claims and environmental claims, claims may be made within the period of the applicable statute of limitations provided that neither party takes, nor permits to be taken, any action to extend such period of limitations without the other's written consent in advance; and provided further, that notwithstanding anything
                                ----------------
contained herein to the contrary, this paragraph shall not impose any time limitation on the assertion of claims for breach of any covenant or agreement made by any party hereunder.

           (d)  Investigations.  Any indemnity agreements contained in this
                --------------
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

           (e)  Exclusivity.  The rights of indemnity provided by this Section
                -----------
8.01 shall, after the Effective Time, be exclusive of all other rights of indemnity or contribution, whether created by law or otherwise, relating in any way to the subject matter of this Agreement except as provided in Section 5.16(d) hereof; provided that notwithstanding the provisions of this Section
                --------
8.01 or any other provision of this Agreement, nothing contained in this Agreement shall limit any liability of any party hereto arising out of any act of fraud or intentional misrepresentation by such party occurring in connection with this Agreement, and the rights of indemnity of the parties hereto from any Loss incurred in connection therewith shall be in addition to any other rights to indemnification that the parties hereto may have pursuant to law or otherwise.

           (f)  Limitations.
                -----------

               (i) An indemnified party shall not be entitled to recovery for any Loss relating to a matter covered by a reserve established for such matter on the latest financial statements of the indemnifying party delivered to the indemnified party on or before the Effective Time unless, and only to the extent that, the cumulative Loss suffered by such indemnified party exceeds the amount of such reserve. For these purposes only, the reserves of the Company on the Closing Statement shall be deemed to be a reserve of the Stockholders.

               (ii) An indemnified party shall not be entitled to more than one recovery for any single Loss even though such Loss may have resulted from the breach or inaccuracy of more than one of the representations, warranties, covenants and agreements made by an indemnifying party in or pursuant to this Agreement.

                (iii) With respect to claims for breaches by an indemnifying party of its representations and warranties, the indemnified party shall not be entitled to indemnification hereunder unless and until the aggregate of all valid claims of the indemnified party relating to breaches of representations or warranties exceeds the sum of $50,000 (the "Threshold"), and then only to the extent of the amount in excess of the Threshold.

                (iv) The liability of each Stockholder under this Section 8.01 shall be limited to the Escrow Money and the Escrow Shares (and, after the expiration of the Claims Period with respect to a misrepresentation or breach of warranty with respect to the representations and warranties of the Company and the Stockholders contained in Sections 3.18, 3.19 and 2.23 of this Agreement, the liability of the Stockholders shall be limited to an aggregate amount equal to the Escrow Money and the value of the Escrow Shares as of the expiration of the Claims Period, but the liability of each Stockholder in such case shall be several and not joint); provided, however, that any Loss of the Surviving Corporation that arises out of any act of fraud or intentional misrepresentation by the Stockholders shall not be so limited to the Escrow Money and the Escrow Shares (or the value thereof as of the expiration of the Claims Period), but the liability of each Stockholder in such case shall be several and not joint with respect to such Loss.

                (v) The cumulative liability of Envirogen and the Surviving Corporation under this Section 8.01 shall be limited in the aggregate to an amount equal to the amount of the Escrow Money and the value of the Escrow Shares on the Closing Date.

                (vi) The amounts for which an indemnifying party shall be liable under this Section 8.01 of this Agreement shall be: (A) net of any tax benefit realized or to be realized by the indemnified party by reason of the facts and circumstances giving rise to the indemnifying party's liability; and
(B) net of any insurance proceeds received by the indemnified party in connection with the facts giving rise to the right of indemnification.

     8.02  Escrow.
           ------

           (a) At the Closing, immediately after the delivery to the Stockholders of certificates for the shares of Envirogen Common Stock to be issued in the Merger, (i) the Stockholders shall deliver to Summit Bank as escrow agent (the "Escrow Agent"), certificates representing the Escrow Shares duly endorsed in blank for transfer by the Stockholders and (ii) Envirogen will deliver to the Escrow Agent the Escrow Money. The Escrow Shares and the Escrow Money shall be held by the Escrow Agent in escrow pursuant to the terms of this
Section 8.02 and the terms of the Escrow Agreement, and the Escrow Agent and the Surviving Corporation are hereby granted a security interest in the Escrow Shares and the Escrow Money, as security for any right to indemnification the Surviving Corporation may have under Section 8.01 hereof and as security for the Stockholders' timely performance of the their obligations under Section 2.05 hereof.

           (b) If the Surviving Corporation determines that it is entitled to be indemnified pursuant to Section 8.01 or that an amount is owed pursuant to
Section 2.05 hereof, it shall so notify the Stockholders of the nature of the claim and the amount (estimated or actual) of the Loss. Subject to the rights of the Stockholders pursuant to Section 8.02(c) hereof, all amounts payable to the Surviving Corporation pursuant to Sections 8.01 and 2.05 shall be paid first in cash from the Escrow Money and then from the Escrow Shares. The number of Escrow Shares to be transferred to the Surviving Corporation pursuant to this Section 8.02(b) shall equal the remaining amount of the Loss so incurred (after any payments in cash in respect thereof from the Escrow Money) divided by the average of the daily closing prices of a share of Envirogen Common Stock as reported by the Nasdaq SmallCap Market during the period of ten trading days ending on the last trading day prior to the date of receipt by the Stockholders of the notice described in this Section 8.02(b) (the "Average Price"). To the extent that the Surviving Corporation has a right to receive any of the Escrow Shares, it shall give a notice to the Stockholders and the Stockholders may, within the ten (10) day period after such notice, pay to the Escrow Agent cash in an amount equal to the amount of such Loss, and the Escrow Agent shall then in lieu of the transfer of Escrow Shares to the Surviving Corporation pay to the Surviving Corporation cash in the amount of such Loss and release to the Stockholders that number of the Escrow Shares calculated by dividing the amount of cash paid by the Stockholders to the Escrow Agent by the Average Price.

           (c) If the Stockholders do not deliver to the Surviving Corporation written objection to the notice described in Section 8.02(b) within twenty (20) business days after the date of such notice, the amount of loss shall be deemed accepted by the Stockholders and the appropriate number of Escrow Shares and Escrow Money shall become the property of the Surviving Corporation in accordance with Section 8.02(b). If the Stockholders deliver to the Surviving Corporation written notice of objection within such twenty (20) business day period, then the Stockholders and the Surviving Corporation shall, within twenty
(20) business days after receipt of such notice of objection, attempt to resolve the dispute. If the Stockholders and the Surviving Corporation fail to do so within said period of time, the matter shall be determined by a court of competent jurisdiction.

           (d) All Escrow Shares that have not theretofore been transferred to the Surviving Corporation pursuant to this Section 8.02 shall be delivered by the Escrow Agent to the Stockholders promptly after the expiration of the Claims Period; provided that if, at the expiration of the Claims Period, the Surviving Corporation shall have given written notice to the Stockholders of a Loss (actual or potential) hereunder, the Escrow Agent shall continue to withhold a number of Escrow Shares and Escrow Money in accordance with the terms of Section 8.02(b) above as is appropriate, in its reasonable judgment, to satisfy the amount of the Loss. Such Escrow Shares and Escrow Money shall continue to be withheld until there has been a final determination as to whether the Surviving Corporation has suffered any such Loss.

           (e) The Stockholders shall not transfer any of the Escrow Shares, or any interest therein, or attempt to pledge any of the Escrow Shares, so long as the Escrow Shares are held in escrow by the Escrow Agent hereunder.

           (f) Unless and until the Escrow Shares become the property of the Surviving Corporation as above provided, each cash dividend declared and paid with respect to such Escrow Shares shall be delivered, as paid, to the Stockholders. In the case of any stock dividend, stock split, reverse stock split or similar event, the additional shares shall be added to the Escrow Shares. All other rights incident to the Escrow Shares, except as provided for in, or limited by, this Section 8.02, shall be in the Stockholders. With respect to the right to vote the Escrow Shares, each Stockholder shall have the right to vote the Escrow Shares to the extent of his pro rata ownership interest in such Escrow Shares.

                            SECTION 9.  TERMINATION

     9.01  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Effective Time:

           (a)  by mutual agreement of the Company and Envirogen;

           (b) by Envirogen, if events have occurred which have made it impossible to satisfy a consition precedent to Envirogen's obligations to consummate the transactions described in this Agreement, unless Envirogen's breach of this Agreement has caused the condition to be unsatisfied;

           (c) by the Company and the Stockholders, if events have occurred which have made it impossible to satisfy a condition precedent to the Company's and the Stockholders' obligations to consummate the transactions described in this Agreement, unless the Company's or any Stockholder's breach of this Agreement has caused the condition to be unsatisfied;

           (d) by Envirogen or the Company, upon notice to the other, if the Merger shall not have become effective on or before May 31, 1997 (unless such date is extended in writing by the parties hereto), except that the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

           (e) by Envirogen or the Company, upon notice to the other, if the required approval of the stockholders of Envirogen contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Envirogen Stockholder Meeting or at any adjournment or postponement thereof.

     9.02  Effect of Termination.  Except as provided in Section 5.04 hereof
           ---------------------
with respect to information obtained in connection with the transactions contemplated hereby and as provided in Section 5.15 hereof with respect to the payment of reasonable Transaction Costs under certain circumstances, in the event of the termination of this Agreement pursuant to the provisions of Section 9.01, the provisions of this Agreement shall become void and have no effect, with no liability on the part of any party hereto or its shareholders or directors or officers in respect thereof, provided that nothing contained herein shall be deemed to relieve any party of any liability it may have to any other party with respect to a breach of its obligations, covenants, representations or warranties contained in this Agreement.

                        SECTION 10.  GENERAL PROVISIONS

     10.01 Amendment.  This Agreement may be amended by the parties hereto at
           ---------
any time before or after approval of the Merger by the stockholders of Envirogen; provided that following approval of the Merger by the stockholders of Envirogen, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     10.02 Extension; Waiver.  At any time prior to the Effective Time of the
           -----------------
Merger, Envirogen, on the one hand, and the Company and the Stockholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.03 Notices.  All notices or other communications permitted or required
           -------
under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                (a)    If to Envirogen, to:

                                             Envirogen, Inc.
                                             4100 Quakerbridge Road
                                             Lawrenceville, New Jersey 08648
                                             Telecopier No.: 609-936-9221
                                             Attn: Harch S. Gill

                                             with a copy to:

                                             Drinker Biddle & Reath
                                             47 Hulfish Street
                                             Princeton, New Jersey 08542
                                             Telecopier No.: 609-921-2265
                                             Attn: John E. Stoddard III, Esq.

                (b)    If to the Company, to:

                                             Fluid Management, Inc.
                                             2831 No. Grandview Blvd.
                                             P.O. Box 90
                                             Pewaukee, Wisconsin 53072-0090
                                             Telecopier No.: 414-549-6938
                                             Attn: William C. Smith

                                             with a copy to:

                                             Quarles & Brady
                                             411 East Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202-4497
                                             Telecopier No.: 414-271-3552
                                             Attn: Patrick M. Ryan, Esq.

                (c)    If to the Stockholders, to:

                                             William C. Smith
                                             S38 W33688 Highway D
                                             Dousman, Wisconsin 53118

                                             Douglas W. Jacobson
                                             2518 N. 81st Street
                                             Wauwatosa, Wisconsin 53213

                                             Gary W. Hawk
                                             W272 N1347 Spring Hill Drive
                                             Pewaukee, Wisconsin  53072

                                             Richard W. Schowengerdt
                                             250 N. Summit Moors Drive
                                             Oconomowoc, Wisconsin  53066

                                             with a copy to:

                                             Quarles & Brady
                                             411 East Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202-4497
                                             Telecopier No.: 414-271-3552
                                             Attn: Patrick M. Ryan, Esq.

     10.04 Assignment and Benefit.
           ----------------------

           (a) Prior to the Closing Date, this Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. After the Closing Date, any party may assign its rights (but not its obligations) under this Agreement upon written notice to the other parties. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

     10.05 Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void unenforceable provision.

     10.06 Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.07 Further Assurances.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.08 Governing Law.  This Agreement is made pursuant to, and shall be
           -------------
construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to otherwise applicable principles of conflicts of law, except insofar as the corporation laws of Delaware and Wisconsin apply to the Merger.

     10.09 Section Headings and Defined Terms.  The section headings contained
           ----------------------------------
herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

     10.10 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     10.11 Entire Agreement.  This Agreement, together with the Disclosure
           ----------------
Schedule and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings.

     10.12 Income Tax Position.  None of Envirogen, the Company, or the
           -------------------
Stockholders shall take a position for income tax purposes which is inconsistent with this Agreement, including the position stated in the Recitals to this Agreement to the effect that the Merger is intended to be a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     10.13 Enforcement Expenses.  In the event of any litigation, arbitration,
           --------------------
or other legal proceeding to enforce, interpret or recover damages for breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in the proceeding in addition to any other relief to which the prevailing party is entitled.

     10.14 Access to Records.  Envirogen agrees that the Stockholders and their
           -----------------
attorneys, agents, accountants and designees may have such access to the books and records of the Company and such right to make copies thereof, for the one-year period from and after the Effective Time, as the Stockholders may reasonably deem necessary or desirable. Any such examination shall be at the expense of the Stockholders, shall be performed at the place where such books and records are regularly maintained by Envirogen during Envirogen's normal business hours and shall not interfere with Envirogen's normal business activities. Such access to the Company's books and records shall extend only insofar as such books and records relate to the Stockholders and/or matters or events arising prior to the Closing Date relating to the Company or the Stockholders.

     IN WITNESS WHEREOF, Envirogen and the Company have caused this Agreement to be signed by their respective duly authorized officers, and the Stockholders have signed this Agreement, on the date first above written.


ATTEST:                                 ENVIROGEN, INC.



/s/ Gale Smith                          By:/s/ Harcharan S. Gill
--------------------------------           ---------------------------------
Gale Smith                                 Harcharan S. Gill
Assistant Secretary                        President


ATTEST:                                 FLUID MANAGEMENT, INC.



/s/ Douglas W. Jacobson                 By:/s/ William C. Smith
--------------------------------           ---------------------------------
Douglas W. Jacobson                        William C. Smith
Secretary                                  President


WITNESS:                                STOCKHOLDERS:

/s/ Douglas W. Jacobson                 /s/ William C. Smith
--------------------------------        ------------------------------------
                                        William C. Smith
                                        Social Security No: ###-##-####

/s/ William C. Smith                    /s/ Douglas W. Jacobson
--------------------------------        ------------------------------------
                                        Douglas W. Jacobson
                                        Social Security No.: ###-##-####

/s/ Richard W. Schowengerdt             /s/ Gary W. Hawk
--------------------------------        ------------------------------------
                                        Gary W. Hawk
                                        Social Security No.: ###-##-####

/s/ Gary W. Hawk                        /s/ Richard W. Schowengerdt
--------------------------------        ------------------------------------
                                        Richard W. Schowengerdt
                                        Social Security No.: ###-##-####

                                                                      Appendix B

     262 APPRAISAL RIGHTS.-(A) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with the respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to subsection
(g) of Section 251), 252, 254, 257, 258, 263, or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2)  If the merger or consolidation was approved pursuant to (S)228 or
(S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holer's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing of such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.


     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch 349, L '96, eff. 7-1-96.)

                                                                      Appendix C


                 [LETTERHEAD OF ALLEN & COMPANY INCORPORATED]


                                                  January 3, 1997



The Board of Directors
Envirogen, Inc.
Princeton Research Center
4100 Quakerbridge Road
Lawrenceville, New Jersey 08648



Members of the Board of Directors:

     You have requested our opinion, as of this date, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), of Envirogen, Inc., a Delaware corporation (the "Company"), of the terms of the Proposed Transactions referred to hereinafter.

     Pursuant to the proposed Agreement and Plan of Merger (the "Merger Agreement"), to be entered into by and among the Company, Fluid Management, Inc., a Wisconsin corporation ("FMI"), and the stockholders of FMI, the Company will enter into a business combination transaction pursuant to which FMI will be merged with and into the Company, with the Company surviving the merger (the "Merger Transaction"). Pursuant to the Merger Transaction, each outstanding share of common stock of FMI will be converted into a combination of shares of Common Stock and cash in such amounts as are more fully set forth in the Merger Agreement. As a condition to the Merger Transaction, a simultaneous private sale of shares of Common Stock will be made by the Company to Warburg, Pincus Ventures, L.P. ("Warburg") at a purchase price of $2.625 per share in order to finance the Merger Transaction and supplement the working capital of the combined entity (the "Stock Sale Transaction" and, collectively with the Merger Transaction, the "Proposed Transactions") pursuant to a proposed Securities Purchase Agreement (the "Securities Purchase Agreement") to be entered into by and between the Company and Warburg. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Merger Agreement and the Securities Purchase Agreement.

The Board of Directors
Envirogen, Inc.
January 3, 1997
Page 2


     We understand that all approvals required for the consummation of the Proposed Transactions have been or, prior to consummation of the Proposed Transactions, will be obtained. As you know, Allen & Company Incorporated ("Allen") has from time to time provided various investment banking and financial advisory services to the Company and has acted as its financial advisor in connection with the Proposed Transactions and will receive a fee for its services to the Company pursuant to the letter agreement dated December 9, 1996. In addition, as you know, Allen together with certain of its affiliates own an aggregate of 2,090,344 shares of the Company's Common Stock and warrants to purchase an additional 615,047 shares of the Company's Common Stock, and Mr. Robert C. Miller, a Vice President and Director of Allen, is also a director and stockholder of the Company. From time to time in the ordinary course of its business as a broker-dealer, Allen may hold positions and trade in securities of the Company.

     In arriving at our opinion, we have among other things:

          (i) reviewed the terms and conditions of the Proposed Transactions, including the draft Merger Agreement and the draft agreements ancillary thereto, as well as the draft Securities Purchase Agreement and the draft agreements ancillary thereto (none of which prior to the delivery of this opinion has been executed by the parties);

          (ii) analyzed publicly available historical business and financial information relating to the Company, as presented in documents filed with the Securities and Exchange Commission;

          (iii) reviewed a draft of the Company's preliminary proxy statement to be filed with the Securities and Exchange Commission;

          (iv) analyzed certain historical business and financial information relating to FMI furnished by FMI;

          (v) reviewed certain financial forecasts and other data provided to us by the Company and FMI relating to their respective businesses;

          (vi) conducted discussions with certain members of the senior management of the Company and FMI with respect to the financial condition, business operations, strategic objectives and




[LOGO OF ALLEN & COMPANY INCORPORATED]

The Board of Directors
Envirogen, Inc.
January 3, 1997
Page 3


                    prospects of the Company and FMI, as well as trends prevailing in the Company's and FMI's respective industries;

          (vii) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies in lines of business which we believe to be comparable to the Company's and FMI's;

          (viii) reviewed trends in the waste management and environmental services industries;

          (ix) reviewed the trading history of the Company's Common Stock, including its performance in comparison to market indices and to selected companies in comparable businesses and the market reaction to selected public announcements regarding the Company;

          (x) reviewed public financial and transaction information relating to merger and acquisition transactions we deemed to be comparable to the Merger Transaction; and

          (xi) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

          In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information respecting the Company and FMI and any other information provided to us, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or FMI. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available information and the good faith estimates and judgments of the management of the Company and FMI as to the future financial performance of the Company and FMI, respectively.

          In addition to our review and analysis of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary and market conditions existing as of the date hereof as they may affect the business and prospects of the Company and FMI.




[LOGO OF ALLEN & COMPANY INCORPORATED]

The Board of Directors
Envirogen, Inc.
January 3, 1997
Page 4


          Our engagement and the opinion expressed herein are solely for the benefit of the Board of Directors of the Company in its evaluation of the Proposed Transactions and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety and referred to in any filing made by the Company with the Securities and Exchange Commission with respect to the Proposed Transactions. Furthermore, the opinion rendered herein does not constitute a recommendation that the Company pursue the Proposed Transactions over any other alternative transactions which may be available to the Company or that any stockholder of the Company vote to approve the Proposed Transactions.

          Based on and subject to the foregoing, we are of the opinion that, as of this date, the terms of the Proposed Transactions are fair, from a financial point of view, to the holders of the Company's Common Stock.

                              Very truly yours,

                              ALLEN & COMPANY INCORPORATED


                                   /s/ Robert C Miller
                              By:----------------------------------------------
                                   VICE PRESIDENT & DIRECTOR





[LOGO OF ALLEN & COMPANY INCORPORATED]

                                                                      Appendix D

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         SECURITIES PURCHASE AGREEMENT


                                    between


                         WARBURG, PINCUS VENTURES, L.P.


                                      and


                                ENVIROGEN, INC.



                                January 14, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
SECTION 1.  PURCHASE AND SALE OF SECURITIES....................... 1
     1.1.   Issuance of Common Stock.............................. 1

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......... 1
     2.1.   Corporate Organization................................ 1
     2.2.   Subsidiaries.......................................... 2
     2.3.   Capitalization........................................ 2
     2.4.   Corporate Proceedings, etc............................ 3
     2.5.   Consents and Approvals................................ 3
     2.6.   Absence of Defaults, Conflicts, etc................... 4
     2.7.   SEC Reports........................................... 4
     2.8.   Absence of Certain Developments....................... 5
     2.9.   Compliance with Law................................... 5
     2.10.  Litigation............................................ 6
     2.11.  Material Contracts.................................... 6
     2.12.  Absence of Undisclosed Liabilities.................... 6
     2.13.  Employees............................................. 7
     2.14.  Tax Matters........................................... 7
     2.15.  Employee Benefit Plans................................ 7
     2.16.  Patents, Licenses, etc................................ 8
     2.17.  Title to Tangible Assets.............................. 9
     2.18.  Condition of Properties............................... 9
     2.19.  Insurance............................................. 9
     2.20.  Transactions with Related Parties..................... 9
     2.21.  Interest in Competitors............................... 10
     2.22.  Registration Rights................................... 10
     2.23.  Private Offering...................................... 10
     2.24.  Environmental......................................... 11
     2.25.  Fluid Management Agreement Representations............ 12
     2.26.  Brokerage............................................. 12
     2.27.  Illegal or Unauthorized Payments; Political
            Contributions......................................... 12
     2.28.  Takeover Statute...................................... 13
     2.29.  Material Facts........................................ 13

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF WARBURG............. 13

SECTION 4.  ADDITIONAL COVENANTS OF THE PARTIES................... 15
     4.1.   Resale of Securities.................................. 15
     4.2.   Covenants Pending Closing............................. 16
     4.3.   Further Assurance..................................... 16
     4.4.   Board Nominee......................................... 16
     4.5.   Hart-Scott-Rodino..................................... 16

SECTION 5.  WARBURG'S CLOSING CONDITIONS.......................... 17
     5.1.   Representations and Warranties........................ 17
     5.2.   Compliance with Agreement............................. 17
     5.3.   Officer's Certificate................................. 17
     5.4.   Injunction............................................ 17
     5.5.   Counsel's Opinion..................................... 17

     5.6.   Acquisition of Fluid Management....................... 18
     5.7.   Consents; Hart-Scott-Rodino........................... 19
     5.8.   Election of Directors................................. 18
     5.9.   Registration Rights Agreement......................... 18
     5.10.  Approval of Proceedings............................... 18

SECTION 6.  COMPANY CLOSING CONDITIONS............................ 18
     6.1.   Representations and Warranties........................ 18
     6.2.   Compliance with Agreement............................. 19
     6.3.   Warburg's Certificate................................. 19
     6.4.   Consents; Hart-Scott-Rodino........................... 19
     6.5.   Injunction............................................ 19
     6.6.   Acquisition of Fluid Management....................... 19

SECTION 7.  RESERVED.............................................. 19

SECTION 8.  COVENANTS............................................. 19
     8.1.   Confidentiality....................................... 19
     8.2.   Lost, etc. Certificates Evidencing Shares of
            Common Stock; Exchange................................ 20

SECTION 9.  INTERPRETATION OF THIS AGREEMENT...................... 20
     9.1.   Terms Defined......................................... 20
     9.2.   Accounting Principles................................. 22
     9.3.   Directly or Indirectly................................ 22
     9.4.   Governing Law......................................... 22
     9.5.   Paragraph and Section Headings........................ 22

SECTION 10. MISCELLANEOUS......................................... 22
     10.1.  Notices............................................... 22
     10.2.  Expenses and Taxes.................................... 23
     10.3.  Reproduction of Documents............................. 23
     10.4.  Termination and Survival.............................. 24
     10.5.  Successors and Assigns................................ 24
     10.6.  Entire Agreement; Amendment and Waiver................ 24
     10.7.  Severability.......................................... 25
     10.8.  Limitation on Enforcement of Remedies................. 25
     10.9.  Counterparts.......................................... 25

EXHIBIT A      Certificate of Incorporation of the Company
EXHIBIT B      Bylaws of the Company
EXHIBIT C      Form of Opinion of Company Counsel

                                ENVIROGEN, INC.

                         SECURITIES PURCHASE AGREEMENT

                         Dated as of January 14, 1997

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York  10017

Dear Sirs:

          Envirogen, Inc., a Delaware corporation (the "Company"), hereby agrees with Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), as follows :

SECTION 1.  PURCHASE AND SALE OF SECURITIES
            -------------------------------

          1.1.  Issuance of Common Stock
                ------------------------

          (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and Warburg's representations set forth below, on the Closing Date (as defined below) the Company shall sell to Warburg, and Warburg shall purchase from the Company, 6,095,238 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the aggregate cash purchase price of $15,999,999.75 (the "Purchase Price"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to Warburg, duly registered in its name, a duly executed stock certificate evidencing the Shares being purchased by it, against delivery by Warburg to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate.

          (b) The closing of such sale and purchase (the "Closing") shall take place contemporaneously with the merger of Fluid Management, Inc. with and into the Company pursuant to the Fluid Management Agreement, or such other date as Warburg and the Company agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as Warburg and the Company shall mutually select.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            ---------------------------------------------

          The Company represents and warrants to Warburg that:

          2.1.  Corporate Organization
                ----------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof (collectively, the "Organizational Documents").

          (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse affect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          2.2.  Subsidiaries
                ------------

          Except as set forth on Schedule 2.2, the Company has no subsidiaries
                                 ------------
and no interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company listed on Schedule 2.2 has been
                                                       ------------
duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to so register, qualify or be authorized would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

          2.3.  Capitalization
                --------------

          (a) On the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of its Common Stock and 2,000,000 shares of its preferred stock, par value $.01 per share (the "Preferred Stock"). As of the Closing Date, the authorized capital stock of the Company will consist of 50,000,000 shares of its Common Stock and 2,000,000 shares of its Preferred Stock. The issued and outstanding shares of capital stock of the Company on the date hereof consist of 12,872,440 shares of Common Stock.

          (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights therein described.

          (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 2.3 hereto, on
                                                       ------------
the Closing Date there will be no shares of Common Stock, Preferred Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock or Preferred Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Schedule 2.3 sets forth the
                                                  ------------
exercise price, vesting provisions, expiration date and other material terms of all warrants, options and convertible securities listed therein. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

          2.4.  Corporate Proceedings, etc.
                --------------------------

          The Board of Directors of the Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (other than stockholder approval) is necessary to authorize such execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Board of Directors of the Company has authorized the issuance and delivery of the Shares in accordance with this Agreement.

          2.5.  Consents and Approvals
                ----------------------

          The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, except such approvals, consents, or filings that have been made or obtained or as disclosed on Schedule 2.5.
                                                           ------------

          2.6.  Absence of Defaults, Conflicts, etc.
                -----------------------------------

          The execution and delivery of this Agreement do not, and the fulfillment of the terms hereof by the Company, and the issuance of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or any of its subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Key Agreements and Instruments or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound.

          2.7.  SEC Reports
                -----------

          The Company has previously furnished Warburg with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1996 and (iv) all other reports or registration statements filed by the Company with the SEC since January 1, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents described in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC
                     -----------
Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the SEC Reports: have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

          2.8.  Absence of Certain Developments
                -------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.8, since
                                                       ------------
December 31, 1995, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or in their assets, liabilities, properties, or business or prospects,
(ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to Warburg hereunder), (iv) material loss, destruction or damage to any property of the Company or any subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) material labor trouble involving the Company or any subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right, (viii) loan or extension of credit to any officer or employee of the Company or any subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any subsidiary otherwise than for fair value in the ordinary course of business.

          2.9.  Compliance with Law
                -------------------

          (a) Neither the Company nor any of its subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such laws, ordinances, governmental rules or regulations.

          (b) The Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained is reasonably likely to have a Material Adverse Effect. Neither the Company nor any subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

          2.10.  Litigation
                 ----------

          Except as disclosed in the SEC Reports or on Schedule 2.10, there is
                                                       -------------
no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding, whether federal, state, local or foreign (collectively "Legal Proceedings"), pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses, nor is there any Legal Proceeding pending or, to the knowledge of the Company, threatened, relating to this Agreement or the transactions contemplated hereby. After reasonable inquiry of its officers, the Company is not aware of any fact which might result in or form the basis for any Legal Proceeding which could have a Material Adverse Effect. Neither the Company nor any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

          2.11.  Material Contracts
                 ------------------

          Except as disclosed in the SEC Reports or on Schedule 2.11, there are
                                                       -------------
no material contracts, agreements, instruments, commitments and other arrangements to which the Company or any subsidiary is a party or otherwise relating to or affecting any of their respective assets, including without limitation, employment, severance or consulting agreements; loan, credit or security agreements; joint venture agreements and distribution agreements (each, a "Contract"). Each such Contract is valid, binding and enforceable against the Company or such subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Each such Contract is in full force and effect on the date hereof.

          2.12.  Absence of Undisclosed Liabilities
                 ----------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.12, neither
                                                       -------------
the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except current liabilities incurred, and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

          2.13.  Employees
                 ---------

          (a) The Company and its subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

          (b) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

          (c) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          2.14.  Tax Matters
                 -----------

          There are no federal, state, county or local taxes due and payable by the Company or any of its subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets contained in the SEC Reports are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its subsidiaries has been subject to a federal or state tax audit of any kind.

          2.15.  Employee Benefit Plans
                 ----------------------

          Except as disclosed on Schedule 2.15, the Company and its subsidiaries
                                 -------------
have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its subsidiaries, or under which the Company or any of its subsidiaries has any obligation or liability. True and complete copies of all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has any obligation or liability (each, a "Benefit Arrangement") have been provided or made available to Warburg prior to the date hereof. The Benefit Arrangements are and have been administered in compliance in all material respects with their terms and with the requirements of applicable law. Except as disclosed on
Schedule 2.15, all payments to current or former employees of the Company or any of its subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

          2.16.  Patents, Licenses, etc.
                 ----------------------

          Except as provided on Schedule 2.16, the Company or one of its
                                -------------
subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

          Except as provided on Schedule 2.16, neither the Company nor any of
                                -------------
its subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 2.16. To the Company's best knowledge, the Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. To the Company's best knowledge, the Company and its subsidiaries have the unrestricted right to use, free and clear of any rights or claims of others, all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

          Except as disclosed in the SEC Reports or on Schedule 2.16, neither
                                                       -------------
the Company nor any of its subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted, or otherwise. To the Company's best knowledge, no employee of the Company or any of its subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

          2.17.  Title to Tangible Assets
                 ------------------------

          Except as disclosed in the SEC Reports, the Company and its subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its subsidiaries and which have not arisen otherwise than in the ordinary course of business.

          2.18.  Condition of Properties
                 -----------------------

          All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such subsidiary's business and comply in all material respects with all applicable ordinances, regulations and laws.

          2.19.  Insurance
                 ---------

          The Company and its subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries. Schedule 2.19 sets forth a true and
                                     -------------
complete listing of the insurance policies of the Company and its subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

          2.20.  Transactions with Related Parties
                 ---------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.20, neither
                                                       -------------
the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Except as set forth in Schedule 2.20,
                                                                -------------
neither the Company nor any subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

          2.21.  Interest in Competitors
                 -----------------------

          Neither the Company nor any of its officers or, to the best of its knowledge, any of its directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

          2.22.  Registration Rights
                 -------------------

          Except as disclosed in the SEC Reports or on Schedule 2.22, or
                                                       -------------
pursuant to the Registration Rights Agreement, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

          2.23.  Private Offering
                 ----------------

          Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Warburg. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of Warburg set forth in Section 3, the offer, issuance and sale of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          2.24.  Environmental
                 -------------

          Except as disclosed in the SEC Reports or on Schedule 2.24,
                                                       -------------

          (a) except for such noncompliance which would not, individually or in the aggregate, result in losses, costs, or liability in excess of $100,000, the Company and its operations are in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and have obtained or filed timely applications for and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in compliance with all such Environmental Permits.

          (b) the Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), or any other Environmental
                                  -- ---
Laws, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

          (c) during the period of the Company's ownership or lease, and to the best of the Company's knowledge prior to that time, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, or beneath any of the assets or properties owned or leased by the Company or any surface waters or groundwaters thereon or thereunder.

          (d) the Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks or surface improvements containing Hazardous Materials.

          (e)  with respect to any or all of the real properties leased by the
Company: (i) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties; and (ii) there are no wetlands as defined under any Environmental Law located on any such properties.

          (f) during the period of the Company's ownership or lease, and to the best of the Company's knowledge prior to that time, none of the real properties leased by the Company: (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials except in the ordinary course of the Company's business and in compliance with Environmental Laws, except for noncompliance which would not, individually or in the aggregate, result in losses, costs, or liability in excess of $100,000; or
(ii) is identified on a federal, state or local listing of sites which require or might require environmental investigation, mitigation, remediation or corrective action.

          (g) no condition exists on any of the real properties leased by the Company or, to the best of the Company's knowledge, existed prior to the Company's lease of such property, that upon the failure to act, the passage of time or the giving of notice would give rise to liability or the imposition of a lien under any Environmental Law.

          (h) there are no ongoing investigations or negotiations, pending or, to the best of the Company's knowledge, threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions or Hazardous Materials in, on, under, about or related to the Company, its operations or the real properties leased by the Company.

          (i) neither the Company nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq., or analogous state statutes and related
                         -- ---
regulations.

          2.25.  Fluid Management Agreement Representations
                 ------------------------------------------

          All representations and warranties of the Company and, to the best of the Company's knowledge, all the representations and warranties of Fluid Management, Inc. contained in the Fluid Management Agreement are true and correct in all material respects.

          2.26.  Brokerage
                 ---------

          There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company (other than Allen & Company Incorporated, whose fees and expenses shall be the sole responsibility of the Company) and the Company agrees to indemnify and hold Warburg harmless against any costs or damages incurred as a result of any such claim.

          2.27.  Illegal or Unauthorized Payments; Political Contributions
                 ---------------------------------------------------------

          Neither the Company or any of its subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

          2.28   Takeover Statute
                 ----------------

          Assuming Warburg and its "associates" and "affiliates" (as defined in Section 203 of the Delaware Code) collectively beneficially own and have beneficially owned at all times during the three year period prior to the date hereof less than fifteen percent (15%) of the Common Stock outstanding, Section 203 of the Delaware Code is, and shall be, inapplicable to this Agreement and the transactions contemplated hereby.

          2.29   Material Facts
                 --------------

          This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to Warburg through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company (other than general economic or industry conditions) and which has not been disclosed herein or otherwise by the Company to Warburg which may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF WARBURG
            -----------------------------------------

          Warburg represents and warrants to the Company as follows:

          (a) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) It is a validly existing limited partnership, duly organized and in good standing under the laws of Delaware.

          (c) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder. This Agreement has been duly and validly executed and delivered by Warburg and constitutes the valid and binding obligation of Warburg, enforceable against Warburg in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (d) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Warburg (other than Ivan Burns and Alan Craft, whose fees and expenses shall be the sole responsibility of Warburg) and Warburg agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

          (e) The execution and delivery by Warburg of this Agreement, the performance by Warburg of its obligations hereunder and the consummation by Warburg of the transactions contemplated hereby do not require Warburg to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, other than consents, approvals, actions, filings or notices in connection with the HSR Act.

          (f) It understands (subject to the express obligations of the Company to register the Shares as provided in the Registration Rights Agreement) that the issuance of the Shares is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act ("Regulation D"), and that the reliance of the Company on such exemptions is predicated in part on its representations, warranties, covenants and acknowledgments set forth in this Section.

          (g) It is an Accredited Investor, as that term is defined in Regulation D, and has such knowledge and experience in financial and business matters that it is fully capable of evaluating the risks and merits of its investment in the Shares. The Shares will be acquired by it for its own account, not as a nominee or agent, for investment and without a view to resale, transfer or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and it will not distribute nor transfer any of the Shares in violation of the Securities Act. It is a resident of the State of New York for purposes of state securities laws.

          (h) It: (i) acknowledges that the Shares are not registered under the Securities Act and must be held indefinitely by it unless the Shares are subsequently registered under the Securities Act (in accordance with the Registration Rights Agreement or otherwise) or an exemption from registration is available, (ii) is aware that any routine sales of the Shares made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently, and for a period of at least two years following the Closing Date hereof probably will not be, available for use by it for resale of the Shares, and (iv) is aware that the Company is not obligated to register any sale, transfer or other disposition of the Shares except in accordance with the provisions of the Registration Rights Agreement.

          (i) It acknowledges receipt of the SEC Reports and such other documents, agreements and information as it has required and confirms and acknowledges that: (i) the Company has afforded it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and its investment in the Shares and to obtain such additional information as it has requested, and (ii) it has availed itself of such opportunity to the extent it deems necessary and has received the information requested.

          (j) It acknowledges and agrees that the certificates representing the Shares issuable to it will contain a restrictive legend noting the restrictions on transfer described in this Section 3 and Section 4.1(a) hereof and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to the Company's stock transfer agent.

SECTION 4.  ADDITIONAL COVENANTS OF THE PARTIES

          4.1  Resale of Securities
               --------------------

          (a) Subject to the provisions of Section 3 hereof, Warburg covenants that it will not sell or otherwise transfer any Shares until one (1) year after the Closing Date without the written consent of the Company.

          (b) In order to ensure compliance with the provisions of Section 3 hereof, Warburg covenants and agrees that, after the Closing, it will not sell, transfer or otherwise dispose of any of the Shares or any interest therein (unless such sale, transfer or disposition has been registered under the Securities Act in accordance with the provisions of Section 7 hereof or otherwise) or otherwise without there first having been compliance with either of the following conditions:

               (i) the Company shall have received a written opinion of counsel in form and substance reasonably satisfactory to the Company, which counsel shall include Willkie Farr & Gallagher, or a copy of a "no-action" or interpretive letter of the SEC, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the Securities Act and the rules and regulations promulgated thereunder; or

               (ii) the Company shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the Securities Act and the rules and regulations promulgated thereunder.

          4.2. Covenants Pending Closing
               -------------------------

          Pending the Closing the Company will not, without Warburg's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise Warburg of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

          4.3. Further Assurance
               -----------------

          Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

          4.4. Board Nominee
               -------------

          For so long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 7.5% of the issued and outstanding shares of the Company's Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as a director on the Company's Board of Directors one individual as Warburg may designate. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by Warburg. The initial nominee of Warburg shall be Robert S. Hillas.

          4.5. Hart-Scott-Rodino
               -----------------

          As promptly as practicable following the execution and delivery of this Agreement by the parties, the Company and Warburg shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, each party paying its own filing fees; the Company and Warburg shall, or shall cause their ultimate parents to, take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain prompt termination of the waiting period under the HSR Act.

SECTION 5. WARBURG'S CLOSING CONDITIONS

          The obligation of Warburg to purchase and pay for the Shares on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          5.1. Representations and Warranties
               ------------------------------

          The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          5.2. Compliance with Agreement
               -------------------------

          The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

          5.3. Officer's Certificate
               ---------------------

          Warburg shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the President and the Controller of the Company, certifying that the conditions specified in the foregoing Sections
5.1 and 5.2 hereof have been fulfilled.

          5.4. Injunction
               ----------

          There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

          5.5. Counsel's Opinion
               -----------------

          Warburg shall have received from the Company's counsel, Drinker Biddle & Reath, an opinion, dated the Closing Date, substantially in the form of Exhibit C hereto.

          5.6. Acquisition of Fluid Management
               -------------------------------

          All conditions to the consummation of the transactions contemplated by the Fluid Management Agreement shall have been satisfied or waived with the consent of Warburg in its sole and absolute discretion.

          5.7. Consents; Hart-Scott-Rodino
               ---------------------------

          All consents, approvals and actions which are listed on Schedule 2.5
                                                                  ------------
hereto shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          5.8  Election of Directors
               ---------------------

          Robert S. Hillas (in accordance with Section 4.4 hereof) and William
C. Smith shall have been elected to the Board of Directors of the Company, effective upon the Closing.

          5.9. Registration Rights Agreement
               -----------------------------

          The Company, Warburg and the shareholders of Fluid Management, Inc. shall have entered into the Registration Rights Agreement, the terms of which shall be satisfactory to the Company and Warburg.

          5.10.  Approval of Proceedings
                 -----------------------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Warburg and its special counsel, Willkie Farr & Gallagher; and Warburg shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to Warburg and Willkie Farr & Gallagher.

SECTION 6. COMPANY CLOSING CONDITIONS

          The obligation of the Company to issue and deliver the Shares on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by Warburg of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          6.1. Representations and Warranties
               ------------------------------

          The representations and warranties of Warburg contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          6.2. Compliance with Agreement
               -------------------------

          Warburg shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

          6.3. Warburg's Certificate
               ---------------------

          The Company shall have received a certificate from Warburg, dated the Closing Date, signed by a duly authorized representative of Warburg, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

          6.4. Consents; Hart-Scott-Rodino
               ---------------------------

          All consents, approvals and actions which are listed on Schedule 2.5 hereto shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          6.5. Injunction
               ----------

          There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

          6.6. Acquisition of Fluid Management
               -------------------------------

          All conditions to the consummation of the transactions contemplated by the Fluid Management Agreement shall have been satisfied or waived.

SECTION 7. RESERVED
           --------


SECTION 8. COVENANTS
           ---------

          8.1. Confidentiality
               ---------------

          As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to
Section 8.1 hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, Warburg covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, partners and other authorized representatives; provided, however, that Warburg may disclose or deliver any information or other
--------  -------
material disclosed to or received by it should Warburg be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of termination of this Agreement for any reason, upon the written request of the Company, Warburg will promptly return or cause to be returned to the Company, or promptly destroy or cause to be destroyed, all such information and material obtained from the Company, and any copies made of such information and materials. For purposes of this Section 8.1, "due care" means at least the same level of care that Warburg would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

          8.2. Lost, etc. Certificates Evidencing Shares of Common Stock;
               -----------------------------------------------------------------
               Exchange
               --------

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Common Stock owned by Warburg, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Warburg's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.2. Upon surrender of any certificate representing any shares of Common Stock for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of Warburg (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 8.2.

SECTION 9. INTERPRETATION OF THIS AGREEMENT
           --------------------------------

          9.1. Terms Defined
               -------------

          As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Affiliate:  means any Person or entity, directly or indirectly,
          ---------
controlling, controlled by or under common control with such Person or entity.

          Business Day:  shall mean a day other than a Saturday, Sunday or other
          ------------
day on which banks in the State of New York are required or authorized to close.

          Closing:  shall have the meaning set forth in Section 1.1(b).
          -------

          Closing Date:  shall have the meaning set forth in Section 1.1(b).
          ------------

          Code:  shall mean the Internal Revenue Code of 1986, as amended.
          ----

          Common Stock:  shall have the meaning set forth in Section 1.1(a).
          ------------

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

          Fluid Management Agreement:  shall mean the Agreement and Plan of
          --------------------------
Merger among the Company, Fluid Management, Inc. and William C. Smith, Douglas
W. Jacobson, Gary W. Hawk and Richard W. Schowengerdt, dated January 14, 1997.

          GAAP:  shall have the meaning set forth in Section 2.7.
          ----

          HSR Act: refers to the Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

          Intellectual Property:  shall have the meaning set forth in Section
          ---------------------
2.16.

          Material Adverse Effect:  shall have the meaning set forth in Section
          -----------------------
2.1(c).

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Registration Rights Agreement: shall mean a registration rights
          -----------------------------
agreement to entered into by the Company, Warburg and Fluid Management, Inc. relating to the registration of the Shares and shares of Common Stock to be acquired by the shareholders of Fluid Management, Inc., pursuant to the preparation and filing of a registration statement in compliance with the Securities Act.

          SEC:  shall mean the Securities and Exchange Commission.
          ---

          SEC Reports:  shall have the meaning set forth in Section 2.7.
          -----------

          Securities Act:  shall mean the Securities Act of 1933, as amended.
          --------------

          Subsidiary:  shall mean a corporation of which a Person owns, directly
          ----------
or indirectly, more than 50% of the Voting Stock.

          Voting Stock:  shall mean securities of any class or classes of a
          ------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          9.2.  Accounting Principles
                ---------------------

          Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          9.3.  Directly or Indirectly
                ----------------------

          Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          9.4.  Governing Law
                -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          9.5.  Paragraph and Section Headings
                ------------------------------

          The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 10.  MISCELLANEOUS
             -------------

          10.1.  Notices
                 -------

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, marked for attention of Robert S.

          Hillas, or at such other address as Warburg may have furnished the Company in writing,

          (2) if to the Company, at 4100 Quakerbridge Road, Lawrenceville, NJ 08648, marked for the attention of Harch S. Gill, or at such other address as it may have furnished in writing to Warburg.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          10.2.  Expenses and Taxes
                 ------------------

          (a) The Company agrees to pay fifty percent (50%) of the fee required to be paid under the HSR Act in connection with the transaction contemplated hereby and the reasonable fees and disbursements of Willkie Farr & Gallagher, special counsel for Warburg, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other instruments and agreements entered into pursuant to this Agreement, and any amendments to the same, in an amount not to exceed $50,000.00, said payment to be made no later than 30 days after a bill for such fees and/or disbursements has been sent to the Company (provided, however, that in no event shall said payment be required to be made by the Company prior to the Closing Date). Notwithstanding the foregoing, (i) the Company shall be required to pay fifty percent (50%) of such legal fees and expenses in an amount not to exceed $25,000 in the event that the transactions contemplated by the Fluid Management Agreement are not consummated as a result of the failure by Fluid Management, Inc. or its stockholders to satisfy the conditions set forth in Section 6.02 of the Fluid Management Agreement on or prior to the Closing Date and (ii) the Company shall not be required to pay any such legal fees and expenses in the event that the transactions contemplated hereby are not consummated as a result of the failure by Warburg to satisfy the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, or 6.5 hereto on or prior to the Closing Date.

          (b) The Company will pay, and save and hold Warburg harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the acquisition by Warburg of the Shares.

          10.3.  Reproduction of Documents
                 -------------------------

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Warburg on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Warburg, may be reproduced by Warburg by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Warburg may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Warburg in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          10.4.  Termination and Survival
                 ------------------------

          Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on May 31, 1997 (unless such date is extended by mutual written consent). Notwithstanding the termination of this Agreement, Section 8.1 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by Warburg to the Company, or by the Company to Warburg, herein or in any certificate or other instrument delivered by Warburg or the Company under this Agreement shall be considered to have been relied upon by the Company or Warburg, as the case may be, and shall survive all deliveries to Warburg of the Shares, or payment to the Company for such Shares, until the thirtieth day following the date on which Warburg receives the Company's audited financial statements for the fiscal year ending December 31, 1997, except for the warranties and representations set forth in Sections 2.14 and 2.24 herein, which shall survive until expiration of any applicable statute of limitations, regardless of any investigation made by the Company or Warburg, as the case may be, or on the Company's or Warburg's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company and Warburg, as the case may be, hereunder.

          10.5.  Successors and Assigns
                 ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          10.6.  Entire Agreement; Amendment and Waiver
                 --------------------------------------

          This Agreement constitutes the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Warburg.

          10.7.  Severability
                 ------------

          In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          10.8.  Limitation on Enforcement of Remedies
                 -------------------------------------

          The Company hereby agrees that it will not assert against the limited partners of Warburg any claim it may have under this Agreement by reason of any failure or alleged failure by Warburg to meet its obligations hereunder.

          10.9.  Counterparts
                 ------------

          This Agreement may be executed in one or more counterparts, both of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                Very truly yours,

                                ENVIROGEN, INC.


                                By:/s/ Harcharan S. Gill
                                   __________________________
                                Name: Harcharan S. Gill
                                Title: President and Chief
                                        Executive Officer


WARBURG, PINCUS VENTURES, L.P.

By:  WARBURG, PINCUS & CO.,
     General Partner


     By:/s/ Robert S. Hillas
        ____________________________
     Name: Robert S. Hillas
     Title: Partner

                                                                      Appendix E

                                ENVIROGEN, INC.

                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of ________, 1997, among the investors listed on Schedule I hereto (the "Investors") and Envirogen, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), has agreed, pursuant to the terms of the Securities Purchase Agreement, dated as of January 14, 1997, by and between Warburg and the Company (the "Purchase Agreement"), to purchase 6,095,238 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") at the aggregate cash purchase price of $15,999,999.75; and

          WHEREAS, the Company has agreed, as a condition precedent to the Warburg's obligations under the Purchase Agreement, to grant Warburg certain registration rights; and

          WHEREAS, pursuant to the Agreement and Plan of Merger, dated January 14, 1997 (the "Merger Agreement"), by and among the Company, Fluid Management, Inc., a Wisconsin corporation ("Fluid Management"), and William C. Smith, Douglas W. Jacobson, Gary W. Hawk and Richard W. Schowengerdt (Messrs. Smith, Jacobson, Hawk and Schowengerdt collectively, the "Other Investors"), the Other Investors shall receive, collectively, up to 4,190,477 shares of Common Stock in connection with the transactions contemplated by the Merger Agreement and

          WHEREAS, the Company has agreed, as a condition precedent to Fluid Management's and the Other Investor's obligations under the Merger Agreement, to grant the Other Investors certain registration rights; and

          WHEREAS, the Investors and the Company desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

          1.   DEFINITIONS
               -----------

          As used in this Agreement, the following terms have the respective meaning set forth below:

          Commission:  shall mean the Securities and Exchange Commission or any
          ----------
other federal agency at the time administering the Securities Act;

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended;

          Holder:  shall mean any holder of Registrable Securities;
          ------

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

          register, registered and registration:  shall mean to a registration
          --------  ----------     ------------
effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          Registrable Securities:  shall mean (A) shares of Common Stock
          ----------------------
acquired by Warburg pursuant to the Purchase Agreement and shares of Common Stock acquired by the Other Investors pursuant to the Merger Agreement, and (B) any common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A);

          Registration Expenses:  shall mean all expenses incurred by the
          ---------------------
Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000 in connection with an underwritten transaction or $5,000 in connection with a non-underwritten transaction, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

          Security, Securities:  shall have the meaning set forth in Section
          --------------------
2(1) of the Securities Act;

          Securities Act:  shall mean the Securities Act of 1933, as amended;
          --------------
and

          Selling Expenses:  shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000 in connection with an underwritten transaction or $5,000 in connection with a non-underwritten transaction.

          2.   REGISTRATION RIGHTS
               -------------------

               (a)  Shelf Registration.
                    ------------------

               (i) As soon as practicable after the Closing Date, but in any event within nine (9) months after the Closing Date, the Company shall file with the Commission and cause to be declared effective a registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") relating to the offer and sale of Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

               (ii) The Company shall supplement or amend, if necessary, the Shelf Registration Statement as required by the applicable registration form or by the Securities Act or the rules and regulations promulgated thereunder or as reasonably requested by the Holders of a majority of the Registrable Securities (the "Majority Holders"), and the Company shall furnish to the holders of the Registrable Securities to which the Shelf Registration Statement relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

               (b)  Expenses of Registration.  All Registration Expenses
                    ------------------------
incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               (c)  Registration Procedures.  In connection with the Shelf
                    -----------------------
Registration Statement filed pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of such registration and as to the completion thereof. Subject to Section 2(g) hereof, at its expense, the Company will, as expeditiously as possible:

               (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Majority Holders, until such time (x) as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (y) as set forth in Section 2(h) hereof;

               (ii) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and
     (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (ii) be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (iii) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (iv) promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (v) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, and if permitted by applicable accounting standards, to the Holders participating in such registration; and

               (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each Holder of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus.

          Notwithstanding the foregoing, if any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and in its sole and exclusive judgment such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company.

               (d)  Indemnification.
                    ---------------

               (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to the registration which has been effected pursuant to this
     Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any
                          --------
     such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

               (ii) Each of the Holders severally will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter and each of their officers, directors, and partners against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however,
                                                           --------  -------
     that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

               (iii) Each party entitled to indemnification under this Section 2(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided
                                                                      --------
     that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party, provided that in such event the Indemnifying Party shall not be responsible for the fees of more than one counsel (plus one local counsel) to the Indemnified Parties), and provided further that the failure of any Indemnified Party to give
         -------- -------
     notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) If the indemnification provided for in this Section 2(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

               (vi) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of (i) any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and (ii) any Holder if the loss, claim, liability or damage relates to a transaction pursuant to which shares of Common Stock were not distributed pursuant to an underwritten offering and if a copy of the Final Prospectus was furnished to the Holder and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e)  Information by the Holders.  Each of the Holders holding
                    --------------------------
securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

               (f)  Rule 144 Reporting.
                    ------------------

               With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

               (g)  Holdback Periods.  Notwithstanding anything in this
                    ----------------
Agreement to the contrary if (i) the Company shall determine in good faith that it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration Statement to be amended or supplemented, and
(ii) the need for such an amendment or supplement is not caused by a proposed public offering of any securities of the Company by any of its securityholders (other than an offering made pursuant to a registration on Form S-8), the Company may defer such amending or supplementing of such Shelf Registration Statement for not more than 60 days and in such event, upon appropriate notice to the Holders, the Holders shall be required to discontinue disposition of any Registrable Securities covered by such Shelf Registration Statement during such period; provided, however, that this right may not be exercised by the Company
        --------  -------
more than once in any twelve-month period.

               (h)  Termination.  The registration rights set forth in this
                    -----------
Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)). Upon termination of such registration rights in accordance with this Section 2(h), the obligations of the Company to continue the effectiveness of the Shelf Registration Statement shall terminate.

          3.  MISCELLANEOUS
              -------------

               (a)  Directly or Indirectly.  Where any provision in this
                    ----------------------
Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b)  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

               (c)  Section Headings.  The headings of the sections and
                    ----------------
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (d)  Notices.
                    -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

                    (A) if to the Company, to 4100 Quakerbridge Road, Lawrenceville, NJ 08648, Attention: Harch S. Gill, or at such other address as it may have furnished in writing to the Investors;

                    (B)  if to the Investors, at the addresses listed on
          Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

               (iii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (e)  Reproduction of Documents.  This Agreement and all documents
                    -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties.

          (g)  Entire Agreement; Amendment and Waiver.  This Agreement
               --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the then outstanding Registrable Securities.

          (h)  Severability.  In the event that any part or parts of this
               ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (i)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                              ENVIROGEN, INC.


                              By:_______________________________
                                 Harcharan S. Gill
                                 President

                              INVESTORS:

                              WARBURG, PINCUS VENTURES, L.P.

                              By:   Warburg, Pincus & Co.,
                                    General Partner


                              By:_______________________________
                                 Name:
                                 Title:


                              __________________________________
                              WILLIAM C. SMITH


                              __________________________________
                              DOUGLAS W. JACOBSON


                              __________________________________
                              GARY W. HAWK


                              _________________________________
                              RICHARD W. SCHOWENGERDT

                                   SCHEDULE I


Name and Address
of Investor
-----------

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, NY  10017
Attention: Robert S. Hillas

William C. Smith
S38 W33688 Highway D
Dousman, WI 53118

Douglas W. Jacobson
2518 N. 81st Street
Wauwatosa, WI 53213

Gary W. Hawk
W272 N1347 Spring Hill Drive
Pewaukee, WI 53072

Richard W. Schowengerdt
250 N. Summit Moors Drive
Oconomowoc, WI 53066

                                                                      Appendix F

                                ENVIROGEN, INC.

                        1990 INCENTIVE STOCK OPTION AND
                        NON-QUALIFIED STOCK OPTION PLAN
                        -------------------------------
              (As Amended and Restated Effective January 3, 1997)

     1.   PURPOSE.  This Envirogen, Inc. 1990 Incentive Stock Option and Non-
          -------
Qualified Stock Option Plan ("Plan") is intended to provide a means whereby Envirogen, Inc. (the "Company") may, through the grant of incentive stock options ("ISOs") to purchase common stock of the Company ("Common Stock") to officers and other key employees ("Key Employees") and through the grant of nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options") to Key Employees, directors, scientific advisory board members and consultants (together with Key Employees, "Optionees"), attract and retain such Key Employees and other Optionees and motivate such Key Employees and other Optionees to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation").

     For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (a) the term "incentive stock option" shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement (as hereinafter defined); and (b) the term "nonqualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an ISO and/or is designated as an NQSO in the Option Agreement.

     2.   ADMINISTRATION.  The Plan shall be administered by the Company's Stock
          --------------
Option Committee ("Committee"), which shall consist of not less than three (3) non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. (S)1.162-27(e)(3), or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees and other Optionees to be granted ISOs and NQSOs under the Plan, to grant options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     3.   ELIGIBILITY.  The class of employees who shall be eligible to receive
          -----------
ISOs under the Plan and the class of persons who shall be eligible to receive NQSOs under the Plan shall be, respectively, the Key Employees of the Company and/or a Related Corporation and the other Optionees employed by or otherwise associated with the Company and/or of a Related Corporation. More than one Option may be granted to an Optionee under the Plan.

     4.   STOCK.  Options may be granted under the Plan to purchase up to a
          -----
maximum of three million (3,000,000) shares of the Company's Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided; provided, however that no Key Employee shall receive Options for more than five hundred thousand (500,000) shares of the Company's Common Stock. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that (a) if an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

     5.   GRANTING OF OPTIONS.  From time to time until the expiration or
          -------------------
earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Optionees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Optionee to, or to disqualify the Optionee from, any participation in any other grant of Options under the Plan. In making any determination as to whether an Optionee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Optionee, his present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     6.   ANNUAL LIMIT.
          ------------

          a.   ISOs.
               ----

          The aggregate fair market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

          b.   NQSOs.
               -----

          The annual limits set forth above for ISOs shall not apply to NQSOs.

     7.   TERMS AND CONDITIONS OF OPTIONS.  The Options granted pursuant to the
          -------------------------------
Plan shall expressly specify whether they are ISOs or NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

          a.   Number of Shares.
               ----------------

          A statement of the number of shares to which the Option pertains.

          b.   Price.
               -----

          A statement of the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) stockholders as discussed in (j) below) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of an NQSO, shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the NQSO is granted.

          The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be (i) the mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant, or (ii) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant, or (iii) the means between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant, or (iv) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the date of grant and such sales dates, in accordance with Treas. Reg. (S) 20.2031-2(b)(1).

          c.   Term.
               ----

          Subject to earlier termination as provided in Subsections (e), (f),
(g) and (j) below and in Section 9 hereof, the term of each Option shall be not more than ten (10) years (five (5) years in the case of ISOs granted to more than ten percent (10%) stockholders as discussed in (j) below) from the date of grant.

          d.   Exercise.
               --------

          Options shall be exercisable in such installments and on such dates as the Committee may specify, provided that (i) unless approved by the Stock Option Committee, in no event shall any Option become exercisable at a rate in excess of 20% per annum from the date of grant (except that all outstanding Options shall be immediately exercisable in the case of merger, consolidation, or other business combination involving the sale or transfer of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, either (a) does not survive as an operating ongoing concern in substantially the same line of business, or (b) is controlled by persons or entities previously unaffiliated with the Company), (ii) in the case of new Options granted to an Optionee in replacement for options (whether granted under the Plan or otherwise) held by the Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than three
(3) months from the date of grant of the new Options, and (iii) the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          The Option price shall be payable (i) in cash or its equivalent, (ii) in the discretion of the Committee, in Company Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such shares have been held by the Optionee for a period of more than one (1) year on the date of exercise, (iii) in the discretion of the Committee, in any combination of (i) and (ii) above, or (iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option, provided that the payment procedure specified in this clause (iv) shall not be available if such payment procedure would result in a violation of section 16(b) of the Exchange Act.

          In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender, as such "fair market value" is determined in Subsection (b) above, of the Common Stock so tendered in payment of such Option price.

          e.   Termination of Employment.
               -------------------------

          If an Optionee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for this Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such option, or (ii) 30 days after the date of the Optionee's termination of employment, or (iii) an accelerated termination date of the option determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment.

          For purposes of this Plan, in the case of an Optionee who is a director or a scientific advisory board member of the Company or a Related Corporation but who is not an employee of the Company or a Related Corporation, such Optionee's "employment" with the Company and all related Corporations shall be deemed to terminate when such Optionee ceases to be a director or a scientific board member of the Company and all Related Corporations, and is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations. For purposes of this Plan, in the case of an Optionee who is a consultant to the Company or a Related Corporation, such Optionee's "employment" with the Company and all Related Corporations shall be deemed to terminate when such Optionee is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations.

          f.   Exercise upon Disability of Optionee.
               ------------------------------------

          If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of
(i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after such termination of employment. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          g.   Exercise upon Death of Optionee.
               -------------------------------

          If an Optionee shall die during his employment and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated by reason of Optionee's disability (as described in Subsection (f) above) shall die following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under Subsection (f) above, or (iii) in the case of an ISO, three (3) months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be later than one (1) year after the date of death.

          h.   Non-Transferability.
               -------------------

          No Option shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

          i.   Rights as a Stockholder.
               -----------------------

          An Optionee shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

          j.   Ten Percent Stockholder.
               -----------------------

          If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

          k.   Listing and Restriction of Shares.
               ---------------------------------

          Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualifications of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption for any such requirement, no such Option may be exercised, in whole or in part, unless and until such action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

          l.   Withholding and Use of Shares to Satisfy Tax Obligations.
               --------------------------------------------------------

          The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Company may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date. In the event shares of Common Stock acquired through exercise of an NQSO or of an option under a similar plan are used to satisfy such withholding requirements, such shares must have been held by the Optionee for a period of more than one (1) year on the Determination Date.

     8.   OPTION INSTRUMENTS - OTHER PROVISIONS.  Options granted under the Plan
          -------------------------------------
shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with the provisions of the Plan and section 422(b) of the Code for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, such Option Agreements, as soon as practicable after the grant of an Option.

     9.   CAPITAL ADJUSTMENTS.  The number of shares which may be issued under
          -------------------
the Plan, as stated in Section 4 hereof, and the maximum number of shares with respect to which options may be granted to any Key Employee under the Plan as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     10.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.
          ---------------------------------------

     (a)  GENERAL.  The Board from time to time may suspend or discontinue the
          -------
Plan or amend it in any respect whatsoever, except that the following amendments shall require stockholder approval (given in the manner set forth in Section 10(b) below):

          (i) With respect to ISOs, any amendment which would: (A) change the class of employees eligible to participate in the Plan, (B) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan, or
     (C) extend the duration of the Plan under Section 15 hereof with respect to any ISOs granted hereunder; and

          (ii) With respect to Options, any amendment which would require stockholder approval pursuant to Prop. Treas. Reg. (S) 1.162-27(e)(4)(vi) or any successor thereto.

Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b)  STOCKHOLDER APPROVAL REQUIREMENTS.  The approval of stockholders must
          ---------------------------------
comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of stockholder approval in such case, the approval of stockholders must be effected:

               (i) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be
                                ---
          entitled to vote if the action were taken at a duly held stockholders' meeting); or

               (ii) By a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

     11.  RIGHTS.  Neither the adoption of the Plan nor any action of the Board
          ------
or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire an Optionee at any time in accordance with its policies or otherwise to terminate his employment at any time in accordance with its policies for any reason whatsoever.

     12.  APPLICATION OF FUNDS.  The proceeds received by the Company from the
          --------------------
sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

     13.  EFFECTIVE DATE.  This Plan shall become effective on April 20, 1990
          --------------
(the date the Plan was adopted by the Board and by the stockholders).

     14.  NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option shall
          --------------------------------
impose no obligation upon an Optionee to exercise such Option.

     15.  TERMINATION OF THE PLAN.  Unless earlier terminated as provided in the
          -----------------------
Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on March 31, 2000, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on March 31, 2000, which by their terms extend beyond such date.

     16.  GOVERNING LAW.  With respect to any ISOs granted pursuant to the Plan
          -------------
and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Option Agreements and any Options granted thereunder.

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648

           PROXY - SPECIAL MEETING OF STOCKHOLDERS - _________, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harcharan S. Gill and Patricia McQueary as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, side hereof all the shares of Common Stock of Envirogen, Inc. (the "Company") held of record by the undersigned on January 31, 1997 at the Special Meeting of Stockholders to be held on ________, 1997 or at any adjournment of the postponement thereof.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

________________________________________________________________________________

                                                                                            FOR AGAINST ABSTAIN

[X] Please mark your vote           1.  Proposal to approve and adopt the                     [_]    [_]    [_]
    as in this example                  Agreement and Plan of Merger among the
                                        Company, Fluid Management, Inc. ("FMI")
                                        and FMI's stockholders.

                                    2.  Proposal to approve and adopt the                     [_]    [_]    [_]
                                        Securities Purchase Agreement between
                                        Warburg, Pincus Ventures, L.P. and the
                                        Company.

                                    3.  Proposal to approve and adopt the                     [_]    [_]    [_]
                                        amendment to the Company's Amended and
                                        Restated Certificate of Incorporation,
                                        as amended.

                                    4.  Proposal to approve and adopt the                     [_]    [_]    [_]
                                        amended and restated Envirogen, Inc. 1990
                                        Incentive Stock Option and Non-Qualified
                                        Stock Option Plan.

                                    5.  In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                                        BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                        VOTED IN FAVOR OF PROPOSALS 1,2,3 AND 4 AND IN ACCORDANCE WITH THE PROXIES'
                                        JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY
                                        ADJOURNMENT OR POSTPONEMENT THEREOF.
                                        PLEASE MARK, END, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ____________  DATE ____________  SIGNATURE ___________ DATE _________
NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.